Filed Pursuant to Rule 424(h)
Registration Statement Nos. 333-205553 and 333-205553-04

This document is subject to completion and amendment.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or foreign jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION AND AMENDMENT, DATED MARCH 9, 2017

BMW Vehicle Lease Trust 2017-1
 Issuing Entity
(CIK Number: 0001694920)
BMW Auto Leasing LLC Depositor (CIK Number: 0001126530)	BMW Financial Services NA, LLC Sponsor, Servicer and Administrator (CIK Number: 0001541188)

$1,000,000,000 ASSET-BACKED NOTES

•
The issuing entity’s main sources for payment of the notes will be lease payments generated by a pool of retail leases and the proceeds from the sale of the BMW passenger cars, BMW light trucks, BMW motorcycles, MINI passenger cars and Rolls-Royce passenger cars currently leased under those leases.

•	See “Risk Factors” beginning on page 20 of this prospectus for a discussion of risks that you should consider in connection with an investment in the notes.

•
The notes are asset-backed securities and represent the obligations of the issuing entity only and do not represent the obligations of or an interest in the sponsor, the depositor or any of their affiliates.  Neither the notes nor the retail leases are insured or guaranteed by any government agency.  Only the notes are being offered by this prospectus.

•	Credit enhancement for the notes consists of overcollateralization, the reserve fund and excess cashflow.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Notes	Initial Principal Amount	Interest Rate	Accrual Method	Expected Final Payment Date (1)	Final Scheduled Payment Date	Initial Price to Public	Underwriting Discount	Proceeds to Depositor (2)
Class A-1	$175,000,000	____%	Actual/360	October 20, 2017	March 20, 2018	___%	___%	___%
Class A-2	$375,000,000	____%	30/360	November 20, 2018	July 22, 2019	___%	___%	___%
Class A-3	$360,000,000	____%	30/360	August 20, 2019	May 20, 2020	___%	___%	___%
Class A-4	$90,000,000	____%	30/360	September 20, 2019	June 22, 2020	___%	___%	___%
Total	$1,000,000,000					$______	$_______	$_______

(1)	Based on the assumptions set forth under the heading “Weighted Average Lives of the Notes.”
(2)	Before deducting expenses expected to be $750,000.

The issuing entity will pay interest on and principal of the notes on the 20th day of each month (or, if the 20th day is not a business day, the next business day).  The first payment date, which is the first expected distribution date for purposes of Item 1102(g) of Regulation AB, will be April 20, 2017.

The notes will not be listed on any securities exchange.  Currently, there is no public market for the notes.

We expect that delivery of the notes, in book-entry form, will be made to investors through The Depository Trust Company against payment in immediately available funds, on or about March 22, 2017.

In determining that the issuing entity is not required to register as an investment company under the Investment Company Act of 1940, as amended, the issuing entity will be relying on its failure to meet the definitional requirements of the defined term “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended, although additional exemptions or exclusions may be applicable.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Asset-Backed Notes	$1,000,000,000	100%	$1,000,000,000	$115,900

(1) Estimated solely for the purpose of calculating the registration fee.

(2)The registration fee for $709,036,742.80 of the asset-backed notes offered hereby, in the amount of $82,177.35,  was previously paid in connection with the registration of asset-backed notes on BMW Auto Leasing LLC’s Registration Statement on Form SF-3 (Registration No. 333-205553), which was initially filed with the Securities and Exchange Commission on July 8, 2015.  Pursuant to Rule 456(c) of the General Rules and Regulations under the Securities Act of 1933, as amended, the registration fee for $290,963,257.20 of the asset-backed notes offered hereby, in the amount of $33,722.65, is paid herewith.

Underwriters
Barclays	Citigroup	Credit Agricole Securities
Co-Managers
BNP PARIBAS	MUFG
March ___, 2017

TABLE OF CONTENTS

Page
Summary of Transaction	3
Summary of Monthly Deposits to and Withdrawals from Accounts	4
Summary of Monthly Distributions of Available Amounts	5
Summary of Terms	6
Risk Factors	20
Defined Terms	39
Overview of the Transaction	39
The Issuing Entity	40
Formation	40
Property of the Issuing Entity	41
Capitalization of the Issuing Entity	42
The Depositor	42
The Sponsor, Administrator and Servicer	43
General	43
Securitization Experience	44
Servicing Experience	44
Credit Risk Retention	45
Reallocation Requests	47
Affiliations and Related Transactions	47
The Owner Trustee and the Indenture Trustee	48
Asset Representations Reviewer	50
The Vehicle Trust and the Vehicle Trustee	51
General	51
The UTI Beneficiary	52
The Vehicle Trustee	53
Lease Origination and the Titling of Leased Vehicles	55
BMW FS’s Lease Financing Program	56
General	56
Underwriting	56
Servicing	57
Electronic Contracts and Electronic Contracting	58
Physical Damage and Liability Insurance; Additional Insurance Provisions	58
Contingent and Excess Liability Insurance	59
Leased Vehicle Maintenance	60
Remarketing	60
End of Lease Term; Vehicle Disposition	60
Extensions and Pull-Ahead Program	62
Like-Kind Exchange Program	62
The 2017-1 SUBI	63
General	63
Transfers of the SUBI Certificate	63
The Specified Leases	64
General	64
Representations, Warranties and Covenants	65
Characteristics	67
Composition of the Specified Leases as of the Cutoff Date	68
Determination of Residual Values	71
Calculation of the Securitization Value of the Specified Leases	72
Delinquencies, Repossessions and Loss Information	73
Static Pools	77
Asset-Level Data for the Specified Leases	77
Pool Underwriting	77
Review of Pool Assets	78

Description of the Notes	79
General	79
Interest	79
Principal	80
Events of Default	81
Repurchase and Reallocation Obligations	82
Asset Representations Review	82
Dispute Resolution for Reallocation Request	85
Notices	87
Governing Law	87
Definitive Securities	87
Book-Entry Registration	88
Payments on the Notes	91
Determination of Available Funds	91
Priority of Payments	91
The Certificates	93
Credit Enhancement	93
Overcollateralization	93
Reserve Fund	94
Excess Cashflow	94
Maturity, Prepayment and Yield Considerations	94
Weighted Average Lives of the Notes	95
Note Factors	101
Use of Proceeds	101
Where You Can Find More Information About Your Notes	101
Description of the Transaction Documents	102
Transfer, Assignment and Pledge of the SUBI Certificate	102
Representations and Warranties	102
Accounts	103
Collections	105
Advances	106
Servicing Compensation	106
Net Deposits	107
Optional Purchase	107
Termination	107
Investor Communications	108
Sales Proceeds and Termination Proceeds	108
Realization Upon Charged-off Leases	110
Notification of Liens and Claims	110
The Indenture	110
Duties of the Owner Trustee and the Indenture Trustee	116
Fees and Expenses	117
Servicing Procedures	118
Custody of Lease Documents and Certificates of Title	119
Statements to Noteholders	119
Evidence as to Compliance	121
Certain Matters Regarding the Servicer	121
Servicer Defaults	121
Rights Upon Servicer Default	122
Insolvency Event	123
Administration Agreement	123
Amendment	125
Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates	127
Certain Legal Aspects of the Vehicle Trust and the 2017-1 SUBI	127
The Vehicle Trust	127
The 2017-1 SUBI	128

Insolvency-Related Matters	129
Dodd Frank Orderly Liquidation Framework	130
Certain Legal Aspects of the Specified Leases and the Specified Vehicles	132
General	132
Back-up Security Interests	133
Vicarious Tort Liability	134
Repossession of Specified Vehicles	135
Deficiency Judgments	135
Consumer Protection Laws	135
Other Limitations	137
Legal Proceedings	137
Material Income Tax Consequences	137
Tax Characterization of the Issuing Entity	138
Changes Made by the Bipartisan Budget Act of 2015	138
Treatment of the Notes as Indebtedness	139
Possible Alternative Characterization	139
Tax Status of the Vehicle Trust	140
Interest Income to U.S. Noteholders	140
Sale or Exchange of Notes by U.S. Noteholders	141
Medicare Tax	141
Non-U.S. Note Owners	141
FATCA Withholding	142
Information Reporting and Backup Withholding	142
State and Local Tax Considerations	143
ERISA Considerations	143
Prohibited Transactions	143
“Look-through” Rule under the Plan Assets Regulation	144
Treatment of Notes as Debt	144
Ratings of the Notes	145
Plan of Distribution	145
Notice to Investors in the United Kingdom	146
Selling Restrictions Addressing Additional United Kingdom Securities Laws	146
European Economic Area	147
European Capital Requirements Regulation	147
Legal Opinions	148
Index of Principal Terms	149

APPENDIX A - Static Pool Information	Ap-A-1
APPENDIX B - Assumed Cashflows	Ap-B-1
ANNEX A - Global Clearance, Settlement and Tax Documentation Procedures	A-1

Important Notice About Information Presented in this Prospectus

We have started with an introductory section describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms.  The introductory section is the Summary of Terms, which gives a brief introduction to the notes to be offered.

Cross-references are included in this prospectus, which direct you to more detailed descriptions of a particular topic.  You can also find references to key topics in the Table of Contents beginning on page ii of this prospectus.  The information set forth in Appendix A, Appendix B and Annex A is deemed to be a part of this prospectus.

The Securities and Exchange Commission allows us to “incorporate by reference” information filed with it by the issuing entity or by BMW Auto Leasing LLC on behalf of the issuing entity, which means that we can disclose important information to you by referring you to those documents.  BMW Auto Leasing LLC has met the registrant requirements of General Instruction I.A.1 of Form SF-3.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the Securities and Exchange Commission will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  We incorporate by reference any current reports on Form 8-K filed with the Securities and Exchange Commission by or on behalf of the issuing entity before the termination of the offering of the notes, as well as the asset-level data and related documents included as exhibits to any Form ABS-EE filed by BMW Auto Leasing LLC on behalf of the issuing entity prior to the filing of this prospectus.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus.  We and the underwriters have not authorized anyone to provide you with any other information.  If you receive any other information, you should not rely on it.

We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements, including under “Ratings of the Notes,” “The Sponsor, Administrator and Servicer—Securitization Experience,” “BMW FS’s Lease Financing Program—Like-Kind Exchange Program,” “Weighted Average Lives of the Notes,” and “Appendix B” in this prospectus speak only as of the date of this prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except as and to the extent required by the federal securities laws.

Notice to Residents of the European Economic Area

This prospectus is not a prospectus for purposes of the Prospectus Directive (as defined below).  This prospectus has been prepared on the basis that any offer of the notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the notes. Accordingly any person making or intending to make an offer in that Relevant Member State of the notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the issuing entity, the depositor or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer.  None of the issuing entity, the depositor or the underwriters has authorized, nor do they authorize, the making of any offer of the notes in circumstances in which an obligation arises for the issuing entity, the depositor or the underwriters to publish a prospectus for such offer.  The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Copies of the Documents

If you have received a copy of this prospectus, you may request a copy of any information that we have incorporated by reference in this prospectus, excluding any exhibit to such information unless such exhibit is specifically incorporated by reference in that information, at no cost by contacting BMW Auto Leasing LLC at the following address or telephone number: BMW Auto Leasing LLC, 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677; telephone: (201) 307-4000.

Summary of Transaction

This chart provides only a simplified overview of the relations between the key parties to the transaction.  Refer to this prospectus for a further description.

•	The special unit of beneficial interest, or SUBI, represents a beneficial interest in specific Vehicle Trust Assets.

•	The SUBI represents a beneficial interest in a pool of closed-end BMW vehicle leases and the related BMW leased vehicles.

Summary of Monthly Deposits to and Withdrawals from Accounts

This chart provides only a simplified overview of the monthly flow of funds.  Refer to this prospectus for a further description.

Summary of Monthly Distributions of Available Amounts
(Prior to an Acceleration of the Maturity of the Notes)

This chart provides only a simplified overview of the monthly flow of funds.  Refer to this prospectus for a further description.

Summary of Terms

The following summary contains a brief description of the terms of the offering of the notes.  You will find a more detailed description following this summary.  You should carefully read and consider this entire document, including any documents incorporated by reference herein, to understand all of the terms of the offering of the notes before making your investment decision.

RELEVANT PARTIES
Issuing Entity	BMW Vehicle Lease Trust 2017-1, which we refer to as the “issuing entity,” is a Delaware statutory trust. The issuing entity will be established by the trust agreement.
Depositor	BMW Auto Leasing LLC. The depositor’s address and phone number are 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, (201) 307-4000.
Sponsor, Seller, Servicer and Administrator	BMW Financial Services NA, LLC, which we refer to as “BMW FS.” The sponsor’s address and phone number are 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, (201) 307‑4000.
Indenture Trustee	U.S. Bank National Association.
Owner Trustee	Wilmington Trust, National Association.
Originator and Vehicle Trust (and issuing entity with respect to the SUBI Certificate)	Financial Services Vehicle Trust, a Delaware statutory trust.
Vehicle Trustee	BNY Mellon Trust of Delaware.
UTI Beneficiary	BMW Manufacturing L.P.
Asset Representations Reviewer	Clayton Fixed Income Services LLC.
RELEVANT AGREEMENTS
Indenture	The indenture between the issuing entity and the indenture trustee. The indenture provides for the terms of the notes.
Trust Agreement
The trust agreement, as amended and restated, between the depositor and the owner trustee.  The trust agreement governs the creation of the issuing entity and provides for the terms of the certificates.

Servicing Agreement
Collectively, the servicing agreement between the servicer and the vehicle trust, as supplemented by the servicing supplement thereto among the vehicle trust, the UTI Beneficiary and the servicer.  The servicing agreement governs the servicing of the specified leases and the specified vehicles by the servicer.

Administration Agreement
The administration agreement among the administrator, the depositor, the issuing entity and the indenture trustee.  The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuing entity.

SUBI Trust Agreement
Collectively, the vehicle trust agreement, as amended and restated, between BMW Manufacturing L.P. and the vehicle trustee, which governs the vehicle trust, and the SUBI supplement thereto between BMW Manufacturing L.P. and the vehicle trustee, under which the SUBI certificate is issued to BMW Manufacturing L.P.

SUBI Certificate Transfer Agreement	The SUBI certificate transfer agreement between BMW Manufacturing L.P. and the depositor, under which the SUBI certificate is conveyed to the depositor.
Issuer SUBI Certificate Transfer Agreement
The issuer SUBI certificate transfer agreement between the depositor and the issuing entity, under which the depositor’s right, title and interest in the SUBI certificate is transferred to the issuing entity.

Asset Representations Review Agreement	The asset representations review agreement among the issuing entity, the servicer and the asset representations reviewer.
RELEVANT DATES
Closing Date	Expected to be on or about March 22, 2017.
Cutoff Date
The cutoff date for the pool of closed-end BMW leases allocated to the 2017-1 SUBI, which are referred to herein as the “specified leases,” and for the related BMW leased vehicles, which are referred to herein as the “specified vehicles,” is the close of business on January 31, 2017.  The issuing entity will be entitled to all collections in respect of the specified leases and related specified vehicles received after the cutoff date.

Collection Period
For any payment date other than the initial payment date, the month immediately preceding the month in which the related payment date occurs.  The collection period for the April 2017 payment date will begin on February 1, 2017 and end on March 31, 2017.

Payment Dates
The issuing entity will pay interest on and principal of the notes on the 20th day of each month using amounts received from collections on the specified leases and specified vehicles during the immediately preceding collection period, together with other amounts available for such purpose on deposit in the reserve fund, after payment of certain amounts due to the servicer, the indenture trustee, the owner trustee and the asset representations reviewer.  If the 20th day of the month is not a business day, payments on the notes will be made on the next business day.  The date that any payment is made is called a payment date.  The first payment date is expected to be April 20, 2017.

Final Scheduled Payment Dates	The final principal payment for each class of notes is due and payable on the applicable final scheduled payment date specified on the front cover of this prospectus.
Expected Final Payment Dates
The final principal payment for each class of notes is expected to be made on the applicable expected final payment date specified on the front cover of this prospectus.  However, due to a variety of factors, there can be no assurance that your class of notes will not actually be paid in full on an earlier or on a later payment date. We refer you to “Risk Factors” in this prospectus for discussions of certain of these factors.
Record Date
So long as the notes are in book-entry form, the issuing entity will make payments on the notes to the related holders of record at the close of business on the business day immediately preceding the payment date or redemption date, as applicable.  If the notes are issued in definitive form, the record date will be the last business day of the month preceding the month in which the payment date or redemption date, as applicable, occurs.

DESCRIPTION OF THE ASSETS OF THE ISSUING ENTITY
Assets
The primary asset of the issuing entity will consist of the SUBI certificate, which represents the beneficial interest in the specified leases, specified vehicles and related assets, including the right to receive monthly payments under such leases and the amounts realized from sales of the related leased vehicles, together with amounts in certain trust accounts, including the reserve fund.

The statistical information presented in this prospectus relates to a pool of 32,968 specified leases and the related specified vehicles as of the cutoff date.

As of the cutoff date, the specified leases had the following characteristics:

•         the number of specified leases was 32,968;

•        the aggregate securitization value of the specified leases, discounted using the securitization rate, was $1,168,236,489.16;

•         the aggregate residual value of the specified leases being financed, discounted using the securitization rate, was $710,365,181.05 (which is approximately 60.81% of the aggregate securitization value);

•           the weighted average original term to maturity of the specified leases was 36 months; and

•           the weighted average remaining term to maturity of the specified leases was 27 months.

BMW FS does not consider any of the specified leases to be exceptions to its underwriting standards.

For more information regarding BMW FS’s underwriting standards, see “BMW FS’s Lease Financing Program—Underwriting” in this prospectus.

The securitization value of the specified leases will equal the sum of (i) the present value of the remaining monthly payments payable under the specified leases and (ii) the present value of the residual values of the related specified vehicles, each determined using a discount rate equal to the securitization rate.  The residual value of each specified vehicle will be the lesser of (x) the residual value as determined by the Automotive Lease Guide at the time the related lease was originated and (y) the residual value as provided by the Automotive Lease Guide in January 2017.  The “securitization rate” for any lease and the related leased vehicle, including the specified leases and specified vehicles, is an annualized rate that is the greater of (a) the imputed interest rate for such lease and (b) a discount rate of 7.75%.

Review of Pool Assets
In connection with the offering of the notes, the depositor has performed a review of the specified leases and certain disclosure in this prospectus relating to the specified leases and certain asset-level data disclosures incorporated by reference into this prospectus, and has concluded that it has reasonable assurance that such disclosure is accurate in all material respects, as described under “Review of Pool Assets” below.

As described in “BMW FS’s Lease Financing Program—Underwriting,” under BMW FS’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by one or more BMW FS credit buyers or by a credit manager with appropriate approval authority.  The BMW FS credit buyer or credit manager reviews each such application through the use of a system of rules and scorecards, including an evaluation of the customer demographics, income and collateral, review of a credit bureau report, use of internet verification tools and a review of the applicant’s credit score based on a combination of such applicant’s credit bureau score and BMW FS’s own internal credit scoring process.  24,573 specified leases, having an aggregate securitization value of approximately $874,934,344.50 as of the cutoff date (approximately 74.89% of the aggregate securitization value of the specified leases as of the cutoff date) were automatically approved.  BMW FS determined that whether a specified lease was accepted automatically by BMW FS’s electronic credit decision system or was accepted following review by a BMW FS credit buyer or credit manager was not indicative of the quality of the specified lease.  No completed applications for the specified leases were automatically rejected.  No specified leases were originated with exceptions to BMW FS’s underwriting guidelines.

The SUBI Certificate
On the closing date, the vehicle trust will issue a special unit of beneficial interest, which is also called a SUBI, which will constitute a beneficial interest in the specified leases and the related specified vehicles.

The SUBI certificate will evidence a beneficial interest in the SUBI assets, and not a direct ownership interest in those SUBI assets. The SUBI assets are the specified leases and specified vehicles. By holding the SUBI certificate, the issuing entity will be entitled to receive an amount equal to all payments made in respect of the SUBI assets.

The SUBI certificate will be transferred to the issuing entity on the closing date. The SUBI certificate is not being offered to you under this prospectus.

The SUBI certificate will not evidence an interest in any vehicle trust assets other than the SUBI assets, and payments made on or in respect of all other vehicle trust assets will not be available to make payments on the notes or the certificates.

For more information regarding the issuing entity’s property, see “The Issuing Entity—Property of the Issuing Entity,” “The 2017-1 SUBI” and “The Specified Leases” in this prospectus.

Removal of Pool Assets
The servicer may be required to reallocate from the 2017-1 SUBI certain specified leases and specified vehicles if, among other things, (i) there is a breach of the representations and warranties relating to those specified leases or specified vehicles and such breach materially and adversely affects the interests of the issuing entity and such breach is not timely cured or (ii) the servicer extends a specified lease so that it matures later than the last day of the collection period preceding the final scheduled payment date of the Class A-4 notes.  In addition, the servicer may purchase any specified vehicle for which the related specified lease has reached its maturity date.

For more information regarding the representations and warranties made with respect to the specified leases and specified vehicles, and the remedies for breaches of such representations and warranties, see “The Specified Leases—General” and “—Representations, Warranties and Covenants” in this prospectus.

Asset Representations Review
The asset representations reviewer will perform a review of certain specified leases for compliance with the representations made with respect to such specified leases if:

•        a delinquency trigger for the specified leases is reached; and

•        the required amount of noteholders vote to direct the review.

The asset representations reviewer is not and will not be affiliated with any of the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates, and has not performed, and is not affiliated with any party hired by the sponsor or any underwriter to perform, pre-closing due diligence work on the specified leases.

For more information regarding the asset representations review see “Description of the Notes—Asset Representations Review” in this prospectus.

Reallocation Dispute Resolution	If a request is made for the reallocation of a specified lease due to a breach of a representation or warranty, and the request is not resolved within 180 days of receipt by BMW FS of such request, the party submitting the request will have the right to refer the matter to either arbitration or mediation.

For more information regarding the dispute resolution procedures, see “Description of the Notes—Dispute Resolution for Reallocation Requests” in this prospectus.

Credit Risk Retention
The risk retention regulations in Regulation RR of the Securities Exchange Act of 1934, as amended, require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the specified leases.  The sponsor intends to satisfy its obligation to retain credit risk by causing the depositor, its wholly-owned affiliate, to retain the certificates.

The certificates represent the right to all funds not needed to make required payments on the notes, pay fees and expenses of the issuing entity or make deposits to the reserve fund on each payment date.  The certificates represent a first-loss interest in this securitization transaction.

None of the sponsor, the depositor or any of their affiliates may hedge, sell or transfer the required retention except to the extent permitted by Regulation RR.

For more information regarding the risk retention regulations and the sponsor’s method of compliance with those regulations, see “Credit Risk Retention” in this prospectus.

DESCRIPTION OF THE NOTES
General
The notes consist of:

•    the Class A-1 Notes;

•    the Class A‑2 Notes;

•    the Class A-3 Notes; and

•    the Class A-4 Notes.

The initial principal amount of each class of notes is specified on the front cover of this prospectus.

The issuing entity will also issue certificates representing the equity interest in the issuing entity.  The certificates will initially be held by the depositor.

The certificates are not being offered to you by this prospectus.  Any information in this prospectus relating to the certificates is presented solely to provide you with a better understanding of the notes.

Terms of the Notes
In general, noteholders will receive payments of interest and principal on the notes from the issuing entity only to the extent that collections from the issuing entity’s assets are sufficient to make those payments.  Collections from the issuing entity’s assets will be divided among the classes of notes in specified proportions.  The issuing entity will pay interest and principal on each payment date to noteholders of record as of the record date preceding such payment date.

Interest. The interest rate for each class of notes will be a fixed rate, as set forth on the cover of this prospectus.

The Class A-1 Notes will accrue interest on an actual/360 basis from (and including) a payment date to (but excluding) the next payment date, except that the first interest accrual period for the Class A-1 Notes will be from (and including) the closing date to (but excluding) the initial payment date.  This means that the interest due on the Class A-1 Notes on each payment date will be the product of:

• the outstanding principal amount of such class of notes;
• the related interest rate; and

•        the actual number of days from (and including) the previous payment date (or, in the case of the first payment date, the actual number of days from (and including) the closing date) to (but excluding) the current payment date, divided by 360.

The Class A-2 Notes, Class A-3 Notes and Class A-4 Notes will accrue interest on a 30/360 basis from (and including) the 20th day of the calendar month preceding a payment date to (but excluding) the 20th day of the calendar month in which the payment date occurs, except that the first interest accrual period for the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes will be from (and including) the closing date to (but excluding) April 20, 2017. This means that the interest due on each of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes on each payment date will be the product of:

• the outstanding principal amount of such class of notes;
• the related interest rate; and
• 30 (or, in the case of the first payment date, the number of days from (and including) the closing date to (but excluding) April 20, 2017 (assuming a 30-day calendar month)) divided by 360.

Each class of notes will be entitled to interest at the same level of priority with all other classes of notes.  If the noteholders of any class of notes do not receive all interest owed to them on a payment date, the issuing entity will make payments of interest on later payment dates to make up the shortfall, together with interest on those amounts, to the extent lawful and to the extent funds from specified sources are available to cover the shortfall.

Principal. The issuing entity generally will pay principal sequentially to the earliest maturing class of notes then outstanding until that class is paid in full.
Priority of Payments	On each payment date prior to the acceleration of the notes, the issuing entity will pay the following amounts, in the following order of priority, from amounts collected or received in respect of the SUBI assets during the related collection period and, in the event of a shortfall in making the payments described in clauses 1 through 5, from amounts withdrawn from the reserve fund:

1. to the servicer, the related payment date advance reimbursement;
2. to the servicer, the related servicing fee and all unpaid servicing fees from prior collection periods;

3.        to the indenture trustee (in each of its capacities under the transaction documents), the owner trustee and the asset representations reviewer, the amount of any fees, expenses and indemnification amounts due to each such party, pro rata, based on amounts due to each such party, in an aggregate amount not to exceed $250,000 in any calendar year;

4. to the note distribution account, for distribution to the noteholders, accrued interest on the notes;

5.        to the note distribution account, the “first priority principal distribution amount,” which will generally be an amount equal to the excess of:

•        the aggregate outstanding amount of the notes; over

•        the aggregate securitization value of the specified leases as of the last day of the related collection period;

which amount will be allocated to pay principal on the notes in the order of priority set forth under “—Distributions from the Note Distribution Account” and “—Acceleration of the Notes; Change in Priority of Payments upon Acceleration of the Notes” below;

6.      to the reserve fund, the amount, if any, necessary to cause the amount on deposit in the reserve fund to equal the reserve fund requirement, which is 0.25% of the aggregate securitization value of the specified leases as of the cutoff date or, on any payment date occurring on or after the date on which the aggregate principal amount of the notes has been reduced to zero, zero;

7.      to the note distribution account, the “regular principal distribution amount,” which will generally be an amount equal to the excess of:

•        the aggregate outstanding amount of the notes; over

•        the excess of (i) the aggregate securitization value of the specified leases as of the last day of the related collection period, over (ii) the overcollateralization target amount (as described below);

provided, that such amount will be reduced by any amounts previously deposited in the note distribution account pursuant to clause (5) above, and which amount will be allocated to pay principal on the notes in the order of priority set forth under “—Distributions from the Note Distribution Account” and “—Acceleration of the Notes; Change in Priority of Payments upon Acceleration of the Notes” below;

8.         to the indenture trustee (in each of its capacities under the transaction documents), the owner trustee and the asset representations reviewer, the amount of any fees, expenses and indemnification amounts due to each such party and remaining unpaid as a result of the cap set forth in clause (3) above, pro rata, based on amounts due to each such party; and

9. to the holders of the certificates, any remaining amounts.

On the final scheduled payment date of each class of notes, the amount required to be allocated to the note distribution account will include the amount necessary to reduce the principal amount of that class of notes to zero.

The “overcollateralization target amount” is equal to 16.55% of the aggregate securitization value of the specified leases as of the cutoff date.

Distributions from the Note Distribution Account	From deposits made to the note distribution account, the issuing entity will generally pay principal on the notes in the following order of priority:

•    to the Class A-1 Notes until they are paid in full;

•    to the Class A-2 Notes until they are paid in full;

•    to the Class A-3 Notes until they are paid in full; and

•    to the Class A-4 Notes until they are paid in full.

Acceleration of the Notes; Change in Priority of Payments upon Acceleration of the Notes
Following the occurrence of any of the following events of default, the indenture trustee may (and, at the direction of the holders of a majority of the aggregate outstanding amount of the notes shall) accelerate the notes to become immediately due and payable:

• a default for five days or more in payment of interest on the notes;
• a default in the payment of principal of any note on its final scheduled payment date or redemption date;

•        a default in the observance or performance of any covenant or agreement of the issuing entity or breach of any representation or warranty of the issuing entity (that is not cured or eliminated) under the indenture or in connection therewith; or

• an insolvency or a bankruptcy with respect to the issuing entity;

provided that a delay in or failure of performance referred to under the first bullet point above for a period of 45 days or less, under the second bullet point above for a period of 60 days or less, or under the third bullet point above for a period of 120 days or less, will not constitute an event of default if that failure or delay was caused by a force majeure or other similar occurrence.

See “Payments on the Notes” and “Description of the Transaction Documents—The Indenture—Events of Default; Rights Upon an Event of Default” in this prospectus.

In addition, upon an event of default and acceleration of the notes, the indenture trustee may (subject to the terms of the indenture) liquidate or sell the assets of the issuing entity; provided that, if such event of default is not caused by a failure to pay interest or principal, then at least one of the following conditions must be met:

•     the proceeds of the sale or liquidation of the issuing entity’s assets would be sufficient to repay the noteholders in full;

•       100% of the noteholders consent to such sale or liquidation; or

•        the indenture trustee has determined pursuant to the provisions of the indenture that the assets of the issuing entity will be insufficient to continue to make all required payments of principal and interest on the notes when due and payable, and noteholders holding at least 66-2/3% of the aggregate principal amount of notes outstanding consent to such sale or liquidation.

Following the acceleration of the notes, the issuing entity will pay principal first, to the Class A-1 Notes until the Class A-1 Notes are paid in full, and second, to the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, based on the outstanding principal amounts of those classes of notes, until each such class of notes is paid in full.

Following the occurrence of an event of default that has not resulted in an acceleration of the notes, no change will be made in the priority of payments on the notes on each payment date.

Minimum Denominations, Registration, Clearance and Settlement
The notes of each class will be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.  The notes will be issued in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, the clearing agency.

Optional Purchase
The servicer may, at its option, purchase the interest in the 2017-1 SUBI evidenced by the SUBI certificate from the issuing entity on any payment date if, either before or after giving effect to any payment of principal required to be made on such payment date, the aggregate outstanding note balance is less than or equal to 5% of the initial aggregate principal amount of the notes.
We refer you to “Description of the Transaction Documents—Optional Purchase” in this prospectus for more detailed information.
Credit Enhancement
Credit enhancement is intended to protect you against losses and delays in payments on your notes by absorbing credit losses on the specified leases, residual losses on the specified vehicles and other shortfalls in cash flows.  The available credit enhancement is limited.  Losses on the specified leases and specified vehicles in excess of available credit enhancement will not result in a writedown of the principal amounts of the notes.  Instead, if losses on the specified leases and specified vehicles exceed the amount of available credit enhancement, the amount available to make payments on the notes will be reduced to the extent of such losses.

The credit enhancement for the notes will include:

• overcollateralization; • the reserve fund; and • excess cashflow.

If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date. See “Risk Factors—Because the issuing entity has limited assets, there is only limited protection against potential losses,” “Risk Factors—Payment priorities increase risk of loss or delay in payment to certain notes” and “Payments on the Notes” in this prospectus.

Overcollateralization. Overcollateralization represents the amount by which the aggregate securitization value of the specified leases exceeds the aggregate principal amount of the notes outstanding.  Overcollateralization will be available to absorb credit losses on the specified leases and residual losses on the specified vehicles that are not otherwise covered by excess cashflow, if any.  The aggregate securitization value of the specified leases as of the cutoff date is expected to exceed the initial aggregate principal amount of the notes by approximately 14.40% of the aggregate securitization value of the specified leases as of the cutoff date.  Clause 7 in the “Priority of Payments” above results in the application of all remaining funds, including any excess cashflow, to achieve and maintain overcollateralization at the overcollateralization target amount.  This application will result in the payment of more principal on the notes so long as these amounts are available for this purpose.  As the principal amounts of the notes are reduced faster than the reduction in the aggregate securitization value of the specified leases, credit enhancement in the form of additional overcollateralization is created.

Reserve Fund.  As an additional source of credit enhancement, the depositor will establish the reserve fund.

On each payment date, the issuing entity will use funds in the reserve fund to cover shortfalls in payments due to the servicer, certain capped fees, expenses and indemnification amounts due to the indenture trustee, the owner trustee and the asset representations reviewer, interest on the notes and the first priority principal distribution amount.

The reserve fund will be funded as follows:

•        on the closing date, the depositor will make an initial deposit to the reserve fund of an amount equal to 0.25% of the aggregate securitization value of the specified leases as of the cutoff date; and

•       on each payment date, amounts needed to increase the reserve fund balance to the required reserve fund balance will be deposited into the reserve fund after payments of higher priority have been made.

On each payment date, after all required distributions have been made, the amount on deposit in the reserve fund in excess of the reserve fund requirement will be released to the certificateholder.

Excess Cashflow.  The securitization rate, which is used to calculate the aggregate securitization value of the specified leases, is expected to be greater than the sum of (i) the weighted average of the interest rates payable on the notes, (ii) the aggregate rate payable to the servicer in respect of servicing compensation and reimbursement, and (iii) the aggregate rate payable to the indenture trustee, the owner trustee and the asset representations reviewer in respect of annual fees.  The amount of monthly collections corresponding to the difference between these rates will serve as additional credit enhancement.

For more detailed information about the credit enhancement for the notes, we refer you to “Credit Enhancement” in this prospectus.

Advances
On or before each deposit date, the servicer (i) is required to advance to the issuing entity lease payments that are due but unpaid by the related user-lessees and (ii) may, at its option, advance to the issuing entity an amount equal to the securitization value of specified vehicles for which the related specified leases have terminated during the related collection period and that the servicer has not sold.  The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from future payments on the related specified lease or specified vehicle.

Servicer Compensation
As compensation for its roles as servicer and administrator, BMW FS will be entitled to receive a servicing fee for each collection period in an amount equal to 1.00% per annum of the outstanding aggregate securitization value of the specified leases as of the first day of such collection period; provided that, in the case of the first payment date, the servicing fee will be an amount equal to the sum of (a) the product of 1/12 and 1.00% of the aggregate securitization value of the specified leases as of the cutoff date and (b) the product of 1/12 and 1.00% of the aggregate securitization value of the specified leases as of the close of business on February 28, 2017.  In addition, as additional servicing compensation, the servicer will be entitled to retain any and all expense reimbursements, late payment fees, extension fees, early termination fees, prepayment charges, administrative fees or similar charges received with respect to any specified lease (other than excess wear and tear or excess mileage charges).  The servicing fee will be payable on each payment date from available funds prior to any other distributions.  For more detailed information about additional servicing compensation, we refer you to “Description of the Transaction Documents—Servicing Compensation” in this prospectus.

Trustee Fees and Expenses
Each trustee will be entitled to a fee in connection with the performance of its respective duties under the applicable transaction documents.  The issuing entity will pay (i) the indenture trustee an annual fee equal to $2,500 and (ii) the owner trustee an annual fee equal to $2,500.  Each trustee will also be entitled to reimbursement or payment by the issuing entity for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its respective duties under the applicable transaction documents.

Asset Representations Reviewer Fees and Expenses
The asset representations reviewer will be entitled to a fee in connection with the performance of its duties under the asset representations review agreement.  The issuing entity will pay the asset representations reviewer an annual fee equal to $7,500 and, in the event an asset representations review occurs, the asset representations reviewer will be entitled to a fee of $175 for each specified lease reviewed by it, as described under “Asset Representations Reviewer” in this prospectus.  The asset representations reviewer will also be entitled to reimbursement or payment by the issuing entity for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the asset representations review agreement.

CUSIP Numbers	Class A-1 Notes: 055657 AA8 Class A-2 Notes: 055657 AB6 Class A-3 Notes: 055657 AC4 Class A-4 Notes: 055657 AD2
Tax Status
Special tax counsel to the depositor is of the opinion, subject to the assumptions set forth in this prospectus, that although there is no authority with respect to a transaction closely comparable to that contemplated herein:

•       notes sold on the closing date to parties unrelated to the initial holders of the certificates will constitute indebtedness for U.S. federal income tax purposes, and

•         the issuing entity will not constitute an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

By accepting a note, each holder or beneficial owner will be deemed to have agreed to treat the notes as indebtedness. You should consult your own tax advisor regarding the federal tax consequences of the purchase, ownership and disposition of the notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

We refer you to “Material Income Tax Consequences” in this prospectus.

ERISA Considerations
The notes are generally eligible for purchase by employee benefit plans and individual retirement accounts, subject to those considerations discussed under “ERISA Considerations” in this prospectus.

We refer you to “ERISA Considerations” in this prospectus.  If you are a benefit plan fiduciary considering purchase of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Eligibility for Purchase by Money Market Funds
The Class A-1 Notes have been structured to be “eligible securities” as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended.  Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, liquidity and risk diversification.  A money market fund should consult its legal advisers regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment in the Class A-1 Notes satisfies the fund’s investment policies, ratings requirements and objectives.

Ratings	It is a condition to the issuance of the notes that they receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes.

None of the sponsor, the depositor, the servicer, the administrator, the indenture trustee, the owner trustee, the asset representations reviewer, or any of their affiliates will be required to monitor any changes to the ratings on the notes.

Certain Investment Company Act Considerations
In determining that the issuing entity is not required to register as an investment company under the Investment Company Act of 1940, as amended, the issuing entity will be relying on its failure to meet the definitional requirements of the defined term “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended, although additional exemptions or exclusions may be applicable.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Risk Factors

You should consider the following risk factors in deciding whether to purchase the notes:

Because the issuing entity has limited assets, there is only limited protection against potential losses.
The only sources of funds for payments on the notes are the assets of the issuing entity and the reserve fund.  The notes are not obligations of, and will not be insured or guaranteed by, any governmental agency or the depositor, the sponsor, the vehicle trust, the servicer, any trustee, the asset representations reviewer or any of their affiliates.  You must rely solely on payments on the specified leases and the specified vehicles and amounts on deposit in the reserve fund for payments on the notes.  Although funds in the reserve fund will be available to cover shortfalls in payments of interest and principal on each payment date, the amounts deposited in the reserve fund will be limited.  If the entire reserve fund has been used, the issuing entity will depend solely on current collections on the specified leases and specified vehicles to make payments on the notes.  Any excess amounts released from the reserve fund to the certificateholders will no longer be available to noteholders on any later payment date.  We refer you to “Credit Enhancement—Reserve Fund” in this prospectus.

Occurrence of events of default under the indenture may result in insufficient funds to make payments on your notes.
Payment defaults or the insolvency or dissolution of the issuing entity may result in prepayment of the notes if the assets of the issuing entity are liquidated, which may result in losses.  Following the occurrence of an event of default, the indenture trustee may (and, at the direction of the holders of at least a majority of the aggregate principal amount of the notes outstanding shall) declare the entire amount of the notes due immediately.  If this happens, the indenture trustee may (subject to the terms of the indenture) sell or may be directed by holders of 100% (or, in some cases, 66-2/3%) of the aggregate principal amount of the notes outstanding to sell the assets of the issuing entity and prepay the notes.  In the event the indenture trustee sells the assets of the issuing entity under adverse market conditions, proceeds from such sale may not be sufficient to repay all of the notes and you may suffer a loss.

You may have difficulty selling your notes or obtaining your desired sales price.
The notes will not be listed on any securities exchange. Therefore, to sell your notes, you must first locate a willing purchaser.  The underwriters may or may not make a secondary market for the notes. If they do, they will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.

Events in the global financial markets, including the failure, acquisition or government seizure of major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused in the past and may cause in the future a significant reduction in liquidity in the secondary market for some forms of asset-backed securities.  Any period of illiquidity may adversely affect the market value of your notes and your ability to locate a willing purchaser.  In these circumstances, the market value of the notes is likely to fluctuate.  Such fluctuations may be significant and could result in significant losses to you.

Furthermore, the issuance and terms of the notes will not comply with the requirements of Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and Council of June 26, 2013, known as the Capital Requirements Regulation.  Moreover, Article 17 of EU Directive 2011/61/EU on Alternative Investment Fund Managers (as supplemented by Section 5 of Chapter III of Commission Delegated Regulation (EU) No. 231/2013) and Article 135(2) of the European Union Solvency II Directive 2009/138/EC (as supplemented by Articles 254-257 of Commission Delegated Regulation (EU) No 2015/35) contain requirements similar to those set out in the Capital Requirements Regulation and apply, respectively, to European Economic Area regulated alternative investment fund managers which assume exposure to the credit risk of a securitization on behalf of one or more alternative investment funds and European Economic Area regulated insurance/reinsurance undertakings.  Lack of compliance with applicable European Union risk retention requirements may preclude certain investors from purchasing the notes.  Accordingly, you may not be able to sell your notes when you want to do so, or you may be unable to obtain the price that you wish to receive for your notes.  As a result, you may suffer a loss on your investment.  For additional information, you should refer to “Plan of Distribution—European Capital Requirements Regulation” in this prospectus.

The notes are subject to risk because payments on the notes are subordinated to servicing fees and other payments.
The notes are subject to risk because payments of principal and interest on the notes on each payment date are subordinated to any payment date advance reimbursement amount due to the servicer, the servicing fee, and certain amounts payable to the indenture trustee, the owner trustee and the asset representations reviewer in respect of fees, expenses and indemnification amounts.

This subordination could result in reduced or delayed payments of principal and interest on the notes.

Concentrations of specified vehicles in particular models could negatively affect the pool assets.
The 3 Series, 5 Series, 4 Series, X5, X3 and X1 models represent approximately 22.96%, 18.91%, 12.39%, 11.02%, 10.73% and 6.03%, respectively, of the aggregate securitization value of the specified vehicles as of the cutoff date.  Any adverse change in the value of a specific model type would reduce the proceeds received at disposition of a specified vehicle of that type. As a result, you may incur a loss on your investment.

The residual value of specified vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and ongoing economic conditions.
Historical residual value loss experience on leased vehicles is partially attributable to new vehicle pricing policies of all manufacturers.  Discount pricing incentives or other marketing incentive programs on new vehicles by BMW of North America, LLC or by its competitors that effectively reduce the prices of new vehicles may have the effect of reducing demand by consumers for used vehicles.  The reduced demand for used vehicles resulting from discount pricing incentives or other marketing incentive programs introduced by BMW of North America, LLC or any of its competitors may reduce the prices consumers will be willing to pay for used vehicles, including for specified vehicles at the end of the related leases, and thus reduce the residual value of such specified vehicles.

In addition, the United States has experienced periods of economic slowdown.  Periods of elevated unemployment and continued lack of availability of credit may lead to increased delinquency and default rates on the specified leases. These periods may be accompanied by decreased consumer demand for vehicles, increased turn-in rates and declining market values of off-lease vehicles, which increases the amount of a loss in the event of default by a user-lessee. Significant increases in the inventory of used vehicles during periods of economic slowdown or recession may also depress the prices at which off-lease vehicles may be sold or delay the timing of these sales.  If an economic downturn worsens, or continues for an extended period of time, delinquencies and default rates on the specified leases could increase which could result in losses on your notes.

As a result of these incentive plans or an economic slowdown, the proceeds received by the vehicle trust upon disposition of specified vehicles may be reduced and may not be sufficient to pay amounts owing on the notes.

Payment priorities increase risk of loss or delay in payment to certain notes.
Classes of notes that receive payments, particularly principal payments, before other classes will be repaid sooner than the other classes and payments to these other classes may be delayed if collections and amounts on deposit in the reserve fund are inadequate to pay all amounts payable on all classes of notes on any payment date.  In addition, because principal of each class of notes generally will be paid sequentially, certain classes of notes will be outstanding longer and therefore will be exposed to the risk of losses during periods after other classes have received most or all amounts payable on their notes, and after which credit enhancement may have been applied and not replenished.

As a result, the yields of the later maturing classes of notes will be more sensitive to losses on the specified leases and specified vehicles and the timing of those losses.  If the actual rate and amount of losses exceeds historical levels, and if any available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments of principal earlier than expected are exposed to greater reinvestment risk and classes of notes that receive payments of principal later than expected are exposed to greater risk of loss.  In either case, the yields on your notes could be materially and adversely affected.

The geographic concentration of the specified leases and performance of the specified leases and specified vehicles may increase the risk of loss on your investment.
Economic conditions, such as unemployment, interest rates, inflation rates and consumer perceptions of the economy, in the states where user-lessees reside may affect delinquencies, losses and prepayments on the specified leases.  If there is a concentration of vehicle registrations in particular states, any adverse economic conditions in those states may affect the rate of prepayments and defaults on the specified leases and the ability to sell or dispose of the related specified vehicles for an amount at least equal to their Automotive Lease Guide residual values.  In addition, adverse economic conditions as a result of a recession, including any decline in home values, may affect payments on the specified leases from user-lessees residing in the affected states.

As of the cutoff date, the servicer’s records indicate that the aggregate securitization value of the specified leases and related specified vehicles was concentrated in the following states (based on the garaging addresses of the related user-lessees):

	State	Percentage of Aggregate Securitization Value as of the Cutoff Date
	California	13.88%
	Florida	11.93%
	New York	11.40%
	New Jersey	10.41%

No other state, based on the garaging addresses of the related user-lessees, accounted for more than 5.00% of the aggregate securitization value of the specified leases and related specified vehicles as of the cutoff date.

For a discussion of the breakdown of the specified leases and related specified vehicles by state, we refer you to “The Specified Leases” in this prospectus.

Certain user-lessees’ ability to make timely payments on the specified leases and specified vehicles may be adversely affected by extreme weather conditions or other natural disasters.
Extreme weather conditions or other natural disasters could cause substantial business disruptions, economic losses, unemployment and an economic downturn. As a result, the related user-lessees’ ability to make timely payments could be adversely affected which could, in turn, adversely affect the issuing entity’s ability to make payments on the notes.

The return on your notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act.
The Servicemembers Civil Relief Act, as amended, and similar laws of many states may provide relief to user-lessees who enter active military service and to user-lessees in reserve status who are called to active duty after the originations of their leases.  Current U.S. military operations and rising tensions in other regions may continue to involve military operations that will increase the number of citizens who have been called or will be called to active duty.  The Servicemembers Civil Relief Act provides, generally, that the lessor may not terminate the lease for breach of the terms of the lease, including nonpayment. Furthermore, under the Servicemembers Civil Relief Act, a user-lessee may terminate a lease of a vehicle at any time after the user-lessee’s entry into military service or the date of the user-lessee’s military orders if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days), or (ii) the user-lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charge may be imposed on the user-lessee for such termination.

Any interest shortfall resulting from application of the Servicemembers Civil Relief Act will be paid in subsequent periods to the extent of available amounts before payments of principal are made on the notes and may result in extending the anticipated maturity of your class of notes or possibly result in a loss in the absence of sufficient credit enhancement.  In addition, pursuant to the laws of many states, under certain circumstances, residents called into active duty with the reserves can apply to a court to delay payments on retail installment contracts, including the specified leases.

The Servicemembers Civil Relief Act also limits the ability of the servicer to repossess a defaulted vehicle during the related user-lessee’s period of active duty and, in some cases, may require the servicer to extend the maturity of the lease, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the user-lessee’s military service.  As a result, there may be delays in payment and increased losses on the specified leases.  Those delays and increased losses will be borne primarily by the certificates, but if such losses are greater than anticipated, you may suffer a loss.

The servicer is not required to advance any shortfall due to the application of the Servicemembers Civil Relief Act.

We do not know how many specified leases have been or may be affected by the application of the Servicemembers Civil Relief Act.

In late August 2016, the servicer received a request for information from the Department of Justice related to the policies and practices of the servicer with respect to the Servicemembers Civil Relief Act.  The servicer is voluntarily cooperating with this request for information.

The timing of principal payments is uncertain, and prepayments or reallocations of specified leases and specified vehicles, and the servicer’s optional purchase of the SUBI Certificate may cause prepayments on the notes, resulting in reinvestment risk to you.

The amount of distributions of principal on the notes and the time when you receive those distributions depend on the rate of payments and losses relating to the specified leases and the specified vehicles, which cannot be predicted with certainty.  Those principal payments may be regularly scheduled payments or unscheduled payments like those resulting from prepayments or liquidations of defaulted specified leases.  Additionally, the servicer may be required to make payments relating to the specified leases and specified vehicles under some circumstances, and will have the right to purchase all assets of the issuing entity pursuant to an optional redemption of the notes.  Each of these payments will have the effect of shortening the average lives of the notes.  You will bear any reinvestment risks resulting from a faster or slower rate of payments of the specified leases and the specified vehicles.

Prepayments on the specified leases will shorten the lives of the notes to an extent that cannot be predicted.  Prepayments may occur for a number of reasons.  Some prepayments may be caused by the user-lessees under the specified leases.  For example, user-lessees may:

• default, resulting in the repossession and sale of the specified vehicle, or
• damage the specified vehicle or become unable to make payments due to death or disability, resulting in payments to the servicer under any existing physical damage, credit life or other insurance.

Some prepayments may be caused by BMW Financial Services NA, LLC, as servicer.  The servicer may be required to reallocate from the 2017-1 SUBI certain specified leases and specified vehicles if it breaches its servicing obligations with respect to those specified leases and specified vehicles or if there is a breach of the representations and warranties relating to those specified leases or specified vehicles and such breach materially and adversely affects the interest of the issuing entity in such specified leases or specified vehicles and such breach is not timely cured.  In connection with any such reallocation, the servicer will be obligated to pay the issuing entity an amount equal to (i) the present value of the monthly payments remaining to be made under the affected specified lease and (ii) the present value of the residual value of the related specified vehicle, in each case discounted at the securitization rate.  This will result in the prepayment of the reallocated specified leases.

In addition, the servicer has the option to purchase the interest in the 2017-1 SUBI evidenced by the SUBI certificate from the issuing entity when the aggregate principal amount of the notes is less than or equal to 5% of the initial aggregate principal amount of the notes.  If exercised, this could reduce the average lives of the notes.

Further, the specified leases may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related specified vehicles or for other reasons. The rate of prepayments on the specified leases may be influenced by a variety of economic, social and other factors in addition to those described above.  The servicer has limited historical experience with respect to prepayments on the specified leases.  In addition, the servicer is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the specified leases. For these reasons, the servicer cannot predict the actual prepayment rates for the specified leases. You will bear any reinvestment risks resulting from prepayments on the specified leases and the corresponding acceleration of payments on the notes.

The final payment of each class of notes is expected to occur prior to its final scheduled payment date because of the prepayment and purchase considerations described above.  If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

Withdrawal or downgrade of the initial ratings of the notes, or the issuance of unsolicited ratings on the notes, will affect the prices for the notes upon resale.
A credit rating is not a recommendation to buy, sell or hold securities and does not address market value or investor suitability.  The ratings of the notes address the likelihood of the payment of principal and interest on the notes pursuant to their terms and will be based primarily upon the value of the specified leases, the specified vehicles and the reserve fund.  Similar ratings on different types of securities do not necessarily mean the same thing.  A rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed.  In the event that a rating with respect to the notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes.  Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes.  The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned or intends to assign ratings on the notes.  However, under the Securities and Exchange Commission rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each qualified NRSRO in order to make it possible for each such non-hired NRSRO to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  Investors in the notes should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the ratings assigned to the notes by the hired NRSROs. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

None of the sponsor, depositor, servicer, administrator, indenture trustee, owner trustee, asset representations reviewer or any of their affiliates will be required to monitor any changes to the ratings on the notes.

Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the specified leases and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

Additionally, we note that it may be perceived that a rating agency has a conflict of interest where, as is the industry standard and the case with the ratings of the notes, the sponsor or the issuing entity pays the fee charged by each hired rating agency for its rating services.

The notes are not suitable investments for all investors.
The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates.  The notes are complex investments that should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

Economic developments may adversely affect the performance and market value of your notes.
As described above under “—The residual value of specified vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and ongoing economic conditions,” the United States has experienced and may in the future experience a severe economic downturn that may adversely affect the performance of the specified leases.  Delinquencies and losses with respect to automobile retail leases generally increase during economic downturns.  As we have seen in the past, these increases in delinquencies and losses may be related to a weakness in the residential housing market.  See “Delinquencies, Repossessions and Loss Information” and “Static Pools” in this prospectus for delinquency and loss information regarding certain automobile retail leases originated and serviced by BMW FS.

On June 23, 2016, the United Kingdom voted in a referendum to discontinue its membership in the European Union.  The exit of the United Kingdom or any other country out of the European Union or the abandonment by any country of the euro may have a destabilizing effect on all eurozone countries and their economies and a negative effect on the global economy as a whole.

No prediction or assurance can be made as to the effect of an economic downturn on the rate of delinquencies, prepayments and/or losses on the specified leases or the market value of your notes.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the vehicle trust, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.
On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, became law. Although the Dodd-Frank Act generally took effect on July 22, 2010, many provisions did not take effect for a year or more, some provisions are still not effective and many provisions require implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•       created a framework for the liquidation of certain bank holding companies and other nonbank financial companies, determined to be “covered financial companies” and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries,” in each case, if certain conditions are met as set forth under “Certain Legal Aspects of the Vehicle Trust and the 2017-1 SUBI—Dodd Frank Orderly Liquidation Framework—Potential Applicability to BMW FS, the UTI Beneficiary, the Depositor, the Vehicle Trust and Issuing Entity.”

•         created a new framework for the regulation of over-the-counter derivatives activities;

•         strengthened the regulatory oversight of securities and capital markets activities by the Securities and Exchange Commission; and

•        created the Consumer Financial Protection Bureau, a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which may include BMW FS.  The Consumer Financial Protection Bureau has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions, including the ability to define and regulate unfair and deceptive practices.  This may result in increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on BMW FS’s ability to expand product and service offerings due to stricter consumer protection laws and regulations. For additional information, you should refer to “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Consumer Protection Laws.”

The Dodd-Frank Act also increases the regulation of the securitization markets. For example, it requires securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It gives broader powers to the Securities and Exchange Commission to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the Securities and Exchange Commission or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to, finance companies such as BMW FS.  Many provisions of the Dodd-Frank Act have been or will be implemented through rulemaking by the appropriate federal regulatory agencies.  As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time.  In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the specified leases and the specified vehicles, and on the regulation and supervision of BMW FS, the servicer, the sponsor, the UTI beneficiary, the vehicle trust, the depositor, the issuing entity or their respective affiliates.

In addition, no assurances can be given that the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to BMW FS or its affiliates, including the UTI beneficiary, the vehicle trust, the issuing entity and the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights.  Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

Turn-in rates may increase losses.
Under each specified lease, the related user-lessee may elect to purchase the related specified vehicle at the expiration of the lease for an amount generally equal to the stated residual value established at the inception of the lease.  User-lessees who decide not to purchase their specified vehicles at lease termination will expose the issuing entity to possible losses if the sale prices of such vehicles in the used car market are less than their respective stated residual values. The level of turn-ins at lease termination could be adversely affected by user-lessee views on vehicle quality, the relative attractiveness of new models available to the user-lessees, sales and lease incentives offered with respect to other vehicles (including those offered by BMW FS), the level of the purchase option prices for the related specified vehicles compared to new and used vehicle prices and economic conditions generally. The grant of extensions and the early termination of specified leases by user-lessees may affect the number of turn-ins in a particular month. If losses resulting from increased turn-ins exceed the available credit enhancement, you may suffer a loss on your investment.

Interests of other persons in the specified leases and the specified vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes.
Because the 2017-1 SUBI will represent a beneficial interest in the SUBI assets, you will be dependent on payments made on the specified leases and proceeds received in connection with the sale or other disposition of the specified vehicles for payments on your notes.  Except to the extent of the back-up security interest as discussed in this prospectus under “Certain Legal Aspects of the Specified Leases and the Specified Vehicles — Back-up Security Interests,” the issuing entity will not have a direct ownership interest in the specified leases or a direct ownership interest or perfected security interest in the specified vehicles, which will be titled in the name of the vehicle trust or the vehicle trustee on behalf of the vehicle trust. It is therefore possible that a claim against or lien on the specified vehicles or the other assets of the vehicle trust could limit the amounts payable in respect of the SUBI certificate to less than the amounts received from the user-

lessees of the specified vehicles or received from the sale or other disposition of the specified vehicles.

Further, liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the vehicle trust (including the specified leases and the specified vehicles allocated to the 2017-1 SUBI) and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes BMW FS and its affiliates. Because these liens could attach directly to the specified leases and the specified vehicles, and because the issuing entity will not have a prior perfected security interest in the assets included in the 2017-1 SUBI, these liens could have priority over the interest of the issuing entity in the assets included in the 2017-1 SUBI.  As of the date of this prospectus, neither BMW FS nor any of its affiliates had any material unfunded liabilities with respect to their respective defined benefit pension plans.  Moreover, the depositor believes that the likelihood of this liability being asserted against the assets of the vehicle trust or, if so asserted, being successfully pursued, is remote. However, you cannot be sure the specified leases and specified vehicles will not become subject to an ERISA liability.

To the extent a third-party makes a claim against, or files a lien on, the assets of the vehicle trust, including the specified vehicles allocated to the 2017-1 SUBI, it may delay the disposition of those specified vehicles or reduce the amount paid to the holder of the SUBI certificate. If that occurs, you may experience delays in payment or losses on your investment.

We refer you to “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Back-up Security Interests” in this prospectus.
Specified leases that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment.
Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements on retail leases. California has enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased.  The failure by the vehicle trust to comply with these requirements may give rise to liabilities on the part of the vehicle trust (as lessor under the specified leases) or the issuing entity (as owner of the SUBI certificate).  Further, many states have adopted “lemon laws” that provide vehicle users certain rights in respect of substandard vehicles.  A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that all or a portion of payment previously paid by the user-lessee be refunded. BMW FS will make representations and warranties that each specified lease complies with all requirements of applicable law in all material respects. If any such representation and warranty proves incorrect, materially and adversely affects the interest of the issuing entity in the related specified lease or specified vehicle, and is not timely cured, BMW FS will be required to make a reallocation payment in respect of the related specified lease and specified vehicle and reallocate the specified lease and related specified vehicle out of the 2017-1

SUBI.  To the extent that BMW FS fails to make such reallocation, or to the extent that a court holds the vehicle trust or the issuing entity liable for violating consumer protection laws regardless of such a reallocation, a failure to comply with consumer protection laws could result in required payments by the vehicle trust or the issuing entity.  If sufficient funds are not available to make both payments to user-lessees and on your notes, you may suffer a loss on your investment in the notes.

We refer you to “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Consumer Protection Laws” in this prospectus.
If the servicer does not maintain control of leases evidenced by electronic contracts, the vehicle trust may not have a perfected interest in those leases.
As described in “BMW FS’s Lease Financing Program—Electronic Contracts and Electronic Contracting” in this prospectus, the specified leases may be originated electronically by the vehicle trust and stored by BMW FS, as servicer, in its electronic vault.  BMW FS’s electronic vaulting system recognizes BMW FS as the party having control of specified leases originated electronically by the vehicle trust, and BMW FS, as servicer, will maintain control of those specified leases on behalf of the vehicle trust and its assigns.  BMW FS’s electronic vaulting system is designed to enable the vehicle trust to perfect its interest in leases evidenced by electronic contracts by satisfying the Uniform Commercial Code’s requirements for “control” of electronic chattel paper.  For a description of these requirements, see “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—General” in this prospectus.

BMW FS will represent on the closing date that the vehicle trust has “control” of the authoritative copy of each specified lease evidenced by an electronic contract, the beneficial interest in which (evidenced by the SUBI certificate) has been transferred to the issuing entity.  However, it is possible that another person could acquire an interest in an electronic contract that is superior to the vehicle trust’s interest (and, accordingly, the issuing entity’s beneficial interest or back-up security interest).  This could occur if BMW FS ceases to have “control” over an electronic contract and another party purchases that electronic contract (without knowledge that such purchase violates the vehicle trust’s rights, as applicable, in the electronic contract) and obtains “control” over the electronic contract.  BMW FS also could lose control over an electronic contract if, through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in its electronic vaulting system, a person other than the vehicle trust were able to modify or duplicate the authoritative copy of the contract.

Although the vehicle trust will perfect its assignment of a back-up security interest in the electronic contracts to the issuing entity by filing financing statements, if the interests in the specified leases that the vehicle trust acquired from the originating dealer were not perfected by control, the priority of the vehicle trust’s interest and the issuing entity’s beneficial interest in the specified leases (evidenced by the SUBI certificate) or back-up security interest could be affected. The vehicle trust’s interest and the issuing entity’s beneficial interest in the specified leases or back-up security interest could be junior to another party with a perfected interest in the inventory of the originating dealer or to judgment creditors who obtain a lien on the specified leases or to a bankruptcy trustee of a dealer that becomes a debtor in bankruptcy.

There can be no assurances that any third party software employed by BMW FS in its electronic vaulting system will perform as represented to the vehicle trust in maintaining the systems and controls required to provide assurance that BMW FS maintains control over an electronic contract.  In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

From time to time, the specified leases evidenced by electronic contracts may be amended, including, without limitation, by extensions of the final maturity date.  An amendment may be evidenced in the form of a new amended electronic contract or as a tangible amendment to an existing electronic contract.  To the extent any of those amendments is evidenced in tangible form, BMW FS, as servicer, will agree to maintain the perfected interest in the specified leases (consisting of the electronic contract and tangible amendment) by possession of the tangible amendment and control of the electronic contract.

However, the law governing the perfection of interests in electronic contracts by control is relatively recent.  As a result, there is a risk that the systems employed by BMW FS to maintain control of the electronic contracts may be insufficient under applicable law to give the vehicle trust a perfected interest in the specified leases evidenced by electronic contracts and, accordingly, may affect the issuing entity’s beneficial interest (evidenced by the SUBI certificate) and back-up security interest in such specified leases.

As a result of the foregoing, the vehicle trust may not have a perfected interest and the issuer may not have a perfected back-up security interest in certain specified leases or the vehicle trust’s interest, although perfected, could be junior to that of another party.  Either circumstance could affect the receipt by the issuing entity of collections from the specified leases, including the proceeds from the repossession and sale of the related specified vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your investment in the notes.

The bankruptcy of BMW FS (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your notes.
Following a bankruptcy or insolvency of the servicer or the depositor, a court could conclude that the SUBI certificate is owned by the servicer or the depositor, instead of the issuing entity. This conclusion could be either because the transfer of that SUBI certificate from the depositor to the issuing entity was not a “true sale” or because the court concluded that the depositor or the issuing entity should be consolidated with the servicer or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you, or you may not ultimately receive all amounts due to you as a result of:

•        the “automatic stay,” which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States bankruptcy code that permit substitution for collateral in limited circumstances,

•         tax or government liens on the servicer’s or the depositor’s property (that arose prior to the transfer of the SUBI certificate to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes, and

•         the fact that neither the issuing entity nor the indenture trustee has a perfected security interest in the specified vehicles allocated to the 2017-1 SUBI and may not have a perfected security interest in any cash collections of the specified leases and specified vehicles held by the servicer at the time that a bankruptcy proceeding begins.

The depositor will take steps in structuring each transaction described in this prospectus to minimize the risk that a court would consolidate the depositor with BMW FS for bankruptcy purposes or conclude that the transfer of the SUBI certificate was not a “true sale.”

We refer you to “Certain Legal Aspects of the Vehicle Trust and the 2017-1 SUBI—Insolvency-Related Matters” in this prospectus.

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, any of which may have an adverse effect on your notes.
If a servicer default occurs, the vehicle trustee, at the direction of the indenture trustee (acting on behalf of 66-2/3% of the noteholders) may remove the servicer without the consent of the owner trustee or the certificateholders.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

•         the cost of the transfer of servicing to the successor;

•         the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or

•         the servicing fees charged by the successor.

Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted.

Paying the servicer a fee based on a percentage of the securitization value of the specified leases may result in the inability to obtain a successor servicer.
Because the servicer is paid its servicing fee based on a percentage of the aggregate securitization value of the specified leases, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to assume the duties of the servicer with respect to the remaining specified leases and specified vehicles.  If there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period.

The bankruptcy of the servicer could delay the appointment of a successor servicer or reduce payments on your notes.
In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the specified leases may occur.  Any delay in the collection of payments on the specified leases may delay or reduce payments to noteholders.

Proceeds of the liquidation of the assets of the issuing entity may not be sufficient to pay your notes in full.
If so directed by the holders of the requisite percentage of outstanding notes, following an acceleration of the notes upon an event of default, the indenture trustee will liquidate the assets of the issuing entity only in limited circumstances.  However, there is no assurance that the amount received from liquidation will be equal to or greater than the aggregate principal amount of the outstanding notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full.  This deficiency will be exacerbated where the aggregate principal amount of the notes exceeds the aggregate securitization value of the specified leases.

Failure to pay principal on your notes will not constitute an event of default until maturity.
The amount of principal required to be paid to noteholders will be limited to amounts available for those purposes in the collection account (and the reserve fund). Therefore, the failure to pay principal on your notes generally will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for your notes.  We refer you to “Description of the Transaction Documents—The Indenture—Events of Default; Rights Upon an Event of Default” in this prospectus.

Commingling by the servicer may result in delays and reductions in payments on your notes.
So long as BMW FS is the servicer, no servicer default has occurred and is continuing and BMW US Capital, LLC meets certain criteria established by the rating agencies that are rating the notes, the servicer will not have to deposit collections (or an amount equal to sales proceeds that are deposited under BMW FS’s Like-Kind Exchange Program) into the SUBI collection account until the business day preceding the related payment date.

Until any collections or proceeds (or an amount equal to sales proceeds that are deposited under BMW FS’s Like-Kind Exchange Program) are deposited into the SUBI collection account, the servicer will be able to use those funds for its own benefit and will not segregate those funds from its own assets, and the proceeds of any investment of those funds will accrue to the servicer.  The servicer will pay no fee to the issuing entity or the noteholders for any use by the servicer of such collections or proceeds.  If the servicer were to become insolvent, the servicer’s failure to deposit such collections and proceeds (or an amount equal to sales proceeds that are deposited under BMW FS’s Like-Kind Exchange Program, for which the indenture trustee will not have a security interest in the actual specified vehicle sales proceeds held by the qualified intermediary) in the SUBI collection account may result in delays and reductions in payments on the notes and investors may suffer a loss.

Because the notes are in book-entry form, your rights can only be exercised indirectly.
Because the notes will be issued in book-entry form, you will be required to hold your interest in your notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme, or the Euroclear System in Europe.  Transfers of interests in the notes within The Depository Trust Company, Clearstream, Luxembourg or Euroclear must be made in accordance with the usual rules and operating procedures of those systems.  So long as the notes are in book-entry form, you will not be entitled to receive a physical note representing your interest.  The notes will remain in book-entry form except in the limited circumstances described in this prospectus under the caption “Description of the Notes—Book-Entry Registration.” Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “noteholder.”  As a result, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream, Luxembourg and Euroclear (in Europe) and their participating organizations.  Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream, Luxembourg or Euroclear and to take other actions that require a physical note representing the notes.  Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form.  The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants.  This process may delay your receipt of principal and interest payments from the issuing entity.

Used car market factors may increase the risk of loss for all investors.
The used car market could be adversely affected by factors such as changes in consumer tastes, discovery of defects, styling changes, an overabundance of used cars in the marketplace and economic conditions generally.  Any such adverse change could result in reduced proceeds upon the liquidation or other disposition of specified vehicles, and therefore could result in increased residual value losses. Discount pricing incentives or other marketing incentive programs on new cars, including those offered by BMW FS or by its competitors, that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars.  The market for used luxury vehicles may respond differently to changes in economic conditions than the market for other used cars.  Other factors that are beyond the control of the issuing entity, the depositor and the servicer could also have a negative impact on the value of a vehicle. The servicer manages the market for used BMW, MINI and Rolls-Royce motor vehicles through certain programs described herein, but there can be no assurance that such efforts will continue to be successful.

In addition, the used car market for any particular model of vehicle could be adversely affected by factors not affecting other model types, such as changes in consumer tastes, discovery of defects in respect of such model or an overabundance of that model in the used car market.  Any such adverse change with respect to a specific model type could result in reduced proceeds upon the liquidation or other disposition of specified vehicles of such model type, and therefore could result in increased residual value losses. If such losses exceed the credit enhancement available, you may suffer a loss on your investment.

Vicarious tort liability may result in a loss.
Some states allow a party that incurs an injury involving a leased vehicle to sue the owner of the vehicle merely because of that ownership. Most states, however, either prohibit these vicarious liability suits or limit the lessor’s liability to the amount of liability insurance that the user-lessee was required to carry under applicable law but failed to maintain.

On August 10, 2005, President Bush signed into law the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109-59. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the vehicle trust.

State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a recent case, concluding that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the preemption provision in the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied.  In 2010, the U.S. Court of Appeals for the 8th Circuit issued a similar decision.  While the outcome in these cases upheld federal preemption under the Transportation Act, there are no assurances that future cases will reach the same conclusion.

BMW FS maintains, on behalf of the vehicle trust, contingent liability insurance coverage against third party claims that provides coverage at a minimum of $5 million per accident and permits multiple claims in any policy period. Claims could be imposed against the assets of the vehicle trust if such coverage were exhausted and damages were assessed against the vehicle trust. In that event, investors in the notes could incur a loss on their investment.

If vicarious liability imposed on the vehicle trust exceeds the coverage provided by BMW FS’s primary and excess liability insurance policies, or if lawsuits are brought against either the vehicle trust or BMW FS involving the negligent use or operation of a specified vehicle, you could experience delays in payments due to you or you may ultimately suffer a loss.

We refer you to “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Vicarious Tort Liability” in this prospectus.
Failure of user-lessee to maintain physical damage insurance could result in a loss.
Each specified lease requires the user-lessee to obtain physical damage insurance covering loss or damage to the related specified vehicle.  Dealers are required to provide BMW FS with written evidence that physical damage and liability insurance covers the specified vehicle at least in the amount required by the related specified lease at the time such specified lease is acquired by BMW FS.  However, there can be no assurance that each specified vehicle will continue to be covered by physical damage insurance for the entire term during which the related specified lease is outstanding.  BMW FS does not “force place” insurance, and does not monitor the maintenance of required user-lessee insurance.  In the event that this insurance coverage is exhausted and no third-party reimbursement for that damage is available, investors in the notes could incur a loss on their investment.

We refer you to “BW FS’s Lease Financing Program—Physical Damage and Liability Insurance; Additional Insurance Provisions” and “—Contingent and Excess Liability Insurance” in this prospectus.
You may experience reduced returns and delays on your notes resulting from a vehicle recall.
Applicable laws and governmental standards require manufacturers to take actions, from time to time, to remedy defects related to vehicle safety through safety recall campaigns, and BMW FS may be obligated to recall certain specified vehicles if it determines that the vehicles do not comply with a safety standard.  Defects in products can also lead to customer dissatisfaction and safety issues if such defects led to product failures or unsafe driving conditions.

For example, several BMW models are equipped with airbags which contain ammonium nitrate as propellant. BMW is currently involved in litigation with regard to some of these airbags, including class actions and product liability lawsuits in the United States.  Less than 0.50% of the aggregate securitization value of the specified leases as of the cutoff date are related to leases which are the subject of a recall due to general safety concerns related to this propellant.

User-lessees of specified leases related to specified vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their specified leases. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the specified leases increases and the price at which the related specified vehicles may be sold declines, you may experience losses with respect to your notes. If any of these events materially affect collections on the specified leases and specified vehicles, you may experience delays in payments or losses on your notes.

Defined Terms

You can find a listing of the pages in this prospectus where the principal terms are defined under “Index of Principal Terms” beginning on page 149 of this prospectus.

Overview of the Transaction

Please refer to page 2 of this prospectus for a diagram providing an overview of the transaction described in this prospectus.

BMW passenger car centers, BMW light truck centers, BMW motorcycle dealers, MINI passenger car dealers, Rolls-Royce motor vehicle dealers (collectively referred to as “Centers”) have assigned, and will assign, vehicle leases and the related vehicles to Financial Services Vehicle Trust, a Delaware statutory trust (the “Vehicle Trust”). The Vehicle Trust was created in August 1995 to facilitate the titling of passenger cars, light trucks and motorcycles in connection with the securitization of passenger car, light truck and motorcycle leases. The Vehicle Trust has issued to BMW Manufacturing L.P. (“BMW LP” or the “UTI Beneficiary”) a beneficial interest in the undivided trust interest (the “UTI”). The UTI represents the entire beneficial interest in assets of the Vehicle Trust that have not been allocated to special units of beneficial interest such as the ones described in this prospectus. The trustee of the Vehicle Trust will be directed by the UTI Beneficiary:

•	to establish a special unit of beneficial interest (the “2017-1 SUBI”); and

•
to allocate a separate pool of leases (the “Specified Leases”), the vehicles that are leased under the Specified Leases (the “Specified Vehicles”) and the related assets of the Vehicle Trust, including the cash proceeds (or other such equivalent proceeds) associated with such Specified Leases to the 2017-1 SUBI.

The 2017-1 SUBI will represent the entire beneficial interest in the Specified Leases and Specified Vehicles (collectively, the “SUBI Assets”). Upon creation of the 2017-1 SUBI, the SUBI Assets will no longer be a part of the assets of the Vehicle Trust represented by the UTI, and the interest in the Vehicle Trust Assets represented by the UTI will be reduced accordingly. The 2017-1 SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the SUBI Assets. The 2017-1 SUBI will not represent a beneficial interest in any Vehicle Trust Assets other than the SUBI Assets. Payments made on or in respect of any Vehicle Trust Assets other than the SUBI Assets will not be available to make payments on the Notes or the Certificates. The UTI Beneficiary may from time to time cause special units of beneficial interest other than the 2017-1 SUBI (each, an “Other SUBI” and, together with the 2017-1 SUBI, the “SUBIs”) to be created out of the UTI. The Issuing Entity (and, accordingly, its’ Securityholders) will have no interest in the UTI, any Other SUBI or any assets of the Vehicle Trust Assets evidenced by the UTI or any Other SUBI. See “The 2017-1 SUBI” and “The Vehicle Trust and the Vehicle Trustee” in this prospectus.

BMW LP will sell, transfer and assign its interest in the 2017-1 SUBI to BMW Auto Leasing LLC (the “Depositor”). The Depositor will in turn transfer and assign the certificate representing its interest in the 2017-1 SUBI (the “SUBI Certificate”) to BMW Vehicle Lease Trust 2017-1 (which is referred to in this prospectus as the “Issuing Entity”). The Issuing Entity will issue the asset-backed notes described herein (the “Notes”) in an aggregate principal amount of $1,000,000,000 (the “Initial Note Balance”).  The Issuing Entity will also issue one class of asset-backed certificates (the “Certificates”), which represent the residual interest in the Issuing Entity. The Issuing Entity will pledge the SUBI Certificate to the Indenture Trustee as security for the Notes. The Notes and the Certificates are collectively referred to as the “Securities” and the holders of Securities are referred to as “Securityholders.” The holders of the Notes are referred to as the “Noteholders” and the holders of the Certificates are referred to as the “Certificateholders.” Each Note will represent an obligation of, and each Certificate will represent a fractional undivided interest in, the Issuing Entity.  Payments in respect of the Certificates will be subordinated to payments in respect of the Notes to the extent described in this prospectus.  The Notes are the only securities being offered hereby.  The Certificates are not being offered to you in this offering.

The Issuing Entity

Formation

The Issuing Entity has been formed under the laws of the State of Delaware solely for the purposes of the transactions described in this prospectus. The Issuing Entity will be governed by an amended and restated trust agreement (the “Trust Agreement”), dated as of the date of issuance of the Notes (the “Closing Date”), between the Depositor and Wilmington Trust, National Association, as owner trustee (which is referred to in this prospectus as the “Owner Trustee”).

The Issuing Entity will issue the Notes under an indenture, dated as of the Closing Date (the “Indenture”), between the Issuing Entity and U.S. Bank National Association, as indenture trustee (which is referred to in this prospectus as the “Indenture Trustee”), note registrar, certificate registrar and paying agent. The Certificates will be issued under the Trust Agreement.

The Issuing Entity will not engage in any activity other than as duly authorized in accordance with the terms of the Trust Agreement. On the Closing Date, the authorized purposes of the Issuing Entity will be limited to:

•	issuing the Securities;

•	acquiring the SUBI Certificate and the other property of the Issuing Entity with the net proceeds from the sale of the Notes and the Certificates;

•	assigning and pledging the property of the Issuing Entity to the Indenture Trustee;

•	making payments on the Securities;

•	entering into and performing its obligations under the Transaction Documents to which it is a party; and

•
engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish, or that are incidental to or connected with, any of the foregoing activities.

Approval of additional activities and purposes may be requested by holders holding in the aggregate at least 75% of the certificate percentage interest of the Certificates and will require (a) that each rating agency hired by the sponsor to rate the Notes (each, a “Rating Agency” and together, the “Rating Agencies”) has been notified of such additional activities and purposes and has not confirmed in writing within 10 Business Days (or such shorter period as is practicable or acceptable to such Rating Agency) that such additional activities and purposes would cause any of its then-current ratings of the Notes to be qualified, reduced or withdrawn and (b) approval by holders holding in the aggregate at least 75% of the aggregate principal amount of the Notes outstanding.

The Issuing Entity may not issue securities other than the Notes and the Certificates.  Except for the Securities, the Issuing Entity is also prohibited from borrowing money or making loans.

The term “Transaction Documents” refers to, collectively: the Indenture, the SUBI Trust Agreement, the Servicing Agreement, the Administration Agreement, the Trust Agreement, the SUBI Certificate Transfer Agreement, the Issuer SUBI Certificate Transfer Agreement and the Asset Representations Review Agreement.

Notes owned by the Issuing Entity, the Depositor, the Servicer and their respective affiliates will be entitled to all benefits afforded to the Notes except that they generally will not be deemed outstanding for the purposes of making requests, demands, authorizations, directions, notices, consents or other actions under the Transaction Documents.

BMW FS, the sponsor of this transaction (referred to in this prospectus in such capacity as the “Sponsor”) will be appointed to act as the servicer (referred to in this prospectus in such capacity as the “Servicer”) of the

Specified Leases and the related Specified Vehicles.  The Servicer will service the Specified Leases and the related Specified Vehicles pursuant to (i) a servicing agreement, dated as of August 30, 1995, as amended by a supplement to be dated as of the Closing Date (as amended or supplemented from time to time, referred to in this prospectus as the “Servicing Agreement”), among the Vehicle Trust, the UTI Beneficiary, and BMW FS, as Servicer and (ii) the issuer administration agreement dated as of the Closing Date (which is referred to in this prospectus as the “Administration Agreement”) among BMW FS, as administrator (referred to in this prospectus in such capacity as the “Administrator”), the Issuing Entity, the Depositor and the Indenture Trustee, and will be compensated for those services as described under “Description of the Transaction Documents—Servicing Compensation” in this prospectus.

The Issuing Entity’s principal offices will be in Wilmington, Delaware, in care of the Owner Trustee, at the address listed below under “The Owner Trustee and the Indenture Trustee”.  The Issuing Entity’s fiscal year end will occur on the 31st day of December each year.

Property of the Issuing Entity

On the Closing Date, the Depositor will transfer the SUBI Certificate to the Issuing Entity pursuant to the Issuer SUBI Certificate Transfer Agreement. The Issuing Entity will then pledge its interest in the SUBI Certificate to the Indenture Trustee under the Indenture.  See “The 2017-1 SUBI—Transfers of the SUBI Certificate” in this prospectus.

After giving effect to the transactions described in this prospectus, the property of the Issuing Entity (the “Trust Estate”) will include:

•
the SUBI Certificate, evidencing a beneficial interest in the assets allocated to the 2017-1 SUBI, including the right to payments thereunder from certain Termination Proceeds and Recovery Proceeds on deposit in the SUBI Collection Account and net investment earnings, if any, on amounts on deposit in the SUBI Collection Account;

•	the rights of the Issuing Entity as secured party under a back-up security agreement with respect to the SUBI Certificate and the undivided interest in the SUBI Assets;

•
the rights of the Issuing Entity to funds on deposit from time to time in the SUBI Collection Account, the Note Distribution Account and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof, if any;

•	the rights of the Depositor, as transferee, under the SUBI Certificate Transfer Agreement;

•	the rights of the Issuing Entity, as transferee, under the Issuer SUBI Certificate Transfer Agreement;

•	the rights of the Vehicle Trust under any related dealer agreements;

•	the security interest of the Issuing Entity in the Reserve Fund (including investment earnings, net of losses and investment expenses, on amounts on deposit therein);

•	the rights of the Issuing Entity as a third party beneficiary of the Servicing Agreement and the SUBI Trust Agreement; and

•
all proceeds of the foregoing, which shall include Sales Proceeds (to the extent vehicles are sold outside of BMW FS’s Like-Kind Exchange Program) and an amount equal to Sales Proceeds deposited by the Servicer in lieu of actual Sales Proceeds in connection with BMW FS’s Like-Kind Exchange Program.  For additional information, see “BMW FS’s Lease Financing Program—Like-Kind Exchange Program” in this prospectus.

The Indenture will require the Trust Estate to be pledged by the Issuing Entity to the Indenture Trustee.

Because the 2017-1 SUBI will represent a beneficial interest in the SUBI Assets, Noteholders will be dependent on payments made on the Specified Leases and proceeds received in connection with the sale or other disposition of Specified Vehicles for the payment of interest on and principal of the Notes. The Issuing Entity will not, except to the extent of the back-up security interest as discussed under “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Back-up Security Interests” in this prospectus, have a direct ownership interest in the Specified Leases or a direct ownership interest or perfected security interest in the Specified Vehicles, which will be titled in the name of the Vehicle Trust or the Vehicle Trustee.  Therefore, it is possible that a claim or lien in respect of the Specified Vehicles or the Vehicle Trust could limit the amounts payable in respect of the SUBI Certificate to less than the amounts received from the lessees of the Specified Vehicles (each, a “User-Lessee”) or received from the sale or other disposition of Specified Vehicles. To the extent that a claim or lien were to delay the disposition of the Specified Vehicles or reduce the amount paid to the holders of the SUBI Certificate in respect of their beneficial interests in the SUBI Assets, Noteholders could experience delays in payment or losses on their investment. See “Risk Factors—The bankruptcy of BMW FS (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your notes,” “The 2017-1 SUBI,” “Certain Legal Aspects of the Vehicle Trust and the 2017-1 SUBI—The 2017-1 SUBI” and “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Back-up Security Interests” in this prospectus.

Capitalization of the Issuing Entity

The following table illustrates the approximate expected assets of the Issuing Entity as of the Closing Date.

SUBI Certificate	$1,168,236,489
Reserve Fund	$2,920,591
Total	$1,171,157,080

The following table illustrates the approximate capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes had taken place on that date:

Notes	$1,000,000,000
Overcollateralization	$168,236,489
Total	$1,168,236,489

The Issuing Entity will also issue the Certificates which represent the residual interest in the Issuing Entity.  The Certificates are not offered by this prospectus and initially will be retained by the Depositor.

The Depositor

BMW Auto Leasing LLC, referred to in this prospectus as the Depositor, is a limited liability company and was formed under the laws of Delaware in August 2000.  The Depositor is a wholly owned, limited purpose subsidiary of BMW FS and BMW FS is the managing member of the Depositor. The principal office of the Depositor is located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.  Since its formation in August 2000, BMW Auto Leasing LLC has been the Depositor in each of BMW FS’s public and private lease securitization transactions, and has not participated in or been a party to any other financing transactions.

The Depositor was organized solely for the purpose of acquiring interests in the SUBIs, causing securities to be issued and engaging in related transactions. The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities related to, incidental to, and necessary, convenient or advisable for those purposes, including the following:

•
acquiring from, or selling to, BMW FS or its dealers or affiliates its rights and interest in and to (including any beneficial interests in and to) receivables or leases arising out of or relating to the sale or lease of BMW, MINI and Rolls-Royce motor vehicles, monies due under the receivables and the leases, security interests in the related financed or leased vehicles and proceeds from claims on the related insurance policies and any related rights (collectively, the “Receivables”);

•
acquiring from BMW FS or any of its affiliates as the holder of the UTI or one or more SUBIs and acting as the beneficiary of any such SUBIs, and selling to BMW FS or reallocating to the UTI certain of the Leased Vehicles and related Leases comprising such SUBIs;

•
acquiring, owning and assigning the Receivables and SUBIs, the collateral securing the Receivables and SUBIs, related insurance policies, agreements with Centers or lessors or other originators or servicers of the Receivables and any proceeds or rights thereto (the “Collateral”);

•
transferring the Receivables and SUBIs and/or related Collateral to a trust pursuant to one or more trust agreements, sale and servicing agreements or other agreements to be entered into by, among others, BMW Auto Leasing LLC, the related trustee and the servicer of the Receivables or SUBIs;

•	authorizing, selling and delivering any class of certificates or notes issued by the issuing entity under the related agreement;

•	acquiring from BMW FS the certificates or notes issued by one or more issuing entities to which BMW FS or one of its subsidiaries transferred the Receivables;

•	performing its obligations under each applicable trust agreement, indenture and any other related agreements; and

•	engaging in any activity and exercising any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing.

Other than the obligation to obtain the consent of the Depositor with respect to amendments to the Trust Agreement or other consent rights given to the holder of the residual interest in the Issuing Entity, the payment of organizational expenses of the Issuing Entity, the maintenance and establishment of certain trust accounts, the maintenance of books and records, the perfection of the security interest created by the Trust Agreement and the appointment of a successor owner trustee for the Issuing Entity, the Depositor will have no ongoing duties with respect to the Issuing Entity.

The limited liability company agreement of the Depositor includes requirements for its special member to have at least one independent director, extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of either BMW FS or any affiliate of BMW FS in the event of a bankruptcy or insolvency proceeding of BMW FS or such other affiliated entity.  In addition, the Depositor itself may not file a voluntary petition for bankruptcy or insolvency protection in either Federal or any state court without the consent of all of its members, including the independent directors of its special member.

For the time period that the Issuing Entity is required to report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reports filed under the Exchange Act with respect to the Issuing Entity will be available on the SEC’s website located at www.sec.gov, as described under “Where You Can Find More Information About Your Notes” in this prospectus.

The Sponsor, Administrator and Servicer

General

BMW Financial Services NA, Inc., the predecessor of BMW Financial Services NA, LLC (“BMW FS”), was incorporated on April 23, 1984 in the State of Delaware and, on May 1, 2000, was converted into a limited liability company organized under the laws of the State of Delaware.  The national executive headquarters of BMW

FS are located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677.  Its telephone number is (201) 307‑4000.  Its Customer Service Center is located at 5550 Britton Parkway, Hilliard, Ohio 43016.

The Sponsor is responsible for pooling and servicing the pool assets and structuring the securitization transaction.  In its roles as Administrator and Servicer, BMW FS plays a primary role in the management of the Issuing Entity, the Specified Leases and the Specified Vehicles.  In addition, as Servicer, BMW FS will be authorized to exercise certain discretionary powers with regard to the administration of the Specified Leases and the Specified Vehicles, as described under “—Servicing Experience” and  “Description of the Transaction Documents” below.

Securitization Experience

In 1993, BMW FS began originating retail leases and began selling retail installment sale contracts to asset-backed commercial paper conduits.  In 1999, BMW FS began sponsoring securitization trusts.  Since 2000, in its capacity as Sponsor, BMW FS has sponsored 18 securitization trusts backed by motor vehicle leases, where the trusts issued approximately $20,047,538,000 of securities to date.  None of the securities sponsored by BMW FS in those transactions have defaulted, experienced any trigger events or failed to pay principal in full at maturity.  Over the last five years, the number of BMW motor vehicles leased by BMW FS in the United States has increased at an average rate of 9.21% per year.

BMW FS has never defaulted in its payment obligations under its term securitization offerings, and none of the asset-backed securities issued under its term securitizations have defaulted, or otherwise been accelerated due to the occurrence of an early amortization or other performance triggering event.  BMW FS has never failed to pay principal in full at maturity on any of its securities issued in a term securitization.  BMW FS only securitizes leases that it has originated and it selects such leases based on the selection criteria specified in this prospectus.

In addition to securitizing motor vehicle leases similar to the Specified Leases, since 1999, BMW FS has sponsored 13 securitization trusts backed by retail installment sales contracts, which trusts have issued approximately $16,222,296,000 of securities to date and other securitization entities backed by pools of wholesale “floorplan” loans to automobile retailers, which entities have issued approximately $3,792,740,000 in securities to date.  BMW FS has also indirectly sold pools of leases to commercial paper conduits.  None of the securities sponsored by BMW FS or its affiliates in those transactions have defaulted, experienced any trigger events or failed to pay principal in full at maturity.

BMW FS expects that asset-backed debt offerings will continue to be a material funding source for BMW FS. For additional information regarding BMW FS’s overall procedures for originating or acquiring and securitizing assets similar to the Specified Leases, you should refer to “BMW FS’s Lease Financing Program” and “The Specified Leases” in this prospectus.

Servicing Experience

BMW FS, in its capacity as Servicer, began servicing operations in 1993.  In addition to servicing motor vehicle leases similar to the Specified Leases, BMW FS also services the retail installment sale contracts and wholesale floorplan loans securitized in the transactions described above.

BMW FS is the servicer for all of the loans and leases that it finances. As the servicer, BMW FS generally handles all collections, administers defaults and delinquencies and otherwise services the loans, the leases and the related vehicles.

The tables set forth below under “Delinquencies, Repossessions and Loss Information” show BMW FS’s servicing experience for its entire portfolio of retail leases on automobiles, including contracts sold in securitizations, that BMW FS continues to service, as further described under “Delinquencies, Repossessions and Loss Information” in this prospectus.  Additional information regarding BMW FS in its capacities as Sponsor, Administrator and Servicer may be found under “The Sponsor, Administrator and Servicer” and “Description of the Transaction Documents” in this prospectus.

Credit Risk Retention

The risk retention regulations in Regulation RR of the Exchange Act require the Sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the Specified Leases.  The Sponsor intends to satisfy its obligation to retain credit risk by causing the Depositor, its wholly-owned affiliate, to retain the Certificates.

The Certificates represent the right to receive all funds not needed to make required payments on the Notes, pay fees and expenses of the Issuing Entity or make deposits to the Reserve Fund on each Payment Date.  The Certificates represent a first-loss interest in this securitization transaction.

The Depositor’s retention of the Certificates is intended to comply with the requirements for retention of an “eligible horizontal residual interest” under Regulation RR.  The Depositor is required to retain this interest until the latest of the date that is two years from the Closing Date, the date the Aggregate Securitization Value is one-third or less of the initial Aggregate Securitization Value, or the date the aggregate Note Balance is one-third or less of the aggregate Initial Note Balance.  None of the Sponsor, the Depositor or any of their affiliates may hedge, sell or transfer the Certificates except to the extent permitted by Regulation RR.

For a description of certain material terms of the Certificates, see “Payments on the Notes,” “The Certificates,” “Description of the Transaction Documents—The Indenture—Events of Default; Rights Upon an Event of Default” and “Description of the Notes—Events of Default” in this prospectus.

The fair value of the Certificates will represent at least 5% of the aggregate fair value of the Notes and the Certificates, calculated as of the Closing Date.

The fair value of the Notes and the Certificates is summarized below.  The totals in the table may not sum due to rounding:

	Fair Value (in millions)	Fair Value (as a percentage of the aggregate fair value of the Notes and Certificates)
Class A-1 Notes	$175.0	14.5%
Class A-2 Notes	$375.0	31.1%
Class A-3 Notes	$360.0	29.8% - 29.9%
Class A-4 Notes	$90.0	7.5%
Certificates	$205.6 - $206.9	17.1%
Total	$1,205.6 - $1,206.9	100.0%

The Sponsor determined the fair value of the Notes and the Certificates using a fair value measurement framework under generally accepted accounting principles.  In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs.

•	Level 1 inputs include quoted prices for identical instruments and are the most observable;

•	Level 2 inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves; and

•	Level 3 inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the Notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments.  The fair value of the Certificates is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.

The fair value of the Notes is assumed to be equal to their initial Note Balance, or par amount.  This assumption reflects the expectation that the final interest rates of the Notes will be consistent with the interest rate assumptions below:

Class	Interest Rate
Class A-1	0.85% - 0.95%
Class A-2	1.61% - 1.71%
Class A-3	1.94% - 2.04%
Class A-4	2.19% - 2.29%

These interest rates are estimated based on recent pricings of notes issued in similar securitization transactions and market-based expectations for interest rates and credit risk applicable to the Notes.

To calculate the fair value of the Certificates, the Sponsor used an internal valuation model.  This model projects future interest and principal payments of the Specified Leases, the interest and principal payments on each class of the Notes, and fees and expenses of the Issuing Entity.  The resulting cash flows to the Certificates are discounted to their present values based on a discount rate that reflects the credit exposure to these cash flows and current market interest rates.  In completing these calculations, the Sponsor made the following assumptions:

•
except as otherwise described in the following bullets, cash flows in respect of the Specified Leases are calculated using the assumptions described under the heading “Weighted Average Lives of the Notes” in this prospectus;

•	interest accrues on the Notes at the rates described above;

•	the Servicer does not exercise its option to purchase the SUBI Certificate on or after the first Payment Date on which such option becomes available to it;

•	the Specified Leases prepay at a rate equal to the 100% Prepayment Assumption described under the heading “Weighted Average Lives of the Notes” in this prospectus;

•
the pool experiences a lifetime cumulative net loss rate of 0.65% (as a percentage of the initial Aggregate Securitization Value), and these losses are incurred based on the following timing curve beginning in the month after the Cutoff Date and distributed equally within each range of months described below:

Months 1 – 3:	0%
Months 4 – 12:	40%
Months 13 – 24:	40%
Months 25 – 36:	20%

•	returned Specified Vehicles are assumed to be sold for an amount equal to their ALG Residual Values, resulting in no residual value gains or losses; and

•	cash flows in respect of the Certificates are discounted at 13.0%.

The Sponsor developed these inputs and assumptions by considering the following factors:

•	The prepayment rate assumption was developed considering the composition of the Specified Leases and the performance of prior pools of leases securitized by the Sponsor.

•
The cumulative net loss rate is estimated using assumptions for both the magnitude of lifetime cumulative net losses and the shape of the cumulative net loss curve.  The lifetime cumulative net loss assumption and the shape of the cumulative net loss curve were developed considering the composition of the Specified Leases, the performance of prior pools of leases securitized by the

Sponsor, the performance of leases in the Sponsor’s managed portfolio, economic conditions, and the cumulative net loss assumptions of the Rating Agencies.  Default and recovery rate estimates are included in the cumulative net loss assumption.

•
The assumption regarding the sale price of returned Specified Vehicles is consistent with the Sponsor’s belief that, as of the date of this prospectus, the ALG Residual Value represents a reasonable estimate of the Residual Value of each Specified Vehicle.

•
The discount rate applicable to the cash flows in respect of the Certificates is estimated to reflect the credit exposure to such cash flows and market interest rates.  Due to the lack of an actively traded market in residual interests similar to the Certificates, the discount rate was derived using qualitative factors that consider the equity-like component of the Certificates.

The Sponsor believes that the inputs and assumptions described above include the inputs and assumptions that could have a material impact on the fair value calculation or would be material to a prospective Noteholder’s ability to evaluate the fair value calculation.  The fair values of the Notes and the Certificates were calculated based on the assumptions described above, including the assumptions regarding the characteristics and performance of the Specified Leases that will differ from the actual characteristics and performance of the Specified Leases.  You should be sure you understand these assumptions when considering the fair value calculation.

The Sponsor will recalculate the fair values of the Notes and the Certificates following the Closing Date to reflect the issuance of the Notes and any material changes in the methodology or inputs and assumptions described above.  The dollar amount of the fair value of the Certificates, and the fair value of the Certificates as a percentage of the aggregate fair value of the Notes and the Certificates, will be included in the monthly servicer’s statement for the first Collection Period (which will be attached as an exhibit to the Form 10-D for that Collection Period), together with a description of any material change in the methodology or inputs and assumptions used to calculate the fair values.

Reallocation Requests

The transaction documents for prior pools of retail leases securitized by BMW FS contain covenants requiring the reallocation of a lease for the uncured breach of certain representations or warranties that materially and adversely affects the interests of the Noteholders.  In the past three years, there was no activity to report with respect to any demand to reallocate any lease underlying a securitization of retail leases sponsored by BMW FS.  BMW FS, as a securitizer, and on behalf of all of its related affiliated securitizers, discloses all fulfilled and unfulfilled reallocation requests for leases that were the subject of a demand to reallocate on SEC Form ABS-15G.  BMW FS filed its most recent Form ABS-15G, on behalf of itself and its affiliated securitizers, with the Securities and Exchange Commission (the “SEC”) on February 10, 2017.  BMW FS’s CIK number is 0001541188.  Additional information regarding BMW FS in its capacities as Sponsor, Administrator and Servicer may be found under “The Sponsor, Administrator and Servicer” and “Description of the Transaction Documents” in this prospectus.  See also “Description of the Notes—Asset Representations Review.”

Affiliations and Related Transactions

The Vehicle Trust, the UTI Beneficiary and the Depositor are affiliates of the Sponsor, the Servicer and the Administrator.  There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between any of the Depositor, the Issuing Entity, the UTI Beneficiary and the Sponsor.  The Asset Representations Reviewer is not and will not be affiliated with any of the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their respective affiliates, and has not performed, and is not affiliated with any party hired by the Sponsor or any underwriter to perform, pre-closing due diligence work on the Specified Leases.  The Owner Trustee and the Indenture Trustee are not and will not be affiliated with any of the Sponsor, the Depositor, the Servicer or any of their respective affiliates.

The Owner Trustee and the Indenture Trustee

Wilmington Trust, National Association

Wilmington Trust, National Association (“WTNA”) (formerly called M&T Bank, National Association) is the Owner Trustee under the Trust Agreement.  WTNA is a national banking association with trust powers incorporated in 1995.  The owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation.  Since 1998, Wilmington Trust Company has served as owner trustee and Delaware trustee in numerous asset-backed securities transactions involving auto receivables and auto leases.

On May 16, 2011, after receiving all required shareholder and regulatory approvals, Wilmington Trust Corporation, the parent of WTNA, through a merger, became a wholly-owned subsidiary of M&T Bank Corporation, a New York corporation.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business.  WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

WTNA has provided the above information for purposes of complying with Regulation AB. Other than the above three paragraphs, WTNA has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

U.S. Bank National Association

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as Indenture Trustee, registrar and paying agent under the Indenture for the benefit of the Noteholders (the Indenture Trustee and the Owner Trustee are collectively referred to in this prospectus as the “Trustees”).  U.S. Bancorp, with total assets exceeding $446 billion as of December 31, 2016, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of December 31, 2016, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 53 domestic and 2 international cities.  The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924.  As of December 31, 2016, U.S. Bank was acting as trustee with respect to over 89,000 issuances of securities with an aggregate outstanding principal balance of over $3.5 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee will make each monthly statement available to the Noteholders via the Indenture Trustee’s internet website at http://www.usbank.com/abs.  Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

As of December 31, 2016, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 122 issuances of automobile receivable-backed securities with an outstanding aggregate principal balance of approximately $50,859,800,000.

Since 2014 various plaintiffs or groups of plaintiffs, primarily investors, have filed claims against U.S. Bank, in its capacity as trustee or successor trustee (as the case may be) under certain residential mortgage backed securities (“RMBS”) trusts.  The plaintiffs or plaintiff groups have filed substantially similar complaints against other RMBS trustees, including Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and Wells Fargo.  The complaints against U.S. Bank allege the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers for these RMBS trusts and assert causes of action based upon the trustee's purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality.  The complaints also assert that the trustee failed to notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and that the trustee purportedly failed to abide by a heightened standard of care following alleged events of default.

Currently U.S. Bank is a defendant in multiple actions alleging individual or class action claims against the trustee with respect to multiple trusts as described above with the most substantial case being:  BlackRock Balanced Capital Portfolio et al v. U.S. Bank National Association, No. 605204/2015 (N.Y. Sup. Ct.) (class action alleging claims with respect to approximately 794 trusts) and its companion case BlackRock Core Bond Portfolio et al v. U.S. Bank National Association, No. 14-cv-9401 (S.D.N.Y.).  Some of the trusts implicated in the aforementioned Blackrock cases, as well as other trusts, are involved in actions brought by separate groups of plaintiffs related to no more than 100 trusts per case.

There can be no assurance as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.  However, U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs' claims vigorously.

The Indenture Trustee and the Owner Trustee

The Depositor, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee, the Owner Trustee and their respective affiliates.

The Owner Trustee’s or the Indenture Trustee’s liability in connection with the issuance and sale of the Securities is limited solely to the express obligations of the Owner Trustee or Indenture Trustee set forth in the Trust Agreement or the Indenture, as applicable.  The Owner Trustee or the Indenture Trustee may resign at any time, in which event the Depositor, in the case of the Owner Trustee, and the Issuing Entity, in the case of the Indenture Trustee, will be obligated to appoint a successor owner trustee or indenture trustee, respectively.  The Depositor or the Certificateholders may also remove the Owner Trustee if it becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the Trust Agreement.  The Issuing Entity may also remove the Indenture Trustee if it becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the Indenture.  In those circumstances, the Depositor or the Issuing Entity, as the case may be, will be obligated to appoint a successor owner trustee or indenture trustee, respectively.  Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

The Issuing Entity is required under the Transaction Documents to indemnify the Owner Trustee for any loss, liability, fee, disbursement or expense incurred by it in connection with the performance of its duties under Transaction Documents.  The Issuing Entity is not required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Owner Trustee through the Owner Trustee’s own willful misconduct, gross negligence or bad faith.

The Issuing Entity is required under the Transaction Documents to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of the Issuing Entity and the performance of its duties under the Transaction Documents.  The Indenture Trustee is required to notify the Issuing Entity and the Administrator promptly of any claim for which it may seek indemnity; provided, that, failure by the Indenture Trustee to provide such notification will not relieve the Issuing Entity of its obligations under the Indenture.  The Issuing Entity is not required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

Neither of the Trustees will have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any applicable risk retention rules or regulations.  The Trustees will not be charged with knowledge of any such rules or regulations, and neither of the Trustees will be liable to any Noteholder or any other person for violation of such rules or regulations.

For a description of the roles and responsibilities of the Owner Trustee, see “Description of the Transaction Documents—Administration Agreement” and “—Duties of the Owner Trustee and the Indenture Trustee” in this prospectus. For a description of the roles and responsibilities of the Indenture Trustee, see “Description of the Transaction Documents—The Indenture” and “—Duties of the Owner Trustee and the Indenture Trustee” in this prospectus.

Asset Representations Reviewer

General

Clayton Fixed Income Services LLC (“Clayton”), a Delaware limited liability company, will serve as Asset Representations Reviewer under an asset representations review agreement it will enter into with the Issuing Entity and the Servicer on the Closing Date (the “Asset Representations Review Agreement”).  The Asset Representations Reviewer is not affiliated with any of the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee, or any of their respective affiliates, and has not been, and is not, affiliated with any party that was hired by the Sponsor or any underwriter to perform pre-closing due diligence work on the Specified Leases.

Clayton is a wholly-owned subsidiary of Radian Group, Inc. (NYSE: RDN), and has provided independent due diligence loan review and servicer oversight services since 1989.  Clayton has been engaged as the asset representations reviewer on more than 60 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since the beginning of 2015.

Clayton is a leading provider of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton has performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton has also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

Fees and Expenses

The Asset Representations Reviewer will receive as compensation an annual fee equal to $7,500 (the “ARR Service Fee”), which is payable by the Servicer on the Closing Date, and thereafter by the Issuing Entity in April of each year, commencing in April 2018.  In addition, if the Asset Representations Reviewer is engaged to perform a review of Specified Leases, the Asset Representations Reviewer will be entitled to a fee of $175 for each Specified Lease reviewed by it (the “ARR Review Fee” and together with the ARR Service Fee, the “ARR Fee”).  The Asset Representations Reviewer will also be entitled to reimbursement or payment by the Issuing Entity for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the Asset Representations Review Agreement. Prior to the acceleration of the Notes, the aggregate amount of costs, expenses and indemnification amounts payable to the Asset Representations Reviewer, the Indenture Trustee and the Owner Trustee before payments are made to Noteholders on the 20th day of each month or, if such day is not a Business Day, the next succeeding Business Day, beginning April 20, 2017 (each, a “Payment Date”) will not exceed $250,000 in any calendar year.  A “Business Day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Minnesota, Ohio, New Jersey or New York are authorized or obligated by law, executive order or government decree to be closed.  Any such costs, expenses and indemnification amounts due in excess of the annual cap will be paid to the Asset Representations Reviewer and such other parties after payment of principal and interest due on the Notes on the related Payment Date.  After the acceleration of the Notes, all costs, expenses and indemnification amounts due to the Asset Representations Reviewer, the Indenture Trustee and the Owner Trustee will be reimbursed or paid to such parties before the Issuing Entity makes any payments to Noteholders.

Resignation and Removal

The Asset Representations Reviewer may not resign unless it determines it is legally unable to perform its obligations under the Asset Representations Review Agreement and there is no reasonable action that it could take to make the performance of its obligations under the Asset Representations Review Agreement permissible under applicable law.  If the Asset Representations Reviewer fails to perform in any material respect any covenants or agreements under the Asset Representations Review Agreement, becomes the subject of a bankruptcy or similar proceeding, or no longer satisfies applicable eligibility criteria, the Issuing Entity may remove the Asset Representations Reviewer and terminate its obligations under the Asset Representations Review Agreement. The Issuing Entity will be obligated to engage a successor asset representations reviewer after any such resignation or removal.  No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under the Asset Representations Review Agreement, until a successor asset representations reviewer has accepted its engagement for such purpose.

The Asset Representations Reviewer is not contractually obligated to pay the reasonable expenses incurred in the transfer of its rights and obligations under the Asset Representations Review Agreement.  To the extent expenses incurred by the Asset Representations Reviewer in connection with the replacement of the Asset Representations Reviewer are not paid by the Asset Representations Reviewer that is being replaced, the Issuing Entity will be responsible for the payment of such expenses to the Asset Representations Reviewer.  Any resignation, removal, replacement or substitution of the Asset Representations Reviewer, or the appointment of a new asset representations reviewer, will be reported by the Administrator in the Form 10-D related to the Collection Period in which such change occurs, together with a description of the circumstances surrounding the change and, if applicable, information regarding the new asset representations reviewer.

Indemnity and Liability

The Asset Representations Reviewer will not be liable to any person or entity for any action taken, or not taken, in good faith under the Asset Representations Review Agreement or for errors in judgment.  However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the Asset Representations Review Agreement or by reason of reckless disregard of its obligations and duties thereunder.  The Asset Representations Reviewer and its officers, directors, employees and agents will be indemnified by the Issuing Entity for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under the Asset Representations Review Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or reckless disregard of its obligations and duties under the Asset Representations Review Agreement or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in the Asset Representations Review Agreement.  The Asset Representations Reviewer will indemnify each of the Issuing Entity, the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee and their respective officers, directors, successors, assigns, legal representatives, agents, and servants for all fees, expenses, losses, damages and liabilities resulting from the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under the Asset Representations Review Agreement; provided, however, that the Asset Representations Reviewer shall not be liable for or required to indemnify any such person from and against expenses arising or resulting from such person’s own willful misconduct, bad faith or negligence, or the inaccuracy of any representation or warranty made by such person.  The Asset Representations Reviewer will not be liable for any amount in excess of the fees received by it in accordance with the terms of the Asset Representations Review Agreement.

The Vehicle Trust and the Vehicle Trustee

General

The Vehicle Trust is a Delaware statutory trust and is governed by an amended and restated trust agreement, dated as of December 1, 2006 (the “Vehicle Trust Agreement”), between the UTI Beneficiary and BNY Mellon Trust of Delaware (formerly known as The Bank of New York (Delaware)), as trustee (the “Vehicle Trustee”).

The assets of the Vehicle Trust (the “Vehicle Trust Assets”) consist of:

•
closed-end retail lease contracts (“Leases”) of BMW passenger cars, BMW light trucks, BMW motorcycles, MINI passenger cars and Rolls-Royce passenger cars (“Leased Vehicles”), which Leases are or were originated by Centers pursuant to Dealer Agreements entered into with BMW FS, all monies due from user-lessees under such Leases and all proceeds thereof;

•	Leased Vehicles, together with all accessories, additions and parts constituting a part thereof and all accessions thereto and all proceeds thereof;

•	proceeds from sales of Leased Vehicles;

•
the rights to proceeds from any physical damage, liability or other insurance policies, if any, covering Leases or the related user-lessees or the related Leased Vehicles, including but not limited to the Contingent and Excess Liability Insurance; and

•	all proceeds of the foregoing.

From time to time after the date of this prospectus, the Centers may assign additional Leases to the Vehicle Trust and, as described below, title the related Leased Vehicles in the name of the Vehicle Trust or the Vehicle Trustee on behalf of the Vehicle Trust.

The primary business purpose of the Vehicle Trust is to acquire Leases, including the Specified Leases, and serve as record holder of title to Leased Vehicles, including the Specified Vehicles, in connection with asset-backed securities issuance transactions.

Under the Vehicle Trust Agreement, the Vehicle Trust has not and will not:

•
issue interests or securities other than the 2017-1 SUBI, the SUBI Certificate, Other SUBIs, one or more certificates representing each Other SUBI (the “Other SUBI Certificates”), the UTI and one or more certificates representing the UTI (the “UTI Certificates”);

•	borrow money, except from BMW FS or the UTI Beneficiary in connection with funds used to acquire Leases and Leased Vehicles;

•	make loans;

•	invest in or underwrite securities;

•	offer securities in exchange for Vehicle Trust Assets, with the exception of the SUBI Certificate issued in connection with the Securities, Other SUBI Certificates and the UTI Certificates; or

•
repurchase or otherwise reacquire its securities, except as permitted by or in connection with financing or refinancing the acquisition of Leases and Leased Vehicles or as otherwise permitted by each such financing or refinancing.

For further information regarding the servicing of the Leases and the Leased Vehicles, see “Description of the Transaction Documents—Servicing Procedures” in this prospectus.

The UTI Beneficiary

BMW LP is the UTI Beneficiary under the Vehicle Trust Agreement. The sole general partner of BMW LP is BMW Facility Partners, LLC (“BMW Facility Partners”), a Delaware limited liability company. BMW FS is the limited partner of the UTI Beneficiary. The UTI Beneficiary was formed as a limited partnership under the laws of Indiana in September 1992. Currently, its only purposes are being the initial beneficiary of the Vehicle Trust, holding the UTI and the UTI Certificate, acquiring interests in the 2017-1 SUBI and Other SUBIs and engaging in related transactions. The limited liability company agreement of BMW Facility Partners and the limited partnership agreement of the UTI Beneficiary limit their respective activities to the foregoing purposes and to any activities incidental thereto or necessary therefor. The principal office of BMW LP is located at 300 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.

The UTI Beneficiary may from time to time assign, transfer, grant and convey, or cause to be assigned, transferred, granted and conveyed, to the Vehicle Trustee, in trust, Vehicle Trust Assets. At any time, the UTI Beneficiary may allocate all or a portion of the Leases and the Leased Vehicles held by the Vehicle Trust to an Other SUBI held by BMW Bank of North America (the “Bank SUBI”).  On or prior to the date that the 2017-1 SUBI is created, any Specified Leases held by the Bank SUBI will be released and assigned back to the UTI.  The UTI Beneficiary will hold the UTI, which represents a beneficial interest in all Vehicle Trust Assets except for (a) any Vehicle Trust Assets allocated to Other SUBIs (“Other SUBI Assets”) and (b) any SUBI Assets (those Vehicle Trust Assets to be referred to as the “UTI Assets”). The UTI Beneficiary may in the future pledge the UTI as security for obligations to third-party lenders and may in the future create and sell or pledge Other SUBIs in connection with financings similar to the transaction described in this prospectus. Each holder or pledgee of the UTI will be required to expressly waive any claim to the Vehicle Trust Assets other than the UTI Assets and to fully subordinate any such claims to those other Vehicle Trust Assets in the event that the waiver is not given full effect. Each holder or pledgee of any Other SUBI will be required to expressly waive any claim to the Vehicle Trust Assets, except for the related Other SUBI Assets, and to fully subordinate those claims to the Vehicle Trust Assets or any Other SUBI in the event that waiver is not given effect. Except under the limited circumstances described under “Certain Legal Aspects of the Vehicle Trust and the 2017-1 SUBI—The 2017-1 SUBI,” no SUBI Assets will be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBI.

The Vehicle Trustee

BNY Mellon Trust of Delaware is the Vehicle Trustee under the Vehicle Trust Agreement.  The Depositor, the Servicer and their affiliates may maintain normal commercial banking relations with the Vehicle Trustee and its affiliates.

BNY Mellon Trust of Delaware is a Delaware banking corporation and its principal offices are located at 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809.  BNY Mellon Trust of Delaware has served as trustee on multiple automobile lease securitizations over the past 15 years. It has served as Vehicle Trustee since 1996.  It also currently serves as vehicle trustee for other vehicle trusts for automobile lease securitization structures.  BNY Mellon Trust of Delaware is an affiliate of The Bank of New York Mellon, a New York banking corporation, which provides support services on its behalf in this transaction.

In the ordinary course of business, The Bank of New York Mellon is named as a defendant in or made a party to pending and potential legal actions.  In connection with its role as trustee of certain RMBS transactions, The Bank of New York Mellon has been named as a defendant in a number of legal actions brought by RMBS investors.  These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions.  While it is inherently difficult to predict the eventual outcomes of pending action, The Bank of New York Mellon denies liability and intends to defend the litigations vigorously.

The Vehicle Trustee will make no representations as to the validity or sufficiency of 2017-1 SUBI or the SUBI Certificate (other than with regard to the execution and authentication of such SUBI Certificate) or of any Specified Lease, Specified Vehicle or related document, will not be responsible for performing any of the duties of the UTI Beneficiary or the Servicer and will not be accountable for the use or application by any owners of beneficial interests in the Vehicle Trust Assets or the investment of any of such monies before such monies are deposited into the accounts relating to the 2017-1 SUBI, any Other SUBI and the UTI. The Vehicle Trustee will not independently verify any Specified Leases or the related Specified Vehicles. The duties of the Vehicle Trustee will generally be limited to the acceptance of assignments of the Leases, the creation of the 2017-1 SUBI, Other SUBIs and the UTI and the receipt of the various certificates, reports or other instruments required to be furnished to the Vehicle Trustee with regard to the 2017-1 SUBI under the SUBI Trust Agreement, in which case the Vehicle Trustee will only be required to examine them to determine whether they conform to the requirements of the SUBI Trust Agreement.

The Vehicle Trustee will be under no obligation to exercise any of the rights or powers vested in it by the SUBI Trust Agreement, to make any investigation of any matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the UTI Beneficiary, the Servicer or the holders of a majority in interest in the 2017-1 SUBI, unless such party or parties have offered to the Vehicle Trustee reasonable security or indemnity against any costs, expenses or liabilities that may be incurred therein or thereby. The reasonable expenses of every such exercise of rights or powers or examination will be paid by the party or parties requesting such exercise or examination or, if paid by the Vehicle Trustee, will be a reimbursable expense of the Vehicle Trustee.

The Vehicle Trustee may enter into one or more agency agreements with such person or persons, including without limitation any affiliate of the Vehicle Trustee, as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to the UTI Beneficiary and any assignee or pledgee of a SUBI Certificate.

The Vehicle Trustee may resign at any time by providing written notice of such resignation to the UTI Beneficiary.  The UTI Beneficiary will be required to remove the Vehicle Trustee if at any time the Vehicle Trustee ceases to be (i) a bank or trust company organized under the laws of the United States or any state with capital and surplus of at least $50,000,000 or (ii) have a principal place of business, or shall have appointed an agent with a principal place of business, in the State of Delaware. In addition, the UTI Beneficiary may remove the Vehicle Trustee if (A) any representation or warranty made by the Vehicle Trustee under any SUBI Trust Agreement was untrue in any material respect when made, and the Vehicle Trustee fails to resign upon written request by the UTI Beneficiary or the assignee or pledgee of any UTI Certificate or SUBI Certificate, (B) at any time the Vehicle Trustee is legally unable to act, or adjudged bankrupt or insolvent, (C) a receiver of the Vehicle Trustee or its property has been appointed or (D) any public officer has taken charge or control of the Vehicle Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the removal of the Vehicle Trustee, the UTI Beneficiary will promptly appoint a successor vehicle trustee. Any resignation or removal of the Vehicle Trustee and appointment of a successor vehicle trustee will not become effective until acceptance of appointment by the successor vehicle trustee. Any successor vehicle trustee will execute and deliver to the Servicer, the predecessor vehicle trustee, the UTI Beneficiary and the holder of all SUBI Certificates written acceptance of its appointment as Vehicle Trustee.  Any costs associated with the resignation or removal of the Vehicle Trustee will be paid by the Administrator.

The Vehicle Trustee will be indemnified and held harmless by BMW FS or out of and to the extent of the Vehicle Trust Assets (other than the SUBI Assets) with respect to any loss, liability, claim, damage or reasonable expense, including reasonable fees and expenses of counsel and reasonable expenses of litigation arising out of or incurred in connection with (a) any of the Vehicle Trust Assets, including without limitation any such fees and expenses relating to Leases or Leased Vehicles, any personal injury or property damage claims arising with respect to any such Leased Vehicle or any fees and expenses relating to any tax arising with respect to any Vehicle Trust Asset, or (b) the Vehicle Trustee’s acceptance or performance of the trusts and duties contained in the SUBI Trust Agreement. Notwithstanding the foregoing, the Vehicle Trustee will not be indemnified or held harmless out of the Vehicle Trust Assets as to such fees and expenses:

•	for which BMW FS shall be liable under, and shall have paid pursuant to, a Servicing Agreement,

•	incurred by reason of the Vehicle Trustee’s willful misfeasance, bad faith or negligence, or

•	incurred by reason of the Vehicle Trustee’s breach of its respective representations and warranties made in the SUBI Trust Agreement or in the Servicing Agreement.

The Vehicle Trustee will not be liable in its individual capacity under the Vehicle Trust Agreement except for liability for its own negligent action, its own negligent failure to act, its own bad faith, its own breach of its representations, warranties or covenants given in its individual capacity or its own willful misfeasance or similar acts or omissions of any trust agent.  Further, the Vehicle Trustee will not be personally liable for any action taken, suffered or omitted by it or any error of judgment, in each case made in good faith by any officer of, or any other employee of the corporate trust office of, the Vehicle Trustee or any trust agent, unless it is proved that the Vehicle Trustee or trust agent was negligent or acted with willful misfeasance in performing its contractual duties.  The Vehicle Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the express direction of the UTI Beneficiary, the Issuing Entity as holder of the SUBI

Certificate, or the Indenture Trustee as pledgee of the SUBI Certificate, or the holder or pledgee of any Other SUBI Certificate, relating to the exercise of any trust power conferred upon the Vehicle Trustee.

Except with respect to a claim based on the failure of the Vehicle Trustee to perform certain very limited specified duties or based on its (or any trust agent’s) willful misconduct, bad faith or negligence, no recourse shall be had against the Vehicle Trustee in its individual capacity for any claim based on any provision of the Vehicle Trust Agreement, the SUBI Trust Agreement, the Servicing Agreement, or any Vehicle Trust Asset or assignment thereof.  The Vehicle Trustee is not accountable for the use or application of the SUBI Certificate or any Other SUBI Certificate or any proceeds thereof, or the use or application of any funds properly paid to the Servicer pursuant to the Servicing Agreement.

If the Vehicle Trustee is unable to decide between alternative courses of action permitted or required by the terms of the Vehicle Trust Agreement, the SUBI Trust Agreement or any other agreement to which the Vehicle Trust is a party, the Vehicle Trustee shall promptly give written notice to the UTI Beneficiary, the beneficiary of the SUBI Certificate or the beneficiary of any Other SUBI Certificate requesting instruction as to the course of action, and to the extent the Vehicle Trustee acts in good faith, without negligence or willful misconduct, in accordance with any written instruction received from that beneficiary, the Vehicle Trustee shall not be liable on account of that action to any person. If the Vehicle Trustee has not have received appropriate instruction within ten business days of such notice (or within such shorter period as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with the Vehicle Trust Agreement, the SUBI Trust Agreement or any such other agreement, as it shall deem to be in the best interest of the beneficiary, and shall have no liability to any person or entity for such action or inaction, absent bad faith, willful misconduct or negligence.

If the Vehicle Trustee is unsure as to the application of any provision of the Vehicle Trust Agreement, the SUBI Trust Agreement or any other agreement to which the Vehicle Trustee is a party or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provisions, or in the event that any such agreement permits any determination by the Vehicle Trustee or is silent or is incomplete as to the course of action that the Vehicle Trustee is required to take with respect to a particular set of facts, the Vehicle Trustee may give written notice to the UTI Beneficiary, the beneficiary of the SUBI Certificate or the beneficiary of any Other SUBI Certificate requesting instruction and, to the extent that the Vehicle Trustee acts or refrains from acting in good faith, without negligence or willful misconduct, in accordance with any such instruction received, the Vehicle Trustee shall not be liable, on account of such action or inaction, to any person or entity. If the Vehicle Trustee has not received appropriate instruction within 10 business days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with any such agreement as it shall deem to be in the best interest of the beneficiary, and shall have no liability to any person or entity for such action or inaction, absent bad faith, willful misconduct or negligence.

The Vehicle Trustee will not be personally liable for (i) special, consequential or punitive damages, including lost profits, (ii) the acts or omissions of any nominee, correspondent, clearing agency or securities depository through which it may hold the Vehicle Trust’s securities or (iii) any losses due to forces beyond the reasonable control of the Vehicle Trustee, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

Lease Origination and the Titling of Leased Vehicles

All Leases have been or will be underwritten using the underwriting criteria described under “BMW FS’s Lease Financing Program—Underwriting.”  Under each Lease, the Vehicle Trust, or the Vehicle Trustee on behalf of the Vehicle Trust, will be listed as the owner of the related Leased Vehicle on the Leased Vehicle’s certificate of title. Liens will not be placed on the certificates of title, nor will new certificates of title be issued, to reflect the interest of the Issuing Entity, as holder of the SUBI Certificate, in the Specified Vehicles.

All Leased Vehicles owned by the Vehicle Trust will be held for the benefit of entities that from time to time hold beneficial interests in the Vehicle Trust. Those interests will be evidenced by the 2017-1 SUBI, the UTI or the Other SUBIs.  Entities holding beneficial interests in the Vehicle Trust will not have a direct ownership in the related Leases or a direct ownership or perfected security interest in the related Leased Vehicles.

The certificates of title for the Specified Vehicles will not reflect the indirect interest of the Issuing Entity in the Specified Vehicles by virtue of its beneficial interest in the SUBI Assets. Therefore, the Issuing Entity will not have a direct perfected lien in the Specified Vehicles, but will have filed a financing statement to perfect the security interest in the SUBI Assets, but only to the extent that the security interest may be perfected by filing under the Uniform Commercial Code (the “UCC”). The Servicer has agreed to file or cause to be filed a financing statement and any appropriate continuing statements in each of the appropriate jurisdictions. For further information regarding the titling of the Specified Vehicles and the interest of the Issuing Entity therein, see “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Back-up Security Interests” in this prospectus.

BMW FS may use programs developed and maintained by BMW FS that allow BMW FS to complete the entire contracting process electronically. The electronic contracts created by the programs will be electronically signed by the related user-lessees and will be stored in an electronic vault maintained by BMW FS or third parties.  BMW FS does not expect to maintain physical copies of the electronic contracts; however, in some cases, amendments to electronic contracts may be executed manually and may be stored as tangible copies.

BMW FS’s Lease Financing Program

General

BMW FS currently provides financing for a substantial portion of the Leases originated by authorized Centers throughout the United States.  BMW FS finances Leases in accordance with its established underwriting procedures, subject to the terms of its agreement (each, a “Dealer Agreement”) with each Center. Except as otherwise specified, the discussion below applies to all Leases, whether owned by BMW FS or the Vehicle Trust.  See “—Underwriting.”

Each Dealer Agreement, among other things, obligates the related Center to repurchase any Lease BMW FS financed for the outstanding Lease balance thereof, if the Center breaches certain representations and warranties as set forth in the Dealer Agreement. The representations and warranties typically relate to the origination of the Lease and the transfer of the related Leased Vehicle and not the creditworthiness of the user-lessee under the Lease.

Underwriting

Leases are acquired or financed by BMW FS in accordance with underwriting procedures that are intended to assess the applicant’s ability to pay the amounts due on the Lease and the adequacy of the Leased Vehicle as collateral. BMW FS utilizes credit score analysis and approval authority levels as credit controls.

BMW FS requires applicants to complete an application form providing various items of financial information, credit and employment history and other personal information.  Applications are submitted for new and used vehicles from approved retailers via InfoBahn - a BMW intranet system linking Centers and BMW FS.  Credit applications are evaluated by BMW FS’s electronic decisioning systems when received and are either automatically approved, automatically rejected or forwarded for review by one or more BMW FS credit buyers or by a credit manager with appropriate approval authority.

BMW FS’s electronic decisioning system, which was implemented in 2001 and upgraded in August 2016, has enhanced BMW FS’s ability to review an application and establish the probability that the proposed Lease will be paid in accordance with its terms.  The electronic decisioning system has resulted in an increase in the percentage of Leases automatically decisioned since the date of its implementation.

This electronic decision-making system evaluates each application based on certain criteria, including the applicant’s credit bureau score and credit history, a set of business rules designed to identify certain credit-related items such as loan-to-value ratio, affordability measures (e.g., payment-to-income ratio) and collateral type and quality.  The electronic decision-making system also takes into consideration the custom credit score generated for each applicant based on a set of credit scorecards utilized for internal purposes by BMW FS.

BMW FS’s current custom credit scorecards are statistically-based models developed by Austin Logistics Incorporated which were enhanced in 2010 and re-validated in 2012.  The custom credit scorecards calculate a score based on credit application data and credit bureau information. They were developed based on the past performance of BMW FS’s contract portfolio, and the scores generated are designed to be indicative of the relative probability that an applicant will make scheduled payments to BMW FS as agreed.  BMW FS anticipates that new custom credit scorecards, which are currently being developed, will be implemented in the third calendar quarter of 2017.

The payment-to-income ratio for an applicant is calculated by BMW FS by dividing the related monthly lease payment by the gross monthly income of the applicant and any co-applicant to the extent reported by them in the related application.  Payment-to-income ratios are not calculated for commercial use contracts with a business entity as the primary lessee.

While independent verification of information in an application is generally not required, the electronic decisioning system also identifies incomplete or inconsistent data between an application and information in a credit bureau report such as an address or social security number mismatch, which is often caused by incorrect data entry but could be a sign of fraud.  Such applications are not automatically accepted and BMW FS will seek independent verification of such inconsistent information as further described below.  In addition, in some cases, an application is not automatically rejected but does not meet the criteria for automatic approval due to incomplete or inconsistent information as described above or because one or more credit-related terms is not within prescribed automatic approval levels.  These applications are forwarded to credit buyers or credit managers for review.

Credit buyers and credit managers review each application that is not automatically approved through the use of a system of rules and scorecards.  A single credit buyer has the authority to approve an application which, if approved, would result in total credit exposure to the related applicant of less than $250,000.  Two credit buyers are required to approve any application for credit in an amount greater than $100,000, and only a credit manager has the authority to approve applications which, if approved, would create total credit exposure to the related applicant of $250,000 or more.   A credit buyer’s and credit manager’s review includes an evaluation of the customer demographics, income and collateral, review of a credit bureau report on the applicant from an independent credit bureau, use of internet verification tools and a review of the applicant’s credit score based on BMW FS’s custom credit scorecards.

Upon review of the application, the applicant’s credit score and credit bureau report, an assessment is made regarding the relative degree of credit risk.  The current application system used by BMW FS to process applications provides review/decline indicators to assist the credit buyers and credit managers in the review of applications.  BMW FS’s guidelines provide that an applicant’s credit score will be highly considered by the credit buyers and credit managers in determining whether to extend credit.  Besides the credit score, BMW FS also considers the applicant’s debt to income ratio, the applicant’s equity in the Leased Vehicle and other attributes as part of the decision making process.

In commercial transactions, BMW FS requires an individual to guarantee the business’ obligations under the Lease; otherwise BMW FS may obtain two years of audited financial statements, bank account statements and credit references of the related business entity.

BMW FS generally does not provide financing to applicants with previous bankruptcies. However, BMW FS’s guidelines do permit such financing under some circumstances, such as if the customer has re-established credit for at least 24 months and has had no 30-day delinquencies in that period.

Upon the maturity of a Lease, the user-lessee has the option to purchase or re-lease the Leased Vehicle from BMW FS. The same underwriting and credit procedures described above apply to any financing offered to these user-lessees.

For the annual period ended January 31, 2017, 89.23% of applications were approved.

Servicing

BMW FS measures delinquency by the number of days elapsed from the date a payment is due under the Lease (each, a “Due Date”). Prior to June 8, 2013, BMW FS considered a payment to be past due or delinquent when the related user-lessee failed to make at least 80% of a scheduled monthly payment by the related Due Date.  On and after June 8, 2013, BMW FS considers a payment to be past due or delinquent when the related user-lessee fails to make at least 90% of a scheduled monthly payment by the related Due Date.  BMW FS generally begins collection activities with respect to a delinquent Lease through telephone dialer contact that has payment self service capabilities. BMW FS assigns collectors to specific user-lessees and attempts to contact the delinquent user-lessee by telephone, letter or email based on a days-past-due risk combination.  BMW FS uses decision engine technology and scoring to accelerate or decelerate collection activities across days-past-due segments based on a variety of risk factors.  Repossession procedures typically begin when a Lease becomes 60 days delinquent. Repossessions are carried out pursuant to applicable state law and specific procedures adopted by BMW FS.

BMW FS’s current policy is generally to charge-off a Lease on the earlier of (a) the date on which the proceeds of sale of the Leased Vehicle are applied to the Lease balance or (b) the month in which the Lease reaches its 150th day of delinquency.

Any deficiencies remaining after repossession and sale of the related Leased Vehicle or after full charge-off of the related Lease are pursued by BMW FS to the extent practicable and legally permitted. User-lessees are contacted and, when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

Electronic Contracts and Electronic Contracting

BMW FS uses and maintains programs developed to allow it to complete the entire contracting process with respect to certain Leases electronically.  Centers originate electronic contracts and then transfer these electronic contracts to the Vehicle Trust, or the Vehicle Trustee on behalf of the Vehicle Trust.  Electronic contracts created by the programs are electronically signed by the related user-lessees and are stored in an electronic vault maintained by BMW FS, as servicer, through which BMW FS will maintain control of the electronic contracts on behalf of the Vehicle Trust and its assigns.  BMW FS does not maintain physical copies of electronic contracts; however, in some cases, amendments to electronic contracts may be executed manually and may be stored as tangible copies.

BMW FS’ electronic vaulting system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail and lease industry.  The electronic vaulting system uses a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the Lease, (ii) manage access to and the expression of the authoritative copy, (iii) identify the Vehicle Trust, or the Vehicle Trustee on behalf of the Vehicle Trust, as the owner of record of the authoritative copy and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Physical Damage and Liability Insurance; Additional Insurance Provisions

Each Lease requires the user-lessee to obtain physical damage insurance covering loss or damage to the Leased Vehicle, personal liability insurance, comprehensive liability insurance, including fire and theft, property damage liability and collision liability insurance covering the actual cash value of the Leased Vehicle. The Dealer Agreements include a requirement that the Centers provide BMW FS with written evidence that physical damage and liability insurance covers the Leased Vehicle at least in the amount required by the Lease at the time the Lease is acquired by BMW FS. BMW FS requires the policy to include BMW FS as loss payee and as additional insured. BMW FS does not verify the accuracy of such information or the existence of such physical damage and liability insurance.  Since user-lessees may choose their own insurers to provide the required coverage, the specific terms and conditions of policies vary.

If a user-lessee fails to obtain or maintain the required insurance, the related Lease will be in default and the Servicer may either obtain insurance on behalf of, and at the expense of, the user-lessee or deem the related Lease in default. In that event, it is the practice of the Servicer to repossess the related Leased Vehicle. There can be no assurance that each Leased Vehicle will continue to be covered by physical damage insurance for the entire term during which the related Lease is outstanding. BMW FS does not “force place” insurance.

In addition, if a user-lessee’s vehicle is destroyed or irretrievably lost as a result of theft, an accident or other reason that meets BMW FS’s published criteria, and BMW FS determines that the user-lessee is in compliance with its insurance obligations, BMW FS will accept the actual cash value paid by the user-lessee’s insurance company as payment in full of the related Lease balance. However, a user-lessee will be obligated to pay certain amounts outstanding.  If the insurance loss proceeds exceed the user-lessee’s Lease obligations, the excess is refunded to the user-lessee.

In addition, BMW FS may purchase residual value insurance on Leased Vehicles.  Such residual value insurance would insure the difference, if any, between the residual value originally estimated at the time that a Lease was signed and the actual market value of the Lease at lease termination.  If any such residual value insurance is purchased by BMW FS with respect to the Specified Vehicles, any proceeds therefrom will not be part of Available Funds.

BMW FS does not require user-lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on Leases on behalf of the user-lessees in the event of disability or death. To the extent that this type of insurance coverage is obtained on behalf of a user-lessee, payments received in respect of the coverage may be applied to payments on the related Lease only to the extent that the user-lessee’s beneficiary chooses to do so.

In the event that a user-lessee fails to maintain any required insurance and this failure results in a shortfall in amounts to be distributed to the noteholders which is not covered by amounts on deposit in the Reserve Fund or by subordination of payments on the Certificates to the extent described in this prospectus, Noteholders could suffer a loss on their investment.

Contingent and Excess Liability Insurance

In addition to the personal property and liability insurance coverage required to be obtained and maintained by the user-lessee pursuant to the Leases, and as additional protection in the event the user-lessee fails to maintain the required insurance, BMW FS maintains contingent liability insurance for the benefit of, among others, BMW FS, the Vehicle Trust, the UTI Beneficiary, the Depositor and the Issuing Entity, which provides coverage for liability caused by any Leased Vehicle owned by the Vehicle Trust. BMW FS also maintains excess insurance coverage as to which the Vehicle Trustee is an additional insured (together with the aforementioned primary contingent liability insurance policy, the “Contingent and Excess Liability Insurance”). These insurance policies collectively provide insurance coverage at a minimum of $5 million per accident and permit multiple claims in any policy period. Claims could be imposed against the assets of the Vehicle Trust if such coverage were exhausted and damages were assessed against the Vehicle Trust. In that event, investors in the Notes could incur a loss on their investment. See “Risk Factors—Vicarious tort liability may result in a loss,” “Certain Legal Aspects of the Vehicle Trust and the 2017-1 SUBI—The 2017-1 SUBI” and “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Vicarious Tort Liability” in this prospectus for a discussion of related risks.

With respect to damage to the Leased Vehicles, a user-lessee is required by the related Lease to maintain comprehensive and collision insurance. As more fully described under “—Physical Damage and Liability Insurance; Additional Insurance Provisions”  BMW FS requires that Centers provide it with written evidence that physical damage and liability insurance covers the Leased Vehicle at least in the amount required by the related Lease at the time the Lease is acquired by BMW FS.  BMW FS does not monitor the maintenance of required user-lessee insurance and will not be required to do so in the Transaction Documents.  In the event that the foregoing insurance coverage was exhausted and no third-party reimbursement for that damage was available, investors in the Notes could incur a loss on their investment.

The Servicing Agreement will provide that, for so long as any Notes or Certificates are outstanding, BMW FS will maintain its Contingent and Excess Liability Insurance policy unless the termination or other modification of such policy would not reduce the liability limit below the $5 million minimum per accident and unless each Rating Agency rating the Notes has been notified and has not confirmed in writing within 10 Business Days (or such shorter period as is practicable or acceptable to such Rating Agency) that such termination or other modification of such policy will result in the qualification, reduction or withdrawal of its then-current rating on any class of Notes. These obligations of BMW FS will survive any termination of BMW FS as Servicer under the Servicing Agreement.

Leased Vehicle Maintenance

Each Lease states that the user-lessee is responsible for all maintenance, repair, service, operating expenses and damage to the related Leased Vehicle.  At the scheduled maturity date of a Lease, if the user-lessee does not purchase the Leased Vehicle, the user-lessee is required to pay BMW FS (a) any applicable charges for excess mileage at the stated rate on the related Lease (“Excess Mileage Payments”) and (b) any applicable charges for excess wear and tear (“Excess Wear and Use Payments”), as defined by the related Lease to be, but not limited to: (i) inoperative electrical or mechanical parts; (ii) dented, scratched, chipped, rusted, pitted, broken or mismatched body parts, paint, vehicle identification items, trim or grill work; (iii) non-functioning, scratched, cracked, pitted or broken glass or lights; (iv) missing equipment, parts, accessories or adornments; (v) torn, damaged, burned or stained interior; (vi) damage that makes the vehicle unlawful or unsafe to drive; (vii) damage due to installation or removal of non-manufacturer, after-market or replacement parts; (viii) damage, including damage to the engine, due to failure to maintain the vehicle in accordance with stated policies; and (ix) tires other than those with at least 1/8” tread remaining at the shallowest point, all the same grade, quantity and quality as those delivered with the Leased Vehicle.

Each of the above stated items is inspected during the vehicle inspection process as described under “—End of Lease Term; Vehicle Disposition” below.

If applicable charges are billed to the user-lessee through the maturity billing process and not paid in a timely manner to BMW FS, collection activities are pursued through the BMW FS’s Recovery Department.

Remarketing

BMW FS handles all remarketing activities of Leased Vehicles, including, but not limited to customer service, collections, accounting, end of term process and titling.  This department is managed from BMW FS’s Regional Service Center in Hilliard, Ohio, and Field Remarketing Managers are located at various auction sites throughout the United States.  All remarketing operations are handled electronically.

End of Lease Term; Vehicle Disposition

BMW FS’s Vehicle Sales Department handles vehicle sales for BMW FS, including those related to lease terminations, repossessions, company cars and maturity billing.

At 180 days prior to the expiration of a Lease, BMW FS contacts each user-lessee through email, inviting the user-lessee to a specially designed website which includes account and lease-end information and options.  At this time, BMW FS also places a courtesy call to the user-lessee regarding lease-end options.

At 140 days prior to the expiration of a Lease, BMW FS contacts each user-lessee through email, promoting the benefits and products that BMW FS offers.

At 120 days prior to the expiration of a Lease, BMW FS, through its direct parent, BMW of North America, LLC (“BMW NA”), contacts each user-lessee through email, promoting offers and new products. BMW FS also places another courtesy call to the user-lessee regarding lease-end options.

At 90 days prior to the expiration of a Lease, BMW FS contacts each user-lessee through direct mail and email, providing each such user-lessee with (i) an explanation of the end-of-lease options and the end-of-lease process and (ii) information regarding the vehicle turn-in process, the inspection process, BMW FS’s excess wear and tear guidelines and vehicle inspection guidelines.  The email sent to each user-lessee invites that user-lessee to a specially designed website addressing the end of term process. BMW FS also places another courtesy call to the user-lessee regarding lease-end options.

At 60 days prior to the expiration of a Lease, BMW FS contacts each user-lessee via email, again inviting them to go to their specially designed website that includes (i) an explanation of the end-of-lease options and the end-of-lease process and (ii) information regarding the vehicle turn-in process, the inspection process, BMW FS’s excess wear and tear guidelines and vehicle inspection guidelines.

At 60 days prior to the expiration of a Lease, BMW FS’s Lease-End department begins placing calls to the related user-lessee to: (i) obtain the user-lessee’s end of term intentions and document the current mileage on the Leased Vehicle; (ii) determine the date the user-lessee plans to return the Leased Vehicle and the retailer to which the Leased Vehicle will be returned; (iii) assist and educate the user-lessee regarding the end-of-lease process; (iv) advise the user-lessee of the inspection process, including the option to repair the Leased Vehicle after the inspection; (v) advise the user-lessee to schedule an appointment with the retailer for the return of the Leased Vehicle; (vi) answer questions and resolve issues with the user-lessee regarding the end-of-lease maturity billing statement; and (vii) advise the user-lessee to sign and retain a copy of the federal odometer statement completed at the retailer upon return of the Leased Vehicle.

Until a turn-in decision is obtained from the user-lessee, follow-up calls are placed to the user-lessee at 45, 30, and 15 days prior to lease termination.  Occasionally, BMW FS will extend a Lease up to a maximum of six months. BMW FS only does so if the user-lessee has ordered another BMW vehicle that has not yet been delivered.  If the user-lessee has decided to purchase the Leased Vehicle, such user-lessee may do so at the stated residual value of the Leased Vehicle.

If the user-lessee has decided not to purchase or re-lease the Leased Vehicle, the related Center has the option to purchase such Leased Vehicle for its pre-owned inventory.  Most Centers participate in the “Full Circle Retail Program,” which is an annual contract that each Center has the option to sign.  If a Center elects to participate in the Full Circle Retail Program, such Center is obligated to keep and retail a majority of the vehicles for which such Center originated the Lease and to purchase the related Leased Vehicles at the lower of current market value or stated residual value.  If a Center elects to join this program, BMW FS and BMW NA help such Center with many tactical retail assistance tools.  If a Center elects not to purchase the related Leased Vehicle, BMW FS has established standardized pickup procedures to retrieve the Leased Vehicle from the Center as quickly as possible. The Leased Vehicle is then delivered to a regional auction site for remarketing/sale.

Once a Leased Vehicle arrives at the regional auction site, a vehicle condition report is completed and the vehicle is prepped for sale.  BMW FS uses numerous auctions throughout the United States and monitors sale percentages, operational efficiencies and sale values.  The regional auctions currently used by BMW FS are “open” auctions, which means that any licensed dealer (not limited to Centers) may participate. A BMW FS representative is present at the auction and is responsible for handling BMW FS’s decisions at the auction, including approval of repairs on the vehicle and acceptance of auction bids.  While a majority of vehicles are sold in the physical auction lane, a Field Remarketing Manager may choose to place a vehicle for sale via auction internet sales systems, such as Manheim OVE or Adesa Dealerblock.  BMW FS communicates daily with each auction location via data feeds.  Upon completion of a sale, sale results are transmitted electronically in accordance with BMW FS’s policies and procedures.

The Certified Pre-Owned BMW Vehicle Program (“CPO”) was established by BMW NA in 1996 to create customer and Center demand for off-lease used BMW vehicles and to enhance the value of off-lease BMW vehicles. To qualify for CPO, a vehicle must pass an inspection conducted by the related Center based on standards set by BMW NA. For CPO vehicles, BMW NA provides a limited warranty for two years or 50,000 miles (whichever comes first) that becomes effective upon the expiration of the New Vehicle Warranty. Each CPO vehicle also is covered by the BMW Roadside Assistance Program which is identical to that offered on new vehicles. CPO is actively marketed by BMW NA through a separate sales force and is advertised using online, broadcast and print media.

Occasionally, BMW FS offers to user-lessees, whose Leases are nearing expiration, incentives to lease new vehicles (“New Lease Incentives”). These incentives may include forgiveness of one or more monthly payments otherwise payable under the related Leases. In the event that a Lease subject to such forgiveness is a Specified Lease, BMW FS has agreed in the Servicing Agreement to pay to the Issuing Entity the Monthly Payments so forgiven.  New Lease Incentives may increase the turn-in rates for the related vehicles, including the Specified Vehicles, and increase the exposure of Noteholders to the risks associated with the market valuation of pre-owned vehicles.

Extensions and Pull-Ahead Program

On occasion, BMW FS may extend the term of a Lease if the user-lessee requests such extension and is not in default on any of its obligations under the Lease and if the user-lessee agrees to continue to make monthly payments. User-lessees at the end of a Lease who intend to lease or purchase another BMW, MINI or Rolls-Royce motor vehicle, but cannot do so at lease maturity due to awaiting delivery of a new vehicle, may qualify for a lease term extension of up to six months. For additional information with respect to extensions and modifications of Specified Leases, see “The Specified Leases—General” and “—Representations, Warranties and Covenants” in this prospectus.

BMW FS, as Servicer, may also permit a user-lessee to terminate a Lease prior to its maturity in order to allow that user-lessee, among other things, (1) to enter into a new Lease for a different BMW, MINI or Rolls-Royce motor vehicle, (2) to purchase a different BMW, MINI or Rolls-Royce motor vehicle or (3) to finance a different BMW, MINI or Rolls-Royce motor vehicle. Following this early termination of the related Lease (an “Early Termination Lease”), the Servicer will charge the user-lessee any applicable Excess Mileage Payments and Excess Wear and Use Payments in accordance with its customary servicing practices with respect to Leases that are terminated early by the related user-lessee in the absence of a “pull-ahead” or other marketing program.  For additional information with respect to the termination of a Specified Lease, see “The Specified Leases—General” in this prospectus.

Like-Kind Exchange Program

BMW FS has implemented a Like-Kind Exchange Program (the “LKE Program”) for its lease portfolio. Previously, BMW FS recognized a taxable gain on the resale of most vehicles returned to the Vehicle Trust upon lease termination. The LKE Program is designed to permit BMW FS to defer recognition of taxable gain by exchanging Matured Vehicles, Defaulted Vehicles and Specified Vehicles related to an Early Termination Lease for new vehicles (the “replacement vehicles”):

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The LKE Program requires the proceeds from the sale of a Matured Vehicle, a Defaulted Vehicle or Specified Vehicle related to an Early Termination Lease to be assigned to, and deposited directly with, a qualified intermediary rather than being paid directly to BMW FS, as Servicer.

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In order to enable BMW FS to take advantage of the tax deferral, the Matured Vehicle, Defaulted Vehicle or Specified Vehicle related to an Early Termination Lease, as applicable, will be reallocated from the 2017-1 SUBI to the UTI at the same time and in exchange for the same dollar amount that such Matured Vehicle, Defaulted Vehicle or Specified Vehicle related to an Early Termination Lease, is sold.

•	The qualified intermediary will use the proceeds of the sale, together with additional funds, if necessary, to purchase replacement vehicles.

•	The replacement vehicles will then be transferred to the Vehicle Trust and become part of the UTI.

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The Vehicle Trust is then deemed to have exchanged Matured Vehicles, Defaulted Vehicles, or Specified Vehicles related to Early Termination Leases, as applicable, for the replacement vehicles and BMW FS is not required to recognize any taxable gain.

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The LKE Program also requires that there be no security interest in the amounts held by the qualified intermediary. Consequently, the Indenture Trustee will waive any security interest in any amounts held by the qualified intermediary.

Because the Servicer will deposit amounts equal to the Sales Proceeds of the Leased Vehicles subject to the LKE Program at the required time into the SUBI Collection Account, the LKE Program is not anticipated to have any adverse impact on the amounts and timing of payments to be received by the Issuing Entity from the disposition of related Leased Vehicles. However, in the event of a bankruptcy of the Servicer, the Indenture Trustee would not be a secured creditor with respect to any amounts then held by the qualified intermediary and, in that event, you could incur losses on your notes.

The 2017-1 SUBI

 General

The 2017-1 SUBI will be issued by the Vehicle Trust under a supplement to the Vehicle Trust Agreement, dated as of the Closing Date by and between the UTI Beneficiary and the Vehicle Trust (the “SUBI Supplement” and, together with the Vehicle Trust Agreement, the “SUBI Trust Agreement”). The 2017-1 SUBI will not represent a direct interest in the SUBI Assets or an interest in any Vehicle Trust Assets other than the SUBI Assets. The Issuing Entity and the Securityholders will have no interest in the UTI, any Other SUBI or any Vehicle Trust Assets evidenced by the UTI or any Other SUBI. Payments made on or in respect of Vehicle Trust Assets not represented by the 2017-1 SUBI will not be available to make payments on the Securities.

The SUBI Certificate will evidence a beneficial interest in the SUBI Assets, which will generally consist of the Specified Leases, the Specified Vehicles and all proceeds of or payments on such Specified Leases and Specified Vehicles received on or after the close of business on January 31, 2017 (which is referred to in this prospectus as the “Cutoff Date”) and all other SUBI Assets, including:

•	amounts in the SUBI Collection Account received in respect of the Specified Leases,

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amounts in the SUBI Collection Account received in respect of the sale of the Specified Vehicles (or an amount equal to the Sales Proceeds deposited by the Servicer in lieu of actual Sales Proceeds in connection with the LKE Program).  For additional information, see “BMW FS’s Lease Financing Program—Like-Kind Exchange Program” in this prospectus,

•
certain monies due under or payable in respect of the Specified Leases and the Specified Vehicles on or after the Cutoff Date, including the right to receive payments made to BMW FS, the Depositor, the Vehicle Trust, the Vehicle Trustee or the Servicer under any insurance policies relating to the Specified Leases, the Specified Vehicles or the related User-Lessees, and

•	all proceeds of the foregoing.

On or prior to the Closing Date, the Vehicle Trust will issue the SUBI Certificate to or upon the order of BMW LP, as UTI Beneficiary.

Transfers of the SUBI Certificate

Simultaneously with the issuance of the SUBI Certificate to BMW LP, BMW LP will convey the SUBI Certificate to the Depositor pursuant to a transfer agreement, dated as of the Closing Date (the “SUBI Certificate Transfer Agreement”).  BMW LP will covenant to treat the conveyance of the SUBI Certificate to the Depositor as an absolute sale, transfer and assignment for all purposes.

Immediately after the transfer of the SUBI Certificate to the Depositor, the Depositor will:

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transfer to the Issuing Entity, without recourse, all of its right, title and interest in and to the SUBI Certificate under a transfer agreement, dated as of the Closing Date (the “Issuer SUBI Certificate Transfer Agreement”); and

•	deliver the SUBI Certificate to the Issuing Entity.

In exchange, the Issuing Entity will transfer to the Depositor the Notes and will issue to the Depositor the Certificates.

Immediately following the transfer of the SUBI Certificate to the Issuing Entity, the Issuing Entity will pledge its interest in the Trust Estate, which includes the SUBI Certificate, to the Indenture Trustee as security for the Notes. The Issuing Entity will deliver the SUBI Certificate to the Indenture Trustee to perfect the pledge of the SUBI Certificate.

The Specified Leases

General

The Specified Leases and the related Specified Vehicles will be described in a schedule appearing as an exhibit to the SUBI Trust Agreement.  Under the Servicing Agreement, the Servicer will represent and warrant as to certain characteristics of each Specified Lease and Specified Vehicle as described under “—Representations, Warranties and Covenants.”

Each of the Specified Leases was originated by a Center in the ordinary course of such Center’s business and assigned to the Vehicle Trust on or prior to the Cutoff Date, in accordance with the underwriting procedures described under “BMW FS’s Lease Financing Program” in this prospectus. As of the date of this prospectus, the Specified Leases are operating leases under International Financial Reporting Standards and U.S. generally accepted accounting principles and have been selected based upon the criteria specified in the Servicing Agreement and described under “—Characteristics” and “—Representations, Warranties and Covenants” below. All Specified Vehicles relating to the Specified Leases will be titled in the name of the Vehicle Trust or the Vehicle Trustee.

The Specified Leases and the related Specified Vehicles selected from the Vehicle Trust’s portfolio had an Aggregate Securitization Value as of the Cutoff Date of $1,168,236,489.16.  For purposes of presenting statistical information in this prospectus concerning the Specified Leases, the “Aggregate Securitization Value” for any such Specified Leases will mean an amount calculated as of the close of business on the Cutoff Date equal to the sum of the Securitization Values of such Specified Leases and, for purposes of the Transaction Documents and the Specified Leases, the “Aggregate Securitization Value” for any date will mean an amount calculated as of the close of business on such day equal to the sum of the Securitization Value of all Specified Leases.  For more information regarding how the Securitization Value for each Specified Lease is calculated, you should refer to “—Calculation of the Securitization Value of the Specified Leases” below.

Each Specified Lease provides for an equal, fixed lease payment payable monthly by the User-Lessee (each, a “Monthly Payment”), that does not include other amounts payable by the User-Lessee, such as late charges, returned check fees, taxes and similar items (all of which will be payable to the Servicer), that are allocated between principal and Rent Charges.  The “Rent Charge” portion of each Monthly Payment is the amount the User-Lessee is charged on the Lease Balance and is calculated on a constant yield basis at an imputed interest rate (the “Lease Rate”). The “Lease Balance” of a Specified Lease equals the present value of the remaining Monthly Payments owed by the User-Lessee and the present value of the Contract Residual Value of the related Specified Vehicle, each determined using a discount rate equal to the Lease Rate. The initial Lease Balance of a Specified Lease (the “Initial Lease Balance”) equals the adjusted capitalized cost set forth in the Specified Lease. The adjusted capitalized cost of a Specified Lease represents the initial value of the Specified Lease and the related Specified Vehicle (which value may exceed the manufacturer’s suggested retail price and may include certain fees and costs related to the origination of the Specified Lease). The Initial Lease Balance amortizes over the term of the Specified Lease to an amount equal to the Contract Residual Value.

All of the Specified Leases will be closed-end leases. Under a “closed-end lease,” at the end of its term, if the User-Lessee does not elect to purchase or re-lease the related Specified Vehicle by exercise of the purchase or re-lease option contained in the related Specified Lease, the User-Lessee is required to return the Specified Vehicle to or upon the order of BMW FS, as Servicer on behalf of the Vehicle Trust, at which time the User-Lessee will then owe (in addition to unpaid Monthly Payments) only incidental charges for excess mileage, excessive wear and use and other items as may be due under such lease.

Each User-Lessee will be permitted to purchase or re-lease the Specified Vehicle at the scheduled termination date specified in the related Specified Lease (the “Maturity Date”) or upon the early termination of the related Specified Lease. The purchase price (the “Purchase Option Price”) is the amount payable by a User-Lessee upon the exercise of its option to purchase a Specified Vehicle which amount equals (a) with respect to a Matured Vehicle, the Contract Residual Value plus any fees, taxes and other charges imposed in connection with such purchase and (b) with respect to a Specified Vehicle for which the related Specified Lease has been terminated early by the User-Lessee, the sum of (i) any due but unpaid Monthly Payments, (ii) any fees, taxes and other charges imposed in connection with the Specified Lease and (iii) the excess of the sum of the Monthly Payments remaining until the end of the Specified Lease and the Contract Residual Value over the remaining unearned Rent Charges, calculated using the actuarial method (the “Actuarial Payoff”).  In addition, so long as a User-Lessee is not in default under a Specified Lease, a User-Lessee may terminate the Specified Lease and not exercise its option to purchase a Specified Vehicle at any time upon payment in full of a payoff amount (the “Early Termination Cost”).  The Early Termination Cost is the sum of (a) any due but unpaid Monthly Payments; (b) any fees and taxes assessed or billed in connection with the Specified Lease and any other amount charged to the User-Lessee under the Specified Lease, including repair charges at termination; (c) a disposition fee; and (d) the Actuarial Payoff; minus (e) the estimated value of the vehicle as determined by Black Book Wholesale Average Condition, or if unavailable, the N.A.D.A. Official Used Car Guide Wholesale Average Condition (or, in California, the Kelly Blue Book Auto Market Report).  With respect to BMW FS’ pull-ahead program as described under “BMW FS’s Lease Financing Program—Extensions and Pull-Ahead Program” in this prospectus, an early termination with respect to any Specified Lease will not be permitted unless all pull-ahead amounts due and payable by the User-Lessee under that Specified Lease on or before the date of the User-Lessee’s election to terminate the Specified Lease have been paid by or on behalf of the User-Lessee and are deposited in the SUBI Collection Account within the time period required for the Servicer to deposit collections into the SUBI Collection Account.

Each Specified Lease will provide that BMW FS, as Servicer on behalf of the Vehicle Trust, may terminate the Specified Lease and repossess the related Specified Vehicle following an event of default by the related User-Lessee (each, a “Lease Default”). Typical Lease Defaults include, but may not be limited to, failure of the User-Lessee to make payments when due, certain events of bankruptcy or insolvency of the User-Lessee, failure to maintain required insurance or failure to comply with any other term or condition of the Specified Lease. BMW FS regularly tracks User-Lessees’ compliance with their payment obligations, but BMW FS does not monitor the maintenance of required User-Lessee insurance and will not be required to do so in the Transaction Documents.

Consistent with its customary servicing practices, the Servicer may, in its discretion, modify or extend the term of a Specified Lease or re-lease a Specified Lease; provided, that if (i) the Servicer makes an extension that exceeds six months, (ii) the related Specified Lease as extended would mature later than the last day of the Collection Period preceding the Final Scheduled Payment Date of the Class A-4 Notes or (iii) the related Specified Vehicle is re-leased, the Servicer shall, on the Deposit Date related to the Collection Period in which the Servicer discovers or is notified that such event described above has occurred, (x) deposit or cause to be deposited into the SUBI Collection Account an amount equal to the Securitization Value (with respect to extensions) or the Contract Residual Value (with respect to re-leases) of the Specified Lease as of the last day of the related Collection Period and (y) direct the Vehicle Trustee to reallocate such Specified Lease and the related Specified Vehicle from the 2017-1 SUBI to the UTI and the Servicer may cause such Specified Lease and related Specified Vehicle to be conveyed to it.  Any extension of a Specified Lease by the Servicer may result in reduced or delayed receipt of collections in respect of such Specified Lease.

If a User-Lessee is in default under a Specified Lease, BMW FS may do any or all of the following: (i) take any reasonable measures to correct the default or save BMW FS from loss; (ii) terminate the Specified Lease and the User-Lessee’s rights to use and possess the Specified Vehicle, and if the User-Lessee does not voluntarily return the Specified Vehicle, take possession of the Specified Vehicle by any method permitted by law; (iii) determine the User-Lessee’s “early termination liability,” which is the sum of the Early Termination Cost, all collection costs, and to the extent permitted by law, court costs and reasonable attorney’s fees; or (iv) pursue any other remedy permitted by law. The User-Lessee is also liable for all related expenses, fees, legal cost and attorney’s fees incurred by BMW FS to repossess, store, restore and/or dispose of the Specified Vehicle.

In the event of termination of a Specified Lease where the related User-Lessee is in default following a casualty of the related Specified Vehicle, amounts collected with respect to the Specified Lease and Specified Vehicle, after deducting costs and other sums retained by the Servicer in connection therewith may be less than the Securitization Value of the Specified Lease. In the event that any of the foregoing shortfalls are not covered from available monies on deposit in the SUBI Collection Account and Reserve Fund, investors in the Notes could suffer a loss on their investment.

Representations, Warranties and Covenants

The Servicer will represent and warrant that each Specified Lease or, to the extent applicable, the related Specified Vehicle or User-Lessee:

•	was originated in the United States for a User-Lessee with a U.S. address and in compliance with BMW FS’s customary credit policies and practices;

•	is a U.S. dollar-denominated obligation;

•	was created in compliance in all material respects with all applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and applicable disclosure laws;

•
(a) is a legal, valid and binding payment obligation of the User-Lessee, enforceable against the User-Lessee in accordance with its terms, as amended, (b) has not been satisfied, subordinated, rescinded, canceled or terminated and (c) no right of rescission, setoff, counterclaim or defense with respect to such Specified Lease has been asserted or threatened in writing;

•	for each Specified Lease that was executed electronically, an electronic executed copy of the documentation associated therewith is located at one of BMW FS’s offices;

•	requires the User-Lessee to obtain physical damage and liability insurance that names BMW FS or the lessor as loss payee covering the related Specified Vehicle;

•
has been validly assigned to the Vehicle Trust by the related Center and is owned by the Vehicle Trust, free of all liens, encumbrances or rights of others other than liens relating to administration of title and tax issues;

•
as of the Cutoff Date, the related User-Lessee has a garaging state address in a state in which the Vehicle Trust has all licenses, if any, necessary to own and lease vehicles and the related User-Lessee is not BMW FS, the Depositor or any of their respective affiliates;

•
the certificate of title related to each Specified Lease is registered in the name of the Vehicle Trust or the Vehicle Trustee (or a properly completed application for such certificate of title has been submitted to the appropriate titling authority);

•	is fully assignable and does not require the consent of the User-Lessee as a condition to any transfer, sale or assignment of the rights of the related originator;

•	has not been deferred or otherwise modified except in accordance with BMW FS’s normal credit and collection policies and practices;

•	is not an Other SUBI Asset;

•	the servicing systems of BMW FS do not indicate that the related User-Lessee is currently the subject of a bankruptcy proceeding; and

•	the Specified Leases constitute “tangible chattel paper” or “electronic chattel paper” for purposes of the UCC.

These representations and warranties are made to the other parties to the Servicing Agreement, which also provides that the Issuing Entity, as the holder of the 2017-1 SUBI, and the Indenture Trustee, as pledgee of the 2017-1 SUBI on behalf of the Noteholders, are third-party beneficiaries of these representations, warranties and covenants insofar as they relate to the SUBI Assets.  The Servicer will also make certain representations and warranties regarding the characteristics of the Specified Leases and Specified Vehicles described in the first paragraph under the heading “—Characteristics” below.

The Servicer will be required to deposit or cause to be deposited into the SUBI Collection Account for the Securities an amount equal to the Securitization Value of a Specified Lease (the “Reallocation Payment”) if:

•
the related User-Lessee moves to a state that is not a state in which the Vehicle Trust has all licenses, if any, necessary to own and lease vehicles and the Vehicle Trust does not have such licenses for such state within 90 days of the Servicer becoming aware of such move; or

•
the Servicer discovers, or the Vehicle Trustee or a responsible officer of the Indenture Trustee receives notice of and gives prompt written notice to the Servicer of, a breach of any representation or warranty referred to in the preceding paragraph that materially and adversely affects the Issuing Entity’s interests in a Specified Lease or Specified Vehicle and the breach is not cured in all material respects within 60 days after the Servicer discovers the breach or is given notice of it.

In the case of the first bullet point of this paragraph, the Reallocation Payment must be made by the Servicer on the Business Day immediately preceding the next Payment Date (each such date, a “Deposit Date”) following the end of such 90-day period.  Otherwise, the Reallocation Payment must be made by the Servicer as of the day on which the related cure period ended. Upon such payment, the related Specified Lease and Specified Vehicle shall no longer constitute SUBI Assets. The foregoing payment obligation will survive any termination of BMW FS as Servicer under the Servicing Agreement.

BMW FS will represent and warrant that, aside from the selection criteria described in this prospectus, it used no adverse selection procedures in selecting the Specified Leases from the pool of Leases for allocation to the 2017-1 SUBI as SUBI Assets and that aside from such criteria, it is not aware of any bias in the selection of the Specified Leases that would cause delinquencies or losses on the Specified Leases to be worse than any other Leases held by the Vehicle Trust. However, there can be no assurance as to actual delinquencies or losses on the Specified Leases. All Specified Vehicles relating to the Specified Leases will be titled in the name of the Vehicle Trust or the Vehicle Trustee on behalf of the Vehicle Trust.

Characteristics

The Specified Leases were selected by reference to several criteria, including, that as of the Cutoff Date, each Specified Lease:

•	applied to a Specified Vehicle that was a new BMW passenger car, BMW light truck, BMW motorcycle, MINI passenger car or Rolls-Royce passenger car at the time of origination of the Specified Lease;

•	applied to a Specified Vehicle that has a model year of 2014 or later;

•	was originated for a User-Lessee with a United States address;

•
provides for level payments that fully amortize the Initial Lease Balance of the Specified Lease at the related Lease Rate to the related Contract Residual Value over the lease term and, in the event of a User-Lessee initiated early termination, provides for payment of the related Early Termination Cost;

•	was originated on or after August 1, 2014;

•	has a Maturity Date on or after the July 2017 Payment Date and no later than the January 2020 Payment Date;

•	has an original term of not more than 36 months; and

•	was not more than 29 days past due.

In addition, currently, BMW FS only securitizes Leases that were originated in the following states: Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio,

Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia and Washington.

The characteristics of the Specified Leases and related Specified Vehicles as of the Cutoff Date are as set forth in the following tables.  The characteristics in the following tables related to the term of the Specified Leases may not match the asset-level data included as an exhibit to Form ABS-EE as the result of differences between the methods of calculating the term of the Specified Leases for the purpose of presenting statistical information in this prospectus and for the purpose of presenting asset-level data in Form ABS-EE.

10,138 Specified Leases, having an Aggregate Securitization Value of approximately $359,849,306.80 (representing approximately 30.80% of the Aggregate Securitization Value as of the Cutoff Date) are evidenced by electronic contracts.

Composition of the Specified Leases as of the Cutoff Date

Aggregate Securitization Value	$1,168,236,489.16
Number of Specified Leases	32,968
Aggregate ALG Residual Value	$838,891,483.91
Aggregate of ALG Residual Values as a Percentage of Aggregate Securitization Value	71.81%
Aggregate of Discounted ALG Residual Values(1) as a Percentage of Aggregate Securitization Value	60.81%
BMW Passenger Cars as a Percentage of Aggregate Securitization Value	67.64%
BMW Light Trucks as a Percentage of Aggregate Securitization Value	32.36%
Weighted Average FICO Score(2)	785

	Average	Minimum	Maximum
Securitization Value	$35,435.47	$14,105.25	$116,472.84
Original Term to Maturity (months)	36 (2)	24	36
Remaining Term to Maturity (months)	27 (2)	7	35
Seasoning (months)	9 (2)	1	29
ALG Residual Value	$25,445.63	$13,103.00	$67,277.10
____________________________________

(1)  Discounted by the securitization rate.
(2)  Weighted by Securitization Value as of the Cutoff Date.

The FICO Score of a User-Lessee is calculated as the average of all available FICO Scores at the time of application.  A “FICO Score” is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk.  Data from an independent credit reporting agency, such as a FICO Score, is one of several factors that may be used by BMW FS in its credit scoring system to assess the credit risk associated with each applicant.  See “BMW FS’s Lease Financing Program” in this prospectus.  Additionally, FICO Scores are based on independent third party information.  BMW FS does not calculate the FICO scores and does not have access to the information used by the independent credit reporting agencies which provide the FICO scores to BMW FS.  FICO Scores should not be relied upon as a meaningful predictor of the performance of the Specified Leases.

Distribution of the Specified Leases by Securitization Value

As of the Cutoff Date, the distribution of the Specified Leases by Securitization Value was as follows:

Securitization Value as of the Cutoff Date	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
$10,000.01 - $20,000.00	503	1.53%	$9,497,882.85	0.81%
$20,000.01 - $30,000.00	10,701	32.46	275,341,553.89	23.57
$30,000.01 - $40,000.00	13,223	40.11	456,467,515.60	39.07
$40,000.01 - $50,000.00	5,474	16.60	241,198,183.33	20.65
$50,000.01 - $60,000.00	1,796	5.45	97,329,762.69	8.33
$60,000.01 - $70,000.00	821	2.49	52,697,583.72	4.51
$70,000.01 - $80,000.00	287	0.87	21,276,290.36	1.82
$80,000.01 - $90,000.00	111	0.34	9,322,869.65	0.80
$90,000.01 - $100,000.00	33	0.10	3,097,366.83	0.27
$100,000.01-$110,000.00	16	0.05	1,665,902.22	0.14
$110,000.01-$120,000.00	3	0.01	341,578.01	0.03
Total:	32,968	100.00%	$1,168,236,489.16	100.00%
____________________________________

(1) Percentages may not add to 100.00% due to rounding.

Distribution of the Specified Leases by Original Term to Maturity

As of the Cutoff Date, the distribution of the Specified Leases by the original term to maturity was as follows:

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
19 – 24	903	2.74%	$31,910,230.64	2.73%
25 – 30	199	0.60	7,801,643.87	0.67
31 – 36	31,866	96.66	1,128,524,614.65	96.60
Total:	32,968	100.00%	$1,168,236,489.16	100.00%
____________________________________

(1) Percentages may not add to 100.00% due to rounding.

Distribution of the Specified Leases by Remaining Term to Maturity

As of the Cutoff Date, the distribution of the Specified Leases by the remaining term to maturity was as follows:

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
7 – 12	2,274	6.90%	$68,618,684.53	5.87%
13 – 18	3,733	11.32	119,985,358.30	10.27
19 – 24	5,393	16.36	178,771,090.49	15.30
25 – 30	9,203	27.92	337,390,295.64	28.88
31 – 36	12,365	37.51	463,471,060.20	39.67
Total:	32,968	100.00%	$1,168,236,489.16	100.00%
____________________________________

(1) Percentages may not add to 100.00% due to rounding.

Distribution of the Specified Leases by State

As of the Cutoff Date, the distribution of the Specified Leases, based on the garaging address of the User-Lessee of the related Specified Vehicle, was as follows:
State	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
California	4,746	14.40%	$162,137,223.63	13.88%
Florida	3,849	11.67	139,406,782.22	11.93
New York	3,778	11.46	133,236,739.95	11.40
New Jersey	3,460	10.49	121,573,645.57	10.41
Texas	1,385	4.20	54,343,802.88	4.65
Pennsylvania	1,440	4.37	49,498,391.54	4.24
Massachusetts	1,266	3.84	43,500,782.21	3.72
Ohio	985	2.99	35,223,738.56	3.02
Illinois	853	2.59	32,557,814.69	2.79
Virginia	862	2.61	31,432,222.09	2.69
Connecticut	825	2.50	28,516,818.97	2.44
North Carolina	796	2.41	27,972,372.76	2.39
Washington	793	2.41	27,702,537.26	2.37
Colorado	751	2.28	26,093,870.55	2.23
Arizona	677	2.05	23,078,903.49	1.98
Maryland	590	1.79	22,507,638.43	1.93
Minnesota	621	1.88	21,922,352.46	1.88
Oregon	610	1.85	20,420,993.21	1.75
South Carolina	551	1.67	19,688,913.71	1.69
Nevada	511	1.55	18,056,273.23	1.55
Hawaii	464	1.41	16,141,195.06	1.38
Michigan	440	1.33	15,998,523.28	1.37
Tennessee	434	1.32	14,609,554.50	1.25
Louisiana	365	1.11	13,205,308.04	1.13
Indiana	369	1.12	13,095,013.62	1.12
Others(2)	1,547	4.69	56,315,077.26	4.82
Total:	32,968	100.00%	$1,168,236,489.16	100.00%
____________________________________

(1) Percentages may not add to 100.00% due to rounding.
(2) Includes States each accounting for less than 0.74% of the Aggregate Securitization Value as of the Cutoff Date.

No state other than California, Florida, New York and New Jersey accounts for 5% or more of the Aggregate Securitization Value of the Specified Leases and the related Specified Vehicles as of the Cutoff Date.  Adverse economic conditions in any of these states may have a disproportionate impact on the performance of the Specified Leases and Specified Vehicles.  See “Risk Factors—The geographic concentration of the specified leases and performance of the specified leases and related specified vehicles may increase the risk of loss on your investment” in this prospectus.

Distribution of the Specified Leases by Related Specified Vehicle Model

As of the Cutoff Date, the distribution of the Specified Leases by the model of the related Specified Vehicle was as follows:

Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
3 Series	9,704	29.43%	$268,273,226.36	22.96%
5 Series	5,770	17.50	220,929,031.24	18.91
4 Series	3,763	11.41	144,697,533.17	12.39
X5	2,868	8.70	128,750,124.16	11.02
X3	3,693	11.20	125,327,615.40	10.73
X1	2,470	7.49	70,400,143.10	6.03
7 Series	983	2.98	56,836,701.01	4.87
2 Series	1,775	5.38	53,974,865.92	4.62
6 Series	605	1.84	39,599,893.10	3.39
X6	649	1.97	34,248,643.91	2.93
X4	532	1.61	19,315,236.15	1.65
Z4	156	0.47	5,883,475.63	0.50
Total:	32,968	100.00%	$1,168,236,489.16	100.00%
 (1) Percentages may not add to 100.00% due to rounding.

Distribution of the Specified Leases by Year and Quarter of Maturity

As of the Cutoff Date, the distribution of the Specified Leases based on the year and quarter of maturity was as follows:

Year and Quarter of Maturity	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value as of the Cutoff Date	Percentage of Aggregate Securitization Value as of the Cutoff Date(1)
2017 3rd Quarter	821	2.49%	$23,341,963.02	2.00%
2017 4th Quarter	1,194	3.62	37,000,015.57	3.17
2018 1st Quarter	1,247	3.78	40,280,578.11	3.45
2018 2nd Quarter	1,963	5.95	63,886,072.85	5.47
2018 3rd Quarter	2,477	7.51	76,598,897.35	6.56
2018 4th Quarter	2,731	8.28	91,390,002.54	7.82
2019 1st Quarter	3,465	10.51	125,195,502.07	10.72
2019 2nd Quarter	4,420	13.41	163,796,047.59	14.02
2019 3rd Quarter	6,987	21.19	255,623,897.61	21.88
2019 4th Quarter	7,663	23.24	291,123,512.45	24.92
Total:	32,968	100.00%	$1,168,236,489.16	100.00%
____________________________________

(1) Percentages may not add to 100.00% due to rounding.

Determination of Residual Values

BMW FS conducts a broad analysis of different factors that may affect the residual values of the Leased Vehicles. However, the residual values of the Specified Vehicles for purposes of calculation of the Securitization Value will be calculated by the Servicer using the lesser of (i) ALG residual values of the Specified Vehicles at the scheduled termination of the Specified Leases at the time the related Specified Lease was signed and (ii) the ALG residual values of the Specified Vehicles at the scheduled termination of the Specified Leases provided by ALG in January 2017 (the “ALG Residual Value”). ALG is an independent publisher of lease residual value percentages and is frequently used for comparison purposes by the vehicle leasing industry.

As part of BMW NA sales support programs, BMW FS distributes to Centers residual value percentages for certain vehicles that are higher than those determined pursuant to the methods described above. As a result, the residual value set forth in a Specified Lease (the “Contract Residual Value”) may be higher than the residual value determined using ALG Residual Values. The Securitization Values have been and will be calculated by the Servicer based upon ALG Residual Values. As a result, the excess of the Contract Residual Value over ALG Residual Values will not be financed in the transaction described herein. However, the Purchase Option Prices (which if paid are part of Collections available to the Issuing Entity) for the Specified Vehicles at the Maturity Dates of the Specified Leases will be the Contract Residual Values.

All of the Specified Leases and related Specified Vehicles have been originated under the residual value policies described above.  Notwithstanding the foregoing, no assurance can be given as to BMW FS’s future experience with respect to the return rates of BMW, MINI and Rolls-Royce motor vehicles relating to Specified Leases originated under these policies. If the residual values of the Specified Vehicles, as originally determined by BMW FS, are substantially higher than the sales proceeds actually realized upon the sale of such Specified Vehicles, you may suffer losses on your investment. See “Risk Factors – Used car market factors may increase the risk of loss for all investors.” For more information regarding BMW FS’s procedures for realizing the residual value of Leased Vehicles, see “BMW FS’s Lease Financing Program—End of Lease Term; Vehicle Disposition” above.

The aggregate ALG Residual Value of the related Specified Vehicles will constitute less than 65% of the Aggregate Securitization Value of the Specified Leases and Specified Vehicles assigned to the SUBI.  For more information regarding the aggregate ALG Residual Value of the Specified Leases, see the table entitled “Composition of the Specified  Leases as of the Cutoff Date” under “The Specified Leases—Characteristics” above.  For historical information regarding BMW FS’s experience with ALG Residual Value losses in its entire portfolio of leases, see the table entitled “BMW FS Managed New Lease Portfolio ALG Residual Value Loss Experience” under “Delinquency, Repossessions and Loss Information” below.

Calculation of the Securitization Value of the Specified Leases

Under the Servicing Agreement, the Servicer will calculate a “securitization value” (the “Securitization Value”) for each Specified Lease equal to:

(a)
as of the Cutoff Date or any date other than the Maturity Date of such Specified Lease, the sum of (i) the present value (discounted at the Securitization Rate) of the aggregate Monthly Payments remaining on such Specified Lease (including Monthly Payments due and not yet paid for which the Servicer has never made a Monthly Payment Advance) and (ii) the present value (discounted at the Securitization Rate) of the ALG Residual Value of the related Specified Vehicle; and

(b)
as of the Maturity Date of such Specified Lease, the ALG Residual Value of the related Specified Vehicle; provided, however, that the Securitization Value of a Liquidated Lease, except for purposes of calculating a Reallocation Payment, is equal to zero.

The “Securitization Rate” for any Specified Lease and the related Specified Vehicle is an annualized rate that is the greater of (a) the Lease Rate for such Specified Lease and (b) a discount rate of 7.75%.

The initial Securitization Value represents the amount of financing that will be raised for each Specified Vehicle and related Specified Lease. The Securitization Value at any given time during the term of a Specified Lease represents the principal amount of the Notes that can be amortized by the sum of the Monthly Payments due in respect of the Specified Lease over the remaining lease term, plus the ALG Residual Value of the related Specified Vehicle.

A “Liquidated Lease” means a Specified Lease for which any of the following has occurred during a Collection Period (or, with respect to clause (d) below, on the Deposit Date immediately following such Collection Period):

(a)	the related Specified Vehicle was sold or otherwise disposed of by the Servicer following (i) such Specified Lease becoming a Defaulted Lease, (ii) the early termination (including any early termination by the related User-Lessee) of such Specified Lease, or (iii) such Specified Vehicle becoming a Matured Vehicle;

(b)	such Specified Lease became a Defaulted Lease or such Specified Lease terminated or matured more than 90 days prior to the end of such Collection Period and the related Specified Vehicle was not sold;

(c)
the Servicer’s records, in accordance with its customary servicing practices, disclose that all insurance proceeds expected to be received have been received by the Servicer following a casualty or other loss with respect to the related Specified Vehicle; or

(d)	the Servicer shall have made a Sales Proceeds Advance with respect to such Specified Lease.

A “Defaulted Lease” will mean a Specified Lease terminated by the Servicer (a) following a default by or bankruptcy of the related User-Lessee or (b) because the related Specified Vehicle has been lost, stolen or damaged beyond economic repair.

Delinquencies, Repossessions and Loss Information

Set forth below is information concerning BMW FS’s experience with respect to its entire portfolio of leases.  Credit losses are an expected cost in the business of extending credit and are considered in BMW FS’s rate-setting process.  The following tables set forth the historical delinquency experience, net credit loss and repossession experience and ALG residual loss value experience of BMW FS’s portfolio of leases.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of BMW FS.  There is no assurance that BMW FS’s delinquency, repossession and loss experience with respect to its motor vehicle leases, or the experience of the Issuing Entity with respect to the Specified Leases, will be similar to that set forth below.  If economic conditions in the future differ from those during the periods referenced in the tables below, BMW FS’s delinquency, repossession and loss experience may be adversely affected.

The percentages in the tables below have not been adjusted to eliminate the effect of the growth of BMW FS’s portfolio.  Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of leases were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over that period.

In the table below, the periods of delinquency as of September 30, 2016 and 2015, and for the years ended December 31, 2015, 2014, 2013, 2012 and 2011, are based on the number of days that more than a specified percentage of any scheduled monthly payment is contractually past due.  Prior to June 8, 2013, BMW FS considered a payment to be past due or delinquent when the related user-lessee failed to make at least 80% of a scheduled monthly payment by the related due date.  On and after June 8, 2013, BMW FS considers a payment to be past due or delinquent when the related user-lessee fails to make at least 90% of a scheduled monthly payment by the related due date.  The information included below under the heading “Leases Delinquent” excludes vehicles that have been repossessed.  There is no assurance that the performance of the Specified Leases will be comparable to BMW FS’s experience shown in the following tables.

BMW FS MANAGED NEW LEASE PORTFOLIO DELINQUENCY EXPERIENCE (1)(2) (Dollars in Thousands)
	At December 31,
	2015		2014		2013		2012		2011
Leases Outstanding ($)	20,296,352		17,689,369		15,346,403		13,069,419		11,900,971
Number of Leases Outstanding	468,710		402,816		346,892		300,860		281,610

Leases Delinquent	Dollars	%	Dollars	%	Dollars	%	Dollars	%	Dollars	%
31-60 Days	109,561	0.54%	89,978	0.51%	90,547	0.59%	86,368	0.66%	63,181	0.53%
61-90 Days	20,774	0.10%	17,609	0.10%	19,147	0.12%	15,904	0.12%	12,416	0.10%
91-120 Days	4,551	0.02%	4,686	0.03%	4,040	0.03%	4,151	0.03%	2,769	0.02%
121-150 Days	2,048	0.01%	1,944	0.01%	1,584	0.01%	1,246	0.01%	1,553	0.01%
151 Days or More(3)	2,537	0.01%	1,191	0.01%	1,936	0.01%	641	*	1,633	0.01%
TOTAL	139,472	0.69%	115,408	0.65%	117,253	0.76%	108,310	0.83%	81,551	0.69%

	At September 30,
	2016		2015
Leases Outstanding ($)	21,204,144		18,924,405
Number of Leases Outstanding	486,490		432,619

Leases Delinquent	Dollars	%	Dollars	%
31-60 Days	99,637	0.47%	75,482	0.40%
61-90 Days	24,232	0.11%	14,471	0.08%
91-120 Days	6,074	0.03%	1,691	0.01%
121-150 Days	2,682	0.01%	765	*
151 Days or More(3)	3,151	0.01%	1,261	0.01%
TOTAL	135,776	0.64%	93,669	0.49%
________________
(1)	Data presented in the table is based upon Lease Balance for new BMW vehicles including those that have been sold but are serviced by BMW FS.
(2)	Percentages and numbers may not add to total due to rounding.
(3)
Leases are charged off when they become 150 days delinquent, except when BMW FS is prohibited by applicable law from charging-off such leases, including when the related user-lessee is the subject of bankruptcy proceedings.

*	Represents a percentage greater than 0.000% but less than 0.005%.

BMW FS MANAGED NEW LEASE PORTFOLIO
NET CREDIT LOSS AND REPOSSESSION EXPERIENCE (1)(2)
(Dollars in Thousands)
	For the year ended December 31,
	2015	2014	2013	2012	2011
Leases Outstanding ($)	20,296,352	17,689,369	15,346,403	13,069,419	11,900,971
Average Leases Outstanding ($)	18,992,860	16,517,886	14,207,911	12,485,195	11,589,671
Number of Leases Outstanding	468,710	402,816	346,892	300,860	281,610
Average Number of Leases Outstanding	435,763	374,854	323,876	291,235	278,473

Number of Repossessions Sold (3)	2,351	2,063	1,805	2,110	2,518
Number of Repossessions Sold as a Percentage of the Average Number of Leases Outstanding (3)	0.54%	0.55%	0.56%	0.72%	0.90%

Charge-offs (4) ($)	34,990	30,756	21,968	22,636	26,316
Recoveries (5) ($)	(4,791)	(4,604)	(4,559)	(5,261)	(7,012)
Net Losses ($)	30,198	26,151	17,409	17,375	19,304
Net Losses as a Percentage of Average Dollar Amount of Leases Outstanding	0.16%	0.16%	0.12%	0.14%	0.17%

	For the nine months ended September 30,
	2016	2015
Leases Outstanding ($)	21,204,144	18,924,405
Average Leases Outstanding ($)	20,750,248	18,306,887
Number of Leases Outstanding	486,490	432,619
Average Number of Leases Outstanding	477,600	417,718

Number of Repossessions Sold (3)	2,052	1,763
Number of Repossessions Sold as a Percentage of the Average Number of Leases Outstanding (3)	0.57%	0.56%

Charge-offs (4) ($)	35,309	25,376
Recoveries (5) ($)	(3,952)	(3,543)
Net Losses ($)	31,357	21,833
Net Losses as a Percentage of Average Dollar Amount of Leases Outstanding (6)	0.20%	0.16%
________________
(1)
Data presented in the table is based upon Lease Balance for new BMW vehicles including those that have been sold but are serviced by BMW FS.  Averages are computed by taking a simple average of month end outstanding amounts for each period presented.

(2)	Percentages and numbers may not add to total due to rounding.
(3)	“Number of Repossessions Sold” means the number of repossessed leased vehicles that have been sold by BMW FS in a given period.
(4)
Charge-offs represent the total aggregate Lease Balance determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (5).

(5)	Recoveries generally include amounts received with respect to leases previously charged off, net of the proceeds realized in connection with the sale of the related leased vehicles.
(6)	Annualized.

BMW FS MANAGED NEW LEASE PORTFOLIO
ALG RESIDUAL VALUE LOSS EXPERIENCE (1)(2)(3)
	For the year ended December 31,
	2015	2014	2013	2012	2011
Total Number of Vehicles Scheduled to Terminate	99,195	113,429	112,880	99,500	105,563
Total Initial ALG Residual on Vehicles Scheduled to Terminate	$2,879,226,281	$3,249,626,840	$3,318,915,727	$2,620,080,800	$2,749,220,193
Number of Vehicles Returned to BMW FS (4)	93,701	92,346	92,247	82,944	90,619
Number of Vehicles Going to Full Term (5)	79,021	85,540	87,953	84,057	92,165
Vehicles Returned to BMW FS Ratio	94%	81%	82%	83%	86%
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS (6)	$226,597,145	$111,546,166	$11,054,757	$249,635,580	$184,583,077
Average Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS (6)	$2,418	$1,208	$120	$3,010	$2,037
Total ALG Residual on Vehicles Returned to BMW FS	$2,693,519,211	$2,630,833,139	$2,690,566,774	$2,157,144,170	$2,357,174,959
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS as a Percentage of ALG Residuals of Returned Vehicles sold by BMW FS	8.4%	4.2%	0.4%	11.6%	7.8%
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS as a Percentage of ALG Residuals of Vehicles Scheduled to Terminate	7.9%	3.4%	0.3%	9.5%	6.7%

	For the nine months ended September 30,
	2016	2015
Total Number of Vehicles Scheduled to Terminate	125,273	71,196
Total Initial ALG Residual on Vehicles Scheduled to Terminate	$3,542,734,724	$2,052,171,730
Number of Vehicles Returned to BMW FS (4)	96,011	71,245
Number of Vehicles Going to Full Term (5)	91,446	58,179
Vehicles Returned to BMW FS Ratio	77%	100%
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS (6)	$(107,850,413)	$212,996,247
Average Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS (6)	$(1,123)	$2,990
Total ALG Residual on Vehicles Returned to BMW FS	$2,719,893,209	$2,046,829,936
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS as a Percentage of ALG Residuals of Returned Vehicles sold by BMW FS	(4.0)%	10.4%
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS as a Percentage of ALG Residuals of Vehicles Scheduled to Terminate	(3.0)%	10.4%
_____________________
(1)
Includes leases for new BMW vehicles including those that have been sold but are serviced by BMW FS.  These leases are grouped by scheduled lease maturity date. Excludes leases that have been terminated pursuant to a lessee default (including, but not limited to, as a result of the lessee's failure to maintain insurance coverage required by the lease, the failure of the lessee to timely or properly perform any obligation under the lease, or any other act by the lessee constituting a default under applicable law).

(2)	Percentages and numbers may not add to total due to rounding.
(3)	ALG Residual adjusted for applicable mileage (assumed, for the purpose of this table, to be 15,000 miles) and term.
(4)	Excludes repossessions, early terminations, and vehicles in inventory.
(5)	Includes all vehicles terminating at scheduled maturity, terminating past scheduled maturity and terminating within 120 days prior to scheduled maturity.
(6)	Residual loss is net of remarketing expenses and end of lease collections.

Static Pools

Attached to this prospectus as Appendix A, we have included charts that reflect the static pool performance of previous, recent securitizations of the Sponsor.  The static pool information is deemed to be a part of this prospectus.

The information in Appendix A consists of cumulative losses, prepayments and delinquency data for the prior securitized pools and summary information about the original characteristics of the prior pools as well as graphical presentation of the data.  Although the original characteristics of the prior pools may differ somewhat from each other and from the characteristics of the Specified Leases described in this prospectus because BMW FS has changed its origination, purchasing and underwriting policies and procedures over the years, the prior pools are generally comparable since these changes have not been material and the Specified Leases were originated under the same general underwriting and purchasing policy framework as the leases in the prior pools.  In addition, although the selection criteria used for the leases in the prior pools have changed over time to accommodate new financing products, increased vehicle pricing and changes in securitization market practices, these changes do not diminish the general comparability of the prior pools to the Specified Leases described in this prospectus.  Nevertheless, losses, prepayments and delinquencies for the pool of Specified Leases in the securitization transaction described in this prospectus may differ from the information shown in Appendix A for prior securitized pools of leases.

Asset-Level Data for the Specified Leases

The Depositor prepared asset-level data for the Specified Leases and filed it with the SEC prior to the filing of this prospectus on exhibits to Form ABS-EE (such asset-level data, the “Initial Asset-Level Data”).  The Initial Asset-Level Data is incorporated by reference into this prospectus.  The Initial Asset-Level Data contains detailed information concerning each Specified Lease, including data regarding its origination characteristics, lease terms, characteristics of the related Specified Vehicle and User-Lessee, lease and payment activity, servicing activity and status.  Investors should carefully review the Initial Asset-Level Data.

The Servicer will also prepare asset-level data with respect to the Specified Leases for each Collection Period and file it with the SEC on exhibits to Form ABS-EE at or before the time of filing the related Form 10-D. The exhibits to each Form ABS-EE filed by or on behalf of the Issuing Entity after the filing of this prospectus will be incorporated by reference into the related Form 10-D.

Pool Underwriting

In connection with the offering of the Notes, the Depositor has performed a review of the Specified Leases and certain disclosure in this prospectus relating to the Specified Leases, as described under “Review of Pool Assets” below.

As described in “BMW FS’s Lease Financing Program—Underwriting” in this prospectus, under BMW FS’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by one or more BMW FS credit buyers or by a credit manager with appropriate approval authority.  The BMW FS credit buyers and credit managers review each such application through the use of a system of rules and scorecards, including an evaluation of the customer demographics, income and collateral, review of a credit bureau report, use of internet verification tools and a review of the applicant’s credit score based on a combination of such applicant’s credit bureau score and BMW FS’s own internal credit scoring process.  24,573 Specified Leases, having an Aggregate Securitization Value of approximately $874,934,344.50 (approximately 74.89% of the Aggregate Securitization Value of the Specified Leases as of the Cutoff Date) were automatically approved.  BMW FS determined that whether a Specified Lease was accepted automatically by BMW FS’s electronic credit decision system or was accepted following review by one or more BMW FS credit buyers or by a credit manager was not indicative of the quality of the related Specified Lease.  No completed applications for Specified Leases were automatically rejected.  No Specified Leases were originated with exceptions to BMW FS’s underwriting guidelines.

Review of Pool Assets

In connection with the offering of the Notes, the Depositor has performed a review of the Specified Leases and the disclosures regarding the Specified Leases included in this prospectus, including the Initial Asset-Level Data (such disclosures, collectively, the “Rule 193 Information”).  This review was designed and affected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.  This review included a review of BMW FS’s underwriting guidelines and the contract terms, eligibility and characteristics of the Specified Leases, as well as a review of the disclosure describing such underwriting guidelines, contract terms and the eligibility and characteristics of the Specified Leases in this prospectus.  Certain of the information included in the Initial Asset-Level Data was also reviewed for consistency with the descriptions of the Specified Leases in this prospectus.

As part of the review of the Specified Leases, BMW FS and the Depositor identified the Rule 193 Information to be covered and identified the review procedures for each portion of such Rule 193 Information.  Descriptions in this prospectus consisting of factual information were reviewed and approved by BMW FS’s senior management to ensure the accuracy of such descriptions.  Additionally, members of BMW FS’s securitization group consulted with internal counsel, as well as external counsel, with respect to the descriptions of the legal and regulatory provisions that may materially and adversely affect the performance of the Specified Leases or payments on the Notes.

In addition, BMW FS performed an eligibility review of the Specified Leases to confirm that the Specified Leases satisfied the criteria set forth under “The Specified Leases—Characteristics” above in this prospectus.  The first aspect of that review tested the accuracy of the data contained in BMW FS’s data tape.  The data tape is an electronic record maintained by BMW FS, which includes certain attributes of the Specified Leases.  BMW FS selected a random sample of 100 Specified Leases to confirm that the following data points, among others, in the lease file for each such Specified Lease conformed to the applicable information on the data tape: first payment due date, monthly base payment amount, original term to maturity, maturity date, ALG residual amount, state of registration, vehicle identification number, vehicle model year, adjusted manufacturer’s suggested retail price, FICO score, remaining term to maturity and days past due.  Two variances between the sample Specified Leases and the data points reviewed were found.  The Depositor considers the variances to be immaterial and determined that the variances are not indicative of any systematic errors in the data or other errors that could have a material adverse effect on the data and information about the Specified Leases in the Rule 193 Information.  A second aspect of that review consisted of a comparison of the statistical information relating to the Specified Leases set forth in this prospectus to data contained in, or derived from, the data tape.  Specifically, statistical information relating to the Specified Leases was recalculated using the applicable information on the data tape.  No variances between the statistical information and the data tape were found.

In addition to this review, the Depositor’s review of the Specified Leases, including the Initial Asset-Level Data, is further supported by BMW FS’s extensive compliance procedures used in the day-to-day operation of its business.  These procedures include regular internal audits of key business functions, including credit decisions, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions and securitization processes.  In addition, BMW FS has an integrated network of computer applications to make certain that information about the Specified Leases is accurately entered, captured and maintained in its systems.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately.  All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures including the Rule 193 Information.

Portions of the review of legal matters and the review of the characteristics of, and statistical information with respect to, the Specified Leases, were performed with the assistance of third parties engaged by BMW FS.  BMW FS and the Depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review.  The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review.  The Depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information, including the Initial Asset-Level Data, is accurate in all material respects.

Description of the Notes

General

The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the registration statement.  A copy of the final form of Indenture will be filed with the SEC at the time of the filing of the final prospectus.  The following summary describes the material terms of the Notes and the Indenture.  The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form. The Notes initially will be represented by certificates registered in the name of Cede & Co. (“Cede”), the nominee of DTC. No Note Owner will be entitled to receive a certificate representing that owner’s Note, except as set forth below. Unless and until Notes are issued in fully registered certificated form (the “Definitive Notes”) under the limited circumstances described below, all references herein to distributions, notices, reports and statements to Noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Note Owners in accordance with DTC procedures. See “—Book-Entry Registration” below and “—Definitive Securities” in this prospectus.

Distributions in respect of the Certificates will be subordinated to distributions in respect of the Notes to the extent described under “Payments on the Notes.”

Interest

Interest on the unpaid principal amount of each class of the Notes will be paid in monthly installments on each Payment Date, beginning April 20, 2017.  If any Payment Date, including the final Payment Date, falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue (except in the case of the Class A-1 Notes) on the amount so payable for the period from and after that Payment Date.  For Notes (x) held in book-entry form, interest payments will be made to the Noteholders of record as of the close of business on the Business Day immediately preceding the Payment Date or redemption date, as applicable and (y) issued in definitive form, interest payments will be made to the Noteholders of record as of the last Business Day of the month preceding the related Payment Date or redemption date, as applicable (each such date, a “Record Date”).

Interest will cease to accrue on each class of the Notes on the Payment Date on which the principal amount of such class of Notes is reduced to zero.

If Noteholders of any class do not receive all interest owed to them on a Payment Date, the Issuing Entity will make payments of interest on later Payment Dates to make up the shortfall, together with interest on those amounts, to the extent lawful and to the extent funds from specified sources are available to cover the shortfall and interest thereon.

As more fully described under “Payments on the Notes” in this prospectus, interest payments on the Notes on each Payment Date generally will be made from the sum of:

•
Available Funds remaining after (i) the Servicer has been paid the related Payment Date Advance Reimbursement and the Servicing Fee, and (ii) the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer have been paid all fees, expenses and indemnification amounts due to each such party (subject to an aggregate cap prior to the acceleration of the Notes), and

•	the Reserve Fund Draw Amount, if any.

Interest payments to holders of all classes of Notes will have the same priority.  If the sum of Available Funds (after the payment of the Issuing Entity’s obligations with higher priorities) and the Reserve Fund Draw Amount, if any, for such Payment Date is insufficient, the amount available for interest payments could be less than the amount of interest due and payable on all classes of Notes on any Payment Date, in which case the holders of such classes of Notes will receive their ratable share (based upon the aggregate amount of interest due to that class) of the aggregate amount available to be distributed in respect of interest on such Notes.

Each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will bear interest at the applicable fixed per annum interest rate specified on the cover page of this prospectus.

Interest on the outstanding principal amount of the Class A-1 Notes will accrue at the related interest rate during an accrual period from (and including) the previous Payment Date to (but excluding) the next Payment Date, except that the first interest accrual period for the Class A-1 Notes will be from (and including) the Closing Date to (but excluding) the initial Payment Date.  Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days elapsed in such accrual period, but assuming a 360-day year.

Interest on the outstanding principal amount of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will accrue at the related interest rate during an accrual period from (and including) the 20th day of the calendar month preceding a Payment Date to (but excluding) the 20th day of the calendar month in which the Payment Date occurs, except that the first interest accrual period for the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be from (and including) the Closing Date to (but excluding) April 20, 2017.  Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes for each such accrual period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that accrual period.

Principal

Noteholders are entitled to receive, to the extent of funds available for payment, on each Payment Date an amount (the “Principal Distribution Amount”) equal to the sum of the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount not to exceed the outstanding Note Balance.  The final scheduled Payment Date and expected final Payment Date for each class of Notes, is set forth on the cover of this prospectus (each, a “Final Scheduled Payment Date” and “Expected Final Payment Date,” respectively).

For the purposes of this prospectus, the following terms will have the following meanings:

“First Priority Principal Distribution Amount” will mean, with respect to any Payment Date, an amount not less than zero, equal to (a) the aggregate principal amount of the Notes outstanding as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date), minus (b) the Aggregate Securitization Value at the end of the Collection Period preceding that Payment Date; provided, however, that the First Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of any class of Notes will not be less than the amount that is necessary to reduce the aggregate outstanding principal amount of that class of Notes to zero.

“Regular Principal Distribution Amount” will mean, with respect to any Payment Date, an amount not less than zero, equal to the difference between (a) the excess, if any, of (i) the aggregate principal amount of the Notes outstanding as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) over (ii) the Targeted Note Balance and (b) the First Priority Principal Distribution Amount, if any, with respect to that Payment Date.

“Targeted Note Balance” will mean, with respect to any Payment Date, the excess, if any, of (x) the Aggregate Securitization Value at the end of the Collection Period preceding that Payment Date over (y) the Overcollateralization Target Amount.

On each Payment Date, unless the maturity of the Notes has been accelerated following an Event of Default, principal payments shall be made sequentially, in the following order of priority:

1.	first, to the Class A-1 Notes until paid in full;

2.	second, to the Class A-2 Notes until paid in full;

3.	third, to the Class A-3 Notes until paid in full; and

4.	fourth, to the Class A-4 Notes until paid in full.

On each Payment Date after the maturity of the Notes has been accelerated following an Event of Default, principal will be allocated, first, to the Class A-1 Notes until paid in full, and second, pro rata, based upon their respective unpaid principal amounts on such Payment Date, to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes until each such class is paid in full.  See “Payments on the Notes” and “Description of the Transaction Documents—The Indenture—Events of Default; Rights Upon an Event of Default” in this prospectus.

The principal amount of each class of Notes, to the extent not paid, will be due on the related Final Scheduled Payment Date. The failure to pay principal in full on a class of Notes will result in an Event of Default only on the related Final Scheduled Payment Date or a redemption date. If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Payment Date, as shown on the front cover of this prospectus, the Principal Distribution Amount for that Payment Date will, to the extent the remaining Available Funds and the Reserve Fund Draw Amount are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Payment Date.  The actual date on which a class of Notes is paid may be earlier than its Final Scheduled Payment Date based on a variety of factors, including the factors described under “Risk Factors—The timing of principal payments is uncertain, and prepayments or reallocations of specified leases and specified vehicles, and the servicer’s optional purchase of the SUBI Certificate may cause prepayments on the notes, resulting in reinvestment risk to you.” and “Maturity, Prepayment and Yield Considerations” in this prospectus.

The “Note Balance” as of any date of determination, will be equal to the Initial Note Balance, as reduced by all payments of principal made on the Notes on or prior to such date of determination and, in the case of any such determination as of a Payment Date, will be calculated prior to giving effect to any payments to be made on such Payment Date.

Events of Default

Upon an Event of Default, the Noteholders will have the rights set forth in this prospectus under “Description of the Transaction Documents—The Indenture—Events of Default; Rights Upon an Event of Default.”  Following the occurrence of an Event of Default under the Indenture that results in an acceleration of the Notes, payments of principal on the Notes will be made to the Noteholders in the order and priority set forth in the following paragraph.

The Indenture Trustee may sell the assets of the Trust Estate subject to the conditions and procedures set forth in the Indenture after the maturity of the Notes has been accelerated following an Event of Default.  In the case of an Event of Default not involving any default in payment of principal of or interest on a Note, the Indenture Trustee is prohibited from selling the assets of the Trust Estate unless one of the conditions set forth in this prospectus under “Description of the Transaction Documents—The Indenture—Events of Default; Rights Upon an Event of Default” has been satisfied.  In the event of a sale of the assets of the Trust Estate at the direction of the Indenture Trustee or 100% (or, in some cases, 66-2/3%) of the Noteholders following the occurrence of an Event of Default and the acceleration of the Notes, the proceeds of such sale (net of liquidation costs), including available monies on deposit in the Reserve Fund, will be distributed:

•
first, pro rata, to the Indenture Trustee (in each of its capacities under the Transaction Documents), the Owner Trustee and the Asset Representations Reviewer, based on amounts due to each such party, the amount of any fees, expenses and indemnification amounts due to each such party pursuant to the terms of the Indenture, the Trust Agreement and the Asset Representations Review Agreement, respectively;

•	second, to the Servicer for any Payment Date Advance Reimbursement;

•	third, to the Servicer for amounts due in respect of unpaid Servicing Fees;

•
fourth, to the Noteholders to pay due and unpaid interest, including any overdue interest and, to the extent permitted under applicable law, interest on any overdue interest at the related interest rate, pro rata, based upon the aggregate amount of interest due to such Noteholders;

•	fifth, to the holders of the Class A-1 Notes to pay due and unpaid principal on the Class A-1 Notes until paid in full;

•
sixth, to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes to pay due and unpaid principal on those classes of Notes, pro rata, based on the aggregate outstanding principal amount of each such class, until paid in full; and

•	seventh, to the Certificateholder, any remaining amounts.

Repurchase and Reallocation Obligations

Each Dealer Agreement, among other things, obligates the related Center to repurchase any Lease BMW FS financed for the outstanding lease balance thereof, if the Center breaches certain representations and warranties as set forth in the Dealer Agreement. The representations and warranties typically relate to the origination of the Lease and the transfer of the related Leased Vehicles and not the creditworthiness of the user-lessee under the Lease. In addition, the Servicer will be required to repurchase any Specified Vehicles covered by Specified Leases not meeting certain representations and warranties of the Servicer by making Reallocation Payments in respect thereof. Those representations and warranties relate primarily to the origination of the Specified Leases, and do not typically relate to the creditworthiness of the related user-lessees or the collectability of the Specified Leases. In addition, the Servicer will be obligated to reallocate certain Specified Vehicles by making Reallocation Payments in the event the user-lessee moves to a state that is not a state in which the Vehicle Trust has all licenses necessary to own and lease vehicles or in the event that certain servicing obligations are not complied with.

The Vehicle Trust will receive the proceeds of any repurchase of a Specified Lease or Specified Vehicle or of any Reallocation Payment by the Servicer with respect thereto.  To the extent those proceeds relate to the SUBI Assets, they will be allocated to the 2017-1 SUBI, and will constitute Collections as described below under “Description of the Transaction Documents—Collections,” which will be applied as described below under “Payments on the Notes.”

Asset Representations Review

The Asset Representations Reviewer will perform a review of certain Specified Leases for compliance with certain representations and warranties made by the Servicer about the Specified Leases in the Servicing Agreement (an “Asset Representations Review”) if:

•	a Delinquency Trigger occurs; and

•	the required amount of Noteholders vote to direct an Asset Representations Review.

A “Delinquency Trigger” will occur with respect to a Collection Period if the Aggregate Securitization Value of the Specified Leases that are 60 or more days delinquent as of the last day of such Collection Period, as a percentage of the Aggregate Securitization Value of the Specified Leases as of the last day of such Collection Period, exceeds the Delinquency Trigger Percentage set by the Sponsor as described below.  For these purposes, delinquency will be calculated by reference to active accounts only, which will not include Defaulted Leases, charged-off Specified Leases or Specified Leases in respect of which the related Specified Vehicle has been repossessed.

Upon the occurrence of a Delinquency Trigger, the Servicer will promptly send a notice to the Administrator and the Indenture Trustee which notice will describe the occurrence of the Delinquency Trigger.  Upon receipt of such notice, the Administrator will notify each Noteholder and clearing agency (which notice will be forwarded to the related Note Owners) of the occurrence of a Delinquency Trigger and the rights of the Noteholders and Note Owners regarding an Asset Representations Review (including a description of the method by which Noteholders and Note Owners may contact the Indenture Trustee in order to request a formal Noteholder vote).  The Administrator will also include such descriptions in the Issuing Entity’s Form 10-D filing for the Collection Period in which the Delinquency Trigger occurs.

If Noteholders and Verified Note Owners (as defined below) holding at least 5% of the Note Balance, other than Notes held by the Depositor, the Sponsor, the Servicer (so long as BMW FS or one of its affiliates is the servicer) or any of their affiliates (“Requesting Noteholders”), request a formal Noteholder vote by contacting the Indenture Trustee within 90 days after the date on which the Form 10-D describing the occurrence of the Delinquency Trigger was filed, then the Administrator will include in the Issuing Entity’s next Form 10-D filing a statement that sufficient Requesting Noteholders are requesting a full vote of Noteholders on whether to commence an Asset Representations Review, so long as the Administrator receives notice of such request at least two Business Days before the filing deadline for that Form 10-D, and if such information is not received by such time, it will be included in the next succeeding Form 10-D to be filed by the Administrator.  If the requesting party is a record Noteholder, no further verification of ownership will be required.  If the requesting party is a Note Owner, then the Note Owner must include with its request to the Indenture Trustee a written certification that it is a Note Owner, together with one of the following additional forms of documentation of the requesting party’s status as a Note Owner:

•	a trade confirmation,

•	an account statement,

•	a letter from a broker dealer that is acceptable to the Indenture Trustee or Administrator, as applicable, or

•	any other form of documentation that is acceptable to the Indenture Trustee or the Administrator, as applicable.

Any Note Owner who provides the required certification and documentation is referred to herein as a (“Verified Note Owner”).  While Verified Note Owners may request a formal Noteholder vote without acting through their respective DTC Participants, in a formal Noteholder vote Note Owners may vote only through their respective DTC Participants.  For more information on the policies and procedures applicable to book-entry Notes, refer to “Description of the Notes—Book-Entry Registration” in this prospectus.

The related Form 10-D filing will specify the means by which Noteholders and Note Owners may make their votes known to the Indenture Trustee and will also specify the voting deadline (not earlier than 150 days from the date of the Form 10-D filing that first reported the occurrence of the Delinquency Trigger) that will be used to calculate whether the requisite amount of Noteholders have cast affirmative votes to direct the Indenture Trustee to notify the Asset Representations Reviewer to commence an Asset Representations Review.  If, by that voting deadline, votes in favor of an Asset Representations Review have been cast by Noteholders representing at least a majority of the Note Balance held by voting Noteholders, and such affirmative votes represent votes by Noteholders holding at least 5% of the Note Balance (excluding, for the purpose of each such calculation of the requisite percentage of Noteholders, any Notes held by the Depositor, the Sponsor, the Servicer (so long as BMW FS or one of its affiliates is the servicer) or any of their affiliates), the Indenture Trustee will send a notice to the Asset Representations Reviewer, the Administrator and the Servicer informing them that the requisite Noteholders have directed the Asset Representations Reviewer to perform a review of all Specified Leases that are 60 days or more delinquent as of the end of the Collection Period immediately preceding the date on which the Requesting Noteholders voted to direct an Asset Representations Review (the “ARR Leases”) for the purpose of determining whether such Specified Leases were in compliance with the representations and warranties made by the Servicer about the Specified Leases in the Servicing Agreement.  The Form 10-D filing for the Collection Period in which the Indenture Trustee sent the foregoing notice to the Administrator will specify that the requisite Noteholders have directed an Asset Representations Review, so long as the Administrator receives notice of such request at least two

Business Days before the filing deadline for that Form 10-D, and if such information is not received by such time, it will be included in the next succeeding Form 10-D to be filed by the Administrator.

However, if by the voting deadline date set forth in the related Form 10-D, affirmative votes have not been cast by Noteholders representing at least a majority of the Note Balance held by voting Noteholders, or if affirmative votes were not cast by Noteholders holding at least 5% of the Note Balance (excluding, for the purpose of each such calculation of the requisite percentage of Noteholders, any Notes held by the Depositor, the Sponsor, the Servicer (so long as BMW FS or one of its affiliates is the servicer) or any of their affiliates), then no Asset Representations Review will occur for that occurrence of the Delinquency Trigger.

Within 60 days of the delivery by the Indenture Trustee to the Asset Representations Reviewer, the Administrator and the Servicer of the notice directing the Asset Representations Reviewer to proceed with an Asset Representations Review, the Servicer will give the Asset Representations Reviewer access to the information necessary for it to perform a review of the ARR Leases, as described below.  The Asset Representations Reviewer will be obligated to complete its review within 60 days after receiving access to such information, provided that such deadline will be extended for an additional 30 days in respect of any ARR Lease in respect of which additional information was required by the Asset Representations Reviewer for the purpose of completing the related review. If the Servicer notifies the Asset Representations Reviewer that an ARR Lease has been paid in full by the related User-Lessee or purchased from the Issuing Entity in accordance with the terms of the Transaction Documents, the Asset Representations Reviewer will immediately terminate its review of such ARR Lease. The specified review procedures for each ARR Lease and each component of the specified representations and warranties made regarding such ARR Lease will consist of tests designed to determine whether such ARR Lease was or was not in compliance as of the Cutoff Date or the Closing Date, as applicable.  The Asset Representations Reviewer will determine whether each test was passed or failed; however, the specified review procedures will not determine why the User-Lessee is delinquent, the creditworthiness of the User-Lessee (either at the time of review or origination date), or compliance by the Servicer with its servicing obligations in respect of any ARR Lease.  In addition, the Asset Representations Reviewer will not be limited to the specified review procedures set forth in the Asset Representations Review Agreement, and may, in its discretion, perform other tests that it deems reasonable and appropriate in determining whether the ARR Leases were in compliance with the representations and warranties made by the Servicer about the Specified Leases in the Servicing Agreement, but will be under no obligation to do so.

The Servicing Agreement will provide that the Servicer will render reasonable assistance, including granting access to copies of any underlying documents, to the Asset Representations Reviewer to facilitate the performance of a review of all ARR Leases in order to verify compliance with certain representations and warranties made to the Issuing Entity by the Servicer with regard to the Specified Leases.  The Servicer will provide the Asset Representations Reviewer with access to the related ARR Leases and all other relevant documents related to each ARR Lease.  The Servicer may redact these materials to remove any personally identifiable customer information, but will use commercially reasonable efforts not to change the meaning of these materials or their usefulness to the Asset Representations Reviewer in connection with its review.

The Asset Representations Reviewer will report its findings and conclusions to the Issuing Entity, the Servicer, the Administrator and the Indenture Trustee after completion of the Asset Representations Review, but in any event, no later than five days after completion of the Asset Representations Review.  The ultimate determination as to whether the compliance or non-compliance of any representation constitutes a breach of the Servicing Agreement will not be made by the Asset Representations Reviewer, but by the Servicer, as described below. The related Form 10-D filed for the Issuing Entity will include a summary of the Asset Representations Reviewer’s report, so that Noteholders and Note Owners can form their own views of whether they consider any non-compliance of any representation to be a breach of the Servicing Agreement and, if so, what actions they intend to take.  The Form 10-D will also specify the means by which Noteholders and Verified Note Owners may notify the Indenture Trustee and the Servicer in writing that it considers any non-compliance of any representation to be a breach of the Servicing Agreement, or may request in writing that a Specified Lease be reallocated.  If a Noteholder or a Verified Note Owner notifies the Indenture Trustee in writing that it considers any non-compliance of any representation to be a breach of the Servicing Agreement, or requests in writing that a Specified Lease be reallocated, the Indenture Trustee will forward that written notice to the Servicer.  In addition, the Indenture Trustee may also determine and assert to the Servicer, on behalf of all Noteholders, whether it considers any such non-

compliance to constitute such a breach and request the reallocation of the related Specified Lease.  Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of Notes evidencing not less than a majority of the outstanding Note Balance will have the right to direct the Indenture Trustee regarding the time, method and place of exercising of any trust or power conferred on the Indenture Trustee, including the ability to determine and assert to the Servicer, on behalf of all Noteholders, whether it considers that any such non-compliance constitutes a breach and to request the reallocation of the related Specified Lease.

The Servicer will evaluate any report of the Asset Representations Reviewer, and any reallocation request received from the Indenture Trustee, any Noteholder, any Verified Note Owner or the Owner Trustee.  After receiving and reviewing a report of the Asset Representations Reviewer, or any such reallocation request, the Servicer will have the sole ability to determine if there was non-compliance with any representation or warranty made by it that constitutes a breach, and whether to reallocate the related ARR Lease from the Issuing Entity.  None of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, the Depositor, the Sponsor or the Servicer is otherwise obligated to monitor the Specified Leases or otherwise to investigate the accuracy of the representations and warranties with respect to the Specified Leases.  The Transaction Documents require that any breach of the representations and warranties must materially and adversely affect the Issuing Entity’s interests in a Specified Lease before the Servicer would be required to reallocate such Specified Lease. See “—Dispute Resolution for Reallocation Request” below for a description of dispute resolution procedures that may be employed in the event of unresolved reallocation requests.

60+ Day Delinquency Trigger.  The “Delinquency Trigger Percentage” will equal 4.25%.  BMW FS developed the Delinquency Trigger Percentage by considering the monthly 60 or more days delinquency rates of the leases in each of its public lease securitization transactions since 2007.  BMW FS observed the highest monthly delinquency rate from these transactions and applied a multiple of five to that delinquency rate.  This multiple corresponds generally to the multiple of expected cumulative net losses on the pool of Specified Leases that would cause the Notes to realize the first dollar loss.  By aligning this multiple with the maximum level of credit losses that the Notes can withstand without a loss, BMW FS believes the Delinquency Trigger Percentage provides an appropriate early warning threshold at the point when Noteholders may benefit from an Asset Representations Review.

BMW FS believes that the Delinquency Trigger Percentage is appropriate based on:

•	its experience with delinquency in its securitization transactions, and in its portfolio of Leases;

•	its experience setting delinquency triggers in its private securitization programs;

•	its observation that 60 or more days delinquency rates and cumulative losses in its securitization transactions increase over time; and

•	its assessment of the amount of cumulative losses that would result in a greater risk of loss to noteholders of the most junior notes issued in its securitization transactions.

For the prior pools of Leases that were securitized by BMW FS included in Appendix A, the percentage of Leases that have been 60 or more days delinquent have ranged from 0.00% to 0.22%.

Dispute Resolution for Reallocation Request

The Servicing Agreement provides that if the Owner Trustee or the Indenture Trustee requests (by written notice to the Servicer), or if any Noteholder or Verified Note Owner requests (by written notice to the Indenture Trustee or the Servicer), that a Specified Lease be reallocated due to an alleged breach of a representation or warranty as described above, and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of such request by the Servicer (which, if sent by a Noteholder or Verified Note Owner to the Indenture Trustee, will be forwarded by the Indenture Trustee to the Servicer), then the requesting party has the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or third-party binding arbitration held in New York, New York, on the terms described below, or to institute a legal proceeding.  Dispute resolution to resolve reallocation requests will be available regardless of whether Noteholders and Verified Note Owners voted to direct an Asset Representations Review or whether the Delinquency Trigger occurred.

The Servicer will direct the Indenture Trustee to, and the Indenture Trustee will, notify the requesting party of the date when the 180-day period ends without resolution by the appropriate party.  The requesting party will be required to provide notice of its choice to mediate, to arbitrate or to institute a legal proceeding to the Servicer within 30 days after the delivery of such notice of the end of the 180-day period.  If it selects binding arbitration, the requesting party will give up its right to sue in court.

JAMS, an organization providing alternative dispute resolution services, will administer any mediation (including non-binding arbitration) pursuant to its mediation procedures in effect at the time of the proceeding. The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience, and will be appointed from a list of neutrals maintained by JAMS.  Upon being supplied a list of at least 10 potential mediators fitting the criteria above by JAMS, each party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential mediators in order of preference.  JAMS will select the mediator from the remaining attorneys on the list, respecting the preference choices of the parties to the extent possible.  The parties will use commercially reasonable efforts to begin the mediation within 30 days of the selection of the mediator and to conclude the mediation within 60 days of the start of the mediation. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation, and will not be borne by the Issuing Entity.

Any binding arbitration will be administered by the American Arbitration Association (the “AAA”) pursuant to its commercial arbitration rules and mediation procedures in effect at the time of the proceeding. The panel will consist of three members.  One arbitrator will be appointed by the requesting party within five Business Days of its notice to BMW FS selecting arbitration, one arbitrator will be appointed by BMW FS within five Business Days of the requesting party’s appointment, and one arbitrator (who will preside over the panel) will be chosen by the two party-appointed arbitrators within five Business Days of the second appointment.  If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the required time periods, then the appointments will be made by AAA.  In each such case, each arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience.  Each arbitrator will be independent and will abide by the AAA’s code of ethics for arbitrators in commercial disputes in effect at the time of the proceeding.  Before accepting an appointment, each arbitrator must disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.  Any arbitrator may be removed by AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

After consulting with the parties, the panel will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within 90 days after appointment.  The arbitral panel will have the authority to schedule, hear, and determine any and all motions in accordance with New York law, and will do so on the motion of any party.  Unless otherwise agreed by the parties, each party to the arbitration will be presumptively limited to four party witness depositions not to exceed five hours, and one set of interrogatories, document requests and requests for admissions, though the panel will have the ability to grant additional discovery based on a determination of good cause after a showing that additional discovery is reasonable and necessary.

The panel will make its final determination no later than 90 days after appointment.  The panel will not have the power to award punitive damages or consequential damages.  The panel will determine and award the costs of the arbitration and reasonable attorneys’ fees to the parties as determined by the panel in its reasonable discretion and no such costs or fees will be borne by the Issuing Entity.  The determination in any binding arbitration will be final and non-appealable and may be enforced in any court of competent jurisdiction.  By selecting binding arbitration, the selecting party will give up the right to sue in court, including the right to a trial by jury.  No person may bring a putative or certified class action to arbitration.

Each party to a mediation or arbitration will agree to keep the information concerning the mediation or arbitration, including the existence and details of the mediation or arbitration proceeding, confidential.

If JAMS or the AAA no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by BMW FS, using its relevant rules then in effect.  However, if any such rules are inconsistent with the terms of the mediation or arbitration stated in the Servicing Agreement, the Servicing Agreement terms will apply.  Any mediation or arbitration will be held in New York City, but any party may appear by video conference or teleconference.

Notices

Noteholders will be notified in writing by the Indenture Trustee of any Event of Default promptly upon a responsible officer of the Indenture Trustee obtaining actual knowledge of such an event.  The Servicer will notify Noteholders of a Servicer Default.  If Notes are issued other than in book-entry form, those notices will be mailed to the addresses of Noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing.  Notices given by the Servicer will be deemed to have been given on the date of their publication or mailing.

Governing Law

The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

Definitive Securities

The Certificates will be issued in fully registered, certificated form.  The Notes will be issued in fully registered, certificated form to Noteholders or their respective nominees, rather than to DTC or its nominee, only if:

1.
the Administrator advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those Notes and the Depositor, the Administrator or the Indenture Trustee is unable to locate a qualified successor;

2.	the Administrator, at its option, with the consent of the applicable DTC Participants, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC; or

3.
after the occurrence of an Event of Default with respect to the Notes, holders representing in the aggregate at least a majority of the outstanding principal amount of the Notes acting together as a single class, advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) with respect to those Notes is no longer in the best interests of the holders of those Notes.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Noteholders through DTC Participants of the availability of definitive securities.  Upon surrender by DTC of the definitive notes representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue those Notes as definitive notes to those Noteholders.

Payments of principal of, and interest on, the definitive securities will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in the Indenture directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the Record Date specified for those Notes.  Those payments will be made by wire transfer or, if the Indenture Trustee is not provided wire transfer instructions, by check mailed to the address of that holder as it appears on the register maintained by the Indenture Trustee.  The final payment on any definitive security, however, will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final payment to the applicable Noteholders.  The Indenture Trustee will provide notice to the Noteholders not less than 30 days prior to the date on which final payment is expected to occur.

Definitive securities will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of definitive securities.  No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Book-Entry Registration

The Notes will be issued in book-entry form.  Each class of Notes offered by this prospectus will be represented by one or more certificates registered in the name of Cede, as nominee of DTC.  Noteholders may hold beneficial interests in Notes through DTC (in the United States) or Clearstream Banking, société anonyme (formerly Cedelbank), which is referred to in this prospectus as “Clearstream, Luxembourg” or the Euroclear System (in Europe or Asia), which is referred to in this prospectus as “Euroclear,” directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

No Noteholder will be entitled to receive a certificate representing that person’s interest in the Notes, except as set forth below.  Unless and until Notes of a class are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by Noteholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references in this prospectus to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures.  Therefore, it is anticipated that the only Noteholder will be Cede, as nominee of DTC.  Noteholders will not be recognized by the Indenture Trustee as Noteholders, Certificateholders or Securityholders as those terms will be used in the Transaction Documents, and Noteholders will only be permitted to exercise the rights of holders of Notes of the related class indirectly through DTC and DTC Participants, as further described below.

Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants, which are referred to in this prospectus as “Clearstream, Luxembourg Participants” and “Euroclear Participants”, respectively, through customers’ securities accounts in their respective names on the books of their respective depositaries, which are referred to collectively in this prospectus as the “Depositaries,” which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary.  However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear Participant or Clearstream, Luxembourg Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its participating members (“DTC Participants”) and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Notes of any class.  Indirect access to the DTC system also is available to the “Indirect DTC Participants,” either directly or indirectly through relationships with DTC Participants.  The rules applicable to DTC and DTC Participants are on file with the SEC.

Noteholders that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Notes may do so only through DTC Participants and Indirect DTC Participants.  DTC Participants will receive a credit for the securities on DTC’s records.  The ownership interest of each Noteholder will in turn be recorded on the respective records of the DTC Participants and Indirect DTC Participants.  Noteholders will not receive written confirmation from DTC of their purchase, but Noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Noteholder entered into the transaction.  Transfers of ownership interests in the securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of Noteholders.

To facilitate subsequent transfers, all Notes deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC.  The deposit of the Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership.  DTC will have no knowledge of the actual Noteholders and its records will reflect only the identity of the DTC Participants to whose accounts those Notes are credited, which may or may not be the Noteholders.  DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.  While the Notes are held in book-entry form, Noteholders will not have access to the list of Noteholders, which may impede the ability of Noteholders to communicate with each other.  However certain communications between Noteholders regarding exercising their rights under the terms of the Transaction Documents will be facilitated by the Administrator by inclusion in Form 10-D. See “Description of the Transaction Documents—Investor Communications.”

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Noteholders will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of and interest on the Notes.  DTC Participants and Indirect DTC Participants with which Noteholders have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Noteholders.

DTC’s practice is to credit DTC Participants’ accounts on each payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that payment date.  Payments by DTC Participants and Indirect DTC Participants to Noteholders will be governed by standing instructions and customary practices, as is the case with Notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that DTC Participant and not of DTC, the Indenture Trustee (or any paying agent appointed by the Indenture Trustee), the Depositor or the Servicer, subject to any statutory or regulatory requirements that may be in effect from time to time.  Payment of principal of and interest on each class of Notes to DTC will be the responsibility of the Indenture Trustee (or any paying agent), disbursement of those payments to DTC Participants will be the responsibility of DTC and disbursement of those payments to the related Noteholders will be the responsibility of DTC Participants and Indirect DTC Participants.  DTC will forward those payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Noteholders.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and some other banks, a Noteholder may be limited in its ability to pledge the Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those Notes due to the lack of a physical certificate for those Notes.

DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder only at the direction of one or more DTC Participants to whose account with DTC the Notes are credited.  Additionally, DTC has advised the Depositor that it will take those actions with respect to specified percentages of the Noteholders’

interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy those specified percentages.  DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.

Neither DTC nor Cede will consent or vote with respect to the Notes.  Under its usual procedures, DTC will mail an “Omnibus Proxy” to the Indenture Trustee as soon as possible after any applicable record date for that consent or vote.  The Omnibus Proxy will assign Cede’s consenting or voting rights to those DTC Participants to whose accounts the related Notes are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

Clearstream, Luxembourg, incorporated under the laws of Luxembourg as a professional depository, holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Euroclear S.A./N.V. as the Operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of 27 currencies, including United States dollars.  The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  The Euroclear System is operated by Euroclear S.A./N.V., which is referred to in this prospectus as the “Euroclear Operator,” under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation, referred to in this prospectus as the “Cooperative.”  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.  The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class of Notes offered by this prospectus.  Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission.  As such, it is regulated and supervised by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, generally referred to as the “Terms and Conditions.”  The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System.  All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Payments with respect to Notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary.  Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations.  We refer you to “Material Income Tax Consequences” in this prospectus. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among DTC Participants, Clearstream Luxembourg Participants and Euroclear Participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Payments on the Notes

On or before the second Business Day preceding each Payment Date (each of which is referred to as a “Determination Date”), the Servicer will inform the Vehicle Trustee, the Indenture Trustee and the Owner Trustee of, among other things, the amount of (a) Collections, (b) Advances to be made by the Servicer and (c) the Servicing Fee payable to the Servicer, in each case with respect to the calendar month immediately preceding the calendar month (or, in the case of the first Payment Date, two months) in which the Payment Date occurs (which is referred to as the “Collection Period”). On or before each Determination Date, the Servicer will also determine the First Priority Principal Distribution Amount, the Regular Principal Distribution Amount, and, based on Available Funds and other amounts available for distribution on the related Payment Date as described below, the amount to be distributed to the Securityholders.

The Indenture Trustee, as paying agent, will make distributions from the SUBI Collection Account to the Note Distribution Account, Certificate Distribution Account, Reserve Fund, the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer. The Indenture Trustee will make distributions to the Noteholders out of amounts on deposit in the Note Distribution Account and the Reserve Fund and the Owner Trustee (or the paying agent, on its behalf) will make distributions to the Certificateholders out of amounts on deposit in the Certificate Distribution Account. The amount to be distributed to the Securityholders will be determined in the manner described below.  For as long as BMW FS is Servicer, amounts owed to the Servicer on any Payment Date will be retained by the Servicer as described under “Description of the Transaction Documents—Net Deposits” in this prospectus.

Determination of Available Funds

The amount of funds available for distribution on a Payment Date will generally equal the sum of Available Funds and the Reserve Fund Draw Amount.

“Available Funds” for a Payment Date and the related Collection Period will equal the sum of the following amounts: (a) Collections, (b) Advances made by the Servicer, (c) in the case of an Optional Purchase, the Optional Purchase Price, and (d) net investment earnings on amounts on deposit in the SUBI Collection Account.

The “Available Funds Shortfall Amount” for a Payment Date and the related Collection Period will equal the amount by which the amount necessary to make the distributions in clauses (a) through (e) under “—Priority of Payments—SUBI Collection Account” below exceeds the Available Funds.

Priority of Payments

SUBI Collection Account.  On each Deposit Date, the Servicer will allocate Available Funds on deposit in the SUBI Collection Account with respect to the related Collection Period as described below and will instruct the

Indenture Trustee, to cause the following distributions to be made on the related Payment Date in the following amounts and order of priority:

(a)	first, to the Servicer, the related Payment Date Advance Reimbursement;

(b)	second, to the Servicer, the related Servicing Fee, together with any unpaid Servicing Fees from prior Collection Periods;

(c)
third, to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, the amount of any fees, expenses and indemnification amounts due to each such party, pro rata, based on amounts due to each such party, in an aggregate amount not to exceed $250,000 in any calendar year;

(d)
fourth, to the Note Distribution Account, to pay interest due on each class of Notes outstanding on that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the related interest rate;

(e)
fifth, to the Note Distribution Account, the First Priority Principal Distribution Amount, which will be allocated to pay principal on the Notes in the amounts and order of priority described under “Description of the Notes—Principal” in this prospectus;

(f)	sixth, to the Reserve Fund, the amount, if any, necessary to cause the amount on deposit in the Reserve Fund to equal the Reserve Fund Requirement;

(g)
seventh, to the Note Distribution Account, the Regular Principal Distribution Amount, which will be allocated to pay principal on the Notes in the amounts and order of priority described under “Description of the Notes—Principal” in this prospectus;

(h)
eighth, to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, the amount of any fees, expenses and indemnification amounts due to each such party and not paid in clause (c) above, pro rata, based on amounts due to each such party; and

(i)	ninth, to the Certificate Distribution Account, any remaining amounts.

See “Description of the Transaction Documents—Accounts” in this prospectus.

Reserve Fund. On each Payment Date, after taking into account amounts available to be distributed to Securityholders from the SUBI Collection Account, the Servicer will allocate the amounts necessary to pay clauses (a) through (e) under “—Priority of Payments—SUBI Collection Account” above, if any, to the extent of amounts on deposit in the Reserve Fund with respect to the related Collection Period and will instruct the Indenture Trustee to make corresponding deposits and distributions in the order of priority specified in clauses (a) through (e) under “—Priority of Payments—SUBI Collection Account” above.

On each Payment Date, if, after giving effect to the distributions set forth above, the amount on deposit in the Reserve Fund exceeds the Reserve Fund Requirement, any such excess shall be released to the Certificateholder.  See “Description of the Transaction Documents—Accounts” in this prospectus.

The “Payment Date Advance Reimbursement” for a Payment Date will equal the sum of (x) all outstanding Sales Proceeds Advances and Monthly Payment Advances that have been outstanding as of the end of the related Collection Period for at least 90 days, and (y) with respect to Specified Vehicles that have become Residual Value Loss Vehicles during the related Collection Period, an amount equal to the excess, if any, of (1) the related aggregate Sales Proceeds Advances over (2) the sum of the aggregate related Sales Proceeds and the aggregate related Termination Proceeds.

“Residual Value Loss Vehicle” will mean a Specified Vehicle that has been sold and for which (i) the Servicer has made a Sales Proceeds Advance and (ii) the Sales Proceeds Advance exceeds the related Sales Proceeds or Termination Proceeds, as the case may be.

The final distribution to any Noteholder will be made only upon surrender and cancellation of the certificate representing its Notes at an office or agency of the Issuing Entity specified in the notice of termination. Any funds remaining in the Issuing Entity, after the Indenture Trustee has taken certain measures to locate the related Noteholders and those measures have failed, will be distributed to the Depositor.

Amounts properly distributed to any Securityholder or the Servicer will not have to be refunded.

Following the occurrence of an Event of Default under the Indenture that results in an acceleration of the Notes, payments of principal on the Notes will be made to the Noteholders in the order and priority set forth in “Description of the Notes—Events of Default” in this prospectus.

The Certificates

The Certificates are not being offered pursuant to this prospectus and all information presented regarding the Certificates is given to further a better understanding of the Notes.  The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the registration statement.  A copy of the final form of Trust Agreement will be filed with the SEC at the time of the filing of the final prospectus.  The Certificates will evidence undivided ownership interests in the Issuing Entity.

The Trust Agreement and the Certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.

Credit Enhancement

The protection afforded to the Noteholders will be effected both by the preferential right of such Noteholders to receive, to the extent described in this prospectus, current distributions, the subordination of the Certificateholder’s right to receive distributions, excess cashflow, overcollateralization and the establishment of the Reserve Fund.  The available credit enhancement is limited.  Losses on the Specified Leases and residual losses on the related Specified Vehicles in excess of available credit enhancement will not result in a writedown of the principal amounts of the Notes.  Instead, if credit losses on the Specified Leases and residual losses on the related Specified Vehicles exceed the amount of available credit enhancement, the amount available to make payments on the Notes will be reduced to the extent such losses result in shortfalls.  If the available credit enhancement is exhausted by losses on the Specified Leases and related Specified Vehicles, there may be insufficient funds to pay in full the accrued interest and principal amounts of the Notes and Notes having a later Final Scheduled Payment Date generally will bear a greater risk of loss than Notes having an earlier Final Scheduled Payment Date.  See “Risk Factors—Because the issuing entity has limited assets, there is only limited protection against potential losses” and “Risk Factors—Payment priorities increase risk of loss or delay in payment to certain notes.”

Overcollateralization

Overcollateralization represents the amount by which the Aggregate Securitization Value of the Specified Leases exceeds the outstanding principal amount of the Notes.  Overcollateralization will be available to absorb losses on the Specified Leases that are not otherwise covered by excess cashflow, if any.  The Aggregate Securitization Value of the Specified Leases as of the Cutoff Date is expected to exceed the initial aggregate principal amount of the Notes by approximately 14.40% of the Aggregate Securitization Value of the Specified Leases as of the Cutoff Date.  The “Overcollateralization Target Amount” is equal to 16.55% of the Aggregate Securitization Value of the Specified Leases as of the Cutoff Date.  Payment of the Regular Principal Distribution Amount results in the application of all remaining funds, including any excess cashflow, to achieve and maintain overcollateralization at the Overcollateralization Target Amount.  This application will result in the payment of more principal on the Notes so long as these amounts are available for this purpose.  As the principal amounts of the Notes are reduced faster than the reduction in the Aggregate Securitization Value of the Specified Leases, credit enhancement in the form of additional overcollateralization is created.

Reserve Fund

On or before the Closing Date, the Depositor will establish and the Indenture Trustee will maintain an account in the name of the Indenture Trustee for the benefit of the Noteholders (the “Reserve Fund”).  The Reserve Fund will be established to provide additional security for payments on the Notes. On each Payment Date, amounts on deposit in the Reserve Fund, together with Available Funds, will be available to make the distributions described under “Payments on the Notes—Priority of Payments—Reserve Fund” in this prospectus.

The Reserve Fund initially will be funded by the Depositor with a deposit of an amount equal to 0.25% of the Aggregate Securitization Value of the Specified Leases as of the Cutoff Date (the “Initial Deposit”), and the amounts on deposit in the Reserve Fund will be pledged to the Issuing Entity.  On each Payment Date, monies on deposit in the Reserve Fund will be supplemented by the deposit of:

•	payments, to the extent necessary to cause the amount therein to equal the Reserve Fund Requirement, as described under “Payments on the Notes—Priority of Payments” in this prospectus; and

•	income received on the investment of funds on deposit in the Reserve Fund.

On each Payment Date, a withdrawal will be made from the Reserve Fund in an amount (the “Reserve Fund Draw Amount”) equal to the lesser of (a) the Available Funds Shortfall Amount, calculated as described above under “Payments on the Notes—Determination of Available Funds” for that Payment Date, and (b) the amount on deposit in the Reserve Fund after giving effect to all deposits thereto on the Deposit Date or that Payment Date.

On any Payment Date on which the amount on deposit in the Reserve Fund, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, exceeds the Reserve Fund Requirement, any such excess will be released to the Certificateholder.

On any Payment Date, the “Reserve Fund Requirement” will equal:

•	0.25% of the Aggregate Securitization Value as of the Cutoff Date, or

•	on any Payment Date occurring on or after the date on which the Note Balance has been reduced to zero, zero.

Excess Cashflow

The Securitization Rate, which is used to calculate the Aggregate Securitization Value of the Specified Leases, is expected to be greater than the sum of the weighted average of the interest rates payable on the Notes, the aggregate rate payable to the Servicer in respect of servicing compensation and reimbursement, and the aggregate rate payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer in respect of annual fees.  The amount of monthly collections corresponding to the difference between these rates will serve as additional credit enhancement.

Maturity, Prepayment and Yield Considerations

For more detailed information regarding maturity and prepayment considerations with respect to the Notes, see “Weighted Average Lives of the Notes” and “Risk Factors— The timing of principal payments is uncertain, and prepayments or reallocations of specified leases and specified vehicles, and the servicer’s optional purchase of the SUBI Certificate may cause prepayments on the notes, resulting in reinvestment risk to you.” in this prospectus.  Except upon the occurrence of an Event of Default that results in an acceleration of the Notes, no principal payments will be made on the Class A‑3 Notes until the Class A-2 Notes have been paid in full and no principal payments will be made on the Class A-4 Notes until the Class A-3 Notes have been paid in full.  We refer you to “Payments on the Notes” in this prospectus.  However, following an Event of Default and an acceleration of the Notes, principal payments will be made first to the holders of the Class A-1 Notes until they have been paid in full.  After the Class A-1 Notes have been paid in full, principal payments will be made to the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, on a pro rata basis, based on the outstanding principal amounts of those classes of Notes, until such classes have been paid in full.  We refer you to “Description of the Notes—Events of Default” in this prospectus and “Description of the Transaction Documents—The Indenture—Events of Default; Rights Upon an Event of Default” in this prospectus for a more detailed description of events of default.

The proceeds of any liquidation of the assets of the Issuing Entity may be insufficient to pay in full all accrued interest on and principal of each outstanding class of Notes.

In addition, because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) on the Specified Leases, final payment of any class of Notes could occur significantly earlier than their respective Final Scheduled Payment Dates.  Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective classes of Notes.  Higher rates of prepayments on the Specified Leases with Lease Rates higher than the discount rates used to calculate the related Securitization Values will decrease the amount available to cover delinquencies and defaults on the Specified Leases.  No prediction can be made as to the rate of prepayments on the Specified Leases in either stable or changing interest rate environments.

Weighted Average Lives of the Notes

The following information is provided solely to illustrate the effect of prepayments of the Specified Leases on the unpaid principal amounts of the Notes and the weighted average life of the Notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the Specified Leases.

Prepayments on motor vehicle leases may be measured by a prepayment standard or model. The prepayment model used in this prospectus is based on a prepayment assumption (the “Prepayment Assumption”) expressed in terms of percentages of the Absolute Prepayment Model (“ABS”).  ABS refers to a prepayment model that assumes a constant percentage of the original number of leases in a pool prepay each month. However, as used in this prospectus, a 100% Prepayment Assumption assumes that, based on the assumptions below, the Initial Lease Balance of a lease will prepay as follows:

(1)	0.04% ABS in month one, increasing by 0.03% (precisely 0.46%/15) ABS in each subsequent month until reaching 0.50% ABS in the 16th month of the life of the lease;

(2)	0.50% ABS in month 16, increasing by 0.01% (precisely 0.20%/15) ABS in each subsequent month until reaching 0.70% ABS in the 31st month of the life of the lease;

(3)	0.70% ABS in month 31, increasing by 0.08% (precisely 0.40%/5) ABS in each subsequent month until reaching 1.10% ABS in the 36th month of the life of the lease;

(4)	1.10% ABS in months 36 and 37, decreasing to 0.75% in months 38 and 39; and

(5)	0.50% ABS in month 40 and remain at that level until the Initial Lease Balance of the lease has been paid in full.

Neither ABS nor the Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of leases, including the Specified Leases. There can be no assurance that the Specified Leases will prepay at the indicated levels of the Prepayment Assumption or at any other rate.

The tables below were prepared on the basis of certain assumptions regarding the Specified Leases and related Specified Vehicles, including that:

•	the Specified Leases and Specified Vehicles have the characteristics set forth in this prospectus;

•	all Monthly Payments are made in accordance with the cashflow schedule set forth in Appendix B to this prospectus;

•
as of the beginning of each month following the Cutoff Date, the present values of the remaining Monthly Payments and the ALG Residual Values of the Specified Vehicles, each determined using a discount rate equal to the Securitization Rate, are as set forth in Appendix B to this prospectus;

•	the ALG Residual Value for each Specified Vehicle is received on the maturity date of the related Specified Lease in accordance with the cashflow schedule set forth in Appendix B to this prospectus;

•	all Monthly Payments are timely received and no Specified Lease is ever delinquent;

•
the interest on the Class A-1 Notes is 0.95000% based on an actual/360 day count, on the Class A‑2 Notes is 1.71% based on a 30/360 day count, on the Class A-3 Notes is 2.04% based on a 30/360 day count, and on the Class A-4 Notes is 2.29% based on a 30/360 day count;

•	no Reallocation Payment is made in respect of any Specified Lease;

•	there are no losses in respect of the Specified Leases;

•	distributions of principal of and interest on the Notes are made on the 20th day of each month, whether or not the day is a Business Day;

•
the Servicing Fee is 1.00% per annum of the outstanding Aggregate Securitization Value as of the first day of the related Collection Period; provided that, in the case of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) the product of 1/12 and 1.00% of the Aggregate Securitization Value as of the Cutoff Date and (b) the product of 1/12 and 1.00% of the Aggregate Securitization Value as of the close of business on February 28, 2017;

•
the aggregate amount of fees, expenses and indemnification amounts payable to the Indenture Trustee, Owner Trustee and the Asset Representations Reviewer on each Payment Date is equal to $1,041.67, commencing in April 2017;

•	the Reserve Fund is funded with an amount equal to the Initial Deposit and no income is earned;

•	all prepayments are prepayments in full; and

•	the Closing Date is March 22, 2017.

No representation is made as to what the actual levels of losses and delinquencies on the Specified Leases will be. Because payments on the Specified Leases will differ from those used in preparing the following tables, distributions of principal of the Notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

The following tables set forth the percentages of the unpaid principal amount of the Notes that would be outstanding after each of the dates shown, based on a prepayment rate equal to 0%, 50%, 75%, 100%, 150% and 200% of the Prepayment Assumption.  As used in the tables, “0% Prepayment Assumption” assumes no prepayments on a Specified Lease, “50% Prepayment Assumption” assumes that a Specified Lease will prepay at 50% of the Prepayment Assumption, and so forth.

Percentage of Class A-1 Note Balance Outstanding(1)

Payment Date	Prepayment Assumption
	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	79.38%	77.19%	76.07%	74.93%	72.60%	70.19%
May 2017	69.37%	65.97%	64.23%	62.46%	58.83%	55.08%
June 2017	59.34%	54.66%	52.26%	49.82%	44.81%	39.62%
July 2017	50.11%	44.03%	40.92%	37.74%	31.20%	24.41%
August 2017	42.79%	35.29%	31.43%	27.49%	19.37%	10.92%
September 2017	29.96%	21.05%	16.45%	11.75%	2.05%	0.00%
October 2017	16.31%	6.02%	0.70%	0.00%	0.00%	0.00%
November 2017	2.77%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(2)	0.37	0.33	0.31	0.30	0.27	0.24
Weighted Average Life to Call (years)(2)(3)	0.37	0.33	0.31	0.30	0.27	0.24
_________________________
(1)	Percentages assume that no Optional Purchase occurs.
(2)
The weighted average life of the Class A-1 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)
The weighted average life to call assumes that an Optional Purchase occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

In calculating the Expected Final Payment Date shown on the cover to this prospectus, a 100% Prepayment Assumption was utilized.  The actual Payment Date on which the Class A-1 Notes are paid in full may be before or after this date depending on the actual payment experience of the Specified Leases.

Percentage of Class A-2 Note Balance Outstanding(1)

Payment Date	Prepayment Assumption
	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2017	100.00%	100.00%	100.00%	100.00%	100.00%	96.23%
October 2017	100.00%	100.00%	100.00%	97.79%	92.54%	87.04%
November 2017	100.00%	95.86%	93.04%	90.17%	84.20%	77.94%
December 2017	95.51%	89.45%	86.31%	83.09%	76.41%	69.38%
January 2018	89.14%	82.48%	79.02%	75.48%	68.11%	60.33%
February 2018	84.01%	76.73%	72.95%	69.07%	60.99%	52.44%
March 2018	78.60%	70.72%	66.63%	62.42%	53.64%	44.33%
April 2018	70.50%	62.14%	57.78%	53.30%	43.94%	33.99%
May 2018	63.54%	54.68%	50.06%	45.30%	35.34%	24.72%
June 2018	55.69%	46.39%	41.53%	36.53%	26.03%	14.82%
July 2018	47.50%	37.81%	32.75%	27.52%	16.54%	4.77%
August 2018	39.45%	29.41%	24.15%	18.71%	7.27%	0.00%
September 2018	29.92%	19.64%	14.24%	8.66%	0.00%	0.00%
October 2018	22.84%	12.23%	6.65%	0.88%	0.00%	0.00%
November 2018	16.00%	5.09%	0.00%	0.00%	0.00%	0.00%
December 2018	8.25%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(2)	1.33	1.23	1.18	1.14	1.05	0.97
Weighted Average Life to Call (years)(2)(3)	1.33	1.23	1.18	1.14	1.05	0.97
_________________________
(1)       Percentages assume that no Optional Purchase occurs.
(2)
The weighted average life of the Class A-2 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)
The weighted average life to call assumes that an Optional Purchase occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

In calculating the Expected Final Payment Dates shown on the cover to this prospectus, a 100% Prepayment Assumption was utilized.  The actual Payment Date on which the Class A-2 Notes are paid in full may be before or after this date depending on the actual payment experience of the Specified Leases.

Percentage of Class A-3 Note Balance Outstanding(1)

Payment Date	Prepayment Assumption
	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2018	100.00%	100.00%	100.00%	100.00%	100.00%	94.77%
September 2018	100.00%	100.00%	100.00%	100.00%	96.76%	83.54%
October 2018	100.00%	100.00%	100.00%	100.00%	88.21%	74.45%
November 2018	100.00%	100.00%	99.32%	93.12%	79.98%	65.70%
December 2018	100.00%	97.00%	90.89%	84.55%	71.08%	56.38%
January 2019	96.50%	84.93%	78.81%	72.44%	58.84%	43.85%
February 2019	86.98%	75.27%	69.05%	62.54%	48.51%	32.75%
March 2019	76.96%	65.15%	58.83%	52.19%	37.67%	20.83%
April 2019	64.26%	52.60%	46.30%	39.62%	24.76%	6.62%
May 2019	51.51%	40.08%	33.84%	27.15%	11.85%	0.00%
June 2019	38.89%	27.83%	21.74%	15.15%	0.00%	0.00%
July 2019	26.44%	16.13%	10.46%	4.34%	0.00%	0.00%
August 2019	9.06%	0.11%	0.00%	0.00%	0.00%	0.00%
September 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(2)	2.20	2.13	2.09	2.04	1.93	1.81
Weighted Average Life to Call (years)(2)(3)	2.20	2.13	2.09	2.04	1.93	1.81
_________________________
(1)       Percentages assume that no Optional Purchase occurs.
(2)
The weighted average life of the Class A-3 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)
The weighted average life to call assumes that an Optional Purchase occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

In calculating the Expected Final Payment Date shown on the cover to this prospectus, a 100% Prepayment Assumption was utilized.  The actual Payment Date on which the Class A-3 Notes are paid in full may be before or after this date depending on the actual payment experience of the Specified Leases.

Percentage of Class A-4 Note Balance Outstanding(1)

Payment Date	Prepayment Assumption
	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2017	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2019	100.00%	100.00%	100.00%	100.00%	100.00%	66.30%
June 2019	100.00%	100.00%	100.00%	100.00%	99.02%	12.21%
July 2019	100.00%	100.00%	100.00%	100.00%	60.37%	0.00%
August 2019	100.00%	100.00%	80.76%	59.54%	10.37%	0.00%
September 2019	63.61%	34.53%	18.58%	0.00%	0.00%	0.00%
October 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(2)	2.55	2.52	2.49	2.46	2.39	2.23
Weighted Average Life to Call (years)(2)(3)	2.55	2.49	2.48	2.46	2.38	2.22
_________________________
(1)       Percentages assume that no Optional Purchase occurs.
(2)
The weighted average life of the Class A-4 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)
The weighted average life to call assumes that an Optional Purchase occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

In calculating the Expected Final Payment Date shown on the cover to this prospectus, a 100% Prepayment Assumption was utilized.  The actual Payment Date on which the Class A-4 Notes are paid in full may be before or after this date depending on the actual payment experience of the Specified Leases.

Note Factors

The “Note Factor” for each class of Notes will be a two-digit decimal that the Servicer will compute for each Payment Date, which will represent the remaining outstanding principal amount of that class of Notes as of that Payment Date, after giving effect to payments made on the Payment Date, expressed as a fraction of the initial outstanding principal amount of that class of Notes. The Note Factor for each class of Notes will initially be 1.00, and will thereafter decline to reflect reductions in the unpaid principal amount of that class of Notes.  A Noteholder’s portion of the principal amount of a particular class of Notes will be the product of (a) the original denomination of that class of Notes and (b) the applicable Note Factor.

Use of Proceeds

The net proceeds from the sale of the Notes, which equal the proceeds of the public offering minus expenses relating thereto in the amount of $750,000, together with the net proceeds from the private placement of the Certificates, will be applied by the Issuing Entity to acquire the SUBI Certificate from the Depositor.  The Depositor will then use the proceeds paid to the Depositor by the Issuing Entity to pay BMW LP the purchase price for the SUBI Certificate and to make the required deposit to the Reserve Fund.

Where You Can Find More Information About Your Notes

The Issuing Entity—The Indenture Trustee will provide to Noteholders (which shall be Cede as the nominee of The Depository Trust Company (“DTC”) as the sole holder of record, unless Definitive Notes are issued under the limited circumstances described in this prospectus) unaudited monthly and annual reports concerning the related Specified Leases and Specified Vehicles and other specified matters. We refer you to “Description of the Transaction Documents—Statements to Noteholders” and “—Evidence as to Compliance” in this prospectus.  Copies of these reports may be obtained at no charge at the offices or the website specified in this prospectus.

The Depositor—BMW Auto Leasing LLC, as Depositor, has filed with the SEC a registration statement on Form SF-3 under the Securities Act of 1933, as amended (the “Securities Act”) of which this prospectus forms a part.  The registration statement and all reports filed by the Depositor will be available for website viewing and printing in the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.  You may obtain information on the operation of the SEC’s public reference rooms by calling the SEC at (800) SEC-0330.  The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information regarding issuers that file electronically with the SEC using the SEC’s Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR).  The registration statement and all reports filed by the Depositor may be found on EDGAR filed under the registration number 333-205553, and all reports filed by the Issuing Entity will be found on EDGAR filed under registration number 333-205553-04.  Copies of the operative agreements relating to the Notes will also be filed with the SEC on EDGAR under the registration number of the Depositor or the Issuing Entity shown above.

The Depositor on behalf of the Issuing Entity will file the reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include (but are not limited to):

•	Reports on Form 8-K (Current Report), including as exhibits thereto the Transaction Documents;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance, asset representations review and investor communication information required on Form 10-D, which are required to be filed 15 days following the related Payment Date;

•
Reports on Form ABS-EE (Submission of Electronic Exhibits for Asset-Backed Securities), including as exhibits thereto monthly asset-level data for the related Collection Period and the Specified Leases, which exhibits will be incorporated by reference into the related Form 10-D; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year, and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Act .

Unless specifically stated in any report filed by or on behalf of the Issuing Entity with the SEC, the reports and any information included in such report will neither be examined nor reported on by an independent public accountant.

The distribution and pool performance reports filed on Form 10-D will be forwarded to each Noteholder as specified in “Description of the Transaction Documents—Statements to Noteholders” in this prospectus.  For the time period that the Issuing Entity is required to report under the Exchange Act, the Depositor, on behalf of the Issuing Entity, will file the Issuing Entity’s annual reports on Form 10-K, distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC.  Such reports will be available on the website located at www.sec.gov as soon as reasonably practicable after such reports are filed with the SEC.

Description of the Transaction Documents

The following summary of the Transaction Documents describes the material terms of the Transaction Documents.  The description of the terms of the Transaction Documents in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transaction Documents.  Forms of the Transaction Documents have been filed as exhibits to the registration statement.  Copies of the final forms of the Transaction Documents will be filed as current reports on Form 8-K with the SEC.  We refer you to “Where You Can Find More Information About Your Notes—The Depositor” in this prospectus for additional information regarding reports required to be filed by the Depositor.

Transfer, Assignment and Pledge of the SUBI Certificate

On or prior to the Closing Date, the UTI Beneficiary will direct the Vehicle Trust to create the 2017-1 SUBI in connection with the Specified Leases and Specified Vehicles.  Pursuant to the terms of the SUBI Certificate Transfer Agreement, the UTI Beneficiary will sell, transfer and assign its interest in the 2017-1 SUBI to the Depositor. On the Closing Date, the Depositor will in turn transfer and assign the SUBI Certificate to the Issuing Entity pursuant to the Issuer SUBI Certificate Transfer Agreement.  The Issuing Entity will pledge its interest in the SUBI Certificate to the Indenture Trustee as security for the Noteholders.  See “The 2017-1 SUBI—Transfers of the SUBI Certificate” in this prospectus.  The net proceeds received from the sale of the Notes will be applied to make the required initial deposit into the Reserve Fund and to purchase the SUBI Certificate from the UTI Beneficiary.

Representations and Warranties

The UTI Beneficiary, pursuant to the SUBI Certificate Transfer Agreement, and the Depositor, pursuant to the Issuer SUBI Certificate Transfer Agreement, will represent and warrant, among other things, that:

1.	Immediately prior to the transfer of the SUBI Certificate, such party was the true and lawful owner of such SUBI Certificate;

2.	Such party had the legal right to transfer the SUBI Certificate; and

3.	Such party had good and valid title to the SUBI Certificate.

Upon the discovery by the UTI Beneficiary, the Depositor or the Issuing Entity of a breach of these representation and warranties, the party discovering such breach shall give prompt written notice to the other parties.

Accounts

On or prior to the Closing Date, the Servicer will establish and the Indenture Trustee will maintain a trust account in the name of the Issuing Entity for the benefit of the holders of interests in the 2017-1 SUBI, into which collections on or in respect of the Specified Leases and the Specified Vehicles will generally be deposited (the “SUBI Collection Account”) together with income received on the investment of funds on deposit in the SUBI Collection Account.  The SUBI Collection Account initially shall be established with the corporate trust department of U.S. Bank.  Pending deposit into the SUBI Collection Account, SUBI collections for the Issuing Entity may be employed by the Servicer at its own risk and for its own benefit and shall not be segregated from its own funds.

As more fully described under “ —Collections” below and “BMW FS’s Lease Financing Program—Like-Kind Exchange Program” in this prospectus, the Servicer may reallocate a Specified Vehicle returned to the Servicer at the scheduled end of the related Specified Lease or in connection with an early termination initiated by the related User-Lessee or a Specified Vehicle returned to, or repossessed by, the Servicer from the 2017-1 SUBI to the UTI for purposes of implementing the Servicer’s Like-Kind Exchange Program. In connection with such reallocation, the Servicer shall deposit or shall cause to be deposited into the SUBI Collection Account an amount equal to Sales Proceeds for the related Specified Vehicle no later than two Business Days after the reallocation, unless the Monthly Remittance Condition is satisfied, in which case the Servicer shall be permitted to retain such amount received during a Collection Period until the Business Day immediately preceding the related Payment Date.

Amounts held in the SUBI Collection Account shall be invested by the Indenture Trustee, at the written direction of the Servicer, in Permitted Investments.  On each Deposit Date, all net income or other gain from the investment of funds on deposit in the SUBI Collection Account in respect of the related Collection Period will be deposited in the SUBI Collection Account.

“Permitted Investments” mean, at any time, any one or more of the following instruments, obligations and securities, generally having original or remaining maturities of 30 days or less, but in no event occurring later than the Payment Date next occurring after the Indenture Trustee acquires the investments, which evidence:

(a)	direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

(b)
demand deposits, time deposits or certificates of deposit of any depository institution, including the Indenture Trustee acting in its commercial capacity, or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a short-term deposit rating of at least “F1” from Fitch Ratings, Inc. and “P-1” from Moody’s Investors Service, Inc.;

(c)
repurchase obligations held by the Vehicle Trustee with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

(d)
securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof, including the Indenture Trustee acting in its commercial capacity, so long as at the time of such investment or contractual commitment providing for such investment either (i) the long-term, unsecured debt of such corporation has a rating of at least “A” from Fitch Ratings, Inc. and at least “Baa3” from Moody’s Investors Service, Inc. or (ii) the commercial paper or other short-term debt of such corporation has a rating of at least “F1” from Fitch Ratings, Inc. and “P-1” from Moody’s Investors Service, Inc.;

(e)
investments of proceeds maintained in sweep accounts, short-term asset management accounts and the like utilized for the commingled investment, on an overnight basis, of residual balances in investment accounts maintained at the Vehicle Trustee or any affiliate thereof; and

(f)
any other money market, common trust fund or obligation, or interest bearing or other security or investment (including those managed or advised by the Indenture Trustee or any affiliate thereof) (A) rated in the highest rating category by each Rating Agency or (B) that has a long-term debt rating of at least “A” from Fitch Ratings, Inc. and at least “Baa3” from Moody’s Investors Service, Inc.  Such investments in this subsection (f) may include money market mutual funds or common trust funds, including any fund for which U.S. Bank, in its capacity other than as the Indenture Trustee, or an affiliate thereof serves as an investment advisor, administrator, shareholder, servicing agent, and/or custodian or subcustodian, notwithstanding that (x) U.S. Bank, the Indenture Trustee or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) U.S. Bank, the Indenture Trustee or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to the Indenture, and (z) services performed by the Indenture Trustee for such funds and pursuant to the Indenture may converge at any time.  U.S. Bank or an affiliate thereof is authorized under the Indenture to charge and collect from the Indenture Trustee such fees as are collected from all investors in such funds for such services rendered to such funds (but not to exceed investment earnings thereon).

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added to this definition by the Depositor if each Rating Agency has been notified of such amendment, modification or deletion and has not confirmed in writing within 10 Business Days (or such shorter period as is practicable or acceptable to such Rating Agency) that such amendment, modification or deletion would cause any of its then-current ratings of the Notes to be qualified, reduced or withdrawn and without the consent of any Noteholder or any other Person.

Permitted Investments are generally limited to investments acceptable to the Rating Agencies rating the Notes as being consistent with the rating of those Notes, including obligations of the Servicer and its affiliates, to the extent consistent with that rating.  Permitted Investments are limited to obligations or securities that mature on or before the next Payment Date.

On the Closing Date, (a) the Indenture Trustee will establish a trust account in its name on behalf of the Noteholders, into which amounts released from the SUBI Collection Account and, when necessary, from the Reserve Fund, for distribution to the Noteholders will be deposited and from which all distributions to the Noteholders will be made (the “Note Distribution Account”) and (b) the Owner Trustee will establish (or will cause the Indenture Trustee to establish) a trust account in its name on behalf of the Certificateholders, into which amounts released from the SUBI Collection Account for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made (the “Certificate Distribution Account”).

Each of the SUBI Collection Account, the Note Distribution Account, the Certificate Distribution Account and the Reserve Fund will be a segregated trust account maintained at an Eligible Institution.  “Eligible Institution” means (a) a bank or depository institution organized under the laws of the United States or any state thereof or any United States branch or agency of a foreign bank or depository institution that (i) is subject to supervision and examination by federal or state banking authorities, (ii) has a short-term deposit rating of at least “F1” from Fitch Ratings, Inc. and “P-1” from Moody’s Investors Service, Inc., (iii) if the institution holds the related account other than as segregated trust account and the deposits are to be held in the accounts more than 30 days, has a long-term unsecured debt rating or issuer rating of at least “A” from Fitch Ratings, Inc. and (iv) if the institution is organized under the laws of the United States, whose deposits are insured by the Federal Deposit Insurance Corporation, or (b) the corporate trust department of any bank or depository institution organized under the laws of the United States or any state thereof or any United States branch or agency of a foreign bank or depository institution that is subject to supervision and examination by federal or state banking authorities that (i) is authorized under those laws to act as a trustee or in any other fiduciary capacity and (ii) has a long-term deposit rating of at least “A” from Fitch Ratings, Inc. and at least “Baa3” from Moody’s Investors Service, Inc.

If the institution maintaining the SUBI Collection Account, the Note Distribution Account or the Reserve Fund ceases to be an Eligible Institution, the Indenture Trustee will, or will cooperate with the Servicer to, as applicable, cause each such account to be moved to an Eligible Institution within thirty days (or such longer period in respect of which each Rating Agency has not confirmed in writing within 10 Business Days (or such shorter period as is practicable or acceptable to such Rating Agency) that such longer period would cause any of its then-current ratings of the Notes to be qualified, reduced or withdrawn).

On the Payment Date on which all Notes have been paid in full and following payment of any remaining obligations of the Depositor under the Transaction Documents, any amounts remaining on deposit in the trust accounts, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, will be paid to the Depositor.

Except to the extent, if at all, covered under the annual accountants’ attestation report described under “Evidence as to Compliance” in this prospectus, there will not be any independent verification of the trust accounts or the activity in those accounts.

Collections

The Transaction Documents generally require that the Servicer deposit all Collections received into the SUBI Collection Account not later than two Business Days after receipt. However, if the Monthly Remittance Condition is satisfied, the Servicer may retain such amounts received during a Collection Period until the related Deposit Date.  As of the date of this prospectus, the Monthly Remittance Condition is satisfied.  “Collections” with respect to any Collection Period will include all net collections collected or received in respect of the SUBI Assets during the Collection Period that are allocable to the Securities, including:

•	Monthly Payments made by User-Lessees, net of Daily Advance Reimbursements;

•	Reallocation Payments made by the Servicer;

•	Sales Proceeds;

•	Termination Proceeds;

•	Recovery Proceeds;

•	pull-ahead amounts described under “BMW FS’s Lease Financing Program—Extensions and Pull-Ahead Program” in this prospectus; and

•	the price paid by the Servicer for certain Specified Leases and Specified Vehicles on or after the Maturity Dates of such Specified Vehicles.

The “Monthly Remittance Condition” will be satisfied if either (i)(A) BMW US Capital, LLC (or, if an affiliate of BMW US Capital, LLC is not the Servicer, the entity that is the Servicer) satisfies the Commingling Condition and (B) no Servicer Default has occurred and is continuing, or (ii)(y) the Servicer obtains a letter of credit, surety bond or insurance policy under which demands for payment may be made to secure timely remittance of monthly collections to the SUBI Collection Account and (z) each Rating Agency has been notified of such arrangement and has not confirmed in writing within ten Business Days (or such shorter period as is practicable or acceptable to such Rating Agency) that such action will result in the qualification, reduction or withdrawal of its then-current rating on any class of Notes.

The “Commingling Condition” will be satisfied if:

(i)            for so long as Fitch Ratings, Inc. is a Rating Agency, either (A) the short-term unsecured debt rating of the commercial paper of BMW US Capital, LLC (or, if an affiliate of BMW US Capital, LLC is not the Servicer, the short-term unsecured debt rating of the entity that is the Servicer) is at least “A-1” by S&P Global Ratings or “P-1” by Moody’s Investors Service, Inc., or (B) Fitch Ratings, Inc. has been notified of the proposed monthly remittance of collections by the Servicer and has not confirmed in writing within 10 Business Days (or such shorter period as is practicable or acceptable to Fitch Ratings, Inc.) that such action will result in the qualification, reduction or withdrawal of its then-current rating on any class of Notes; and

(ii)            for so long as Moody’s Investors Service, Inc. is a Rating Agency, Moody’s Investors Service, Inc. has been notified of the proposed monthly remittance of collections by the Servicer and has not confirmed in writing within 10 Business Days (or such shorter period as is practicable or acceptable to Moody’s Investors Service, Inc.) that such action will result in the qualification, reduction or withdrawal of its then-current rating on any class of Notes.

Pending deposit into the SUBI Collection Account, Collections may be used by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

Advances

On or before each Deposit Date, the Servicer will be obligated to make, by deposit into the SUBI Collection Account, a Monthly Payment Advance in respect of the unpaid Monthly Payments of certain Specified Leases and may, at its option, by deposit into the SUBI Collection Account, make a Sales Proceeds Advance equal to the Securitization Value of Specified Leases relating to certain Specified Vehicles for which the Specified Lease has terminated and the related Specified Vehicle was not sold.  An “Advance” refers to either a Monthly Payment Advance or a Sales Proceeds Advance.  The Servicer will be required to make an Advance only to the extent that it determines that such Advance will be recoverable from future payments on or in respect of the related Specified Lease or Specified Vehicle.  In making Advances, the Servicer will assist in maintaining a regular flow of scheduled payments on the Specified Leases and, accordingly, in respect of the Notes, rather than guarantee or insure against losses.  Accordingly, all Advances will be reimbursable to the Servicer, without interest.

A “Monthly Payment Advance” means an amount advanced by the Servicer to the Issuing Entity due to the failure of a User-Lessee to make a Monthly Payment.  The Servicer will offset, on an ongoing basis, from amounts collected or received in respect of the SUBI Assets, an amount to repay Monthly Payment Advances where a Monthly Payment Advance amount has been recovered in a subsequent payment made by the related User-Lessee of the Monthly Payment due (the “Daily Advance Reimbursement”), or if a Monthly Payment Advance has been outstanding for at least 90 days as of the end of a Collection Period, it will be reimbursed on the related Payment Date as part of the Payment Date Advance Reimbursement.

A “Sales Proceeds Advance” means an advance made by the Servicer, at its option, to the Issuing Entity, of an amount equal to the Securitization Value of a Specified Lease if, during a Collection Period, the Servicer has not sold a Specified Vehicle for which the Specified Lease terminated during that Collection Period.  After the Servicer makes a Sales Proceeds Advance for a Specified Vehicle, the Issuing Entity will have no claim against or interest in that Specified Vehicle or any Sales Proceeds or Termination Proceeds, as the case may be, resulting from its sale or other disposition except for any Sales Proceeds or Termination Proceeds, as the case may be, in excess of the Securitization Value. If the Servicer sells or otherwise disposes of a Specified Vehicle after making a Sales Proceeds Advance, the Issuing Entity will retain the related Sales Proceeds Advance, and the Servicer will retain the Sales Proceeds or Termination Proceeds, as the case may be, up to the Securitization Value of the related Specified Lease, and will deposit any Sales Proceeds or Termination Proceeds, as the case may be, in excess of the Securitization Value into the SUBI Collection Account. In the event that the Sales Proceeds and Termination Proceeds in respect of a Specified Vehicle are less than the related Sales Proceeds Advance, the Servicer will be reimbursed the difference as part of the related Payment Date Advance Reimbursement.

If the Servicer has not sold a Specified Vehicle within 90 days after it has made a Sales Proceeds Advance, it will be reimbursed for that Sales Proceeds Advance as part of the Payment Date Advance Reimbursement.  Within six months of receiving that reimbursement, if the related Specified Vehicle has not been sold, the Servicer shall, if permitted by applicable law, cause that Specified Vehicle to be sold at auction and shall remit the proceeds associated with the disposition of that Specified Vehicle to the SUBI Collection Account.

Servicing Compensation

The Servicer will be entitled to compensation for the performance of its servicing and administrative obligations with respect to the SUBI Assets under the Servicing Agreement. The Servicer will be entitled to receive a fee equal to 1.00% per annum of the outstanding Aggregate Securitization Value as of the first day of the Collection Period; provided that, in the case of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) the product of 1/12 and 1.00% of the Aggregate Securitization Value as of the Cutoff Date and (b) the product of 1/12 and 1.00% of the Aggregate Securitization Value as of the close of business on February 28, 2017 (the “Servicing Fee”).  The Servicing Fee will be payable on each Payment Date in respect of the related Collection Period and will be calculated and paid based upon a 360-day year consisting of twelve 30-day months.

The Servicer will also be entitled to additional compensation in the form of expense reimbursement, administrative fees, late payment fees, extension fees, early termination fees, prepayment charges and similar charges received with respect to the Specified Leases, other than excess wear and tear or excess mileage charges.

The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of the Specified Leases as an agent for the Vehicle Trust under the Servicing Agreement, including collecting and processing payments, responding to inquiries of user-lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles and Defaulted Vehicles, overseeing the SUBI Assets and administering the Specified Leases, including making Advances, accounting for collections, furnishing monthly and annual statements to the Vehicle Trustee with respect to distributions and generating federal income tax information.

The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid to the Servicer on each Payment Date solely to the extent of Available Funds and, to the extent available, the Reserve Fund Draw Amount in accordance with the priority of payments set forth above under “Payments on the Notes—Priority of Payments” in this prospectus.

Net Deposits

For so long as BMW FS is the Servicer, the Servicer will be permitted to deposit into the SUBI Collection Account only the net amount distributable to the Issuing Entity on the related Deposit Date. The Servicer will, however, account to the Issuing Entity, the Indenture Trustee, the Owner Trustee and the Noteholders and Certificateholders as if all of the deposits and distributions described herein were made individually.

Optional Purchase

The Servicer will be permitted at its option to purchase from the Issuing Entity the SUBI Certificate on any Payment Date if, either before or after giving effect to any payment of principal required to be made on that Payment Date, the Note Balance is less than or equal to 5% of the Initial Note Balance. The exercise of that option by the Servicer is referred to in this prospectus as an “Optional Purchase.” The purchase price for the SUBI Certificate will equal the sum of (i) the Note Balance together with accrued interest thereon to the date fixed for redemption and (ii) the aggregate amount of any accrued and unpaid fees, expenses and indemnities due and owing to the Indenture Trustee (in each of its capacities under the Transaction Documents), the Owner Trustee and the Asset Representations Reviewer, in each case to the extent such fees, expenses and indemnities have not been previously paid by the Issuing Entity (the “Optional Purchase Price”), which amount will be deposited by the Servicer into the SUBI Collection Account on the Deposit Date related to the Payment Date fixed for redemption. In connection with an Optional Purchase, the Notes will be redeemed on that Payment Date in whole, but not in part, for the Redemption Price. The “Redemption Price” for a class of Notes will equal the Note Balance for the related class, plus accrued and unpaid interest thereon at the applicable interest rate, to but not including the Payment Date fixed for redemption. The Administrator or the Issuing Entity will provide at least 20 days’ prior notice of the redemption of the Notes to the Indenture Trustee and the Owner Trustee, and the Indenture Trustee will provide at least 10 days’ notice thereof to the Noteholders. On the Payment Date fixed for redemption, the Notes will be due and payable at the Redemption Price, and no interest will accrue on the Notes after the Payment Date if paid in full.

Termination

The respective obligations of the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee and the Asset Representations Reviewer, as the case may be, pursuant to a Transaction Document will terminate upon the earlier of:

•	the maturity or other liquidation of the last Specified Lease and the disposition of the last Specified Vehicle;

•
the final distribution of all funds or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and the final distribution on the Certificates pursuant to the Trust Agreement; or

•
the purchase by the Servicer or the termination of the pledge of the SUBI Certificate on any Payment Date on which either before or after giving effect to any payment of principal required to be made on that Payment Date, the Note Balance is less than or equal to 5% of the sum of the Initial Note Balance.

The Indenture Trustee and Owner Trustee will give written notice of termination to each Securityholder of record.  The final distribution to any Securityholder will be made only upon surrender and cancellation of that holder’s Security at any office or agency of the Indenture Trustee specified in the notice of termination.  Any funds remaining in the Issuing Entity will be distributed, subject to applicable law, to the Depositor.

Upon termination of the Issuing Entity, the assets of the Issuing Entity will be liquidated and the proceeds from any liquidation, and amounts held in related accounts, will be applied to pay the Securities in full, to the extent of amounts available.

Investor Communications

A Noteholder or a Verified Note Owner may send a request to the Administrator stating that the Noteholder or Note Owner is interested in communicating with other Noteholders and Note Owners about the possible exercise of rights under the Transaction Documents.  The Administrator has agreed in the Administration Agreement to include in the Form 10-D for any Collection Period any request received by the Administrator during that Collection Period from a Noteholder or Verified Note Owner to communicate with other Noteholders and Note Owners regarding exercising their rights under the Transaction Documents.

Upon receipt of such a request, the Administrator will include in the Form 10-D for the relevant Collection Period the following information:

•	the name of the requesting Noteholder or Verified Note Owner;

•	the date the request was received;

•
a statement that the Administrator has received the request, and that the Noteholder or Verified Note Owner is interested in communicating with other Noteholders and Note Owners about the possible exercise of rights under the Transaction Documents; and

•	a description of the method by which the other Noteholders and Note Owners may contact the requesting Noteholder or Verified Note Owner.

The Administrator is not required to include any additional information regarding a Noteholder or Verified Note Owner’s request in the Form 10-D, and is required to disclose a Noteholder’s or a Verified Note Owner’s request only where the communication relates to the exercise by a Noteholder or a Verified Note Owner of its rights under the Transaction Documents.  The expenses of administering the foregoing investor communication provisions will be the responsibility of the Administrator, which will be compensated by means of the administration fee paid by the Servicer as described below.

Sales Proceeds and Termination Proceeds

Under the Servicing Agreement, the Servicer, on behalf of the Issuing Entity, will sell or otherwise dispose of Specified Vehicles related to (i) Specified Leases that have reached their respective Maturity Dates (a “Matured Vehicle”), and (ii) Specified Leases where the User-Lessee has terminated the Specified Lease or related to Defaulted Leases (each, a “Defaulted Vehicle”).  In connection with the sale or other disposition of such Specified Vehicles, the Servicer will deposit into the SUBI Collection Account all Sales Proceeds, Termination Proceeds and

Recovery Proceeds from Specified Vehicles received during the related Collection Period within two Business Days.  However, so long as the Monthly Remittance Condition is satisfied, the Servicer may retain such amounts until the related Deposit Date.

“Disposition Expenses” will mean expenses and other amounts reasonably incurred by the Servicer in connection with the sale or other disposition of a Matured Vehicle, a Defaulted Vehicle or a Specified Vehicle related to a Specified Lease terminated early by the related User-Lessee, including but not limited to sales commissions, and expenses incurred in connection with making claims under any Contingent and Excess Liability Insurance or other applicable insurance policies. Disposition Expenses will be reimbursable to the Servicer from amounts otherwise included in Sales Proceeds, Insurance Proceeds and Termination Proceeds.

“End of Lease Term Liability” will mean with respect to a Matured Vehicle returned to the Servicer by the User-Lessee, the amount paid by such User-Lessee including any disposition fee, unpaid Monthly Payments due, excess mileage payments, excess wear and use payments and any fees and taxes.

“Insurance Proceeds” will include recoveries or proceeds collected by the Servicer net of related Disposition Expenses under any insurance policy, including any self-insurance, and also including any vehicle liability insurance policy required to be obtained and maintained by the related User-Lessees pursuant to the Specified Leases, any blanket or supplemental vehicle casualty insurance policy maintained by the Servicer and any other insurance policy relating to the Specified Leases or the related User-Lessees, in each case in connection with damage to a Specified Vehicle or its loss, destruction or theft, except to the extent required to be paid to a User-Lessee.

“Recovery Proceeds” will mean any Insurance Proceeds, any security deposit applied to an amount owed by a User-Lessee, any Total Loss Payoff, Early Termination Cost and End of Lease Term Liability received from a User-Lessee and any other net recoveries recovered by the Servicer with respect to Specified Leases that have been charged-off minus amounts included in such items that represent third-party charges paid or payable (such as fees, taxes and repair costs).

“Sales Proceeds” with respect to a Specified Vehicle will mean all proceeds received from the sale at auction of such Specified Vehicle, net of related Disposition Expenses or an amount equal to Sales Proceeds deposited by the Servicer in lieu of actual Sales Proceeds in connection with the LKE Program.

“Termination Proceeds” will mean any Purchase Option Price received upon the purchase of a Specified Vehicle by the related User-Lessee or the price received from the sale of a Specified Vehicle to a dealer minus amounts included in either such price that represent reimbursement for third-party charges paid or payable (such as fees and taxes).

“Total Loss Payoff” will mean with respect to a Specified Vehicle that has been lost, stolen or damaged beyond economic repair, an amount paid by the User-Lessee generally equal to the deductible under the related insurance policy, unpaid Monthly Payments due, and any official fees and taxes and any other charges owed under the Specified Lease.

The Servicer will be required to reallocate a Specified Vehicle before the Maturity Date of the related Specified Lease and remit to the SUBI Collection Account an amount equal to the Securitization Value of that Specified Lease as of the effective date of termination if the Servicer agrees with the User-Lessee to a change in the Lease Rate applicable to that Specified Vehicle and that change results in a change in the Contract Residual Value and/or the lease term.

After the sale of the SUBI Certificate to the Issuing Entity, the Servicer will be obligated to reallocate from the Issuing Entity, any Specified Vehicles covered by Specified Leases not meeting certain representations and warranties by depositing or causing to be deposited into the SUBI Collection Account an amount equal to the Securitization Value of the Specified Lease not meeting such representations and warranties made by the Servicer that materially and adversely affect the interests of the Issuing Entity in the Specified Vehicle or Specified Lease  and that are not timely cured.  See “The Specified Leases—General” and “—Representations, Warranties and Covenants” in this prospectus for a description of the representations and warranties made by the Servicer in respect of the Specified Leases and the Servicer’s obligations to reallocate certain Specified Vehicles.

Realization Upon Charged-off Leases

The Servicing Agreement will provide that if the Servicer decides to repossess a Defaulted Vehicle, the Servicer will use commercially reasonable efforts to repossess and liquidate it. Such liquidation may be effected through repossession and disposition through sale, or the Servicer may take any other action permitted by applicable law. The Servicer may enforce all rights of the lessor under the related Defaulted Lease, sell that Defaulted Vehicle in accordance with such Defaulted Lease and commence and pursue any proceedings in connection with such Defaulted Lease. In connection with any such repossession, the Servicer will follow such practices and procedures as are used by the Servicer in respect of any leases serviced by it for its own account. The Servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Defaulted Vehicles, but will be entitled to reimbursement to the extent such costs constitute Disposition Expenses or are expenses recoverable under an applicable insurance policy. Proceeds from the sale or other disposition of repossessed Specified Vehicles will constitute Sales Proceeds or Termination Proceeds and will be deposited into the SUBI Collection Account. Collections in respect of a Collection Period will include all Sales Proceeds, Termination Proceeds and Recovery Proceeds collected during that Collection Period.

Notification of Liens and Claims

The Servicer will be required to immediately notify the Depositor (in the event that BMW FS is not acting as the Servicer), the Indenture Trustee and the Vehicle Trustee of all liens or claims of any kind of a third party that would materially and adversely affect the interests of the Depositor, the Vehicle Trust or the Issuing Entity in any Specified Lease or Specified Vehicle.

The Indenture

Modification of Indenture.  The Issuing Entity and the Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

Without the consent of the holder of each outstanding affected Note, no supplemental indenture will:

1.	change:

•	the due date of any installment of principal of or interest on that Note or reduce the principal amount of that Note;

•	the interest rate for that Note or the redemption price for that Note;

•	provisions of the Indenture relating to the application of collections on, or proceeds of a sale of, the Trust Estate to payments of principal and interest on the Note; or

•	any place of payment where or the coin or currency in which that Note or any interest on that Note is payable;

2.	impair the right to institute suit for the enforcement of specified provisions of the Indenture regarding payment;

3.
reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with specified provisions of the Indenture or of specified defaults and their consequences as provided for in the Indenture;

4.	modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuing Entity, the Administrator, the Depositor or an affiliate of any of them;

5.
reduce the percentage of the aggregate outstanding amount of Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate if the proceeds of that sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes;

6.
reduce the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture that specify the applicable percentages of aggregate principal amount of the Notes necessary to amend the Indenture or other specified agreements; or

7.
permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for that Note or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture;

provided that each Rating Agency rating the Notes has not confirmed in writing that such supplemental indenture shall cause the then-current rating of any class of Notes to be qualified, reduced or withdrawn.

The Issuing Entity and the Indenture Trustee may also enter into supplemental indentures, without the consent of the Noteholders, and with written notice to each Rating Agency rating the Notes, for any of the following purposes:

1.
to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey or confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject additional property to the lien of the Indenture;

2.
to evidence the succession, in compliance with the applicable provisions of the Indenture, of another Person to the Issuing Entity and the assumption by any such successor of the covenants of the Issuing Entity contained in the Indenture and in the Notes;

3.	to add to the covenants of the Issuing Entity for the benefit of the Noteholders or to surrender any right or power under the Indenture conferred upon the Issuing Entity;

4.	to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

5.
to cure any ambiguity, correct or supplement any provision in the Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision in the Indenture or in any supplemental indenture or make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture that shall not be inconsistent with the provisions of the Indenture; provided that such other provisions shall not adversely affect the interests of the Noteholders, as evidenced by an officer’s certificate of the Issuing Entity;

6.
to evidence and provide for the acceptance of the appointment under the Indenture by a successor trustee with respect to the Notes or to add to or change any of the provisions of the Indenture as shall be necessary to facilitate the administration of the trusts under the Indenture by more than one trustee, pursuant to the requirements set forth therein; or

7.
to modify, eliminate or add to the provisions of the Indenture to the extent necessary to effect the qualification of such Indenture under the TIA or under any similar federal statute hereafter enacted and to add to the Indenture such other provisions as may be expressly required by the TIA;

The Issuing Entity and the Indenture Trustee may execute a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or for the purpose of modifying in any manner (other than the modifications set forth above, which require the consent of the holder of each outstanding affected Note) the rights of the Noteholders under the Indenture; provided, that:

•	such action will not materially adversely affect the interests of any Noteholder, as evidenced by an officer’s certificate of the Issuing Entity;

•
each Rating Agency rating the Notes confirms in writing that such supplemental indenture shall not cause the then-current rating of any class of Notes or the Certificates to be qualified, reduced or withdrawn or, if specified in the Transaction Documents, such Rating Agency has not confirmed in writing that such supplemental indenture shall cause the then-current rating of any class of Notes to be qualified, reduced or withdrawn; and

•	an opinion of counsel as to certain tax matters is delivered.

Events of Default; Rights Upon an Event of Default.  With respect to the Notes, events of defaults under the Indenture (each, an “Event of Default”) will consist of the occurrence and continuation of any of the following:

•	a default for five days or more in the payment of interest on the Notes when the same becomes due and payable;

•	a default in the payment of principal of a class of Notes on the related Final Scheduled Payment Date or on the Payment Date fixed for redemption of the Notes;

•
a default in the observance or performance in any material respect of any covenant or agreement of the Issuing Entity made in the Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with), or any representation or warranty of the Issuing Entity made in the Indenture or in any certificate or writing delivered under the Indenture proves to have been incorrect in any material respect at the time made, and the continuation of that default for a period of 30 days after written notice thereof is given to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the holders of not less than 25% of the aggregate principal amount of the Notes; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first bullet point above for a period of 45 days, under the second bullet point above for a period of 60 days or under the third bullet point above for a period of 120 days, will not constitute an Event of Default if that failure or delay was caused by a force majeure or other similar occurrence.

Noteholders holding at least a majority of the aggregate principal amount of the Notes, by written notice to the Issuing Entity and the Indenture Trustee, may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Notes, except a default in the payment of principal of or interest on any of the Notes, or in respect of any covenant or provision in the Indenture that cannot be modified or amended without unanimous consent of the Noteholders.

If an Event of Default occurs and is continuing, the Indenture Trustee may and, at the direction of the holders of a majority of the aggregate principal amount of the Notes, shall declare the principal of the Notes to be immediately due and payable. This declaration may be rescinded by the holders of a majority of the aggregate principal amount of the Notes before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if:

•
the Issuing Entity has deposited with the Indenture Trustee an amount sufficient to pay (1) all interest on and principal of the Notes as if the Event of Default giving rise to that declaration had not occurred and (2) all amounts advanced by the Indenture Trustee and its costs and expenses, and

•	all Events of Default (other than the nonpayment of principal of the Notes that has become due solely due to that acceleration) have been cured or waived.

If the Notes have been declared due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the Trust Estate, or elect to maintain the Trust Estate and continue to apply proceeds from the Trust Estate as if there had been no declaration of acceleration. The Indenture Trustee may not, however, sell the Trust Estate following an Event of Default (other than the occurrence of an Event of Default described in the first two bullet points in the definition thereof) unless:

•	100% of the Noteholders consent thereto;

•	the proceeds of that sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes; or

•
the Indenture Trustee determines that the Trust Estate would not be sufficient on an ongoing basis to make all required payments of principal and interest on the Notes when due and payable and the Indenture Trustee obtains the consent of holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes.

The Indenture Trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the Trust Estate to pay interest on and principal of the Notes on an ongoing basis. Any sale of the Trust Estate of the Issuing Entity is subject to the requirement that an opinion of counsel be delivered to the effect that such sale will not cause the Vehicle Trust or an interest therein or a portion thereof to be classified as an association, or a publicly traded partnership, taxable as a corporation for U.S. federal income tax purposes.

In the event of a sale of the Trust Estate following the occurrence of an Event of Default under the circumstances described in the second preceding paragraph, at the direction of the Indenture Trustee, the proceeds of such sale, including any available monies on deposit in any Reserve Fund, will be distributed as described under “Description of the Notes—Events of Default” in this prospectus.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to such provisions for indemnification and some limitations contained in the Indenture, the holders of at least a majority of the aggregate principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee.

No Noteholder will have the right to institute any proceeding with respect to the Indenture unless:

•	that Noteholder previously has given the Indenture Trustee written notice of a continuing Event of Default,

•
Noteholders holding not less than 25% of the aggregate principal amount of the outstanding Notes, voting together as a single class, have made written request of the Indenture Trustee to institute that proceeding in its own name as Indenture Trustee under the Indenture,

•	the Noteholder has offered the Indenture Trustee indemnity satisfactory to it,

•	the Indenture Trustee has for 60 days failed to institute that proceeding, and

•
no direction inconsistent with that written request has been given to the Indenture Trustee during that 60 day period by Noteholders holding a majority of the aggregate principal amount of the outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time that is prior to one year and one day after the date upon which all obligations and payments under the related Transaction Documents have been paid in full, institute against the Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Any Notes owned by the Depositor, the Servicer or any of their affiliates will be entitled to equal and proportionate benefits under the Transaction Documents, except that such Notes while unpledged will not be considered to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Indenture.

With respect to the Issuing Entity, neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor any holder of a Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the Notes or for the agreements of the Issuing Entity contained in the Indenture.

Particular Covenants.  The Indenture will provide that the Indenture Trustee may not consolidate with or merge into any other entity, or convey or transfer any of its assets, including those included in the assets of the Issuing Entity, unless, among other things:

1.	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state and meets certain requirements set forth in the Indenture; and

2.	the Indenture Trustee provides each Rating Agency rating the Notes with written notice of any such merger or consolidation within 30 days of such consolidation or merger.

The Issuing Entity will not, so long as any Notes are outstanding, among other things:

•
except as expressly permitted by the Indenture, the Transaction Documents or other specified documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuing Entity unless directed to do so by the Indenture Trustee;

•
claim any credit on or make any deduction from the principal of and interest payable on the Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended or applicable state law) or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the Issuing Entity;

•	except as expressly permitted by the Transaction Documents, dissolve or liquidate in whole or in part;

•
permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations under the Indenture except as may be expressly permitted by the Indenture;

•
permit any lien or other encumbrance (other than the lien of the Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Issuing Entity or any part of the Issuing Entity, or any interest in the assets of the Issuing Entity or the proceeds of those assets; or

•	assume, incur or guarantee any indebtedness other than the Notes or as expressly permitted by the Indenture or the Transaction Documents.

The Issuing Entity may not engage in any activities other than financing, acquiring, owning, leasing (subject to the lien of the Indenture), pledging and managing the SUBI Certificate as contemplated by the Indenture and the other Transaction Documents.

Annual Compliance Statement.  The Issuing Entity will be required to file an annual written statement with the Indenture Trustee certifying the fulfillment of its obligations under the Indenture.

Reports and Documents by Indenture Trustee to Noteholders.  If required by the TIA, the Indenture Trustee will mail to the Noteholders of record a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the outstanding principal amount, the Note Rate and the Final Scheduled Payment Date in respect of each class of Notes, the indebtedness owing by the Issuing Entity to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee and any action taken by the Indenture Trustee that materially affects the Notes and that has not been previously reported.

The Indenture Trustee will also deliver, at the expense of the Issuing Entity, to each Noteholder such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such holder to prepare its federal and state income tax returns.

The Indenture Trustee will be required to furnish to any Noteholder promptly upon receipt of a written request by such Noteholder (at the expense of the requesting Noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the Indenture Trustee under the Transaction Documents.

If required by TIA Section 313(a), beginning in the year 2017, the Indenture Trustee will be required to mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).

Under the Servicing Agreement, the Issuing Entity will cause the Servicer to deliver to the Indenture Trustee, the Owner Trustee and each paying agent, if any, on or prior to the related Payment Date, a report describing distributions to be made to the Noteholders on such Payment Date, as described above under “—Statements to Noteholders” in this prospectus.  The Indenture Trustee will make such reports available to the Noteholders pursuant to the terms of the Indenture.

Satisfaction and Discharge of Indenture.  The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all of the Notes or, with some limitations (including receipt of certain opinions with respect to tax matters) upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes, including interest thereon, and any fees, expenses and indemnification amounts due and payable to the Servicer, the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer.

The Owner Trustee and the Indenture Trustee

Wilmington Trust, National Association will be the Owner Trustee under the Trust Agreement.  U.S. Bank will be the Indenture Trustee under the Indenture.  The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Notes in their own names or as pledgees.

For the purpose of meeting the legal requirements of some jurisdictions, the Depositor and the Owner Trustee, acting jointly, or the Indenture Trustee (or in some instances, the Owner Trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the assets of the Issuing Entity.  In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee or the Indenture Trustee by the Transaction Documents will be conferred or imposed upon the Owner Trustee or the Indenture Trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.

The Owner Trustee and the Indenture Trustee may resign at any time by so notifying the Issuing Entity, the Servicer and each Rating Agency rating the Notes or Certificates, in which event the Depositor or the Issuing Entity, respectively, will be obligated to appoint a successor owner trustee or indenture trustee, as applicable.  The Depositor or Issuing Entity may also remove the Owner Trustee or the Indenture Trustee, respectively, if either ceases to be eligible to continue as trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent.  In those circumstances, the Depositor or Issuing Entity will be obligated to appoint a successor owner trustee or indenture trustee, respectively, as applicable. Any successor indenture trustee must at all times satisfy all applicable requirements of the TIA, and in addition, have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of “A” or better by each Rating Agency rating the Notes or be otherwise acceptable to each Rating Agency rating the Notes.  Each Rating Agency rating the Notes must not have confirmed in writing that the appointment of the successor indenture trustee would not cause the then-current rating on any class of Notes to be qualified, reduced or withdrawn. Any resignation or removal of the Owner Trustee or the Indenture Trustee and appointment of a successor owner trustee or indenture trustee, as applicable, will not become effective until acceptance of the appointment by the successor.  Any costs associated with the resignation or removal of the Owner Trustee or the Indenture Trustee will be paid by the Servicer, in its capacity as Administrator.

Each of the Owner Trustee and the Indenture Trustee will be entitled to reimbursement or payment by the Issuing Entity for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the Trust Agreement and the Indenture, respectively.  Prior to the acceleration of the Notes, the aggregate amount of costs, expenses and indemnification amounts payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer before payments are made to Noteholders on any Payment Date will not exceed $250,000 in any calendar year.  Any such costs, expenses and indemnification amounts due in excess of the annual cap will be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer after payment of principal and interest due on the Notes on the related Payment Date.  After the acceleration of the Notes, all costs, expenses and indemnification amounts due to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer will be reimbursed or paid to such parties before the Issuing Entity makes any payments to Noteholders.

The Owner Trustee will be entitled to indemnification by the Issuing Entity for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee not resulting from its own willful misconduct, bad faith or gross negligence.  The Indenture Trustee will be entitled to indemnification by the Issuing Entity for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Indenture Trustee not resulting from its own willful misconduct, bad faith or negligence.

Duties of the Owner Trustee and the Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the SUBI Certificate, the Notes or Certificates (other than the authentication of the Certificates) or of any Specified Leases or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the SUBI Certificate, or the investment of any monies by the Servicer before those monies are deposited into the SUBI Collection Account.  The Owner Trustee will not independently verify the Specified Leases.  The Owner Trustee is required to perform only those duties specifically required of it under the Trust Agreement.  In addition to making distributions to the Certificateholder, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.

The Owner Trustee will not be required to perform any of the obligations of the Issuing Entity under the Trust Agreement or the other Transaction Documents that are required to be performed by:

•	the Servicer under the Servicing Agreement or the SUBI Trust Agreement;

•	the Administrator under the Trust Agreement, the Administration Agreement or the Indenture;

•	the Depositor under the SUBI Certificate Transfer Agreement, the Trust Agreement or the Back-up Security Agreement; or

•	the Indenture Trustee under the Indenture.

In addition, the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto or to any other Transaction Document at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.

The Owner Trustee will administer the Issuing Entity in the interest of the Certificateholders, subject to the lien of the Indenture and the obligations of the Issuing Entity with respect to the Notes, in accordance with the Trust Agreement and the other Transaction Documents.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than authentication of the Notes) or of the SUBI Certificate or related documents, and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the SUBI Certificate, or the investment of any monies by the Servicer before those monies are deposited into the SUBI Collection Account.  The Indenture Trustee will not independently verify the Specified Leases.  If no Event of Default has occurred, the Indenture Trustee is required to perform only those duties specifically required of it under the Indenture.  In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture.  The Indenture provides that the Indenture Trustee will not be deemed to have knowledge about any event unless a responsible officer of the Indenture Trustee has actual knowledge of the event or has received written notice of the event.

If required by the TIA, the Indenture Trustee will mail to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture.  For additional information regarding such reports, see “Description of the Transaction Documents—The Indenture—Reports and Documents by Indenture Trustee to Noteholders” in this prospectus.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request or direction of any of the Noteholders, other than requests, demands or directions relating to an Asset Representations Review or to the investor communication provisions described above under “Description of the Transaction Documents—Investor Communications,” unless those Noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the reasonable costs, expenses and liabilities that may be incurred by the Indenture Trustee, its agents and its counsel in connection with the exercise of those rights.  A Noteholder’s right to institute any proceeding with respect to the Indenture Trustee is conditioned upon the Noteholder providing the Indenture Trustee with written notice of the Event of Default and the holders of the Notes outstanding evidencing not less than 25% of the aggregate principal amount of the Notes outstanding, have made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture, the Indenture Trustee has for 60 days failed to institute that proceeding and no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by Noteholders evidencing a majority of the aggregate principal amount of the Notes outstanding.  Except as noted above, no obligation of the Indenture Trustee shall arise unless the Noteholders have offered to the Indenture Trustee indemnity satisfactory to it.

Upon the continuance of an Event of Default of which a responsible officer of the Indenture Trustee has actual knowledge, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Fees and Expenses

The table below sets forth the fees and expenses payable by the Issuing Entity on each Payment Date.

Fee	Amount
Servicing Fee (1)

1.00% per annum of the outstanding Aggregate Securitization Value as of the first day of the related Collection Period; provided that in the case of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) the product of 1/12 and 1.00% of the Aggregate Securitization Value as of the Cutoff Date and (b) the product of 1/12 and 1.00% of the Aggregate Securitization Value as of the close of business on February 28, 2017.

Indenture Trustee Fee (2)	An annual fee equal to $2,500, payable on the Payment Date occurring in April of each year, commencing in 2018.
Owner Trustee Fee (2)	An annual fee equal to $2,500, payable on the Payment Date occurring in April of each year, commencing in 2018.
ARR Service Fee (2)	An annual fee equal to $7,500, payable on the Payment Date occurring in April of each year, commencing in 2018.
ARR Review Fee (2)	$175 per ARR Lease reviewed, in the event of an Asset Representations Review.

(1)	To be paid before any amounts are distributed to Noteholders. A portion of the Servicing Fee will be paid to the Administrator as the administrator fee.
(2)
Fees, expenses and indemnification amounts payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer are to be paid before any amounts are distributed to Noteholders, subject to an aggregate cap equal to $250,000 in any calendar year prior to the acceleration of the Notes.  Amounts due to any such party in excess of such aggregate cap will be payable after distributions of principal and interest to the Noteholders on any Payment Date prior to the acceleration of the Notes.  After the acceleration of the Notes, all fees, expenses and indemnification amounts payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer are to be paid before any amounts are distributed to Noteholders, without application of any cap on such amounts.

Servicing Procedures

Under the Servicing Agreement, the Servicer will perform on behalf of the Vehicle Trust all of the obligations of BMW FS under the Specified Leases, including, but not limited to, collecting and processing payments, responding to inquiries of user-lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles or Defaulted Vehicles, overseeing the Specified Leases, commencing legal proceedings to enforce the Specified Leases and servicing the Specified Leases, including accounting for collections, furnishing monthly and annual statements to the Vehicle Trustee with respect to distributions and generating federal income tax information. In this regard, the Servicer will make reasonable efforts to collect all amounts due on or in respect of the Specified Leases and, in a manner consistent with the Servicing Agreement, will be obligated to service the Specified Leases generally in accordance with the customary and usual procedures of the Servicer in respect of automobile leases serviced by it for its own account. See “BMW FS’s Lease Financing Program” in this prospectus.  The servicer has discretion in servicing the Specified Leases and the related Specified Vehicles, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures.

The Servicing Agreement will require the Servicer to obtain all licenses and make all filings required to be held or filed by the Vehicle Trust in connection with the ownership of the Specified Leases and the Specified Vehicles and take all necessary steps to maintain evidence of the Vehicle Trust’s ownership on the certificates of title to the Specified Vehicles.

The Servicer will be responsible for filing all periodic sales and use tax or property (real or personal) tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and other periodic regulatory filings, registrations or approvals arising with respect to or required of the Vehicle Trustee or the Vehicle Trust.

The Servicing Agreement will provide that, in accordance with its customary servicing practices, the Servicer may, in its discretion, modify or extend the term of a Specified Lease.  If any extension of a Maturity Date exceeds six months, the Servicer will be required to reallocate the Specified Lease by making a Reallocation Payment. The Servicer will also be required to make a Reallocation Payment for any extension that causes such

Specified Lease to mature later than the last day of the Collection Period preceding the Final Scheduled Maturity Date for the Class A-4 Notes.

In addition, the Servicing Agreement will require the Servicer to notify as soon as practicable the Depositor (in the event that BMW FS is not acting as the Servicer), the Indenture Trustee and the Vehicle Trustee of all liens or claims of any kind of a third party that would materially and adversely affect the interests of, among others, the Depositor or the Vehicle Trust in any Specified Lease or Specified Vehicle.

Custody of Lease Documents and Certificates of Title

To reduce administrative costs and ensure uniform quality in the servicing of the Specified Leases and BMW FS’s own portfolio of leases, the Vehicle Trust will appoint the Servicer as its agent, bailee and custodian of the Specified Leases (or, if applicable, as the party that maintains control of any electronic chattel paper), the certificates of title relating to the related Specified Vehicles, the insurance policies and insurance records and other documents related to the Specified Leases and the related User-Lessees and Specified Vehicles. Such documents will not be physically segregated from other leases, certificates of title, insurance policies and insurance records or other documents related to other leases and vehicles owned or serviced by the Servicer, including Leases and related Leased Vehicles which are not part of the SUBI Assets. The accounting records and computer systems of BMW FS will reflect the allocation of the Specified Leases and related Specified Vehicles to the 2017-1 SUBI, and the interest of the holder of the related SUBI Certificate therein. UCC financing statements reflecting certain interests in such Specified Leases will be filed as described under “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Back-up Security Interests.”

Upon written instructions from the Vehicle Trust, setting forth a reasonable basis therefor, or in the exercise of its duties and powers under the Servicing Agreement, the Servicer shall release any Specified Lease, certificate of title to a Specified Vehicle, or other related item to the Vehicle Trustee or its agent or designee.  In connection therewith, the Servicer will not be responsible for any loss occasioned by the failure of the Vehicle Trustee to return any document or any delay in doing so.

Statements to Trustees and the Issuing Entity

On a date on or prior to each Payment Date, the Servicer will provide to the Indenture Trustee and the Owner Trustee a statement setting forth with respect to the Notes substantially the same information that is required to be provided in the periodic reports made available to Noteholders described under “—Statements to Noteholders” below.

Statements to Noteholders

On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be made available to the Noteholders on that Payment Date.  In addition, on or prior to each Payment Date, the Servicer will prepare and provide to the Owner Trustee a statement to be made available to the Certificateholders.  Each statement to be delivered to Securityholders will include the following information with respect to that Payment Date:

(a)	the amount of Collections allocable to the SUBI Certificate for the related Collection Period;

(b)	the amount of Available Funds for the related Collection Period;

(c)	the amount of interest accrued with respect to each class of Notes, for the related accrual period;

(d)	the aggregate Note Balance of the Notes, before and after giving effect to distributions on such Payment Date;

(e)	the aggregate amount of Collections deposited into the Note Distribution Account and the Certificate Distribution Account, respectively;

(f)
the amount on deposit in the Reserve Fund before and after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date, the Reserve Fund Requirement for such Payment Date and the related Reserve Fund Deposit Amount, if any, and the Reserve Fund Draw Amount, if any, for such Payment Date;

(g)	the amount being distributed to the Noteholders on such Payment Date (the “Note Distribution Amount”);

(h)	the amount of the Note Distribution Amount allocable each class of the Notes;

(i)	the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount for such Payment Date;

(j)	the Note Factor for each class of Notes, after giving effect to the distribution of the Note Distribution Amount;

(k)
the amount, if any, by which the net proceeds from the sale of Specified Vehicles during the related Collection Period are less than the aggregate ALG Residual Values of the Specified Leases (“Residual Value Losses”);

(l)	the amount of Sales Proceeds Advances and Monthly Payment Advances included in Available Funds;

(m)	the Payment Date Advance Reimbursement for such Payment Date and the amount of Daily Advance Reimbursements included therein;

(n)	the Certificate Distribution Amount for such Payment Date;

(o)	the Servicing Fee for such Payment Date; and

(p)	amounts due and payable to each of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, before and after giving effect to distributions on such Payment Date.

Each amount set forth pursuant to clauses (c) and (h) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note. The statement to Noteholders related to the first Collection Period will also include the fair value of the Certificates as a dollar amount and the fair value of the Certificates as a percentage of the aggregate fair value of the Notes and the Certificates.  Copies of the statements may be obtained by Securityholders by a request in writing addressed to the Indenture Trustee.  In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Indenture Trustee will mail to each person who at any time during that calendar year was a Noteholder and who so requests in writing a statement containing that information as is reasonably necessary to permit such Noteholder to prepare its state and federal income taxes and reasonably available to the Indenture Trustee.

The Servicer, on behalf of the Issuing Entity, will also prepare an asset-level data file with respect to the Specified Leases for each calendar month and file it with the SEC on Form ABS-EE at or before the time of filing the related Form 10-D.  The exhibits to each Form ABS-EE filed by or on behalf of the Issuing Entity after the filing of this prospectus will be incorporated by reference into the related Form 10-D.  Each asset-level data file will contain detailed information concerning each Specified Lease, including data regarding its origination characteristics, lease terms, characteristics of the related Specified Vehicle and User-Lessee, payment activity, servicing activity and status.  Certain asset-level data, such as data related to collections and losses on the Specified Leases and repossessions and residual values of the related Specified Vehicles, may not match the aggregate data provided on the monthly statements to Securityholders as a result of differences between the methods of calculating such data for the purpose of presenting the monthly statements to Securityholders and for the purpose of presenting asset-level data in Form ABS-EE.

Evidence as to Compliance

The Servicing Agreement will provide that the Servicer will be required to furnish to the Issuing Entity and the Administrator an annual servicer report detailing the Servicer’s assessment of its compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions as of and for the period ending the end of each fiscal year of the Issuing Entity (or in the case of the first report, from the Closing Date). The Servicer’s assessment report will also identify any material instance of noncompliance.

The Servicing Agreement will provide that a firm of independent public accountants will furnish to the Issuing Entity and the Administrator annually a statement as to compliance in all material respects by the Servicer during the preceding twelve months (or, in the case of the first statement, from the Closing Date) with specified standards relating to the servicing of the Specified Leases and related Specified Vehicles.

The Servicing Agreement will also provide for delivery to the Owner Trustee, Indenture Trustee and Rating Agencies, substantially simultaneously with the delivery of those accountants’ statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Servicing Agreement throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default.  The Servicer has agreed to give the Indenture Trustee notice of specified Servicer Defaults under the Servicing Agreement.

Copies of the statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee.

Certain Matters Regarding the Servicer

The Servicing Agreement shall provide that the Servicer may not resign from its obligations and duties under such Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law or regulations. No such resignation will become effective until a successor servicer acceptable to the Indenture Trustee (acting at the direction of a majority of the Noteholders) has assumed the Servicer’s obligations under the Servicing Agreement.

Under the circumstances specified in the Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under the Servicing Agreement.

In addition, the Servicer will indemnify the Vehicle Trustee and its agents for any loss, claim, damage or expense that may be incurred by it as a result of any act or omission by the Servicer in connection with the performance of its duties under the Servicing Agreement but only to the extent such liability arose out of the Servicer’s negligence, willful misconduct, bad faith or recklessness.

Servicer Defaults

A “Servicer Default” under the Servicing Agreement will consist of the following:

(a)
any failure by the Servicer to deliver to (1) the Vehicle Trustee for distribution to holders of interests in the UTI, the 2017-1 SUBI or any Other SUBI, (2) the Indenture Trustee for distribution to the noteholders or (3) the Owner Trustee for distribution to the Certificateholders, any required payment, which failure continues unremedied for five business days after discovery thereof by an officer of the Servicer or receipt by the Servicer of notice thereof from the Indenture Trustee, the Owner Trustee or the Noteholders evidencing not less than a majority of the aggregate principal amount of the Notes, voting together as a single class;

(b)	any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement, which failure materially and adversely affects the rights of holders of interests in the 2017-1 SUBI or the Noteholders or Certificateholders, and which continues unremedied for 90 days after receipt by the Servicer of written notice thereof given as described in clause (a) above;

(c)
any representation, warranty or statement of the Servicer made in the Servicing Agreement, any other Transaction Document to which the Servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement shall prove to be incorrect in any material respect when made, which failure materially and adversely affects the rights of holders of interests in the 2017-1 SUBI or the Noteholders or the Certificateholders and which failure continues unremedied for 90 days after receipt by the Servicer of written notice thereof given as described in clause (a) above;

(d)
the entry of a decree or order for relief by a court or regulatory authority having jurisdiction over the Servicer in an involuntary case under the federal bankruptcy laws, or another present or future federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian sequestrator or other similar official of the Servicer or of any substantial part of its property, the ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(e)
the commencement by the Servicer of a voluntary case under the federal bankruptcy laws, or any other present or future or state bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing;

provided, however, that the occurrence and continuation of any event set forth in clauses (a) through (e) with respect to the 2017-1 SUBI will be a Servicer Default only with respect to the 2017-1 SUBI and will not be a Servicer Default with respect to the UTI or any Other SUBI.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (c) for a period of 120 days, under clause (a) for a period of 45 days or under clause (d) for a period of 60 days, will not constitute a Servicer Default if that failure or delay was caused by force majeure. Upon the occurrence of any such event, the Servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement, and the Servicer will provide to the Indenture Trustee, the Vehicle Trustee, the Depositor and the Securityholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Upon the occurrence of any Servicer Default with respect to the 2017-1 SUBI, the sole remedy available to the holders of the UTI and the 2017-1 SUBI will be to remove the Servicer and appoint a successor Servicer. However, if the commencement of a bankruptcy or similar case or proceeding were the only default, the Servicer or its trustee-in-bankruptcy might have the power to prevent that removal. See “—Rights Upon Servicer Default” below.

Rights Upon Servicer Default

The Servicing Agreement will provide that upon the occurrence of a Servicer Default, the Vehicle Trustee shall, to the extent such Servicer Default relates to the SUBI Assets, upon the written direction of the holder and pledgee of the SUBI Certificate (which holder for this purpose will be the Indenture Trustee, acting at the direction of the Noteholders holding not less than 66 2/3% of the aggregate principal amount of the outstanding Notes), waive any default by the Servicer in the performance of its obligations under the Servicing Agreement or terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to the SUBI Assets. Upon any such waiver of a past default, such Servicer Default shall cease to exist and shall be deemed to have been remedied. If the Servicer is terminated, the Vehicle Trustee will effect that termination by delivering notice thereof to the

Servicer, with a copy to each Rating Agency rating the Notes or any other securities based on any Other SUBIs affected by that Servicer Default.

Upon the termination of the Servicer with respect to the SUBI Assets, the Servicer subject to that termination will continue to perform its functions as Servicer, until the date on which the Vehicle Trustee acting at the direction of the holder of the SUBI Certificate (which holder for this purpose will be the Indenture Trustee, acting at the direction of the Noteholders holding not less than 66 2/3% of the aggregate principal amount of the outstanding Notes) shall have appointed a successor servicer under the Servicing Agreement.  The Vehicle Trustee will have the right to approve any successor servicer, and that approval may not be unreasonably withheld.  Upon appointment of a successor servicer, the successor servicer will assume all of the rights, responsibilities, duties, liabilities and obligations of the Servicer under the Servicing Agreement; provided, however, that no successor servicer will have any responsibilities with respect to making Advances. Notwithstanding termination under this section, the Servicer shall be entitled to payment of amounts payable to it, for services rendered prior to termination and will have the right to be reimbursed for any outstanding Advances made with respect to the SUBI Assets to the extent funds are available therefor in respect of the Advances made.

If a bankruptcy trustee or similar official has been appointed for the Servicer, that trustee or official may have the power to prevent the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders from effecting that transfer of servicing. Further, in such event, the Servicer shall use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the affected Specified Leases to the successor servicer and as promptly as practicable, the Servicer shall provide to the successor servicer a current computer tape containing all information regarding the related Specified Leases required for the proper servicing of the affected Specified Leases, together with documentation containing any and all information necessary for use of the tape.  The Servicer will promptly reimburse the Issuing Entity and the Administrator for all reasonable expenses incurred by such entity in connection with the transfer of servicing of the Specified Leases.  Any compensation payable to a successor servicer may not be in excess of that permitted the predecessor servicer.

Insolvency Event

Each Transaction Document contains a non-petition clause, under which all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against either the Issuing Entity or the Depositor for a period of one year and one day after payment in full of any obligations relating to the Notes or any of the Transaction Documents.

Administration Agreement

The Administrator will enter into an Administration Agreement with the Issuing Entity, the Depositor and the Indenture Trustee.  Under the Administration Agreement, the Administrator will agree to perform all the duties of the Issuing Entity and the Owner Trustee under the Transaction Documents to which the Issuing Entity or the Owner Trustee is a party.  The Administrator will monitor the performance of the Issuing Entity and shall notify the Owner Trustee when action is necessary to comply with the respective duties of the Issuing Entity and the Owner Trustee under such agreements. The Administrator shall prepare for execution by the Issuing Entity or the Owner Trustee, or shall cause the preparation by other appropriate persons of, all such documents, reports, notices, filings, instruments, certificates and opinions that it shall be the duty of the Issuing Entity or the Owner Trustee to prepare, file or deliver.

In addition, the Administrator shall take (or cause to be taken) all appropriate action that the Issuing Entity or the Owner Trustee is required to take pursuant to the Indenture including, among other things:

•	the preparation of or obtaining of the documents and instruments required for execution and authentication of the Notes and delivery of the same to the Indenture Trustee;

•	the preparation of definitive securities in accordance with the instructions of the applicable clearing agency;

•	the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of property from the lien of the Indenture;

•	the maintenance of an office in New Jersey or New York, for registration of transfer or exchange of the Notes;

•	the duty to cause newly appointed paying agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust;

•	the direction to the Indenture Trustee to deposit monies with paying agents, if any, other than the Indenture Trustee;

•	the obtaining and preservation of the Issuing Entity’s qualifications to do business in each state where such qualification is required,

•
the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as are necessary or advisable to protect the Trust Estate;

•
the delivery of the opinion of counsel on the closing date and the annual delivery of opinions of counsel as to the Trust Estate, and the annual delivery of the officer’s certificate and certain other statements as to compliance with the Indenture;

•
the notification of the Indenture Trustee and the Rating Agencies of each Servicer Default and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the SUBI Assets, the taking of all reasonable steps available to remedy such failure;

•	the notification of the Indenture Trustee, the Vehicle Trustee, the Owner Trustee and the Rating Agencies of each Event of Default under the Indenture;

•
the monitoring of the Issuing Entity’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an officer’s certificate and the obtaining of the opinion of counsel and the independent certificate relating thereto;

•	the compliance with the Indenture with respect to the sale of the Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing;

•	the preparation of all required documents and delivery notice to Noteholders of the removal of the Indenture Trustee and the appointment of a successor indenture trustee;

•	the opening of one or more accounts in the Issuing Entity’s name and the taking of all other actions necessary with respect to investment and reinvestment of funds in the accounts;

•
the preparation of issuer requests, the obtaining of opinions of counsel, if necessary, and the certification to the Indenture Trustee with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures;

•
the duty to notify Noteholders and to make such notice available to the Rating Agencies of redemption of the Notes or to cause the Indenture Trustee to provide such notification with respect to an Optional Purchase by the Servicer; and

•
the preparation and delivery of all officer’s certificates, opinions of counsel and independent certificates with respect to any requests by the Issuing Entity to the Indenture Trustee to take any action under the Indenture.

To the extent any notice must be delivered to the Rating Agencies by the Issuing Entity, the Owner Trustee, the Vehicle Trustee or the Indenture Trustee, under the terms of the Administration Agreement, such notice will be delivered to the Administrator and the Administrator will deliver such notice to the Rating Agencies.

As compensation for the performance of the Administrator’s obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee to be paid by the Servicer from the Servicing Fee.

Amendment

The Servicing Agreement and the SUBI Trust Agreement may be amended by the parties thereto without the consent of the holders of the Notes or the holder of the SUBI Certificate, provided that any such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of the holder of the SUBI Certificate or, in the case of any amendment to the Servicing Agreement, the holders of the Notes.  The Servicing Agreement and the SUBI Trust Agreement may also be amended with the consent of a majority of the holders of the Notes and, to the extent affected thereby, the consent of a majority of the holders of the Certificates, provided that, to the extent that any such amendment materially affects the UTI or any Other SUBI, the SUBI Certificate or the SUBI Assets, such amendment will require the consent of at least a majority of the holders of each such security affected thereby.  In the case of any such amendment to the Servicing Agreement or the SUBI Trust Agreement, the amendment will be deemed not to materially and adversely affect the interests of any holder of the Notes if each Rating Agency rating the Notes has not confirmed in writing that such amendment will result in the withdrawal, qualification or reduction of the then current ratings of the Notes.  Notwithstanding the foregoing, the consent of the holder of the SUBI Certificate or all of the holders of the Notes and Certificates, as the case may be, will be required in the case of any amendment (i) increasing or reducing in any manner the amount of, or accelerate or delay the timing of, collections or payments in respect of the 2017-1 SUBI or the SUBI Certificate, (ii) distributions required to be made on the Notes or Certificates, or (iii) reducing the percentage of the aggregate principal amount of the Notes or Certificates required to consent to any such amendment.  An opinion of counsel as to certain tax matters is required with respect to any amendment to the Servicing Agreement or the SUBI Trust Agreement.

The Trust Agreement may be amended by the parties to such agreement, without the consent of the holders of the Notes or Certificates, to cure any ambiguity, correct or supplement any provision therein that may be inconsistent with any other provision therein, add any other provisions with respect to matters or questions arising under such agreement that are not inconsistent with the provisions of the agreement, or add or amend any provision therein in connection with permitting transfers of the Certificates or otherwise, provided, that any such action does not materially adversely affect the interests of any holder of the SUBI Certificate or any holder of the Notes or Certificates.  In the case of any such amendment to the Trust Agreement, the amendment will be deemed not to materially and adversely affect the interests of any holder of the Notes if each Rating Agency rating the Notes has not confirmed in writing that such amendment will result in the withdrawal, qualification or reduction of the then current ratings of the Notes.  The Trust Agreement may also be amended from time to time by the parties thereto, with the consent of the holders of a majority of the Notes and, to the extent affected thereby, the consent of the holders of a majority of the Certificates and if each Rating Agency has been notified of such amendment and has not confirmed in writing within 10 Business Days (or such shorter period as is practicable or acceptable to such Rating Agency) that such amendment would cause any of its then-current ratings of the Notes to be qualified, reduced or withdrawn, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the related holders of the Notes or Certificates.  However, no such amendment described in the immediately preceding sentence may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made on the Notes or Certificates or (ii) reduce the percentage of the holders of the Notes or Certificates required to consent to any such amendment, without the consent of all such holders, and any such amendment will not be permitted unless an opinion of counsel is furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment will not (A) affect the treatment of the Notes as debt for U.S. federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuing Entity or the SUBI Certificate to be classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.  The Trust Agreement may also be amended or supplemented from time to time, at the request of the holders of not less than 75% of the Certificates, to approve certain additional purposes of the Issuing Entity, upon not less than 90 days’ notice from the Administrator to each Rating Agency and each holder of the Notes, with the consent of the holders of at least 75% of the Notes, if each Rating Agency has not confirmed in writing that such amendment would cause any of its then-current ratings of the Notes to be qualified, reduced or withdrawn, and provided that an opinion of counsel is furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment or supplement will not affect the treatment of any of the Notes for U.S. federal income tax purposes, or cause the Issuing Entity or the SUBI Certificate to be classified as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.  Notwithstanding the foregoing, the Trust Agreement may be amended at any time by the parties thereto to the extent reasonably necessary to assure that none of the Vehicle Trust, the Issuing Entity or the Depositor will be classified as an association, or a publicly traded partnership, taxable as a corporation for U.S. federal income tax purposes.

For purposes of the three immediately preceding paragraphs, the Indenture Trustee will be the holder of the SUBI Certificate for purposes of determining whether any proposed amendment to the SUBI Trust Agreement, the Servicing Agreement or the Trust Agreement will materially adversely affect the interests of the holders of the SUBI Certificate.  For additional information, see “Description of the Transaction Documents—The Indenture—Modification of Indenture” in this prospectus.

The SUBI Certificate Transfer Agreement and the Issuer SUBI Certificate Transfer Agreement may be amended from time to time by the parties thereto without the consent of the holders of the Notes or the Certificates, provided that, in the case of any amendment to the Issuer SUBI Certificate Transfer Agreement, such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any of such holders.

The Administration Agreement may be amended from time to time by the parties thereto, with the written consent of the Owner Trustee but without the consent of the holders of the Notes or Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement or of modifying in any manner the rights of the holders of the Notes and Certificates, provided, that such amendment will not materially and adversely affect the interest of any such holders.  The Administration Agreement may also be amended by the parties thereto, with the written consent of the Owner Trustee and the holders of a majority of the Notes and Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement or of modifying in any manner the rights of the holders of the Notes and Certificates, provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Specified Leases or distributions that are required to be made for the benefit of the holders of the Notes and Certificates or (ii) reduce the percentage of the holders of the Notes and Certificates which are required to consent to any such amendment, without the consent of the holders of all such Notes and Certificates.  The Administrator may not amend the Administration Agreement without the permission of the Depositor, which permission may not be unreasonably withheld.

The Asset Representations Review Agreement may be amended from time to time by the parties thereto, without the consent of the holders of the Notes to (i) comply with any change in any applicable federal or state law, to cure any ambiguity, to correct or supplement any provisions in the Asset Representations Review Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the Asset Representations Review Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any Noteholder whose consent has not been obtained, or (ii) correct any manifest error in the terms of the Asset Representations Review Agreement as compared to the terms expressly set forth in this prospectus. The Asset Representations Review Agreement may also be amended by the parties thereto, with the written consent of the holders of a majority of the Note Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Asset Representations Review Agreement or of modifying in any manner the rights of the Noteholders.

Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates

In general, except as otherwise described in this prospectus and the Transaction Documents, any Notes owned by the Issuing Entity, the Depositor, the Servicer (so long as BMW FS or one of its affiliates is the servicer) or any of their respective affiliates will be entitled to benefits under the Transaction Documents equally and proportionately to the benefits afforded other owners of the Notes. See “Formation of the Issuing Entities,” “The Transaction Documents—Servicer Defaults” and “—Amendment” in this prospectus.

Certain Legal Aspects of the Vehicle Trust and the 2017-1 SUBI

The Vehicle Trust

General.  The Vehicle Trust is a statutory trust under Delaware law.  In a statutory trust, the trust property is managed for the profit of the beneficiaries, as opposed to a common law “asset preservation” trust, where the trustee is charged with the mere maintenance of trust property. The principal requirement for the formation of a statutory trust in Delaware is the execution of a trust agreement and the filing of a Certificate of Trust with the Secretary of State of the State of Delaware. The Vehicle Trust has been so formed. The Vehicle Trust has also made trust filings or obtained certificates of authority to transact business in some states where, in the judgment of the Servicer, such action may be required.

Because the Vehicle Trust is a statutory trust for Delaware and other state law purposes, it, like a corporation, may be eligible to be a debtor in its own right under the United States Bankruptcy Code (the “Bankruptcy Code”), as further described under “—Insolvency-Related Matters”. To the extent that the Vehicle Trust may be eligible for relief under the Bankruptcy Code or similar applicable state laws (the “Insolvency Laws”), the Vehicle Trustee is not authorized to commence a case or proceeding thereunder. Each of the Vehicle Trustee, the UTI Beneficiary and the holders from time to time of the UTI, the 2017-1 SUBI and any Other SUBI have agreed not to institute a case or proceeding against the Vehicle Trust under any Insolvency Law for a period of one year and one day after payment in full of all distributions to holders of the UTI, the 2017-1 SUBI and any Other SUBI under the Vehicle Trust Agreement. See “Description of the Transaction Documents—Insolvency Event” in this prospectus.

Notwithstanding the foregoing, claims against Vehicle Trust Assets could have priority over the beneficial interest in those assets represented by the 2017-1 SUBI. Additionally, claims of a third party against the Vehicle Trust Assets, including the SUBI Assets, to the extent such claims are not covered by insurance, would take priority over the holders of beneficial interests in the Vehicle Trust, such as the Indenture Trustee.

Structural Considerations. Unlike many structured financings in which the holders of the related securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the Issuing Entity will not directly own the SUBI Assets. Instead, the Vehicle Trust will own the Vehicle Trust Assets, including the SUBI Assets, and the Vehicle Trust will take actions with respect thereto in the name of the Vehicle Trust on behalf of and as directed by the beneficiaries of the Vehicle Trust (i.e., the holders of the UTI Certificate, the SUBI Certificate and all Other SUBI Certificates). The primary asset of the Issuing Entity will be the SUBI Certificate evidencing a 100% beneficial interest in the SUBI Assets, and the Owner Trustee will take action with respect thereto in the name of the Issuing Entity and on behalf of the Securityholders and the Depositor. Beneficial interests in the related Specified Leases and the related Specified Vehicles represented by the SUBI Certificate, rather than direct legal ownership are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the Specified Vehicles in the name of the transferee. The Servicer and/or the Vehicle Trustee will segregate the SUBI Assets from the other Vehicle Trust Assets on the books and records each maintains for such assets.  Neither the Servicer nor any holders of other beneficial interests in the Vehicle Trust will have rights in such SUBI Assets and, except under the limited circumstances described under “—Allocation of Vehicle Trust Liabilities,” payments made on any Vehicle Trust Assets other than the SUBI Assets will be unavailable to make payments on the Securities or to cover expenses of the Vehicle Trust allocable to such SUBI Assets.

Allocation of Vehicle Trust Liabilities. The Vehicle Trust Assets are comprised of several pools of Other SUBI Assets, together with the SUBI Assets and the UTI Assets. The UTI Beneficiary may in the future pledge the UTI as security for obligations to third-party lenders, and may in the future create and sell or pledge Other SUBIs in connection with other financings. The Vehicle Trust Agreement will permit the Vehicle Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the SUBI Assets, or relating to its assets generally. Pursuant to the Vehicle Trust Agreement, as among the beneficiaries of the Vehicle Trust, any Vehicle Trust liability relating to a particular pool of Vehicle Trust Assets will be allocated to and charged against the pool of Vehicle Trust Assets to which it belongs. Vehicle Trust liabilities incurred with respect to the Vehicle Trust Assets generally will be borne pro rata among all pools of Vehicle Trust Assets. The Vehicle Trustee and the beneficiaries of the Vehicle Trust, including the Issuing Entity, will be bound by that allocation. In particular, the Vehicle Trust Agreement will require the holders from time to time of the UTI Certificates and any Other SUBI Certificates to waive any claim they might otherwise have with respect to the SUBI Assets and to fully subordinate any claims to such SUBI Assets in the event that such waiver is not given effect. Similarly, by virtue of holding Notes or a beneficial interest therein, noteholders will be deemed to have waived any claim they might otherwise have with respect to the UTI Assets or any Other SUBI Assets.

The Vehicle Trust Assets are located in several states, the tax laws of which vary. Additionally, the Vehicle Trust may in the future own Leases and Leased Vehicles located in states other than the states in which it conducts business as of the date of this prospectus.  Should the UTI Beneficiary fail to fulfill its indemnification obligations, amounts otherwise distributable to it as holder of the UTI Certificates will be applied to satisfy such obligations. However, it is possible that Noteholders could incur a loss on their investment in the event the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such state or local tax liabilities.

The Vehicle Trust Agreement provides for the UTI Beneficiary to be liable as if the Vehicle Trust were a disregarded entity and the UTI Beneficiary was the general partner of the partnership to the extent necessary after giving effect to the payment of liabilities allocated severally to the holders of SUBI Certificate and any Other SUBI Certificates. However, it is possible that the Noteholders and Certificateholders could incur a loss on their investment to the extent any such claim were allocable to the Issuing Entity as the holder of a SUBI Certificate, either because a lien arose in connection with the SUBI Assets or in the event the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such claimant or creditor in full.

The 2017-1 SUBI

The 2017-1 SUBI will evidence a beneficial interest in the SUBI Assets. The 2017-1 SUBI will represent neither a direct legal interest in the SUBI Assets, nor an interest in any Vehicle Trust Assets other than the SUBI Assets. Payments made on or in respect of such other Vehicle Trust Assets will not be available to make payments on the Securities or to cover expenses of the Vehicle Trust allocable to the SUBI Assets. Any liability to third parties arising from or in respect of a Specified Lease or a Specified Vehicle will be borne by the holders of the 2017-1 SUBI, including the Issuing Entity.  If any such liability arises from a Lease or Leased Vehicle that is an Other SUBI Asset or a UTI Asset, the SUBI Assets will not be subject to such liability.

Because the Issuing Entity’s primary asset will be the SUBI Certificate, the Issuing Entity, and, accordingly, the Indenture Trustee, will have an indirect beneficial ownership interest, rather than a security interest, in the SUBI Assets. Except as otherwise described below or under “Certain Legal Aspects of the Specified Leases and the Specified Vehicles,” generally the Issuing Entity will not have a perfected security interest in the SUBI Assets, and in no circumstances will the Issuing Entity have a direct ownership or perfected security interest in any Specified Vehicle.

The Issuing Entity will generally be deemed to own the SUBI Certificate and, through such ownership, to have an indirect beneficial ownership interest in the related Specified Leases and Specified Vehicles. If a court of competent jurisdiction were to recharacterize the sale of the SUBI Certificate to the Issuing Entity, the Issuing Entity, or, during the term of the Indenture, the Indenture Trustee, could instead be deemed to have a perfected security interest in the SUBI Certificate, and certain rights susceptible to perfection under the UCC, but in no event would the Issuing Entity or the Indenture Trustee be deemed to have a perfected security interest in the related Specified Vehicles.

Because the Issuing Entity will not directly own the SUBI Assets, and because its interest therein will generally be an indirect beneficial ownership interest, perfected liens of third-party creditors of the Vehicle Trust in the SUBI Assets will take priority over the interests of the Issuing Entity and the Indenture Trustee in the SUBI Assets. Therefore, a general creditor of the Vehicle Trust may obtain a lien on one or more SUBI Assets, regardless of whether its claim would be allocated to such SUBI Assets under the terms of the Vehicle Trust Agreement. Such liens could include tax liens, liens arising under various federal and state criminal statutes, certain liens in favor of the Pension Benefit Guaranty Corporation and judgment liens resulting from successful claims against the Vehicle Trust arising from the operation of the Specified Vehicles. See “Risk Factors—Interests of other persons in the specified leases and the specified vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes” and “—Vicarious tort liability may result in a loss” and “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Vicarious Tort Liability” in this prospectus for a further discussion of these risks.

Insolvency-Related Matters

Each holder or pledgee of the UTI Certificates and any Other SUBI Certificate will be required to expressly disclaim any interest in the SUBI Assets and to fully subordinate any claims to such SUBI Assets in the event that disclaimer is not given effect. Although no assurances can be given, in the unlikely event of the bankruptcy of BMW LP, the Depositor believes that any SUBI Assets would not be treated as part of BMW LP’s bankruptcy estate and that, even if they were so treated, the subordination by the holders and pledgees of the UTI Certificates and any Other SUBI Certificate would be enforceable. In addition, as described herein under “Risk Factors—The bankruptcy of BMW FS (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your notes,” each of BMW LP, the Vehicle Trust, or the Vehicle Trustee when acting on its behalf, and the Depositor has taken steps in structuring the transactions described in this prospectus and has undertaken to act throughout the life of such transactions in a manner intended to ensure that in the event a voluntary or involuntary case is commenced by or against BMW FS under the Insolvency Laws, the separate legal existence of each of BMW FS, on the one hand, and the Vehicle Trust and the Depositor, on the other hand, will be maintained such that none of the respective assets and liabilities of the Vehicle Trust, BMW LP or the Depositor should be consolidated with those of BMW FS.

With respect to the Depositor, these steps include its creation as a separate limited liability company under a limited liability company agreement containing certain limitations, including the requirement that it must have at all times a member with at least one independent director, and restrictions on the nature of its businesses and operations and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all members.

There can be no assurance, however, that the limitations on the activities of BMW LP, the Vehicle Trust and the Depositor, as well as the restrictions on their abilities to obtain relief under Insolvency Laws or lack of eligibility thereunder, as described above, would prevent a court from concluding that their assets and liabilities should be consolidated with those of BMW FS, if BMW FS becomes the subject of a case or proceeding under any Insolvency Law.

If a case or proceeding under any Insolvency Law were to be commenced by or against any of BMW FS, the Vehicle Trust or the Depositor, if a court were to order the substantive consolidation of the assets and liabilities of any of such entities with those of BMW FS or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the SUBI Certificate, and possible reductions in the amount of such distributions, to the Issuing Entity and therefore to the Noteholders, could occur. Because the Issuing Entity has pledged its rights in and to the SUBI Certificate to the Indenture Trustee, such distribution would be made to such indenture trustee, which would be responsible for retitling the applicable Specified Vehicles. The cost of that retitling would reduce amounts payable from the SUBI Assets that are available for payments of interest on and principal of the Notes, and in that event, the Noteholders could suffer a loss on their investment.

BMW LP will treat its conveyance of the SUBI Certificate to the Depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any Insolvency Law were commenced by or against BMW LP, and BMW LP as debtor-in-possession or a creditor, receiver or bankruptcy trustee of BMW LP were to take the position that the sale, transfer and assignment of such SUBI Certificate by BMW LP to the Depositor should instead be treated as a pledge of such SUBI Certificate to secure a borrowing by BMW LP, delays in payments of proceeds of the SUBI Certificate to the Issuing Entity, and therefore to the Noteholders, could occur or, should the court rule in favor of that position, reductions in the amount of such payments could result.

As a precautionary measure, the Depositor will take the actions requisite to obtaining a security interest in the SUBI Certificate as against BMW LP which the Depositor will assign to the Issuing Entity and the Issuing Entity will assign to the Indenture Trustee. The Indenture Trustee will have a perfected security interest in the SUBI Certificate, which will each be a “certificated security” or a “general intangible” under the UCC, by possession and the filing of UCC financing statements. Accordingly, if the conveyance of the SUBI Certificate by BMW LP to the Depositor were not respected as an absolute sale, transfer and assignment, the Depositor, and ultimately the Issuing Entity and the Indenture Trustee as successors in interest, should be treated as a secured creditor of BMW LP, although a case or proceeding under any Insolvency Law with respect to BMW LP could result in delays or reductions in distributions on the SUBI Certificate as indicated above, notwithstanding such perfected security interest.

In the event that the Servicer were to become subject to a case under the Bankruptcy Code, some payments made within one year of the commencement of such case, including Advances and Reallocation Payments, may be recoverable by the Servicer as debtor-in-possession or by a creditor or a trustee in bankruptcy as a preferential transfer from the Servicer. See “Risk Factors—The bankruptcy of BMW FS (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your notes.”

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (the “FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (the “OLA”) as described in more detail below. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including BMW FS, the UTI Beneficiary, the Depositor, the Vehicle Trust or a particular Issuing Entity, or any of their respective creditors.

Potential Applicability to BMW FS, the UTI Beneficiary, the Depositor, the Vehicle Trust and the Issuing Entity. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA as a covered financial company, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

If BMW FS were determined to be a “covered financial company,” the UTI Beneficiary, the Vehicle Trust, the Issuing Entity or the Depositor as “covered subsidiaries” could also potentially be subject to the provisions of OLA as a “covered financial company.”  For the UTI Beneficiary, the Vehicle Trust, the Issuing Entity or the Depositor to be subject to receivership under OLA as a covered subsidiary of BMW FS (1) the FDIC would have to be appointed as receiver for BMW FS under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the UTI Beneficiary, the Vehicle Trust, the Issuing Entity or the Depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of BMW FS.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of BMW FS or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to BMW FS, the UTI Beneficiary, the Vehicle Trust, the Depositor or the Issuing Entity or, if it were to apply, that the timing and amounts of payments to the Noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of BMW FS or of a covered subsidiary thereof under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which BMW FS or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of BMW FS’s or such covered subsidiary’s affairs. In January 2011, the then Acting General Counsel of the FDIC, later appointed as General Counsel (the “FDIC Counsel”) issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include BMW FS or its subsidiaries (including the UTI Beneficiary, the Vehicle Trust, the Depositor or the Issuing Entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include BMW FS or its subsidiaries (including the UTI Beneficiary, the Vehicle Trust, the Depositor or the Issuing Entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. As no such regulations have been proposed, the foregoing FDIC Counsel’s interpretation currently remains in effect.  That advisory opinion also states that the FDIC staff anticipates recommending consideration of future regulations related to the Dodd-Frank Act.  To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving BMW FS or its subsidiaries (including the UTI Beneficiary, the Vehicle Trust, the Depositor or the Issuing Entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the Securities issued by the Issuing Entity could be delayed or reduced.

We will structure the transfers of the SUBI Certificate under the SUBI Certificate Transfer Agreement and Issuer SUBI Certificate Transfer Agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, BMW FS believes that the FDIC would not be able to recover the SUBI Certificate transferred under the SUBI Certificate Transfer Agreement and the Issuer SUBI Certificate Transfer Agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the Depositor under the SUBI Certificate Transfer Agreement would be treated as having made a loan to the UTI Beneficiary, as the seller, and the Issuing Entity under the Issuer SUBI Certificate Transfer Agreement would be treated as having made a loan to the Depositor, as the seller, in each case secured by the transferred SUBI Certificate. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If the Issuing Entity were placed in receivership under OLA, this repudiation power would extend to the Notes issued by such Issuing Entity.  The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the SUBI Certificate Transfer Agreement and Issuer SUBI Certificate Transfer Agreement are respected as legal true sales, as receiver for BMW FS or a covered subsidiary the FDIC could:

•	require the Issuing Entity, as assignee of the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the SUBI Certificate; or

•
if the Vehicle Trust were a covered subsidiary, require the Issuing Entity as the owner of the SUBI Certificate or the Indenture Trustee as secured creditor with a security interest in the SUBI Certificate to go through an administrative claims procedure to establish its rights to payments on the SUBI Certificate; or

•	if the Issuing Entity were a covered subsidiary, require the Indenture Trustee to go through an administrative claims procedure to establish its rights to payments on the Notes; or

•
request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against BMW FS or a covered subsidiary (including the UTI Beneficiary, the Vehicle Trust and the Issuing Entity); or

•	repudiate BMW FS’s ongoing servicing obligations under the Servicing Agreement, such as its duty to collect and remit payments or otherwise service the leases and related leased vehicles; or

•	prior to any such repudiation of the Servicing Agreement, prevent any of the Indenture Trustee or the Noteholders from appointing a successor Servicer; or

•	repudiate the duties of the Vehicle Trust or the Vehicle Trustee under the SUBI Trust Agreement or any other agreements to which the Vehicle Trust is a party.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which BMW FS or a covered subsidiary (including the UTI Beneficiary, the Vehicle Trust and the Issuing Entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of BMW FS or any covered subsidiary or affect any contractual rights of BMW FS or a covered subsidiary (including the UTI Beneficiary, the Vehicle Trust and the Issuing Entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.  The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the Issuing Entity were itself to become subject to OLA as a “covered subsidiary,” the FDIC may repudiate the debt of such Issuing Entity. In such an event, the Noteholders would have a secured claim in the receivership of the Issuing Entity for “actual direct compensatory damages” as described above but delays in payments on such Notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for BMW FS, the UTI Beneficiary, the Vehicle Trust, the Depositor or the Issuing Entity, were to take any of the actions described above, payments or distributions of principal and interest on the Securities issued by the Issuing Entity would be delayed and may be reduced.

Certain Legal Aspects of the Specified Leases and the Specified Vehicles

General

The perfection of the security interests in the SUBI Assets and the enforcement of rights to realize on the Specified Vehicles as collateral for the Specified Leases are subject to a number of federal and state laws, including the UCC as in effect in various states.  The Specified Leases will be either “tangible chattel paper” or “electronic chattel paper” (collectively, “chattel paper”) each as defined in the UCC.

All Specified Leases acquired from Centers name the Vehicle Trust, or the Vehicle Trustee on behalf of the Vehicle Trust, as assignee and as the secured party.  BMW FS’s possession, as Servicer, of tangible contracts and its control of electronic contracts on behalf of the Vehicle Trust and its assigns will perfect their interests in the Leases against the related Center and their creditors and also provide the Vehicle Trust and its assigns priority over any prior secured creditors, such as an inventory financer, that has a security interest in the Specified Leases.

BMW FS, on behalf of the Vehicle Trust and its assigns, will have “control” of an electronic contract under the UCC in effect in each state if either (1) (a) there is a “single authoritative copy” of the electronic contract that is readily distinguishable from all other copies and which identifies the Vehicle Trust as the owner, (b) all other copies of the electronic contract indicate that they are not the “authoritative copy” of the electronic contract, (c) any revisions to the authoritative copy of the electronic contract are readily identifiable as either authorized or unauthorized revisions, (d) authorized revisions of the electronic contract cannot be made without the Vehicle Trust’s participation, and (e) the authoritative copy is communicated to and maintained by BMW FS or its designated custodian, or (2) except in New York and Oklahoma, the system employed by or on behalf of the Vehicle Trust for evidencing the transfer of interests in the electronic chattel paper reliably establishes the secured party as the person to whom the electronic chattel paper is assigned.

Back-up Security Interests

Because the Issuing Entity will own the SUBI Certificate, the Issuing Entity will have an indirect beneficial interest, rather than a security interest, in the SUBI Assets.  Except as otherwise described below, the Indenture Trustee generally will not have a perfected security interest in the property of the Issuing Entity or any SUBI Assets and in no circumstances will the Indenture Trustee have a perfected security interest in any related Specified Vehicle.

As described herein under “Certain Legal Aspects of the Vehicle Trust and the 2017-1 SUBI,” the Indenture Trustee will have a security interest in the SUBI Certificate perfected by possession.

The SUBI Assets will consist principally of the Specified Leases and the related Specified Vehicles, subject to the rights of the User-Lessees under the Specified Leases. The Specified Leases will be “tangible chattel paper” or “electronic chattel paper” as defined in the UCC. Pursuant to the UCC, a non-possessory security interest in or transfer of chattel paper may be perfected by filing a UCC-1 financing statement with the appropriate filing office in the state where the debtor has its chief executive office. Accordingly, as a precaution, UCC-1 financing statements relating to the Specified Leases will be filed naming:

•	the Vehicle Trust as debtor and the Indenture Trustee as assignee secured party;

•	BMW LP as debtor and the Indenture Trustee as assignee secured party;

•	the Depositor as debtor and the Indenture Trustee as assignee secured party; and

•	the Issuing Entity as debtor and the Indenture Trustee as secured party.

Perfection and the effect of perfection or non-perfection of a security interest in Specified Vehicles are governed by the certificate of title statutes of the states in which such Specified Vehicles are located. Because of the administrative burden and expense of perfecting an interest in automobiles under the certificate of title statutes in the states in which the Specified Leases were originated, the Indenture Trustee’s interest in such Specified Vehicles will be unperfected, and therefore, the Indenture Trustee will only have a perfected security interest in the related Specified Leases. The Indenture Trustee’s security interest in the related Specified Leases could be subordinate to the interests of some other parties who take possession of or, in the case of electronic chattel paper, “control” of the authoritative copy of, the related Specified Leases. Specifically, the Issuing Entity’s security interest in a Specified Lease could be subordinate to the rights of a purchaser of that Specified Lease who takes possession thereof without knowledge or actual notice of the Issuing Entity’s security interest. The Specified Leases (or the authoritative copies thereof) will not be stamped to indicate the precautionary security arrangements. However, the Servicing Agreement requires the Servicer to retain custody or control of all Specified Leases. To the extent that a valid lien is imposed by a third party against a Specified Vehicle, the interest of the lienholder will be superior to the unperfected beneficial interest of the Issuing Entity in that Specified Vehicle. For further information relating to potential liens on the SUBI

Assets, see “Description of the Transaction Documents—Notification of Liens and Claims” herein and “Description of the Transaction Documents—Custody of Lease Documents and Certificates of Title” and “Certain Legal Aspects of the Vehicle Trust and the 2017-1 SUBI—The 2017-1 SUBI” in this prospectus.

As noted under “Certain Legal Aspects of the Vehicle Trust and the 2017-1 SUBI—The 2017-1 SUBI,” various liens could be imposed upon all or part of the SUBI Assets that, by operation of law, would take priority over the Issuing Entity’s interest therein. Such liens would include tax liens, mechanics’, repairmen’s, garagemen’s and motor vehicle accident liens and some liens for personal property taxes, in each case arising with respect to a particular Specified Vehicle, liens arising under various state and federal criminal statutes and some liens more fully described under “Risk Factors— Interests of other persons in the specified leases and the specified vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes” in favor of the Pension Benefit Guaranty Corporation. Additionally, any perfected security interest of the Issuing Entity in all or part of the property of such Issuing Entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Depositor prior to any perfection of the transfer of the assets sold, transferred and assigned by the Depositor to the Issuing Entity, as more fully described under “Risk Factors—The bankruptcy of BMW FS (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your notes.”

Vicarious Tort Liability

Although the Vehicle Trust will own all of the Specified Vehicles, they will be operated by the related user-lessees and their invitees. State laws differ as to whether anyone suffering injury to person or property involving a vehicle may bring an action against the owner of that vehicle merely by virtue of such ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act, the Vehicle Trust and the Vehicle Trust Assets may be subject to liability to such an injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) the lessor’s liability is capped at the amount of any liability insurance that the user-lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several). Furthermore, the Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and should reduce the likelihood of vicarious liability being imposed on the Vehicle Trust.

Following an accident involving a Specified Vehicle, under certain circumstances the Vehicle Trust may be the subject of an action for damages as a result of its ownership of that Specified Vehicle. To the extent that applicable state law permits such an action, the Vehicle Trust and the Vehicle Trust Assets may be subject to liability. The laws of many states either do not permit such suits or provide that BMW FS’s liability is capped at the amount of any liability insurance that the user-lessee was required but failed to maintain. However, in some states, such as New York, liability is joint and several and there does not appear to be a limit on an owner’s liability.

In California, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the vehicle by any person using the vehicle with the owner’s permission. The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and the owner’s liability for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast, under New York law, the holder of title of a motor vehicle, including a vehicle trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the user-lessee for the negligent use or operation of such motor vehicle. In New York, unlike California, there does not appear to be a limit on an owner’s liability. Losses could arise if lawsuits are brought against either the Vehicle Trust or the Servicer, as agent of the Vehicle Trust, in connection with the negligent use or operation of any Leased Vehicles which are part of the Vehicle Trust.

Although the Vehicle Trust’s insurance coverage is substantial, in the event that all applicable insurance coverage were to be exhausted and damages were to be assessed against the Vehicle Trust, claims could be imposed against the assets of the Vehicle Trust, including the Specified Vehicles. However, such claims would not take priority over any SUBI Assets to the extent that the Issuing Entity had a prior perfected security interest therein, such as would be the case, in certain limited circumstances, with respect to the Specified Leases, as further described under “—Back-up Security Interests”. If any such claims were imposed against the assets of the Vehicle Trust, investors in the Notes could incur a loss on their investment.

The Vehicle Trust is a party to and is vigorously defending numerous legal proceedings, all of which are believed to constitute ordinary routine litigation incidental to the ownership of Leased Vehicles and the business and the activities of the Vehicle Trust.

Repossession of Specified Vehicles

In the event that a default by a user-lessee has not been cured within a certain period of time after being sent notice of that default, the Servicer will ordinarily repossess the related Specified Vehicle. Some jurisdictions limit the methods of vehicle recovery to judicial foreclosure or require that a user-lessee be notified of the default and be given a time period within which to cure that default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if a user-lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action will be required.

After the Servicer has repossessed a Specified Vehicle, it may provide the related user-lessee with a period of time within which to cure the default under the related Specified Lease. If, by the end of that period, the default has not been cured, the Servicer will attempt to sell that Specified Vehicle.

The Sales Proceeds or Termination Proceeds therefrom may be less than the remaining amounts due under that Specified Lease at the time of default.

Deficiency Judgments

The proceeds of sale of a Specified Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related Specified Lease. If the proceeds from the sale do not equal the Securitization Value of the related Specified Vehicle, the Servicer may seek a deficiency judgment for the amount of the shortfall. However, some states impose prohibitions or limitations on a secured party’s ability to seek a deficiency judgment. In these states a deficiency judgment may be prohibited or reduced in amount if the user-lessee was not given proper notice of the resale or if the terms of resale were not commercially reasonable. Even if a deficiency judgment is obtained, there is no guaranty that the full amount of the judgment could be collected. Because a deficiency judgment is a personal judgment against a defaulting user-lessee who generally has few assets to satisfy a judgment, the practical use of a deficiency judgment is often limited. Therefore, in many cases, it may not be useful to seek a deficiency judgment and even if obtained, a deficiency judgment may be settled at a significant discount.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including, among other things, all amounts and types of payments due at the time of origination of the lease, a description of the user-lessee’s liability at the end of the lease term, the amount of any periodic payments and the manner of their calculation, the circumstances under which the user-lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination. All states, except for the State of Louisiana, have adopted Article 2A of the UCC which provides protection to user-lessees through specified implied warranties and the right to cancel a lease relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the Vehicle Trust as owner or lessor of the Leases and may also apply to the Issuing Entity as holder of the SUBI Certificate. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the Servicer, the Vehicle Trust and the Vehicle Trustee, including liabilities for statutory damages and attorneys’ fees. In addition, claims by the Servicer, the Vehicle Trust and the Vehicle Trustee may be subject to set-off as a result of any noncompliance. Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a user-lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

Many states have adopted laws (each, a “Lemon Law”) providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. Should any Leased Vehicle become subject to a Lemon Law, a user-lessee could compel the Vehicle Trust to terminate the related Lease and refund all or a portion of payments that previously have been paid with respect to that Lease. Although the Vehicle Trust may be able to assert a claim against the manufacturer of any such defective Leased Vehicle, there can be no assurance any such claim would be successful. To the extent a user-lessee is able to compel the Vehicle Trust to terminate the related Lease, the Lease will be deemed to be a Liquidated Lease and amounts received thereafter on or in respect of such Lease will constitute Liquidation Proceeds. As described under “The Specified Leases,” BMW FS will represent and warrant as of the applicable Closing Date that the related Specified Leases and Specified Vehicles comply with all applicable laws, including Lemon Laws, in all material respects. Nevertheless, there can be no assurance that one or more Specified Vehicles will not become subject to return (and the related Specified Lease terminated) in the future under a Lemon Law.

The Servicemembers Civil Relief Act, as amended, (the “Relief Act”) and similar laws of many states may provide relief to members of the armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease for breach of the terms of the lease, including nonpayment. Furthermore, under the Relief Act, a user-lessee may terminate a lease of a vehicle at any time after the user-lessee’s entry into military service or the date of the user-lessee’s military orders if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the user-lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charge may be imposed on the user-lessee for such termination. In addition, pursuant to these laws, under certain circumstances, residents called into active duty with the reserves can apply to a court to delay payments on retail installment contracts, including the Leases.  No information can be provided as to the number of Specified Leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in Iraq and the Middle East, have persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the Servicer to repossess a defaulted vehicle during the related user-lessee’s period of active duty status and, in some cases, may require the Servicer to extend the maturity of the lease, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the user-lessee’s military service. Thus, if a Specified Lease goes into default, there may be delays and losses occasioned by the inability to exercise the rights of the Vehicle Trust with respect to the Specified Lease and the related Specified Vehicle in a timely fashion.  If a User-Lessee’s obligation to make payments is reduced, adjusted or extended, the Servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal during a Collection Period will reduce the amount available for distribution on the Notes and Certificates on the related Payment Date.

Representations and warranties will be made in the Servicing Agreement that each Specified Lease complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to a Specified Lease, has certain material adverse effects and is not timely cured, the Servicer will be required under the Servicing Agreement to deposit an amount equal to the Reallocation Payment in respect of that Specified Lease into the SUBI Collection Account. See “Description of the Transaction Documents” and “The Specified Leases—General” and “—Representations, Warranties and Covenants” in this prospectus for further information regarding the foregoing representations and warranties and the Servicer’s obligations with respect thereto.

Other Limitations

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of the Servicer to enforce the rights of the Vehicle Trust under the Leases. For example, if a user-lessee commences bankruptcy proceedings, the receipt of that user-lessee’s payments due under the related Lease is likely to be delayed. In addition, a user-lessee who commences bankruptcy proceedings might be able to assign the related Lease to another party even though that Lease prohibits assignment.

Legal Proceedings

To the knowledge of the Sponsor and the Depositor, there are no legal proceedings pending, or governmental proceedings contemplated, against the Sponsor, the Depositor, the UTI Beneficiary, the Vehicle Trust, the Vehicle Trustee, the Servicer or the Issuing Entity that would be material to holders of any Notes or Certificates.

For a description of any legal proceedings pending, or governmental proceedings contemplated, against the Owner Trustee and the Indenture Trustee that would be material to holders of any Notes or Certificates, you should refer to “The Owner Trustee and the Indenture Trustee” in this prospectus.

Material Income Tax Consequences

In the opinion of Morgan, Lewis & Bockius LLP, tax counsel to the Issuing Entity (“Tax Counsel”), under current law and assuming execution of, and compliance with, the Indenture and the Trust Agreement (i) the Notes sold on the Closing Date to parties unrelated to the initial holders of the Certificates will be classified as debt for U.S. federal income tax purposes and any Notes retained by the initial holders of the Certificates or parties related to such holders, if later sold to a party unrelated to the holder of the Certificates for cash, will be classified as debt instruments for U.S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the ratings of the Notes as of the Closing Date have not declined below investment grade) and (ii) the Issuing Entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

In addition, Tax Counsel has prepared or reviewed the statements under the heading “Summary of Terms—Tax Status” as they relate to federal income tax matters and under the heading “Material Income Tax Consequences.”  The discussion is Tax Counsel’s opinion of the law and counsel is of the opinion that, to the extent they relate to matters of law or legal conclusions, such statements are correct in all material respects.  Such statements are intended as an explanatory discussion of the possible effects of the classification of the Issuing Entity as a partnership for U.S. federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax advisor.  Accordingly, each investor is advised to consult its own tax advisor with regard to the tax consequences to it of investing in the Notes.

The following discussion summarizes certain of the material federal income tax consequences of the ownership and disposition of the Notes and is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated and proposed thereunder (the “Regulations”), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof.  The discussion is Tax Counsel’s opinion of the law and counsel is of the opinion that, to the extent they relate to matters of law or legal conclusions with respect thereto, the statements and discussions are correct in all material respects. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This summary does not purport to address the federal income tax consequences either to special classes of taxpayers (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, real estate investment trusts, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the securities described herein as part of a straddle, hedging or conversion transaction), non-U.S. persons that treat the Notes as producing income effectively connected to a United States trade or business, or to a person or entity holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This summary (a) assumes that the Notes will be held by the holders thereof as capital assets as defined in the Code and (b) except as indicated (and other than for purposes of the discussion under “—Treatment of the Notes as Indebtedness” and “—Possible Alternative Characterization” below), describes the consequences of Notes that are properly characterized as debt for U.S. federal income tax purposes. The discussion is generally limited to initial purchasers of the Notes who buy the Notes at par or only at a discount that is less than a de minimis amount. No information is provided herein with respect to any foreign, state or local tax consequences of the ownership and disposition of the Notes or any federal alternative minimum tax or estate and gift tax considerations. Except for “—Non-U.S. Note Owners” and “—Information Reporting and Backup Withholding” below, the following discussion applies only to a U.S. Noteholder (defined below).

Prospective investors are therefore urged to consult their own tax advisors with regard to U.S. federal tax consequences of purchasing, holding and disposing of the Notes in their own particular circumstances, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction to which they may be subject.

For purposes of this discussion, “U.S. Person” means (i) a citizen or resident of the United States, (ii) an entity treated for U.S. federal income tax purposes as a corporation or a partnership created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or that is otherwise eligible to and has elected to be treated as a U.S. person. The term “U.S. Noteholder” means any U.S. Person. A “Non-U.S. Note Owner” means a person other than a U.S. Noteholder and persons subject to rules applicable to former citizens and residents of the United States.

Tax Characterization of the Issuing Entity

The Depositor and the Servicer will agree, and the beneficial owners of the Certificates (which we refer to in this prospectus as the “Certificate Owners”) will agree by their purchase of the Certificates, to treat the Issuing Entity (i) as a partnership for purposes of U.S. federal income tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Issuing Entity, the partners of the partnership being the Certificate Owners, and the Notes being debt of the partnership, or (ii) if the Depositor owns all of the Certificates and none of the Notes are characterized as equity interests in the Issuing Entity, as disregarded as an entity separate from the Depositor for purpose of U.S. federal and state income tax and any other tax measured in whole or in part by income, with the assets of the Issuing Entity and the Notes treated as assets and indebtedness of the Certificate Owner. However, the proper characterization of the arrangement involving the Issuing Entity, the Notes, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to the transaction described in this prospectus.

Changes Made by the Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “Act”).  The Act includes new rules applicable to the audit of partnerships and entities treated as partnerships.  These new audit rules are scheduled to become effective for taxable years beginning in 2018 and apply to both new and existing entities.  Under the Act, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members.  The parties responsible for the tax administration of the Issuing Entity will have the authority to utilize, and intend to utilize, any exceptions available under the new provisions (including any changes) and Regulations so that the beneficial owners of the Certificates, to the fullest extent possible, rather than the Issuing Entity itself, will be liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership.

Treatment of the Notes as Indebtedness

The Depositor, any Certificateholders and the Certificate Owners will agree, and the beneficial owners of the Notes (which we refer to in this prospectus as the Noteholders or “Note Owners”) will agree by their purchase of the Notes, to treat the Notes as debt for purposes of U.S. federal income tax and any other tax measured in whole or in part by income.

The determination of whether the economic substance of a transfer of an interest in property is a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the depositor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. The primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon an analysis of such factors and although no transaction closely comparable to that contemplated herein has been the subject of any Regulations, revenue ruling or judicial decision, it is the opinion of Tax Counsel that, under current law, assuming due execution of and compliance with the Indenture, and subject to the assumptions set forth herein, for U.S. federal income tax purposes the Notes owned by parties unrelated to the Issuing Entity will not constitute an ownership interest in the Issuing Entity’s assets, but properly will be characterized as debt secured by the Issuing Entity’s assets. In the further opinion of Tax Counsel, the Issuing Entity will not constitute an association or publicly-traded partnership taxable as a corporation for U.S. federal income tax purposes.

Possible Alternative Characterization

Although as described above, it is the opinion of Tax Counsel that the Notes properly will be characterized as debt for U.S. federal income tax purposes, no ruling will be sought from the IRS on the characterization of the Notes for U.S. federal income tax purposes and the opinion of Tax Counsel will not be binding on the IRS. Thus, no assurance can be given that such a characterization will prevail. Were the IRS to contend successfully that the Notes were not debt obligations for U.S. federal income tax purposes, the Issuing Entity would be classified for U.S. federal income tax purposes as a partnership.

If the Notes (whether some or all the classes of the Notes) were treated as equity interests in a partnership, the Issuing Entity would be treated as a “publicly traded partnership” if the Notes are considered listed on an exchange or traded on a secondary market or the substantive equivalent. No effort will be made to monitor the Notes, and they may very well be so treated if considered equity. A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of “qualifying income.” The Issuing Entity is not expected to qualify for the “qualifying income” exception.

If the Issuing Entity was treated as a publicly traded partnership taxable as a corporation, the Issuing Entity would be subject to U.S. federal income taxes (and state and local taxes) at corporate tax rates on its net income. Distributions on the Notes might not be deductible in computing the Issuing Entity’s taxable income, and distributions to the Noteholders would probably be treated as dividends to the extent paid out of after-tax earnings. Such an entity-level tax could result in reduced distributions to Noteholders, or the Noteholders could be liable for a share of such tax.  In addition, payments on recharacterized Notes to Non-U.S. Note Owners would be subject to withholding tax regardless of whether the Issuing Entity is taxed as a corporation or a partnership.

Alternatively, if the Issuing Entity were treated as a partnership other than a publicly traded partnership taxable as a corporation, the Issuing Entity itself would not be subject to federal income tax, but Noteholders that were determined to be equity interests may have adverse federal income tax consequences.  For example, tax-exempt holders, including pension plans could recognize “unrelated business taxable income,” foreign holders would be subject to federal income tax and tax filing requirements, individuals may be required to recognize additional income and corresponding non-deductible expenses, and all Noteholders treated as equity holders may have adverse timing and character consequences.

Because the Issuing Entity will treat the Notes as indebtedness for U.S. federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the Notes discussed above.

Except where indicated to the contrary, the following discussion assumes that the Notes are debt for U.S. federal income tax purposes.

Tax Status of the Vehicle Trust

On the basis of and subject to the foregoing, it is our opinion that neither the establishment of the 2017-1 SUBI nor the issuance of the SUBI Certificate will cause the Vehicle Trust or the 2017-1 SUBI to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes.

Interest Income to U.S. Noteholders

The discussion below assumes that the interest formula for the Notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID regulations”) relating to original issue discount (“OID”), and that any OID on the Notes (generally, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 1⁄4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations.

Interest on a Note should be taxable to a U.S. Noteholder as ordinary income at the time it accrues or is received in accordance with such Noteholder’s method of accounting for U.S. federal income tax purposes.

It is anticipated that the Notes will be issued at par value (or at a de minimis discount from par value) and that, except as indicated, no OID will arise with respect to the Notes. Under the OID regulations, a holder of a Note issued with more than a de minimis amount of OID must include such OID in income on a constant yield basis.  Except as provided below for Notes with a maturity of not more than one year (a “Short-Term Note”), stated interest does not have to be accrued under the OID regulations unless it fails to qualify as qualified stated interest.  Qualified stated interest is interest that is required to be paid at least annually and either reasonable legal remedies exist to compel timely payment or the terms of the instrument otherwise make late payment or nonpayment sufficiently remote.  It is possible that interest payable on the Notes, as well as any discount from par value, will constitute OID because late payment or nonpayment of interest would not be regarded as subject to penalties or to reasonable remedies to compel payment. Were the Notes treated as being issued with OID, the principal consequence would be that Noteholders using the cash basis method of accounting would be required to report interest income from the Notes on an accrual basis. Subject to a de minimis rule for discounts, in any event, a purchaser who buys a Note for more or less than its issue price will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a Short-Term Note may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Exchange of Notes by U.S. Noteholders

If a Note is sold or exchanged, the seller will recognize gain or loss equal to the difference between the amount realized upon the sale or exchange (excluding an amount equal to accrued interest not previously included in income by the holder) and the holder’s adjusted basis in the Note. The adjusted basis of a Note will equal its cost, increased by any interest, OID, and market discount includible in income with respect to the Note prior to its sale, and reduced by any principal payments previously received with respect to the Note and any bond premium amortization previously applied to offset interest income. Except to the extent of any accrued market discount not previously included in income, the gain or loss recognized on the sale or exchange of a Note will generally be capital gain or loss if the Note was held as a capital asset and will be long-term capital gain or loss if the Note was held by the U.S. Noteholder for the requisite holding period at the time of the disposition.

Medicare Tax

An additional 3.8% Medicare tax is imposed on the net investment income (which includes interest and net capital gains) of certain investors, including individuals, trusts and estates.

Non-U.S. Note Owners

As described above, Tax Counsel will render its opinion that the Notes will properly be classified as debt for U.S. federal income tax purposes. If the Notes are so treated:

(a)
interest paid to a nonresident alien or foreign corporation would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable certification requirements (and neither actually or constructively owns 10% or more of the voting stock of the Depositor nor is a controlled foreign corporation with respect to the Depositor nor is an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes). Applicable certification requirements will be satisfied if there is delivered (and updated and re-executed as required) to a securities clearing organization (or bank or other financial institution that holds Notes on behalf of the customer in the ordinary course of its trade or business), (i) IRS Form W-8BEN (or, for entities, IRS Form W-8BEN-E) signed under penalty of perjury by the beneficial owner (or such owner’s agent with legal authority to sign) of the Notes stating that the holder is not a U.S. person and providing such holder’s name and address, (ii) IRS Form W-8BEN (or, for entities, IRS Form W-8BEN-E) signed by the beneficial owner of the Notes (or such owner’s agent with legal authority to sign) claiming exemption from withholding under an applicable tax treaty or (iii) IRS Form W-8ECI signed by the beneficial owner of the Notes (or, for an entity, an authorized representative or officer of such owner) claiming exception from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the U.S. entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

(b)
a holder of a Note who is a nonresident alien or foreign corporation will not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of such Note provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder neither is present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, nor ceased being a U.S. citizen or long-term resident for tax avoidance purposes and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

(c)
a Note held by an individual who at the time of death is a nonresident alien will not be subject to U.S. federal estate tax as a result of such individual’s death if, immediately before his death (i) the individual did not actually or constructively own 10% or more of the voting stock of the Depositor, (ii) the holding of such Note was not effectively connected with the conduct by the decedent of a trade or business in the United States and (iii) the individual did not cease being a U.S. citizen or long-term resident for tax avoidance purposes.

In the case of Notes held by a Non-U.S. Note Owner treated as a partnership or certain nominees, (x) the certification described in clause (a) above must be provided by the partners or beneficiaries rather than by the foreign partnership and (y) the partnership must provide certain information. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Note Owners are urged to consult their own tax advisors concerning the application of the certification requirements.

If the IRS were to contend successfully that some or all of the Notes were equity interests in a partnership (not taxable as a corporation), a holder of such a Note that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including in the case of a corporation the branch profits tax (and would be subject to withholding tax on its share of partnership income). In addition, if the Notes are equity interests in a partnership, an individual holder that is a nonresident alien at death may be required to include the value of the Notes in such holder’s gross estate (unless otherwise provided in an applicable treaty). If some or all of the Notes are recharacterized as equity interests in a “publicly traded partnership” taxable as a corporation, to the extent distributions of such Notes were treated as dividends, a nonresident alien individual or foreign corporation generally would be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty. In addition, an individual holder that is a nonresident alien at death would be required to include the value of such Note in such holder’s gross estate (unless otherwise provided in an applicable treaty).

FATCA Withholding

In addition to the rules described above regarding the potential imposition of U.S. withholding taxes on payments to non-U.S. persons, withholding taxes could also be imposed under the Foreign Account Tax Compliance Act (“FATCA”) regime.  Under FATCA, foreign financial institutions (defined broadly and including entities not organized under U.S. law that are primarily in the business of investing or trading in securities such as hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with information gathering and reporting rules with respect to their U.S. account holders and investors and enter into agreements pursuant to which such foreign financial institutions must gather and report certain information to the IRS (or, pursuant to an applicable intergovernmental agreement, to their local tax authorities who will report such information to the IRS) and withhold U.S. taxes from certain payments made by them in order to avoid 30% withholding on all payments, including principal payments.  Foreign financial institutions that fail to comply with the FATCA registration and certification requirements will be subject to a 30% withholding tax on payments from the Notes made to them of interest and OID, and, after December 31, 2018, gross proceeds from the disposition of Notes. Payments of interest and OID from the Notes (and gross proceeds from the disposition of the Notes after December 31, 2018) will also be subject to a withholding tax of 30% unless the entity certifies that it does not have any substantial U.S. owners or provides the name, address and tax identification number of each substantial U.S. owner.  FATCA withholding will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment.

Information Reporting and Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of a Note to a registered owner who is not an “exempt recipient” and who fails to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Noteholder must be reported to the IRS, unless the U.S. Noteholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. Note Owner who is not an exempt recipient.

In addition, upon the sale of a Note to (or through) a “broker,” the broker must withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Note Owner certifies that the seller is a Non-U.S. Note Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner’s

non-U.S. status normally would be made on IRS Form W-8BEN (or, for entities, IRS Form W-8BEN-E) under penalty of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term “broker” includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

Any amounts withheld under the backup withholding rules from a payment to a noteholder would be allowed as a refund or a credit against such Noteholder’s U.S. federal income tax, provided that the required information is furnished to the IRS.

State and Local Tax Considerations

Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Noteholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Notes.

ERISA Considerations

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code prohibit pension, profit-sharing and other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such plans. Title I of ERISA also requires that fiduciaries of an employee benefit plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of an employee benefit plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these “prohibited transaction” rules and fiduciary requirements may result in liability under ERISA and the Code for such persons.

Prohibited Transactions

The prohibited transaction provisions of ERISA and Section 4975 of the Code (“Prohibited Transactions”) generally restrict a broad range of transactions directly or indirectly involving any pension, profit-sharing and other employee benefit plans, or any entity which may be deemed to hold assets of any such plans (collectively, “Plans”), and any “party in interest” or “disqualified person” (as those terms are defined in ERISA or Section 4975 of the Code, respectively) with respect to such Plans. In particular, a sale or exchange of property or an extension of credit between a Plan and a party in interest or disqualified person with respect to such Plan might constitute a Prohibited Transaction unless an exemption applies. In the case of indebtedness, the prohibited transaction provisions continually apply throughout the term of such indebtedness (and not only on the date of the initial borrowing). An excise tax is imposed under Section 4975 of the Code upon any disqualified person which engages in a non-exempt Prohibited Transaction, and penalties or other liabilities may be imposed under ERISA upon any fiduciary which causes a Plan to engage in a transaction that the fiduciary knows or should know constitutes a Prohibited Transaction or upon certain other persons who were involved in the Prohibited Transaction.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to substantially similar state or local law restrictions (“Similar Law”).  Plans, together with such plans, are collectively referred to as “Benefit Plans”.

“Look-through” Rule under the Plan Assets Regulation

The United States Department of Labor (the “DOL”) has issued a regulation (the “Plan Assets Regulation”) describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. Under a “look-through” rule set forth in the Plan Assets Regulation, the underlying assets owned by an entity (such as the Issuing Entity) in which a Plan has an equity interest might be treated as if they were plan assets of such Plan. However, the “look-through” rule does not, by its terms, apply to an entity in which a Plan only owns debt of such entity and not an equity interest. The Plan Assets Regulation provides that an instrument treated as indebtedness under applicable local law and which has no substantial equity features is not treated as an equity interest for purposes of such Regulation.

Treatment of Notes as Debt

The Notes generally are expected to provide for a fixed principal amount and a rate of interest. Moreover, the Notes are not expected, by their terms, to specifically provide for payments other than payments designated as principal or interest to noteholders. In those situations, the terms of the Notes do not appear to include any substantial equity features for purposes of the Plan Assets Regulation. However, it is possible that the aggregate beneficial interest in the Issuing Entity might have a nominal value in relation to the principal amount of Notes issued by the Issuing Entity and, notwithstanding the terms of the Notes, the Notes might be treated as possessing substantial equity features. If a class of Notes is treated as equity interests for purposes of the Plan Assets Regulation, the assets of the Issuing Entity might be treated as “plan assets” of Plans that acquire or hold such Notes unless an exception to the look-through rule under the Plan Assets Regulation applies. Although there is no guidance under ERISA on how this definition applies generally, and in particular to a security such as the Notes, the Depositor believes that the Notes should generally be treated as indebtedness without substantial equity features for purposes of the Regulation. This determination is based upon the traditional debt features of the Notes, including the reasonable expectation that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of the Notes by or on behalf of a Plan could be considered to give rise to a Prohibited Transaction in the event that the Issuing Entity becomes 50% owned by a disqualified person or party in interest with respect to a Plan, the Issuing Entity itself, as an entity owned by party in interest, may be deemed a party in interest with respect to a Plan and a Prohibited Transaction may be deemed to occur by reason of the extension of credit by a particular Plan to a party in interest, among other things. The Depositor can make no assurances that equity interests in the Issuing Entity will not be purchased by a party in interest to any particular Plan.  Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the Notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 84-14, regarding transactions effected by “qualified professional asset managers”; and PTCE 75-1 regarding transactions effected by broker-dealers. There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan.  Adequate consideration means fair market value as determined in good faith by the Plan fiduciary pursuant to regulations to be promulgated by the DOL.

By acquiring a Note, each purchaser will be deemed to represent that either (i) it is not acquiring the Notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the Notes will not (A) give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code by reason of an applicable exemption or (B) cause a non-exempt violation of Similar Law.

The Notes may not be purchased with the assets of a Plan if the Depositor, the Sponsor, Servicer and Administrator, the Indenture Trustee, the Owner Trustee, the Vehicle Trustee, any underwriter or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code or Similar Law, the effect of the assets of the Issuing Entity being deemed “plan assets” and the applicability of any applicable exemption prior to making an investment in the Notes.  Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Ratings of the Notes

It is a condition to the issuance of the Notes that they receive credit ratings from the Rating Agencies.  None of the Sponsor, the Depositor, the Servicer, the Administrator, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer or any of their affiliates will be required to monitor any changes to the ratings on the Notes.

Plan of Distribution

Subject to the terms and conditions set forth in an underwriting agreement relating to the Notes, the Depositor has agreed to sell to the underwriters named below, for whom Barclays Capital Inc. is acting as representative, and the underwriters have agreed to purchase, severally but not jointly, the following principal amounts of the Notes.

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
Barclays Capital Inc.	$__________	$__________	$__________	$__________
Citigroup Global Markets Inc.	__________	__________	__________	__________
Credit Agricole Securities (USA) Inc.	__________	__________	__________	__________
BNP Paribas Securities Corp.	__________	__________	__________	__________
MUFG Securities Americas Inc.	__________	__________	__________	__________
Total	$175,000,000	$375,000,000	$360,000,000	$90,000,000

The underwriting agreement provides, subject to conditions precedent, that the underwriters will be obligated to purchase all the Notes if any are purchased. The underwriting agreement provides that if there is an event of default by an underwriter, in some circumstances the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The Depositor has been advised that the underwriters propose initially to offer the Notes to the public at the respective offering prices set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the principal amount of the Notes set forth below, and that the underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the principal amount of the Notes set forth below.  After the initial public offering of the Notes, the public offering prices and concessions referred to in this paragraph may change.

Class of Notes	Selling Concession	Reallowance Discount
Class A-1	____%	____%
Class A-2	____%	____%
Class A-3	____%	____%
Class A-4	____%	____%

The Depositor and BMW FS have jointly and severally agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions from time to time with BMW FS and its affiliates.  The Issuing Entity may, from time to time, invest funds in the SUBI Collection Account or the Reserve Fund in Permitted Investments acquired from the underwriters.

The Notes are new issues of securities with no established trading market.  The Depositor has been advised by the underwriters that they intend to make a market in the Notes as permitted by applicable laws and regulations.  The underwriters are not obligated, however, to make a market in the Notes, and any market-making may be discontinued at any time without notice at the sole discretion of the underwriters.  Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes of any class.

In connection with the offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions.  Overallotment involves sales in excess of the offering size which creates a short position for the underwriters.  Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes.  Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions.  Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions.  If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, BMW FS, the Depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus.

Notice to Investors in the United Kingdom

In the United Kingdom, this prospectus is only being distributed to, and is only directed at, persons who either (1) have professional experience in matters relating to investments and fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (2) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc”) of the Order or (3) are persons to whom it may otherwise lawfully be communicated without the need for such document to be approved, made or directed by an “authorised person” (as defined by Section 31(2) of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) under Section 21 of the FSMA (each such person being referred to as a “Relevant Person”).  In the United Kingdom, any investment or investment activity to which this prospectus relates, including the Notes, is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus must not be acted or relied on by persons who are not Relevant Persons.

The Class A-1 Notes have not been and will not be offered in the United Kingdom or to United Kingdom persons, and no proceeds of any Class A-1 Notes will be received in the United Kingdom.

Selling Restrictions Addressing Additional United Kingdom Securities Laws

Each underwriter will represent that:

•
it has only communicated or caused to be communicated, and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

European Economic Area

This prospectus is not a prospectus for purposes of the Prospectus Directive.  In relation to each member state of the European Economic Area (the “EEA”) which has implemented the Prospectus Directive (each a “Relevant Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

(a)            to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)            to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the lead underwriter; or

(c)            in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Notes referred to in (a), (b) or (c) above shall require the Issuing Entity, the Depositor or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

European Capital Requirements Regulation

Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation (the “CRR”), as supplemented by (i) the Commission Delegated Regulation (EU) No 625/2014 of March 13, 2014, and (ii) the Commission Implementing Regulation (EU) No 602/2014 of June 4, 2014, place certain restrictions on the ability of credit institutions and investment firms regulated by the national authorities of member states of the EEA and their consolidated group affiliates (such institutions, firms and affiliates, “CRR Investors”) to invest in securitizations (as defined in the CRR).  The CRR has direct effect in EU member states and has been implemented by national legislation or rulemaking in the other EEA countries.

The CRR allows CRR Investors to invest in securitizations only if the sponsor, originator or original lender has disclosed to the CRR Investors that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in the securitization transaction in the manner contemplated by Article 405 of the CRR. Under Article 406 of the CRR, prior to investing in a securitization, and while it holds that investment, a CRR Investor must also be able to demonstrate that, among other things, it has a comprehensive and thorough understanding of the securitization transaction and its structural features, including the underlying securitization exposures, by satisfying the due diligence requirements and ongoing monitoring obligations of CRR Article 406 with respect to the performance of the underlying exposures.

Furthermore, Article 17 of EU Directive 2011/61/EU on Alternative Investment Fund Managers (“AIFMD”) (as supplemented by Section 5 of Chapter III of Commission Delegated Regulation (EU) No 231/2013) and Article 135(2) of the European Union Solvency II Directive 2009/138/EC (as supplemented by Articles 254-257 of Commission Delegated Regulation (EU) No 2015/35) contain requirements similar to those set out in Articles 405 and 406 of the CRR and apply, respectively, to EEA regulated alternative investment fund managers which assume exposure to the credit risk of a securitization on behalf of one or more alternative investment funds and EEA regulated insurance/reinsurance undertakings.  While such requirements are similar to those which apply to CRR Investors under the CRR, they are not identical and, in particular, additional due diligence obligations apply to the relevant alternative investment fund managers and insurance/reinsurance undertakings.

It is anticipated that the risk retention requirements in the EU regulatory framework for securitization described below will apply to investment in securitizations by EEA regulated undertakings for collective investment in transferable securities (UCITS). When implemented, such requirements may apply to investment in securities already issued, including the Notes offered hereby.

For the purposes of this prospectus, the EU risk retention requirements discussed above, including under the CRR, are collectively referred to as the “EU Retention Rules” and any investor subject to the EU Retention Rules, including CRR Investors, is referred to as an “Affected Investor”.

On September 30, 2015, the European Commission published a legislative proposal for an EU regulatory framework for securitization that, if finalized and adopted as proposed, would repeal the current EU Retention Rules and replace them with a single regime that would apply to Affected Investors, as well as management companies and funds regulated under EU Directive 2009/65/EC on Undertakings for Collective Investment in Transferable Securities and EEA regulated institutions for occupational retirement provision as defined in EU Directive 2003/41/EC. Until the proposed regulatory framework is considered and adopted by the European Parliament and Council, it is not possible to tell what effect it might have in relation to investments in the Notes offered by this prospectus.  Potential investors and Noteholders should be aware that there are material differences between the current risk retention and due diligence requirements and the proposed regulatory framework.  The proposed regulatory framework may also enter into force in a form that differs from the published proposals and drafts.  Prospective investors are themselves responsible for monitoring and assessing any changes to the EU Retention Rules.

Although the Sponsor intends to retain credit risk in the Specified Leases as described under “Credit Risk Retention,” none of the Sponsor, the Depositor, nor any of their respective affiliates nor any other party to the transaction, as an originator, sponsor, original lender or otherwise, is required or intends to retain a material net economic interest in the securitization described in this prospectus in accordance with the EU Retention Rules or to provide any additional information or to take any other action that may be required to enable an Affected Investor to comply with any EU Retention Rules.

With respect to an investment in the Notes, a failure by an Affected Investor to comply with one or more requirements for an investment in a securitization set forth in the applicable EU Retention Rules may result in the imposition of a penalty regulatory capital charge on the securities acquired by or on behalf of that Affected Investor or the imposition of other regulatory sanctions.  In addition, the EU Retention Rules and any other changes to the regulation or regulatory treatment of the Notes may negatively impact the regulatory position of Affected Investors and have an adverse impact on the value and liquidity of the Notes.  None of the Sponsor, the Depositor, the Issuing Entity, the underwriters or any other parties to the transactions described herein make any representations to any prospective purchasers of the Notes regarding the regulatory capital treatment of their investment in the Notes on the Closing Date or at any time in the future.  Potential purchasers of the Notes should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding the requirements for compliance with the EU Retention Rules or other applicable regulations and the suitability of the Notes for investment.

Legal Opinions

In addition to the legal opinions described in this prospectus, legal matters relating to the Notes and federal income tax and other matters will be passed upon for the Issuing Entity by Morgan, Lewis & Bockius LLP.  Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP.

Index of Principal Terms

Set forth below is a list of capitalized terms used in this prospectus and the pages in this prospectus on which the definitions of those terms may be found.

Term	Page(s)	Term	Page(s)
2017-1 SUBI	39	Cutoff Date	63
AAA	86	Daily Advance Reimbursement	106
ABS	95	Dealer Agreement	56
Act	138	Defaulted Lease	73
Actuarial Payoff	65	Defaulted Vehicle	108
Administration Agreement	41	Definitive Notes	79
Administrator	41	Delinquency Trigger	82
Advance	106	Delinquency Trigger Percentage	85
Aggregate Securitization Value	64	Deposit Date	67
AIFMD	147	Depositaries	88
ALG Residual Value	71	Depositor	39
ARR Fee	50	Determination Date	91
ARR Leases	83	Disposition Expenses	109
ARR Review Fee	50	Dodd-Frank Act	130
ARR Service Fee	50	DOL	144
Asset Representations Review	82	DTC	101, A-1
Asset Representations Review Agreement	50	DTC Participants	88
Available Funds	91	Due Date	57
Available Funds Shortfall Amount	91	Early Termination Cost	65
Bank SUBI	53	Early Termination Lease	62
Bankruptcy Code	127	EEA	147
Benefit Plans	143	Eligible Institution	104
BMW Facility Partners	52	End of Lease Term Liability	109
BMW FS	43	ERISA	143
BMW LP	39	EU Retention Rules	148
BMW NA	60	Euroclear	88, A-1
Business Day	50	Euroclear Operator	90
Cede	79	Euroclear Participants	88
Centers	39	Event of Default	112
Certificate Distribution Account	104	Excess Mileage Payments	60
Certificate Owners	138	Excess Wear and Use Payments	60
Certificateholders	39	Exchange Act	43
Certificates	39	Expected Final Payment Date	80
chattel paper	132	FATCA	142
Clayton	50	FDIC	130
Clearstream, Luxembourg	88, A-1	FDIC Counsel	131
Clearstream, Luxembourg Participants	88	FICO Score	68
Closing Date	40	Final Scheduled Payment Date	80
Code	137	First Priority Principal Distribution Amount	80
Collateral	43	FSMA	146
Collection Period	91	Global Securities	A-1
Collections	105	Indenture	40
Commingling Condition	105	Indenture Trustee	40
Contingent and Excess Liability Insurance	59	Indirect DTC Participants	89
Contract Residual Value	72	Initial Asset-Level Data	77
Cooperative	90	Initial Deposit	94
CPO	61	Initial Lease Balance	64
CRR	147	Initial Note Balance	39
CRR Investors	147	Insolvency Laws	127
CSSF	90	Insurance Proceeds	109

IRS	138	Regular Principal Distribution Amount	80
Issuer SUBI Certificate Transfer Agreement	63	Regulations	137
Issuing Entity	39	Relevant Member State	147
Lease Balance	64	Relevant Person	146
Lease Default	65	Relief Act	136
Lease Rate	64	Rent Charge	64
Leased Vehicles	52	replacement vehicles	62
Leases	52	Requesting Noteholders	83
Lemon Law	136	Reserve Fund	94
Liquidated Lease	72	Reserve Fund Draw Amount	94
LKE Program	62	Reserve Fund Requirement	94
Matured Vehicle	108	Residual Value Loss Vehicle	93
Maturity Date	64	Residual Value Losses	120
Monthly Payment	64	Rule 193 Information	78
Monthly Payment Advance	106	Sales Proceeds	109
Monthly Remittance Condition	105	Sales Proceeds Advance	106
New Lease Incentives	61	SEC	47
Non-U.S. Note Owner	138	Securities	39
Non-U.S. Person	A-3	Securities Act	101
Note Balance	81	Securitization Rate	72
Note Distribution Account	104	Securitization Value	72
Note Distribution Amount	120	Securityholders	39
Note Factor	101	Servicer	40
Note Owners	139	Servicer Default	121
Noteholders	39	Servicing Agreement	41
Notes	39	Servicing Fee	107
NRSRO	26	Short-Term Note	140
OID	140	Similar Law	143
OID regulations	140	Specified Leases	39
OLA	130	Specified Vehicles	39
Optional Purchase	107	Sponsor	40
Optional Purchase Price	107	SUBI Assets	39
Order	146	SUBI Certificate	39
Other SUBI	39	SUBI Certificate Transfer Agreement	63
Other SUBI Assets	53	SUBI Collection Account	103
Other SUBI Certificates	52	SUBI Supplement	63
Overcollateralization Target Amount	93	SUBI Trust Agreement	63
Owner Trustee	40	SUBIs	39
Payment Date	50	Targeted Note Balance	80
Payment Date Advance Reimbursement	92	Tax Counsel	137
Permitted Investments	103	Term Extension	62
Plan Assets Regulation	144	Termination Proceeds	109
Plans	143	Terms and Conditions	90
Prepayment Assumption	95	Total Loss Payoff	109
Principal Distribution Amount	80	Transaction Documents	40
Prohibited Transactions	143	Transportation Act	36
Prospectus Directive	147	Trust Agreement	40
PTCE	144	Trust Estate	41
Purchase Option Price	64	Trustees	48
Rating Agencies	40	U.S. Bank	48
Rating Agency	40	U.S. Noteholder	138
Reallocation Payment	66	U.S. Person	138
Receivables	43	UCC	56
Record Date	79	User-Lessee	42
Recovery Proceeds	109	UTI	39
Redemption Price	107	UTI Assets	53

UTI Beneficiary	39	Vehicle Trust Assets	51
UTI Certificates	52	Vehicle Trustee	51
Vehicle Trust	39	Verified Note Owner	83
Vehicle Trust Agreement	51	WTNA	48

Appendix A

Static Pool Information

This Appendix contains static pool information about prior, recent securitizations of BMW FS.  The information in this Appendix consists of cumulative losses, prepayments and delinquency data for the prior securitized pools and summary information about the original characteristics of the prior pools as well as graphical presentation of certain delinquency, prepayment and cumulative loss data.  Although the original characteristics of the prior pools may differ somewhat from each other and from the characteristics of the Specified Leases described in this prospectus because BMW FS has changed its origination, purchasing and underwriting policies and procedures over the years, the prior pools are generally comparable because these changes have not been material and the Specified Leases were originated under the same general underwriting and purchasing policy framework as the leases in the prior pools.

The definitions of certain terms used in this Appendix are defined below.  If not defined below, other terms used in this Appendix have the definitions ascribed to them in the prospectus.

•
BMW FS measures delinquency by the number of days elapsed from the related Due Date. Prior to June 8, 2013, BMW FS considered a payment to be past due or delinquent when the related user-lessee failed to make at least 80% of a scheduled monthly payment by the related Due Date.  On and after June 8, 2013, BMW FS considers a payment to be past due or delinquent when the related user-lessee fails to make at least 90% of a scheduled monthly payment by the related Due Date.

•
“net credit gain (loss)” means, for any period, the aggregate amount by which any recoveries in respect of a Defaulted Lease are greater than (less than) any outstanding contractual payment obligations in respect of such lease.

•
“net residual gain (loss)” means, for any period, the aggregate amount by which the aggregate of Sales Proceeds and Termination Proceeds collected with respect to any leased vehicles during such period are greater than (less than) the aggregate ALG Residual Values of such leases.

For the tables presented below, data presented under the column labeled “Prepayments ($)” represents the actual prepayments received for the related month, discounted at the applicable securitization rate.

Ap-A-1

BMW Vehicle Lease Trust 2012-1
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	April 26, 2012	Original Number of Monthly Payments
Cutoff Date	February 29, 2012	Weighted Average Original Number of Monthly Payments*	35
Number of Receivables	32,429	Maximum Number of Monthly Payments	36
Aggregate Securitization Value	$1,208,459,567.63	Minimum Number of Monthly Payments	24
Aggregate ALG Residual Value	$894,295,679.80
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	74.00%

		Remaining Number of Payments
		Weighted Average Remaining Number of Payments*	24
Securitization Value of Receivables		Maximum Remaining Number of Payments	35
Average Securitization Value	$37,265	Minimum Remaining Number of Payments	5
Highest Securitization Value	$108,714	Composition of Top 5 States
Lowest Securitization Value	$18,132	California	19.66%
		Florida	13.14%
ALG Residual Value		New York	12.37%
Average Residual Value	$27,577	New Jersey	11.27%
Highest Residual Value	$77,155	Texas	4.52%
Lowest Residual Value	$15,058
		Weighted Average FICO
Percentage New and Used Composition			763
New	100%

*Weighted by Securitization Value as of the Cutoff Date.
Ap-A-2

Month	Date	31-60 Days Delinquent ($)	Number of Leases 31-60 Days Delinquent	% by $ of Ending Aggregate Securitization Value	61-90 Days Delinquent ($)	Number of Leases 61-90 Days Delinquent	% by $ of Ending Aggregate Securitization Value	91-120 Days Delinquent ($)	Number of Leases 91-120 Days Delinquent	% by $ of Ending Aggregate Securitization Value	121-150 Days Delinquent ($)	Number of Leases 121-150 Days Delinquent	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	Number of Leases 151+ Days Delinquent	% by $ of Ending Aggregate Securitization Value	60+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value
1	4/30/2012	$2,734,869	82	0.23%	$172,772	6	0.01%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$172,772	0.01%
2	5/31/2012	$3,808,567	110	0.33%	$399,377	13	0.03%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$399,377	0.03%
3	6/30/2012	$3,216,925	97	0.29%	$624,625	18	0.06%	$53,283	1	0.00%	$0	0	0.00%	$0	0	0.00%	$677,908	0.06%
4	7/31/2012	$4,567,890	139	0.41%	$409,908	13	0.04%	$69,942	2	0.01%	$0	0	0.00%	$0	0	0.00%	$479,850	0.04%
5	8/31/2012	$3,593,296	110	0.33%	$739,169	21	0.07%	$115,264	3	0.01%	$43,617	1	0.00%	$0	0	0.00%	$898,050	0.08%
6	9/30/2012	$3,745,054	115	0.36%	$794,290	25	0.08%	$251,630	6	0.02%	$0	0	0.00%	$0	0	0.00%	$1,045,919	0.10%
7	10/31/2012	$4,820,649	147	0.47%	$699,923	22	0.07%	$109,953	4	0.01%	$141,707	3	0.01%	$0	0	0.00%	$951,584	0.09%
8	11/30/2012	$4,127,620	125	0.42%	$509,797	16	0.05%	$99,042	3	0.01%	$25,541	1	0.00%	$54,690	1	0.01%	$689,069	0.07%
9	12/31/2012	$5,347,336	159	0.56%	$634,922	21	0.07%	$0	0	0.00%	$74,829	2	0.01%	$54,147	1	0.01%	$763,898	0.08%
10	1/31/2013	$4,371,624	131	0.47%	$789,987	25	0.08%	$155,717	5	0.02%	$0	0	0.00%	$81,230	2	0.01%	$1,026,935	0.11%
11	2/28/2013	$2,711,783	86	0.30%	$614,260	18	0.07%	$65,392	2	0.01%	$75,194	2	0.01%	$0	0	0.00%	$754,846	0.08%
12	3/31/2013	$3,864,063	118	0.44%	$629,403	20	0.07%	$36,029	1	0.00%	$0	0	0.00%	$0	0	0.00%	$665,433	0.08%
13	4/30/2013	$3,105,097	99	0.37%	$664,252	21	0.08%	$75,310	2	0.01%	$0	0	0.00%	$0	0	0.00%	$739,563	0.09%
14	5/31/2013	$3,385,921	107	0.42%	$641,732	20	0.08%	$105,723	3	0.01%	$22,327	1	0.00%	$0	0	0.00%	$769,782	0.09%
15	6/30/2013	$3,068,432	103	0.40%	$728,052	24	0.09%	$80,073	3	0.01%	$30,462	1	0.00%	$0	0	0.00%	$838,587	0.11%
16	7/31/2013	$4,142,499	132	0.57%	$506,903	18	0.07%	$211,148	7	0.03%	$26,157	1	0.00%	$0	0	0.00%	$744,208	0.10%
17	8/31/2013	$3,608,121	120	0.53%	$452,229	16	0.07%	$90,269	3	0.01%	$42,400	1	0.01%	$0	0	0.00%	$584,899	0.09%
18	9/30/2013	$2,844,483	96	0.44%	$634,320	21	0.10%	$30,880	1	0.00%	$30,216	1	0.00%	$0	0	0.00%	$695,416	0.11%
19	10/31/2013	$2,913,313	101	0.49%	$578,922	21	0.10%	$146,742	5	0.02%	$30,298	1	0.01%	$0	0	0.00%	$755,962	0.13%
20	11/30/2013	$2,850,687	95	0.51%	$586,329	21	0.10%	$147,847	6	0.03%	$0	0	0.00%	$0	0	0.00%	$734,177	0.13%
21	12/31/2013	$2,959,606	99	0.58%	$688,036	23	0.13%	$49,725	2	0.01%	$68,761	3	0.01%	$0	0	0.00%	$806,523	0.16%
22	1/31/2014	$2,615,657	89	0.56%	$629,494	23	0.13%	$233,409	7	0.05%	$20,613	1	0.00%	$22,682	1	0.00%	$906,198	0.19%
23	2/28/2014	$1,826,389	61	0.42%	$700,474	25	0.16%	$132,624	5	0.03%	$0	0	0.00%	$0	0	0.00%	$833,098	0.19%
24	3/31/2014	$1,534,502	56	0.40%	$591,121	19	0.15%	$134,295	5	0.03%	$103,050	4	0.03%	$0	0	0.00%	$828,467	0.22%
25	4/30/2014	$1,131,599	43	0.33%	$210,601	7	0.06%	$222,014	7	0.07%	$82,536	3	0.02%	$0	0	0.00%	$515,151	0.15%
26	5/31/2014	$1,217,996	44	0.41%	$143,062	6	0.05%	$87,809	3	0.03%	$78,213	2	0.03%	$0	0	0.00%	$309,084	0.11%
27	6/30/2014	$1,126,542	44	0.44%	$186,365	7	0.07%	$26,928	1	0.01%	$86,164	3	0.03%	$77,626	2	0.03%	$377,082	0.15%

Ap-A-3

Month	Date	End of Period Aggregate Securitization Value ($)	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)
1	4/30/2012	$1,167,108,921	$0	0.00%	$3,485,982	0.29%	$7,393,741
2	5/31/2012	$1,147,111,631	$(2,908)	0.00%	$5,257,355	0.44%	$3,550,208
3	6/30/2012	$1,124,051,032	$26	0.00%	$8,085,999	0.67%	$4,681,450
4	7/31/2012	$1,101,291,084	$(5,084)	0.00%	$10,290,798	0.85%	$3,701,646
5	8/31/2012	$1,073,341,480	$(60,686)	-0.01%	$13,060,867	1.08%	$3,976,960
6	9/30/2012	$1,046,656,215	$(63,409)	-0.01%	$15,656,436	1.30%	$3,625,110
7	10/31/2012	$1,018,437,799	$(66,271)	-0.01%	$18,732,508	1.55%	$4,449,494
8	11/30/2012	$991,578,940	$(138,724)	-0.01%	$21,111,063	1.75%	$4,547,879
9	12/31/2012	$961,968,510	$(194,570)	-0.02%	$23,508,207	1.95%	$4,894,674
10	1/31/2013	$936,797,208	$(269,572)	-0.02%	$25,559,378	2.12%	$4,655,057
11	2/28/2013	$911,397,712	$(273,709)	-0.02%	$27,198,120	2.25%	$4,506,047
12	3/31/2013	$882,020,529	$(323,347)	-0.03%	$29,147,179	2.41%	$6,278,835
13	4/30/2013	$847,490,348	$(332,984)	-0.03%	$32,884,124	2.72%	$6,176,800
14	5/31/2013	$810,612,520	$(342,197)	-0.03%	$36,105,939	2.99%	$5,903,952
15	6/30/2013	$771,949,854	$(346,196)	-0.03%	$39,662,722	3.28%	$6,425,766
16	7/31/2013	$729,900,082	$(383,374)	-0.03%	$43,063,210	3.56%	$5,552,812
17	8/31/2013	$684,568,149	$(418,844)	-0.03%	$46,253,902	3.83%	$5,315,150
18	9/30/2013	$640,568,093	$(420,581)	-0.03%	$48,385,653	4.00%	$5,244,951
19	10/31/2013	$597,658,300	$(453,261)	-0.04%	$49,900,504	4.13%	$4,507,380
20	11/30/2013	$559,460,904	$(475,266)	-0.04%	$51,549,726	4.27%	$2,154,828
21	12/31/2013	$512,434,202	$(490,831)	-0.04%	$54,094,878	4.48%	$2,532,862
22	1/31/2014	$470,413,353	$(518,980)	-0.04%	$56,398,899	4.67%	$3,422,314
23	2/28/2014	$432,583,229	$(536,280)	-0.04%	$58,564,793	4.85%	$3,717,254
24	3/31/2014	$385,104,773	$(569,303)	-0.05%	$61,687,590	5.10%	$3,799,919
25	4/30/2014	$337,991,504	$(588,774)	-0.05%	$67,158,139	5.56%	$9,562,645
26	5/31/2014	$294,268,020	$(594,771)	-0.05%	$73,226,700	6.06%	$9,757,238
27	6/30/2014	$254,512,307	$(569,697)	-0.05%	$77,993,228	6.45%	$7,476,367

Ap-A-4

BMW Vehicle Lease Trust 2013-1
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	January 24, 2013	Original Number of Monthly Payments
Cutoff Date	November 30, 2012	Weighted Average Original Number of Monthly Payments*	35
Number of Receivables	30,900	Maximum Number of Monthly Payments	36
Aggregate Securitization Value	$1,201,201,826.43	Minimum Number of Monthly Payments	24
Aggregate ALG Residual Value	$854,322,877.28
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	71.12%

		Remaining Number of Payments
		Weighted Average Remaining Number of Payments*	25
Securitization Value of Receivables		Maximum Remaining Number of Payments	35
Average Securitization Value	$38,874	Minimum Remaining Number of Payments	6
Highest Securitization Value	$116,571	Composition of Top 5 States
Lowest Securitization Value	$18,075	California	19.70%
		Florida	13.31%
ALG Residual Value		New York	11.79%
Average Residual Value	$27,648	New Jersey	10.15%
Highest Residual Value	$74,399	Texas	4.56%
Lowest Residual Value	$13,615
		Weighted Average FICO
Percentage New and Used Composition			764
New	100%

*Weighted by Securitization Value as of the Cutoff Date.
Ap-A-5

Month	Date	31-60 Days Delinquent ($)	Number of Leases 31-60 Days Delinquent	% by $ of Ending Aggregate Securitization Value	61-90 Days Delinquent ($)	Number of Leases 61-90 Days Delinquent	% by $ of Ending Aggregate Securitization Value	91-120 Days Delinquent ($)	Number of Leases 91-120 Days Delinquent	% by $ of Ending Aggregate Securitization Value	121-150 Days Delinquent ($)	Number of Leases 121-150 Days Delinquent	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	Number of Leases 151+ Days Delinquent	% by $ of Ending Aggregate Securitization Value	60+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value
1	1/31/2013	$2,122,811	57	0.18%	$599,943	13	0.05%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$599,943	0.05%
2	2/28/2013	$2,886,161	72	0.25%	$241,083	6	0.02%	$71,459	1	0.01%	$0	0	0.00%	$0	0	0.00%	$312,542	0.03%
3	3/31/2013	$2,869,329	76	0.26%	$449,897	13	0.04%	$129,427	3	0.01%	$70,448	1	0.01%	$0	0	0.00%	$649,772	0.06%
4	4/30/2013	$2,666,813	72	0.24%	$198,049	6	0.02%	$104,750	3	0.01%	$56,900	1	0.01%	$69,432	1	0.01%	$429,130	0.04%
5	5/31/2013	$3,193,697	83	0.30%	$229,260	6	0.02%	$0	0	0.00%	$0	0	0.00%	$124,698	2	0.01%	$353,957	0.03%
6	6/30/2013	$2,957,761	83	0.28%	$527,743	14	0.05%	$143,016	3	0.01%	$0	0	0.00%	$123,055	2	0.01%	$793,814	0.08%
7	7/31/2013	$3,635,770	102	0.35%	$652,386	16	0.06%	$127,324	4	0.01%	$86,821	2	0.01%	$121,403	2	0.01%	$987,935	0.10%
8	8/31/2013	$4,197,881	124	0.42%	$642,419	17	0.06%	$274,870	6	0.03%	$68,853	2	0.01%	$205,120	4	0.02%	$1,191,263	0.12%
9	9/30/2013	$3,282,666	100	0.34%	$649,685	19	0.07%	$156,796	4	0.02%	$58,959	1	0.01%	$202,000	4	0.02%	$1,067,440	0.11%
10	10/31/2013	$3,765,831	111	0.40%	$516,389	14	0.05%	$28,163	1	0.00%	$67,367	2	0.01%	$203,802	4	0.02%	$815,720	0.09%
11	11/30/2013	$3,919,401	117	0.43%	$688,325	21	0.08%	$190,105	6	0.02%	$27,836	1	0.00%	$238,493	5	0.03%	$1,144,760	0.13%
12	12/31/2013	$3,909,027	121	0.45%	$887,307	26	0.10%	$148,938	5	0.02%	$62,004	2	0.01%	$118,024	3	0.01%	$1,216,272	0.14%
13	1/31/2014	$4,198,329	127	0.50%	$542,464	14	0.06%	$241,586	8	0.03%	$34,926	1	0.00%	$60,040	1	0.01%	$879,017	0.10%
14	2/28/2014	$2,761,613	83	0.34%	$664,589	21	0.08%	$138,968	3	0.02%	$0	0	0.00%	$93,411	2	0.01%	$896,968	0.11%
15	3/31/2014	$3,312,013	99	0.43%	$483,617	15	0.06%	$272,646	9	0.04%	$41,761	1	0.01%	$93,456	2	0.01%	$891,481	0.12%
16	4/30/2014	$2,159,909	66	0.29%	$715,740	23	0.10%	$45,685	2	0.01%	$49,186	2	0.01%	$97,968	2	0.01%	$908,579	0.12%
17	5/31/2014	$2,490,845	78	0.36%	$766,668	24	0.11%	$80,108	2	0.01%	$0	0	0.00%	$40,551	1	0.01%	$887,328	0.13%
18	6/30/2014	$2,202,930	72	0.34%	$470,777	16	0.07%	$103,160	3	0.02%	$20,546	1	0.00%	$39,942	1	0.01%	$634,425	0.10%
19	7/31/2014	$1,996,805	67	0.32%	$452,072	14	0.07%	$34,485	1	0.01%	$46,105	2	0.01%	$39,329	1	0.01%	$571,990	0.09%
20	8/31/2014	$1,900,684	62	0.33%	$405,259	15	0.07%	$128,418	3	0.02%	$33,940	1	0.01%	$63,315	2	0.01%	$630,933	0.11%
21	9/30/2014	$1,577,618	55	0.29%	$232,721	9	0.04%	$79,558	3	0.01%	$81,010	2	0.02%	$90,220	3	0.02%	$483,510	0.09%
22	10/31/2014	$1,560,436	52	0.31%	$221,437	7	0.04%	$24,652	1	0.00%	$27,170	1	0.01%	$74,151	2	0.01%	$347,411	0.07%
23	11/30/2014	$1,703,803	56	0.36%	$190,621	6	0.04%	$34,322	1	0.01%	$0	0	0.00%	$99,708	3	0.02%	$324,651	0.07%
24	12/31/2014	$1,798,811	57	0.42%	$352,415	13	0.08%	$82,228	2	0.02%	$0	0	0.00%	$0	0	0.00%	$434,644	0.10%
25	1/31/2015	$1,475,418	49	0.39%	$299,562	10	0.08%	$88,890	3	0.02%	$73,934	2	0.02%	$0	0	0.00%	$462,386	0.12%
26	2/28/2015	$1,399,750	46	0.42%	$227,681	8	0.07%	$93,759	3	0.03%	$80,414	3	0.02%	$0	0	0.00%	$401,854	0.12%
27	3/31/2015	$1,649,733	55	0.60%	$190,571	6	0.07%	$58,145	2	0.02%	$0	0	0.00%	$28,487	1	0.01%	$277,203	0.10%
28	4/30/2015	$861,025	30	0.38%	$141,023	4	0.06%	$32,163	1	0.01%	$28,243	1	0.01%	$28,157	1	0.01%	$229,586	0.10%

Ap-A-6

Month	Date	End of Period Aggregate Securitization Value ($)	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)
1	1/31/2013	$1,159,526,548	$0	0.00%	$3,768,366	0.31%	$9,043,670
2	2/28/2013	$1,141,341,894	$(48,872)	0.00%	$5,255,214	0.44%	$3,849,240
3	3/31/2013	$1,124,939,067	$(59,641)	0.00%	$5,633,407	0.47%	$4,271,693
4	4/30/2013	$1,103,739,926	$(91,811)	-0.01%	$8,571,577	0.71%	$5,545,370
5	5/31/2013	$1,078,557,140	$(120,576)	-0.01%	$10,581,889	0.88%	$6,043,565
6	6/30/2013	$1,056,229,853	$(121,854)	-0.01%	$12,359,237	1.03%	$5,212,647
7	7/31/2013	$1,032,252,515	$(138,540)	-0.01%	$13,936,675	1.16%	$4,629,716
8	8/31/2013	$1,002,222,763	$(152,091)	-0.01%	$15,760,532	1.31%	$5,108,006
9	9/30/2013	$972,067,416	$(238,572)	-0.02%	$17,082,802	1.42%	$4,978,356
10	10/31/2013	$939,417,038	$(317,810)	-0.03%	$18,168,541	1.51%	$4,983,077
11	11/30/2013	$911,260,497	$(328,821)	-0.03%	$19,000,452	1.58%	$3,373,879
12	12/31/2013	$874,483,572	$(403,421)	-0.03%	$20,581,978	1.71%	$4,819,740
13	1/31/2014	$843,366,949	$(459,503)	-0.04%	$21,821,900	1.82%	$4,847,071
14	2/28/2014	$810,790,815	$(485,016)	-0.04%	$22,854,208	1.90%	$4,119,550
15	3/31/2014	$772,212,192	$(467,792)	-0.04%	$24,598,790	2.05%	$5,147,067
16	4/30/2014	$732,688,320	$(445,156)	-0.04%	$28,190,818	2.35%	$11,422,312
17	5/31/2014	$693,596,479	$(541,116)	-0.05%	$31,965,893	2.66%	$11,137,111
18	6/30/2014	$655,945,813	$(585,770)	-0.05%	$35,467,483	2.95%	$8,660,517
19	7/31/2014	$616,672,065	$(622,774)	-0.05%	$38,003,153	3.16%	$5,047,281
20	8/31/2014	$578,090,196	$(629,386)	-0.05%	$39,886,592	3.32%	$2,628,481
21	9/30/2014	$539,131,142	$(676,803)	-0.06%	$41,395,002	3.45%	$2,487,196
22	10/31/2014	$502,092,240	$(722,070)	-0.06%	$42,364,017	3.53%	$2,931,368
23	11/30/2014	$468,764,949	$(730,273)	-0.06%	$43,995,343	3.66%	$2,828,888
24	12/31/2014	$424,449,862	$(763,851)	-0.06%	$47,080,195	3.92%	$4,154,103
25	1/31/2015	$378,342,163	$(785,352)	-0.07%	$51,325,517	4.27%	$13,081,282
26	2/28/2015	$330,655,304	$(793,765)	-0.07%	$55,985,499	4.66%	$11,260,462
27	3/31/2015	$272,701,020	$(797,999)	-0.07%	$61,175,746	5.09%	$11,813,453
28	4/30/2015	$225,394,895	$(826,770)	-0.07%	$65,038,125	5.41%	$6,259,427

Ap-A-7

BMW Vehicle Lease Trust 2014-1
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	April 16, 2014	Original Number of Monthly Payments
Cutoff Date	February 28, 2014	Weighted Average Original Number of Monthly Payments*	36
Number of Receivables	30,052	Maximum Number of Monthly Payments	36
Aggregate Securitization Value	$1,194,030,112.58	Minimum Number of Monthly Payments	24
Aggregate ALG Residual Value	$860,902,985.20
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	72.10%

		Remaining Number of Payments
		Weighted Average Remaining Number of Payments*	25
Securitization Value of Receivables		Maximum Remaining Number of Payments	34
Average Securitization Value	$39,732	Minimum Remaining Number of Payments	6
Highest Securitization Value	$135,223	Composition of Top 5 States
Lowest Securitization Value	$17,448	California	19.53%
		Florida	14.04%
ALG Residual Value		New York	10.22%
Average Residual Value	$28,647	New Jersey	9.24%
Highest Residual Value	$68,169	Texas	3.96%
Lowest Residual Value	$14,135
		Weighted Average FICO	765
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.
Ap-A-8

Month	Date	31-60 Days Delinquent ($)	Number of Leases 31-60 Days Delinquent	% by $ of Ending Aggregate Securitization Value	61-90 Days Delinquent ($)	Number of Leases 61-90 Days Delinquent	% by $ of Ending Aggregate Securitization Value	91-120 Days Delinquent ($)	Number of Leases 91-120 Days Delinquent	% by $ of Ending Aggregate Securitization Value	121-150 Days Delinquent ($)	Number of Leases 121-150 Days Delinquent	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	Number of Leases 151+ Days Delinquent	% by $ of Ending Aggregate Securitization Value	60+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value
1	4/30/2014	$2,031,323	48	0.18%	$259,179	7	0.02%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$259,179	0.02%
2	5/31/2014	$2,407,490	58	0.21%	$249,341	6	0.02%	$68,821	2	0.01%	$0	0	0.00%	$0	0	0.00%	$318,163	0.03%
3	6/30/2014	$1,914,281	52	0.17%	$357,912	8	0.03%	$192,566	3	0.02%	$0	0	0.00%	$0	0	0.00%	$550,478	0.05%
4	7/31/2014	$2,928,425	80	0.27%	$496,554	12	0.05%	$125,751	3	0.01%	$0	0	0.00%	$0	0	0.00%	$622,305	0.06%
5	8/31/2014	$2,575,096	66	0.24%	$434,381	13	0.04%	$68,842	2	0.01%	$93,656	2	0.01%	$0	0	0.00%	$596,879	0.06%
6	9/30/2014	$2,828,500	79	0.27%	$493,244	11	0.05%	$25,883	1	0.00%	$0	0	0.00%	$19,610	1	0.00%	$538,737	0.05%
7	10/31/2014	$3,222,924	91	0.32%	$498,989	13	0.05%	$44,498	1	0.00%	$0	0	0.00%	$0	0	0.00%	$543,487	0.05%
8	11/30/2014	$3,392,763	93	0.34%	$546,151	13	0.05%	$123,848	3	0.01%	$43,676	1	0.00%	$0	0	0.00%	$713,675	0.07%
9	12/31/2014	$3,673,735	102	0.38%	$699,062	19	0.07%	$154,910	3	0.02%	$55,760	1	0.01%	$0	0	0.00%	$909,732	0.09%
10	1/31/2015	$3,222,887	91	0.35%	$568,159	15	0.06%	$210,529	5	0.02%	$174,584	3	0.02%	$0	0	0.00%	$953,271	0.10%
11	2/28/2015	$2,428,308	69	0.27%	$602,301	18	0.07%	$111,477	2	0.01%	$85,000	3	0.01%	$90,079	1	0.01%	$888,857	0.10%
12	3/31/2015	$2,991,618	84	0.35%	$283,835	8	0.03%	$151,092	5	0.02%	$109,550	2	0.01%	$88,114	1	0.01%	$632,591	0.07%
13	4/30/2015	$2,346,421	67	0.29%	$444,896	12	0.05%	$28,308	1	0.00%	$95,238	3	0.01%	$86,138	1	0.01%	$654,579	0.08%
14	5/31/2015	$2,973,858	87	0.38%	$504,282	14	0.06%	$61,367	2	0.01%	$0	0	0.00%	$115,131	2	0.01%	$680,779	0.09%
15	6/30/2015	$2,328,813	68	0.31%	$451,055	14	0.06%	$100,177	3	0.01%	$60,535	2	0.01%	$30,552	1	0.00%	$642,319	0.09%
16	7/31/2015	$2,302,946	69	0.32%	$536,634	14	0.07%	$47,257	2	0.01%	$48,634	1	0.01%	$32,498	1	0.00%	$665,023	0.09%
17	8/31/2015	$2,640,975	80	0.38%	$370,760	10	0.05%	$83,137	2	0.01%	$46,518	2	0.01%	$0	0	0.00%	$500,415	0.07%
18	9/30/2015	$2,493,368	76	0.38%	$234,702	7	0.04%	$67,613	2	0.01%	$81,409	2	0.01%	$0	0	0.00%	$383,724	0.06%
19	10/31/2015	$2,230,671	69	0.35%	$351,103	9	0.06%	$53,157	2	0.01%	$66,390	2	0.01%	$0	0	0.00%	$470,651	0.07%
20	11/30/2015	$2,356,045	77	0.39%	$586,482	19	0.10%	$101,632	3	0.02%	$0	0	0.00%	$0	0	0.00%	$688,114	0.11%
21	12/31/2015	$2,326,715	74	0.41%	$471,694	15	0.08%	$207,483	6	0.04%	$99,992	3	0.02%	$0	0	0.00%	$779,169	0.14%
22	1/30/2016	$2,047,427	66	0.38%	$400,542	12	0.07%	$66,039	2	0.01%	$161,818	5	0.03%	$27,656	1	0.01%	$656,055	0.12%
23	2/29/2016	$1,990,068	65	0.40%	$262,552	9	0.05%	$38,869	1	0.01%	$35,189	1	0.01%	$0	0	0.00%	$336,609	0.07%
24	3/31/2016	$1,924,874	65	0.42%	$274,474	10	0.06%	$0	0	0.00%	$38,143	1	0.01%	$34,679	1	0.01%	$347,296	0.08%
25	4/30/2016	$1,246,233	43	0.30%	$272,941	9	0.07%	$142,669	5	0.03%	$0	0	0.00%	$0	0	0.00%	$415,610	0.10%
26	5/31/2016	$1,304,153	45	0.35%	$226,766	8	0.06%	$24,137	1	0.01%	$23,995	1	0.01%	$0	0	0.00%	$274,899	0.07%
27	6/30/2016	$998,509	35	0.30%	$285,533	10	0.09%	$0	0	0.00%	$0	0	0.00%	$19,697	1	0.01%	$305,230	0.09%
28	7/31/2016	$952,950	31	0.33%	$342,251	13	0.12%	$24,703	1	0.01%	$0	0	0.00%	$0	0	0.00%	$366,954	0.13%
29	8/31/2016	$628,137	21	0.26%	$353,540	13	0.15%	$50,783	2	0.02%	$0	0	0.00%	$0	0	0.00%	$404,323	0.17%

Ap-A-9

Month	Date	End of Period Aggregate Securitization Value ($)	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)
1	4/30/2014	$1,154,609,037	$0	0.00%	$3,421,384	0.29%	$9,904,916
2	5/31/2014	$1,132,933,422	$(3,204)	0.00%	$5,724,320	0.48%	$5,733,545
3	6/30/2014	$1,110,455,716	$(5,958)	0.00%	$8,164,296	0.68%	$5,519,392
4	7/31/2014	$1,088,664,711	$(35,059)	0.00%	$10,388,760	0.87%	$4,541,251
5	8/31/2014	$1,067,117,662	$(67,078)	-0.01%	$12,087,512	1.01%	$3,248,207
6	9/30/2014	$1,043,418,587	$(184,250)	-0.02%	$13,808,456	1.16%	$3,050,475
7	10/31/2014	$1,017,796,883	$(256,621)	-0.02%	$15,111,772	1.27%	$3,989,190
8	11/30/2014	$994,447,863	$(253,713)	-0.02%	$16,705,618	1.40%	$3,082,807
9	12/31/2014	$966,547,857	$(246,933)	-0.02%	$19,110,273	1.60%	$5,182,793
10	1/31/2015	$933,994,936	$(306,759)	-0.03%	$22,085,995	1.85%	$9,762,072
11	2/28/2015	$897,773,545	$(313,293)	-0.03%	$25,676,952	2.15%	$7,934,679
12	3/31/2015	$855,540,450	$(350,360)	-0.03%	$29,919,213	2.51%	$9,243,719
13	4/30/2015	$816,294,975	$(405,625)	-0.03%	$33,468,406	2.80%	$6,556,272
14	5/31/2015	$783,291,598	$(431,138)	-0.04%	$35,666,319	2.99%	$5,125,813
15	6/30/2015	$750,468,094	$(504,331)	-0.04%	$37,647,648	3.15%	$6,505,807
16	7/31/2015	$718,028,809	$(571,617)	-0.05%	$39,633,801	3.32%	$5,134,128
17	8/31/2015	$688,082,652	$(582,342)	-0.05%	$41,134,394	3.45%	$5,163,016
18	9/30/2015	$660,115,547	$(631,863)	-0.05%	$42,664,042	3.57%	$4,976,695
19	10/31/2015	$632,130,678	$(667,574)	-0.06%	$43,979,641	3.68%	$4,024,966
20	11/30/2015	$604,099,378	$(677,615)	-0.06%	$45,020,310	3.77%	$2,671,199
21	12/31/2015	$568,051,228	$(675,117)	-0.06%	$46,353,573	3.88%	$3,467,625
22	1/30/2016	$535,297,087	$(676,852)	-0.06%	$46,626,266	3.90%	$4,102,382
23	2/29/2016	$498,478,514	$(728,985)	-0.06%	$46,435,467	3.89%	$3,697,919
24	3/31/2016	$457,140,170	$(747,117)	-0.06%	$45,915,908	3.85%	$4,293,760
25	4/30/2016	$414,571,106	$(786,656)	-0.07%	$44,835,257	3.75%	$4,097,223
26	5/31/2016	$374,216,263	$(789,934)	-0.07%	$44,373,037	3.72%	$2,668,527
27	6/30/2016	$333,349,150	$(797,524)	-0.07%	$42,362,889	3.55%	$2,138,640
28	7/31/2016	$292,194,448	$(782,519)	-0.07%	$40,952,092	3.43%	$2,796,203
29	8/31/2016	$243,165,609	$(802,347)	-0.07%	$38,913,644	3.26%	$571,399

Ap-A-10

BMW Vehicle Lease Trust 2015-1
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	January 14, 2015	Original Number of Monthly Payments
Cutoff Date	November 30, 2014	Weighted Average Original Number of Monthly Payments*	36
Number of Receivables	31,256	Maximum Number of Monthly Payments	36
Aggregate Securitization Value	$1,203,373,850	Minimum Number of Monthly Payments	24
Aggregate ALG Residual Value	$878,050,422
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	72.97%

		Remaining Number of Payments
		Weighted Average Remaining Number of Payments*	26
Securitization Value of Receivables		Maximum Remaining Number of Payments	35
Average Securitization Value	$38,501	Minimum Remaining Number of Payments	7
Highest Securitization Value	$115,170	Composition of Top 5 States
Lowest Securitization Value	$18,147	California	19.46%
		Florida	13.56%
ALG Residual Value		New Jersey	11.90%
Average Residual Value	$28,092	New York	10.92%
Highest Residual Value	$69,510	Pennsylvania	4.17%
Lowest Residual Value	$14,158
		Weighted Average FICO	772
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.
Ap-A-11

Month	Date	31-60 Days Delinquent ($)	Number of Leases 31-60 Days Delinquent	% by $ of Ending Aggregate Securitization Value	61-90 Days Delinquent ($)	Number of Leases 61-90 Days Delinquent	% by $ of Ending Aggregate Securitization Value	91-120 Days Delinquent ($)	Number of Leases 91-120 Days Delinquent	% by $ of Ending Aggregate Securitization Value	121-150 Days Delinquent ($)	Number of Leases 121-150 Days Delinquent	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	Number of Leases 151+ Days Delinquent	% by $ of Ending Aggregate Securitization Value	60+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value
1	1/31/2015	$1,339,858	34	0.11%	$291,188	6	0.02%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$291,188	0.02%
2	2/28/2015	$1,480,749	35	0.13%	$311,076	7	0.03%	$41,840	1	0.00%	$0	0	0.00%	$0	0	0.00%	$352,916	0.03%
3	3/31/2015	$1,289,523	34	0.11%	$299,949	8	0.03%	$0	0	0.00%	$41,326	1	0.00%	$0	0	0.00%	$341,275	0.03%
4	4/30/2015	$1,330,225	35	0.12%	$100,866	3	0.01%	$75,844	3	0.01%	$0	0	0.00%	$0	0	0.00%	$176,710	0.02%
5	5/31/2015	$1,726,856	49	0.16%	$121,821	4	0.01%	$0	0	0.00%	$48,710	2	0.00%	$0	0	0.00%	$170,532	0.02%
6	6/30/2015	$1,716,127	48	0.16%	$387,315	11	0.04%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$387,315	0.04%
7	7/31/2015	$1,676,319	49	0.16%	$291,602	7	0.03%	$0	0	0.00%	$30,275	1	0.00%	$0	0	0.00%	$321,877	0.03%
8	8/31/2015	$1,713,048	50	0.17%	$143,124	4	0.01%	$133,264	3	0.01%	$0	0	0.00%	$0	0	0.00%	$276,388	0.03%
9	9/30/2015	$1,964,938	58	0.19%	$454,671	12	0.04%	$57,584	2	0.01%	$47,897	1	0.00%	$0	0	0.00%	$560,152	0.06%
10	10/31/2015	$2,304,714	71	0.23%	$280,850	9	0.03%	$27,380	1	0.00%	$24,740	1	0.00%	$47,321	1	0.00%	$380,290	0.04%
11	11/30/2015	$2,498,383	77	0.26%	$521,258	15	0.05%	$32,003	1	0.00%	$27,095	1	0.00%	$0	0	0.00%	$580,356	0.06%
12	12/31/2015	$3,012,485	92	0.32%	$909,866	27	0.10%	$117,394	3	0.01%	$31,629	1	0.00%	$0	0	0.00%	$1,058,888	0.11%
13	1/31/2016	$2,766,577	85	0.30%	$607,166	21	0.07%	$346,981	9	0.04%	$0	0	0.00%	$0	0	0.00%	$954,147	0.10%
14	2/29/2016	$1,907,829	64	0.21%	$483,045	14	0.05%	$135,146	5	0.02%	$136,202	4	0.02%	$0	0	0.00%	$754,393	0.08%
15	3/31/2016	$2,719,577	85	0.32%	$100,102	4	0.01%	$27,600	1	0.00%	$0	0	0.00%	$0	0	0.00%	$127,702	0.01%
16	4/30/2016	$2,606,367	85	0.32%	$456,713	14	0.06%	$53,466	2	0.01%	$0	0	0.00%	$0	0	0.00%	$510,179	0.06%
17	5/31/2016	$2,803,524	89	0.35%	$427,842	14	0.05%	$132,301	5	0.02%	$27,535	1	0.00%	$0	0	0.00%	$587,678	0.07%
18	6/30/2016	$2,017,438	69	0.27%	$700,898	21	0.09%	$64,828	2	0.01%	$103,571	4	0.01%	$0	0	0.00%	$869,297	0.11%
19	7/31/2016	$2,440,297	81	0.34%	$331,990	11	0.05%	$135,653	4	0.02%	$31,692	1	0.00%	$26,498	1	0.00%	$525,834	0.07%
20	8/31/2016	$2,082,817	73	0.31%	$619,123	21	0.09%	$42,913	1	0.01%	$83,327	2	0.01%	$26,119	1	0.00%	$771,482	0.11%
21	9/30/2016	$2,176,661	72	0.34%	$581,006	20	0.09%	$103,752	4	0.02%	$0	0	0.00%	$82,319	2	0.01%	$767,076	0.12%
22	10/31/2016	$1,993,999	68	0.33%	$907,123	30	0.15%	$131,502	4	0.02%	$27,975	1	0.00%	$0	0	0.00%	$1,066,600	0.18%
23	11/30/2016	$2,084,721	73	0.37%	$566,250	20	0.10%	$130,751	5	0.02%	$52,512	2	0.01%	$0	0	0.00%	$749,513	0.13%
24	12/31/2016	$1,785,441	63	0.35%	$392,485	14	0.08%	$211,392	8	0.04%	$43,615	2	0.01%	$0	0	0.00%	$647,492	0.13%

Ap-A-12

Month	Date	End of Period Aggregate Securitization Value ($)	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)
1	1/31/2015	$1,167,631,842	$0	0.00%	$2,730,320	0.23%	$6,553,876
2	2/28/2015	$1,149,562,119	$0	0.00%	$4,227,633	0.35%	$3,314,650
3	3/31/2015	$1,131,401,707	$(733)	0.00%	$5,727,864	0.48%	$4,219,350
4	4/30/2015	$1,113,404,128	$(49,625)	0.00%	$7,050,509	0.59%	$3,752,562
5	5/31/2015	$1,094,800,489	$(66,784)	-0.01%	$8,626,310	0.72%	$4,166,291
6	6/30/2015	$1,075,164,944	$(94,265)	-0.01%	$10,220,370	0.85%	$4,445,275
7	7/31/2015	$1,054,931,444	$(115,331)	-0.01%	$11,690,258	0.97%	$3,965,962
8	8/31/2015	$1,035,088,831	$(144,312)	-0.01%	$13,099,596	1.09%	$4,093,364
9	9/30/2015	$1,014,759,993	$(155,908)	-0.01%	$14,833,238	1.23%	$4,691,257
10	10/31/2015	$993,585,372	$(202,651)	-0.02%	$16,126,325	1.34%	$3,206,736
11	11/30/2015	$972,649,481	$(249,340)	-0.02%	$17,042,677	1.42%	$2,333,724
12	12/31/2015	$946,708,622	$(284,143)	-0.02%	$18,077,806	1.50%	$2,911,942
13	1/31/2016	$920,337,895	$(295,164)	-0.02%	$18,940,895	1.57%	$3,621,590
14	2/29/2016	$890,169,710	$(338,299)	-0.03%	$19,417,458	1.61%	$3,734,346
15	3/31/2016	$857,676,854	$(378,301)	-0.03%	$20,006,601	1.66%	$3,686,657
16	4/30/2016	$824,096,149	$(469,096)	-0.04%	$20,384,495	1.69%	$4,511,922
17	5/31/2016	$789,744,754	$(493,775)	-0.04%	$20,381,136	1.69%	$3,248,368
18	6/30/2016	$756,113,179	$(510,491)	-0.04%	$20,454,405	1.70%	$3,484,617
19	7/31/2016	$719,431,162	$(585,287)	-0.05%	$20,388,757	1.69%	$3,828,593
20	8/31/2016	$678,486,431	$(633,499)	-0.05%	$20,440,195	1.70%	$3,624,069
21	9/30/2016	$637,886,532	$(645,055)	-0.05%	$19,965,108	1.66%	$3,729,321
22	10/31/2016	$597,314,397	$(662,925)	-0.06%	$19,363,744	1.61%	$5,809,029
23	11/30/2016	$558,286,107	$(676,060)	-0.06%	$18,345,293	1.52%	$2,672,464
24	12/31/2016	$512,508,510	$(774,460)	-0.06%	$17,548,142	1.46%	$2,747,288

Ap-A-13

BMW Vehicle Lease Trust 2015-2
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	October 14, 2015	Original Number of Monthly Payments
Cutoff Date	August 31, 2015	Weighted Average Original Number of Monthly Payments*	36
Number of Receivables	31,258	Maximum Number of Monthly Payments	36
Aggregate Securitization Value	$1,201,944,688	Minimum Number of Monthly Payments	24
Aggregate ALG Residual Value	$884,879,982
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	73.62%

		Remaining Number of Payments
		Weighted Average Remaining Number of Payments*	24
Securitization Value of Receivables		Maximum Remaining Number of Payments	34
Average Securitization Value	$38,452	Minimum Remaining Number of Payments	6
Highest Securitization Value	$110,782	Composition of Top 5 States
Lowest Securitization Value	$17,281	California	14.48%
		Florida	14.37%
ALG Residual Value		New Jersey	12.45%
Average Residual Value	$28,309	New York	10.99%
Highest Residual Value	$68,867	Pennsylvania	4.31%
Lowest Residual Value	$14,234
		Weighted Average FICO	776
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.
Ap-A-14

Month	Date	31-60 Days Delinquent ($)	Number of Leases 31-60 Days Delinquent	% by $ of Ending Aggregate Securitization Value	61-90 Days Delinquent ($)	Number of Leases 61-90 Days Delinquent	% by $ of Ending Aggregate Securitization Value	91-120 Days Delinquent ($)	Number of Leases 91-120 Days Delinquent	% by $ of Ending Aggregate Securitization Value	121-150 Days Delinquent ($)	Number of Leases 121-150 Days Delinquent	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	Number of Leases 151+ Days Delinquent	% by $ of Ending Aggregate Securitization Value	60+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value
1	10/31/2015	$1,754,822	46	0.15%	$30,093	1	0.00%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$30,093	0.00%
2	11/30/2015	$2,212,953	55	0.19%	$237,758	7	0.02%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$237,758	0.02%
3	12/31/2015	$2,787,319	75	0.25%	$611,881	15	0.05%	$57,835	2	0.01%	$0	0	0.00%	$0	0	0.00%	$669,715	0.06%
4	1/31/2016	$2,627,182	69	0.24%	$818,257	19	0.07%	$178,517	6	0.02%	$58,060	2	0.01%	$0	0	0.00%	$1,054,833	0.09%
5	2/29/2016	$2,442,962	58	0.22%	$536,744	11	0.05%	$83,958	3	0.01%	$0	0	0.00%	$0	0	0.00%	$620,702	0.06%
6	3/31/2016	$2,072,281	59	0.19%	$481,695	9	0.04%	$94,364	2	0.01%	$0	0	0.00%	$0	0	0.00%	$576,060	0.05%
7	4/30/2016	$2,568,412	70	0.24%	$475,812	12	0.05%	$77,203	2	0.01%	$39,999	1	0.00%	$0	0	0.00%	$593,013	0.06%
8	5/31/2016	$2,485,582	76	0.24%	$404,070	11	0.04%	$210,550	6	0.02%	$0	0	0.00%	$0	0	0.00%	$614,620	0.06%
9	6/30/2016	$2,669,173	78	0.26%	$356,767	11	0.04%	$89,070	2	0.01%	$166,892	4	0.02%	$0	0	0.00%	$612,729	0.06%
10	7/31/2016	$3,082,607	91	0.31%	$632,278	18	0.06%	$163,506	5	0.02%	$55,209	1	0.01%	$0	0	0.00%	$850,993	0.09%
11	8/31/2016	$2,672,338	80	0.28%	$618,463	18	0.06%	$108,953	2	0.01%	$110,450	3	0.01%	$54,445	1	0.01%	$892,312	0.09%
12	9/30/2016	$2,260,093	72	0.24%	$702,390	21	0.08%	$259,580	6	0.03%	$36,372	1	0.00%	$53,676	1	0.01%	$1,052,018	0.11%
13	10/31/2016	$2,877,798	88	0.32%	$700,667	21	0.08%	$250,623	7	0.03%	$140,060	3	0.02%	$0	0	0.00%	$1,091,350	0.12%
14	11/30/2016	$2,795,511	88	0.32%	$789,568	25	0.09%	$212,776	6	0.02%	$118,878	3	0.01%	$96,763	2	0.01%	$1,217,985	0.14%
15	12/31/2016	$3,329,169	106	0.40%	$885,132	26	0.11%	$261,113	8	0.03%	$89,374	3	0.01%	$96,084	2	0.01%	$1,331,703	0.16%

Month	Date	End of Period Aggregate Securitization Value ($)	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)
1	10/31/2015	$1,166,199,136	$(15,930)	0.00%	$2,250,213	0.19%	$5,100,862
2	11/30/2015	$1,149,131,719	$(18,756)	0.00%	$3,476,450	0.29%	$2,732,268
3	12/31/2015	$1,130,053,651	$(41,107)	0.00%	$5,031,388	0.42%	$3,507,471
4	1/31/2016	$1,112,307,841	$(53,263)	0.00%	$6,248,022	0.52%	$3,122,089
5	2/29/2016	$1,093,488,871	$(99,309)	-0.01%	$7,357,411	0.61%	$3,125,128
6	3/31/2016	$1,074,003,398	$(137,592)	-0.01%	$8,557,824	0.71%	$3,755,803
7	4/30/2016	$1,053,200,942	$(214,981)	-0.02%	$9,643,893	0.80%	$3,807,232
8	5/31/2016	$1,032,227,159	$(248,169)	-0.02%	$9,890,222	0.82%	$2,884,413
9	6/30/2016	$1,010,578,474	$(259,236)	-0.02%	$11,096,075	0.92%	$4,239,753
10	7/31/2016	$985,536,677	$(263,763)	-0.02%	$11,899,839	0.99%	$4,350,716
11	8/31/2016	$957,744,619	$(319,298)	-0.03%	$13,147,831	1.09%	$4,113,506
12	9/30/2016	$927,367,519	$(335,082)	-0.03%	$14,677,348	1.22%	$4,444,891
13	10/31/2016	$895,943,657	$(425,996)	-0.04%	$15,275,224	1.27%	$5,052,264
14	11/30/2016	$862,759,781	$(460,981)	-0.04%	$15,838,079	1.32%	$3,330,116
15	12/31/2016	$824,572,506	$(637,423)	-0.05%	$16,451,509	1.37%	$3,577,903

Ap-A-15

BMW Vehicle Lease Trust 2016-1
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	February 17, 2016	Original Number of Monthly Payments
Cutoff Date	December 31, 2015	Weighted Average Original Number of Monthly Payments*	36
Number of Receivables	32,198	Maximum Number of Monthly Payments	36
Aggregate Securitization Value	$1,201,923,081	Minimum Number of Monthly Payments	24
Aggregate ALG Residual Value	$900,104,179
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	74.89%

		Remaining Number of Payments
		Weighted Average Remaining Number of Payments*	24
Securitization Value of Receivables		Maximum Remaining Number of Payments	35
Average Securitization Value	$37,329	Minimum Remaining Number of Payments	6
Highest Securitization Value	$138,788	Composition of Top 5 States
Lowest Securitization Value	$17,423	California	15.49%
		Florida	13.99%
ALG Residual Value		New Jersey	12.60%
Average Residual Value	$27,955	New York	10.84%
Highest Residual Value	$69,980	Pennsylvania	4.27%
Lowest Residual Value	$13,182
		Weighted Average FICO	778
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.

Ap-A-16

Month	Date	31-60 Days Delinquent ($)	Number of Leases 31-60 Days Delinquent	% by $ of Ending Aggregate Securitization Value	61-90 Days Delinquent ($)	Number of Leases 61-90 Days Delinquent	% by $ of Ending Aggregate Securitization Value	91-120 Days Delinquent ($)	Number of Leases 91-120 Days Delinquent	% by $ of Ending Aggregate Securitization Value	121-150 Days Delinquent ($)	Number of Leases 121-150 Days Delinquent	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	Number of Leases 151+ Days Delinquent	% by $ of Ending Aggregate Securitization Value	60+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value
1	2/29/2016	$1,353,824	31	0.12%	$305,718	7	0.03%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$305,718	0.03%
2	3/31/2016	$1,767,114	45	0.15%	$203,330	4	0.02%	$156,235	3	0.01%	$0	0	0.00%	$0	0	0.00%	$359,565	0.03%
3	4/30/2016	$1,788,642	44	0.16%	$257,387	7	0.02%	$111,349	2	0.01%	$88,015	2	0.01%	$0	0	0.00%	$456,750	0.04%
4	5/31/2016	$2,061,804	56	0.18%	$638,588	13	0.06%	$40,597	1	0.00%	$91,430	2	0.01%	$0	0	0.00%	$770,615	0.07%
5	6/30/2016	$2,348,354	62	0.21%	$413,238	11	0.04%	$134,881	3	0.01%	$0	0	0.00%	$0	0	0.00%	$548,119	0.05%
6	7/31/2016	$2,241,043	65	0.21%	$746,836	19	0.07%	$175,290	5	0.02%	$105,078	2	0.01%	$0	0	0.00%	$1,027,204	0.10%
7	8/31/2016	$1,828,901	53	0.17%	$617,315	17	0.06%	$131,429	4	0.01%	$28,457	1	0.00%	$103,499	2	0.01%	$880,700	0.08%
8	9/30/2016	$2,265,377	66	0.22%	$547,487	14	0.05%	$197,674	5	0.02%	$0	0	0.00%	$69,958	1	0.01%	$815,119	0.08%
9	10/31/2016	$3,224,857	90	0.33%	$315,191	9	0.03%	$63,477	2	0.01%	$55,059	2	0.01%	$68,891	1	0.01%	$502,618	0.05%
10	11/30/2016	$2,979,374	90	0.31%	$728,492	19	0.08%	$49,158	2	0.01%	$26,762	1	0.00%	$0	0	0.00%	$804,411	0.08%
11	12/31/2016	$3,043,238	90	0.33%	$861,319	27	0.09%	$171,604	4	0.02%	$22,640	1	0.00%	$0	0	0.00%	$1,055,564	0.11%

Month	Date	End of Period Aggregate Securitization Value ($)	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)
1	2/29/2016	$1,168,243,727	$4,900	0.00%	$1,762,430	0.15%	$4,572,874
2	3/31/2016	$1,151,664,168	$6,350	0.00%	$2,481,121	0.21%	$2,379,967
3	4/30/2016	$1,133,129,321	$(10,560)	0.00%	$3,725,991	0.31%	$3,822,037
4	5/31/2016	$1,114,959,314	$(15,184)	0.00%	$3,885,123	0.32%	$2,812,383
5	6/30/2016	$1,094,972,643	$(13,136)	0.00%	$5,057,910	0.42%	$3,455,866
6	7/31/2016	$1,072,369,875	$(52,820)	0.00%	$6,069,252	0.50%	$3,601,288
7	8/31/2016	$1,046,219,184	$(109,276)	-0.01%	$7,472,403	0.62%	$4,052,976
8	9/30/2016	$1,020,163,619	$(124,036)	-0.01%	$8,862,736	0.74%	$3,937,133
9	10/31/2016	$992,100,531	$(131,784)	-0.01%	$9,535,769	0.79%	$4,088,871
10	11/30/2016	$962,663,179	$(196,808)	-0.02%	$10,321,564	0.86%	$2,990,560
11	12/31/2016	$927,504,940	$(268,393)	-0.02%	$11,145,671	0.93%	$3,258,108

Ap-A-17

BMW Vehicle Lease Trust 2016-2
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool Receivables

Closing Date	October 13, 2016	Original Number of Monthly Payments
Cutoff Date	August 31, 2016	Weighted Average Original Number of Monthly Payments*	36
Number of Receivables	31,487	Maximum Number of Monthly Payments	36
Aggregate Securitization Value	$1,189,061,632	Minimum Number of Monthly Payments	24
Aggregate ALG Residual Value	$874,400,752
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	73.54%

		Remaining Number of Payments
		Weighted Average Remaining Number of Payments*	25
Securitization Value of Receivables		Maximum Remaining Number of Payments	34
Average Securitization Value	$37,764	Minimum Remaining Number of Payments	7
Highest Securitization Value	$123,810	Composition of Top 5 States
Lowest Securitization Value	$16,164	California	15.49%
		Florida	14.39%
ALG Residual Value		New Jersey	12.86%
Average Residual Value	$27,770	New York	10.28%
Highest Residual Value	$67,048	Pennsylvania	3.89%
Lowest Residual Value	$12,081
		Weighted Average FICO	778
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.

Ap-A-18

Month	Date	31-60 Days Delinquent ($)	Number of Leases 31-60 Days Delinquent	% by $ of Ending Aggregate Securitization Value	61-90 Days Delinquent ($)	Number of Leases 61-90 Days Delinquent	% by $ of Ending Aggregate Securitization Value	91-120 Days Delinquent ($)	Number of Leases 91-120 Days Delinquent	% by $ of Ending Aggregate Securitization Value	121-150 Days Delinquent ($)	Number of Leases 121-150 Days Delinquent	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	Number of Leases 151+ Days Delinquent	% by $ of Ending Aggregate Securitization Value	60+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value
1	10/31/2016	$1,911,583	47	0.17%	$203,109	6	0.02%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$203,109	0.02%
2	11/30/2016	$1,956,139	54	0.17%	$72,731	2	0.01%	$27,350	1	0.00%	$0	0	0.00%	$0	0	0.00%	$100,081	0.01%
3	12/31/2016	$2,983,324	80	0.27%	$277,367	6	0.02%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$277,367	0.02%

Month	Date	End of Period Aggregate Securitization Value ($)	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)
1	10/31/2016	$1,153,954,755	$(7,155)	0.00%	$1,811,819	0.15%	$4,580,352
2	11/30/2016	$1,136,304,095	$(12,588)	0.00%	$2,837,559	0.24%	$2,819,815
3	12/31/2016	$1,117,279,348	$(36,700)	0.00%	$4,332,884	0.36%	$3,761,344

Ap-A-19

Cumulative Net Loss Information.  The graph below shows cumulative net credit losses, as a percentage of the aggregate securitization value of the leases in the related pool as of the end of each monthly period, for each of the Sponsor’s lease securitizations since 2012.

Cumulative Net Losses as a % of Aggregate Securitization Value
0.10%
0.09%
0.08%
0.07%
0.06%
0.05%
0.04%
0.03%
0.02%
0.01%
0.00%
-0.01%
1
3
5
7
9
11
13
15
17
19
21
23
25
27
29
Months Oustanding
BMWLT 2012-1
BMWLT 2013-1
BMWLT 2014-1
BMWLT 2015-1
BMWLT 2015-2
BMWLT 2016-1
BMWLT 2016-2

Ap-A-20

Delinquency Information.  The graph below shows the aggregate securitization value of 60 or more days delinquent leases as a percentage of the aggregate securitization value of the leases in the related pool as of the end of each monthly period, for each of the Sponsor’s lease securitizations since 2012.

60+ Days Delinquent as a % of Ending Period Balance
0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
1
3
5
7
9
11
13
15
17
19
21
23
25
27
29
Months Outstanding
BMWLT 2012-1
BMWLT 2013-1
BMWLT 2014-1
BMWLT 2015-1
BMWLT 2015-2
BMWLT 2016-1
BMWLT 2016-2

Ap-A-21

Monthly Prepayment Information.  The graph below shows the amount of monthly prepayments for each of the Sponsor’s lease securitizations since 2012.

Monthly Prepayments
Millions
$14
$12
$10
$8
$6
$4
$2
$0
1
3
5
7
9
11
13
15
17
19
21
23
25
27
Months Outstanding
BMWLT 2012-1
BMWLT 2013-1
BMWLT 2014-1
BMWLT 2015-1
BMWLT 2015-2
BMWLT 2016-1
BMWLT 2016-2

Ap-A-22

Appendix B

Assumed Cashflows

Modeling Assumption: The cashflow schedules appearing in the immediately following table were generated assuming (i) that the User-Lessees make their remaining Monthly Payments starting in February 2017 and every month thereafter until all scheduled Monthly Payments are made and (ii) that the ALG Residual Value of the Specified Vehicles is due the month following the last related Monthly Payment.

Period	Beginning Aggregate Securitization Value ($)	Beginning Discounted Present Value of Monthly Payments ($)	Beginning Discounted Present Value of ALG Residual Values ($)	Monthly Payment ($)	ALG Residual Value ($)
February 2017	1,168,236,489.16	457,871,308.11	710,365,181.05	19,590,720.59	0.00
March 2017	1,156,190,715.69	441,237,715.89	714,952,999.80	19,793,587.42	0.00
April 2017	1,143,864,279.09	424,293,830.58	719,570,448.51	19,897,891.86	0.00
May 2017	1,131,353,928.67	407,136,210.12	724,217,718.55	19,923,045.41	0.00
June 2017	1,118,737,627.51	389,842,625.00	728,895,002.51	19,935,771.40	0.00
July 2017	1,106,027,118.92	372,424,624.68	733,602,494.24	19,942,395.72	0.00
August 2017	1,093,227,896.12	354,887,507.29	738,340,388.83	19,714,670.88	9,793,083.67
September 2017	1,070,780,651.66	337,464,852.69	733,315,798.96	19,448,502.91	11,358,684.00
October 2017	1,046,889,001.85	320,195,843.24	726,693,158.60	19,173,874.65	11,288,849.05
November 2017	1,023,187,513.80	303,089,931.51	720,097,582.29	18,951,647.99	9,326,569.85
December 2017	1,001,517,458.29	286,095,769.23	715,421,689.06	18,683,591.15	11,683,106.35
January 2018	977,618,969.46	269,259,908.28	708,359,061.18	18,518,824.19	7,024,610.83
February 2018	958,389,397.47	252,480,081.13	705,909,316.33	18,323,938.89	8,167,613.40
March 2018	938,087,515.98	235,786,768.01	702,300,747.97	17,893,740.56	18,515,678.40
April 2018	907,736,650.25	219,415,840.65	688,320,809.60	17,553,033.07	14,415,183.00
May 2018	881,630,970.16	203,279,890.30	678,351,079.86	17,139,921.94	18,003,342.50
June 2018	852,181,641.24	187,452,838.13	664,728,803.11	16,694,986.06	19,513,409.61
July 2018	821,476,986.23	171,968,503.86	649,508,482.37	16,261,162.43	19,236,377.11
August 2018	791,284,885.18	156,817,988.60	634,466,896.57	15,703,857.99	25,136,745.13
September 2018	755,554,713.76	142,126,929.62	613,427,784.15	15,328,845.31	16,118,085.60
October 2018	728,987,456.34	127,716,002.46	601,271,453.88	14,962,881.21	15,372,973.90
November 2018	703,359,693.63	113,577,967.72	589,781,725.91	14,516,251.25	19,123,206.45
December 2018	674,262,809.62	99,795,253.76	574,467,555.87	13,716,334.86	34,149,307.90
January 2019	630,751,822.32	86,723,441.77	544,028,380.56	13,094,010.56	25,244,761.45
February 2019	596,486,696.46	74,189,530.90	522,297,165.56	12,411,142.21	27,518,407.30
March 2019	560,409,496.62	62,257,539.13	498,151,957.49	11,548,874.01	37,814,338.21
April 2019	514,665,634.63	51,110,753.72	463,554,880.91	10,667,302.42	38,540,965.03
May 2019	468,781,287.42	40,773,549.15	428,007,738.27	9,758,447.36	38,690,223.48
June 2019	423,360,199.52	31,278,437.44	392,081,762.09	8,835,969.13	38,742,093.30
July 2019	378,516,374.63	22,644,480.26	355,871,894.37	7,475,416.73	57,531,788.30
August 2019	315,953,789.87	15,315,313.41	300,638,476.46	6,034,879.16	61,367,595.39
September 2019	250,591,884.67	9,379,348.81	241,212,535.86	4,692,084.55	55,746,042.65
October 2019	191,772,192.70	4,747,841.37	187,024,351.33	3,291,778.04	57,080,274.35
November 2019	132,638,695.98	1,486,727.67	131,151,968.31	1,496,329.68	71,744,922.60
December 2019	60,254,094.75	0.00	60,254,094.75	0.00	60,643,245.10
January 2020	0.00	0.00	0.00	0.00	0.00

Ap-B-1

Annex A

 Global Clearance, Settlement and Tax Documentation Procedures

Except in specified circumstances, the globally offered Notes (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through The Depository Trust Company (“DTC”), Clearstream Banking, societe anonyme (“Clearstream, Luxembourg”) or the Euroclear System (“Euroclear”).  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and asset-backed securities issues.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg and Euroclear (in that capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practice.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Depositor and Clearstream, Luxembourg or Euroclear Participants.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, Clearstream Bank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost-of-funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Depositor and DTC Purchaser.  Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant.  The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases, Clearstream, Luxembourg or Euroclear will instruct the relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the fast day of the following month.  The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

1.
borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

2.
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

3.
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Material U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined in this prospectus), unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (IRS Form W-8BEN and IRS Form W-8BEN-E).  Beneficial owners of Global Securities that are individual Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or applicable successor Form.  Non-individual beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed IRS Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)).

Exemption for Non-U.S. Persons with effectively connected income (IRS Form W-8ECI).  A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing IRS Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (IRS Form W-8BEN and IRS Form W-8BEN-E). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (claiming treaty benefits), or applicable successor form.  IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, may be filed by the Note owners or an agent with legal authority to act on behalf of the Note owners.

Exemption for U.S. Persons (IRS Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing IRS Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.  The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency.  A IRS Form W-8ECI, IRS Form W-8BEN and IRS Form W-8BEN-E generally remains in effect for a period beginning on the date the form is signed and ending on the last day of the third succeeding year, absent a change in circumstances causing any information on the form to be incorrect.  However, under certain conditions a IRS Form W-8BEN or Form W-8-BEN-E will remain in effect indefinitely until a change in circumstances occurs.  If the information shown on IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E changes, a new form must be filed within 30 days of the change.

As used in the foregoing discussion, the term “Non-U.S. Person” means any person who is not a U.S. Person (as defined in this prospectus).

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities.  It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

BMW Auto Leasing LLC Depositor	BMW Vehicle Lease Trust 2017-1 Issuing Entity
PROSPECTUS

BMW Financial
 Services NA, LLC
Sponsor, Servicer and Administrator

Until June __, 2017 (90 days after the date of this prospectus), all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
Underwriters Barclays Citigroup Credit Agricole Securities Co-Managers BNP PARIBAS MUFG
March __, 2017